    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1996
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           CITY NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                             6712                    95-2568550
  (State or Other Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)       Identification
                                                                           Number)

                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                           --------------------------

                         RICHARD H. SHEEHAN, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                           --------------------------

                                   COPIES TO:

     WILLIAM L. CATHEY, JR., ESQ.                 JAMES R. WALTHER, ESQ.
        JUDITH T. KITANO, ESQ.                     MAYER, BROWN & PLATT
        MUNGER, TOLLES & OLSON                    350 SOUTH GRAND AVENUE
        355 SOUTH GRAND AVENUE              LOS ANGELES, CALIFORNIA 90071-1503
  LOS ANGELES, CALIFORNIA 90071-1560                  (213) 229-9500
            (213) 683-9100

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED(1)        PER UNIT       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $1.00 par value.........      1,744,125              N/A             $27,098,537            $8,211

(1) This Registration Statement relates to shares of Common Stock of the Registrant issuable to shareholders of Riverside National Bank in the proposed merger of Riverside National Bank with and into Registrant's wholly owned subsidiary, City National Bank. The amount to be registered is based on the maximum number of such shoes expected to be issued in such merger, including shares to provide for contingencies.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended. Pursuant to Rule 457(f), the maximum aggregate offering price is the product of the estimated maximum number of shares of Riverside National Bank to be acquired in the merger (2,583,889) times the average of the bid and asked price of the Riverside National Bank Common Stock on November 27, 1996 ($17.6875), less a minimum assumed amount of cash to be paid for shares of Riverside National Bank ($18,604,000).
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            RIVERSIDE NATIONAL BANK
                              3484 CENTRAL AVENUE
                          RIVERSIDE, CALIFORNIA 92506

                                December _, 1996

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Riverside National Bank to be held at 10:00 a.m. Pacific Standard Time on Friday, January 17, 1997, at the Mission Inn, 3649 Mission Inn Avenue, Riverside, California.

    The purpose of the Special Meeting is to vote on an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Riverside will be merged (the "Merger") into City National Bank, which is a wholly owned subsidiary of City National Corporation ("CNC"). In the Merger, Riverside stockholders will have the right, at their election, to receive $18.00 per share in cash, or shares of CNC common stock, or a combination of the two, for their shares of Riverside common stock, subject to the allocation procedures, adjustments and limitations described in the attached Proxy Statement/Prospectus.

    The actual amount of CNC common stock that will be issued to Riverside shareholders who elect to receive CNC common stock for their Riverside shares, and the initial aggregate market value of those CNC shares, will be determined through a formula that will be based on the average per share closing price of CNC common stock as reported on the New York Stock Exchange for the twenty trading days ending on the third trading day immediately prior to the effective date of the Merger. A description of this formula, which is subject to adjustments and limitations that may result in the CNC common stock that is issued in exchange for a Riverside share having an initial market value that is greater or less than $18.00, together with other important information, is contained in the accompanying Proxy Statement/Prospectus.

    THE BOARD OF DIRECTORS OF RIVERSIDE NATIONAL BANK HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT THAT WILL BE PRESENTED AT THE SPECIAL MEETING.

    Approval of the Merger will require the affirmative vote of two-thirds of all outstanding shares of Riverside common stock. An abstention or failure to vote will have the same effect as a vote against the Merger. It is therefore important that your shares be represented at the Special Meeting, whether or not you currently plan to attend the Special Meeting in person.

    Please complete, date, sign and promptly return your proxy card in the enclosed envelope. Returning your proxy card now will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you become unable to attend.

    Please vote today.

                                          James Robinson
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

 IMPORTANT: IF YOUR SHARES OF RIVERSIDE COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY IT CAN VOTE YOUR SHARES. TO ENSURE THAT YOUR SHARES ARE VOTED, FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THIS PROXY STATEMENT/PROSPECTUS OR TELEPHONE THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY TO OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY ON YOUR BEHALF. IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR SHARES, PLEASE TELEPHONE CORPORATE INVESTOR
 COMMUNICATIONS, INC. AT       .

                            RIVERSIDE NATIONAL BANK
                              3484 CENTRAL AVENUE
                          RIVERSIDE, CALIFORNIA 92506

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 17, 1997

                             ---------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Riverside National Bank will be held at the Mission Inn, located at 3649 Mission Inn Avenue, Riverside, California, on Friday, January 17, 1997, at 10:00 a.m., Pacific Standard Time.

    The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 15, 1996 (the "Merger Agreement"), by and among City National Corporation ("CNC") and City National Bank, on the one hand, and Riverside, on the other, pursuant to which Riverside is to be merged with and into City National, as more completely described in the enclosed Proxy Statement/Prospectus.

    The Board of Directors has selected December 12, 1996 as the record date for the Special Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

                                          By Order of the Board of Directors
                                          Emanuel King
                                          CORPORATE SECRETARY

Riverside, California
December   , 1996

                    SUBJECT TO COMPLETION, DECEMBER   , 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                PROXY STATEMENT
                            RIVERSIDE NATIONAL BANK
                         SPECIAL MEETING TO BE HELD ON
                                JANUARY 17, 1997
                            ------------------------

                                   PROSPECTUS
                           CITY NATIONAL CORPORATION
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

    This Proxy Statement/Prospectus is being furnished to the holders of common stock, $1.25 par value ("Riverside Stock"), of Riverside National Bank, a national banking association ("Riverside"), in connection with the solicitation of proxies by the Board of Directors of Riverside for use at the special meeting of Riverside's shareholders to be held at the Mission Inn, 3649 Mission Inn Avenue, Riverside, California, on Friday, January 17, 1997, at 10:00 a.m., Pacific Standard Time, and at any adjournments thereof (the "Special Meeting").

    At the Special Meeting, Riverside shareholders will be asked to consider and vote upon a proposal to approve that certain Agreement and Plan of Merger, dated as of October 15, 1996 (the "Merger Agreement"), by and between City National Corporation, a Delaware corporation ("CNC"), City National Bank, a national banking association ("City National"), and Riverside pursuant to which Riverside will merge with and into City National (the "Merger"). See "THE MERGER." Upon consummation of the Merger, each outstanding share of Riverside Stock (except for shares held by Riverside shareholders properly exercising dissenters' rights, shares held by CNC or its subsidiaries (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), or shares held by Riverside as treasury stock) will be converted into the right to receive (1) $18.00 in cash; (2) shares of common stock of CNC, par value $1.00 per share ("CNC Stock") calculated as described in this Proxy Statement/Prospectus; or (3) a combination of cash and CNC Stock calculated as described in this Proxy Statement/Prospectus. See "THE MERGER--Consideration Payable Upon Consummation of the Merger--Election and Proration Procedures."

    This Proxy Statement/Prospectus also constitutes a prospectus of CNC in respect of up to 1,744,125 shares of CNC Stock to be issued upon consummation of the Merger pursuant to the Merger Agreement.

    The outstanding shares of CNC Stock are listed on the New York Stock Exchange ("NYSE"). The last reported sale price of CNC Stock on the NYSE
Composite Transactions Tape on December   , 1996 was $      per share.

    This Proxy Statement/Prospectus and the accompanying proxy card are first
being mailed to shareholders of Riverside on or about December   , 1996.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
              STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE SHARES OF CNC STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
       OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                           OTHER GOVERNMENTAL AGENCY.
                            ------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER   , 1996.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Proxy Statement/Prospectus and the documents incorporated herein by reference may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of CNC and/or Riverside to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Specifically, CNC and Riverside caution readers that the following important factors could affect CNC's and/or Riverside's respective businesses and cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, CNC or Riverside in this Proxy Statement/Prospectus:

        (1) Economic Conditions. CNC's and Riverside's respective results are strongly influenced by general economic conditions in their respective market areas. Accordingly, a deterioration in these conditions could have a material adverse impact on the quality of City National's or Riverside's loan portfolio and the demand for their products and services. In particular, changes in economic conditions in the real estate and, with respect to CNC only, entertainment industries may affect their performance.

        (2) Interest Rates. CNC anticipates that interest rate levels will remain generally constant in 1997, but if interest rates vary substantially from present levels, CNC's and/or Riverside's results may differ materially from the results currently anticipated.

        (3) Government Regulation and Monetary Policy. All forward-looking statements presume a continuation of the existing regulatory environment and United States government monetary policies. The banking industry is subject to extensive federal and state regulations, and significant new laws or changes in, or repeals of, existing laws may cause results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for City National and Riverside, primarily through open market operations in United States government securities, the discount rate for member bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on CNC's and/or Riverside's results.

        (4) Competition. CNC and Riverside compete with numerous other domestic and foreign financial institutions and non-depository financial intermediaries. Results of CNC and/or Riverside may differ if circumstances affecting the nature or level of competition change, such as the merger of competing financial institutions or the acquisition of California institutions by out-of-state companies.

        (5) Credit Quality. A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. City National and Riverside have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that their respective managements believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying City National's and Riverside's respective credit portfolios, but such policies and procedures may not prevent unexpected losses that could materially adversely affect CNC's and/or Riverside's results.

        (6) Other Risks. From time to time, CNC and Riverside detail other risks with respect to their respective businesses and/or their financial results in their respective filings with the Securities and Exchange Commission (the "SEC") and the Office of the Comptroller of the Currency (the "OCC"), respectively.

    While management of CNC and Riverside believe that their respective assumptions regarding these and other factors on which forward-looking statements are based are reasonable, such assumptions are necessarily speculative in nature, and actual outcomes can be expected to differ to some degree. Consequently, there can be no assurance that the results described in such forward-looking statements will, in fact, be achieved.

                             AVAILABLE INFORMATION

    CNC and Riverside are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with, in the case of CNC, the SEC, and, in the case of Riverside, the OCC. Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048, and such information filed with the OCC can be inspected and copied at 250 E Street, S.W., Washington, D.C. 20219. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or from the OCC at 250 E Street, S.W., Washington, D.C. 20219, in each case at prescribed rates. The SEC maintains a website at http:\\www.sec.gov that contains such reports, proxy statements and other information concerning CNC. The CNC Stock is listed on the NYSE, and such reports, proxy statements and other information concerning CNC are also available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    This Proxy Statement/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by CNC with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of CNC Stock to be issued in the Merger. This Proxy Statement/Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to CNC and the securities offered hereby. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained upon payment of the prescribed fees, or inspected at the offices of the SEC and the NYSE indicated above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the SEC by CNC are hereby incorporated by reference in this Proxy Statement/Prospectus and made a part hereof: (1) Current Reports on Form 8-K, filed January 13, 1996, March 16, 1996 and September 27, 1996; (2) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (3) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and (4) Registration Statement on Form 8-A dated April 16, 1990.

    The following documents filed with the OCC by Riverside are hereby incorporated by reference in this Proxy Statement/Prospectus and made a part hereof: (1) Riverside's Current Reports on Form 8-K, dated January 17, 1996, April 17, 1996, July 17, 1996 and October 15, 1996; (2) Riverside's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; and (3) Riverside's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996. Each of such documents is included either as an Appendix to this Proxy Statement/Prospectus or as an exhibit to the Registration Statement. This Proxy Statement/Prospectus is accompanied by copies of Riverside's Annual Report on Form 10-KSB, and portions of its Annual Report to Shareholders, for the year ended December 31, 1995 which are attached hereto as Appendix F and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 which is attached hereto as Appendix G.

    All documents filed by CNC or Riverside pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Proxy Statement/Prospectus and a part hereof from the date of filing of such documents. CNC and Riverside have undertaken that each such document filed pursuant to the Exchange Act by Riverside shall be filed by CNC pursuant to a Form 8-K or other appropriate filing for purposes of such incorporation by reference into this Proxy Statement/Prospectus. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS RELATING TO CNC, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE, WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, FROM JAMES A. DUNNIGAN, CITY NATIONAL CORPORATION, 400 NORTH ROXBURY DRIVE, BEVERLY HILLS, CALIFORNIA 90210, TELEPHONE (310) 888-6636. COPIES OF SUCH DOCUMENTS RELATING TO RIVERSIDE, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE, WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EMANUEL KING, CORPORATE SECRETARY, RIVERSIDE NATIONAL BANK, 3484 CENTRAL AVENUE, RIVERSIDE, CALIFORNIA 92506, TELEPHONE (909) 276-8800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 10, 1997.

                            ------------------------

    All information contained in this Proxy Statement/Prospectus with respect to CNC and City National and its subsidiaries has been supplied by CNC, and all information with respect to Riverside has been supplied by Riverside.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CNC OR RIVERSIDE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY OTHER THAN THE CNC STOCK TO WHICH IT RELATES.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................    2
AVAILABLE INFORMATION.....................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    3
TABLE OF CONTENTS.........................................................    5
INDEX OF CERTAIN DEFINED TERMS............................................    7
SUMMARY...................................................................    9
    Parties to the Merger.................................................    9
    Special Meeting of Shareholders.......................................    9
    Vote Required; Record Date............................................    9
    Consideration Payable Upon Consummation of the Merger.................   10
    Effect of the Merger..................................................   10
    Reasons for the Merger; Recommendation of Board of Directors..........   10
    Opinion of Financial Advisor..........................................   11
    Effective Time........................................................   11
    Conditions; Regulatory Approvals......................................   11
    Conduct of Business Pending the Merger................................   11
    Termination of the Merger Agreement...................................   12
    Interests of Certain Persons in the Merger............................   12
    Certain Federal Income Tax Considerations.............................   13
    Accounting Treatment..................................................   13
    Shareholders' Agreement...............................................   13
    Stock Option Agreement................................................   13
    Dissenters' Rights....................................................   14
    Certain Differences in Shareholders' Rights...........................   14
    Markets and Market Prices.............................................   14
    Selected Consolidated Financial Data..................................   14
    Selected Pro Forma Condensed Combined Financial Information...........   19
    Comparative Per Share Data (Unaudited)................................   22
THE MERGER................................................................   24
    Parties to the Merger.................................................   24
    Background of and Reasons for the Merger..............................   25
    Recommendation of the Riverside Board of Directors....................   27
    Opinion of Financial Advisor..........................................   29
    Effect of the Merger..................................................   33
    Consideration Payable Upon Consummation of the Merger.................   33
    Effective Time........................................................   36
    Surrender of Riverside Stock Certificates.............................   36
    Conditions to Consummation of the Merger..............................   37
    Regulatory Approvals..................................................   39
    Conduct of Business Pending the Merger................................   39
    No Solicitation.......................................................   40
    Amendment and Termination.............................................   41
    Interests of Certain Persons in the Merger............................   42
    Certain Federal Income Tax Considerations.............................   44
    Accounting Treatment..................................................   49
    Expenses..............................................................   49
MARKETS AND MARKET PRICES.................................................   50

                                                                            PAGE
                                                                            ----
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND RIVERSIDE'S MANAGEMENT.....   51
CERTAIN RELATED TRANSACTIONS..............................................   52
    Shareholders' Agreement...............................................   52
    Stock Option Agreement................................................   52
    Resale of CNC Stock...................................................   54
VOTING AND RELATED MATTERS AT THE SPECIAL MEETING.........................   55
DISSENTERS' RIGHTS........................................................   56
    Appraisal Rights of Dissenting Shareholders...........................   56
DESCRIPTION OF CAPITAL STOCK..............................................   57
    Common Stock..........................................................   57
    Preferred Stock.......................................................   58
    Section 203 of the Delaware General Corporation Law...................   58
    Charter and Bylaw Provisions..........................................   59
    Limitation on Director's Liability....................................   60
COMPARISON OF RIGHTS OF HOLDERS OF RIVERSIDE STOCK AND CNC STOCK..........   60
    Payment of Dividends..................................................   61
    Special Meetings of Stockholders......................................   61
    Number of Directors...................................................   61
    Rights of Stockholders to Dissent.....................................   61
    Indemnification.......................................................   62
    Certain Voting Rights with Respect to Mergers.........................   62
    Cumulative Voting.....................................................   63
    Preemptive Rights.....................................................   63
    Filling Vacancies on the Board of Directors...........................   63
    Shareholder Action by Written Consent.................................   63
    Amendment of Certificate of Incorporation and Articles of
     Association..........................................................   63
    Amendment of Bylaws...................................................   64
    Classification of Board of Directors..................................   64
    Qualification of Directors............................................   64
VALIDITY OF CNC STOCK.....................................................   64
EXPERTS...................................................................   64
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION........................   65

APPENDIX A  MERGER AGREEMENT
APPENDIX B  SHAREHOLDERS' AGREEMENT
APPENDIX C  STOCK OPTION AGREEMENT
APPENDIX D  SECTION 215a
APPENDIX E  FAIRNESS OPINION OF ALEX. BROWN & SONS INCORPORATED
APPENDIX F  RIVERSIDE NATIONAL BANK'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR
              ENDED DECEMBER 31, 1995 (INCLUDING PORTIONS OF RIVERSIDE'S 1995
              ANNUAL REPORT TO SHAREHOLDERS)
APPENDIX G  RIVERSIDE NATIONAL BANK'S QUARTERLY REPORT ON FORM 10-QSB FOR THE
              QUARTER ENDED SEPTEMBER 30, 1996

                         INDEX OF CERTAIN DEFINED TERMS

                                                                               PAGE
                                                                            ----------
Adjusted Stockholders' Equity.............................................          11
Alex. Brown...............................................................          11
Alex. Brown Opinion.......................................................          29
Applicable Price..........................................................          54
APB No. 16................................................................          71
California Business/Niche Banks...........................................          31
California Independent Banks..............................................          31
Cancelled Shares..........................................................          34
Cash Election.............................................................          34
City National.............................................................           1
CNC.......................................................................           1
CNC Bylaws................................................................          14
CNC Certificate...........................................................          14
CNC Stock.................................................................           1
Code......................................................................          13
Combination Cash Election.................................................          34
Combination Election......................................................          34
Combination Stock Election................................................          34
Comparable Transactions...................................................          32
Determination Period......................................................          10
DGCL......................................................................          57
Dissenting Shares.........................................................          36
Election..................................................................          34
Election Deadline.........................................................          34
Effective Time............................................................          36
Eligible CNC Shares.......................................................          35
Employment Agreement......................................................          43
Engagement Letter.........................................................          33
EPS.......................................................................          31
Exchange Act..............................................................           3
Exchange Agent............................................................          34
Exchange Ratio............................................................   10 and 34
Exercise Event............................................................          53
FDIC......................................................................          62
Final CNC Stock Price.....................................................   10 and 34
GAAP......................................................................          40
High Range................................................................          65
hypothetical redemption of CNC stock......................................          47
Index Price...............................................................          12
Interested Stockholder....................................................          58
Letter of Transmittal.....................................................          34
Low Range.................................................................          65
LTM.......................................................................          31
Mailing Date..............................................................          34
Maximum Stock Amount......................................................          35
Medium Range..............................................................          65
Merger....................................................................           1
Merger Agreement..........................................................           1

                                                                               PAGE
                                                                            ----------
Merger Consideration......................................................          10
Minimum Stock Amount......................................................          35
NYSE......................................................................           1
OCC.......................................................................           2
October 14 Value..........................................................          31
Option....................................................................          42
RAP.......................................................................          40
Record Date...............................................................           9
Registration Statement....................................................           3
Regulatory Approvals......................................................          37
Repurchase Consideration..................................................          54
Repurchase Event..........................................................          54
Restricted Person.........................................................          59
Riverside.................................................................           1
Riverside Stock...........................................................           1
SEC.......................................................................           2
Section 203...............................................................          58
Section 215a..............................................................          14
Securities Act............................................................           3
Selected Transactions.....................................................          31
Service...................................................................          44
Severance Agreement.......................................................          43
Shareholders' Agreement...................................................          52
S&P 500...................................................................          30
Special Meeting...........................................................           1
Spread Value..............................................................          53
Stock Election............................................................          34
Stock Option Agreement....................................................          13
Takeover Proposal.........................................................          41
Tax Counsel...............................................................          13
Termination Event.........................................................          42
Total Consideration.......................................................          36
Undesignated Shares.......................................................          34
Ventura...................................................................           9
Ventura Agreement.........................................................           9
Ventura High Range........................................................          65
Ventura Low Range.........................................................          66
Ventura Medium Range......................................................          66
Ventura Merger............................................................           9

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING CNC, CITY NATIONAL, RIVERSIDE AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN.

    Capitalized terms used but not defined in this Summary have the meanings ascribed to such terms elsewhere in this Proxy Statement/Prospectus. See "INDEX OF CERTAIN DEFINED TERMS."

PARTIES TO THE MERGER

    CNC is a bank holding company incorporated under the laws of Delaware that conducts a commercial banking business through City National, its wholly owned subsidiary. The address of CNC's principal executive offices is 400 North Roxbury Drive, Beverly Hills, California 90210 and its telephone number at that address is (310) 888-6000.

    Riverside is a national banking association that conducts a commercial banking business in Riverside, California. The address of Riverside's principal executive offices is 3484 Central Avenue, Riverside, California 92506 and its telephone number at that address is (909) 276-8800.

    CNC is also a party to an Agreement and Plan of Merger with Ventura County National Bancorp ("Ventura"), dated as of September 15, 1996 (the "Ventura Agreement"), which contemplates the merger of Ventura and CNC and the mergers of certain subsidiaries of Ventura and CNC (the "Ventura Merger"), and the issuance of CNC Stock and/or cash to shareholders of Ventura. Subject to the satisfaction of a number of conditions, including regulatory and Ventura shareholder approval, the Ventura Merger and the Merger are expected to be consummated within several weeks of each other. The Board of Governors of the Federal Reserve System has approved the Ventura Merger. While it is currently expected that the Ventura Merger will be consummated prior to the Merger, there is a possibility that the Merger will be the first of the two transactions to close. As of September 30, 1996, Ventura had total assets of $271.7 million and total deposits of $237.9 million.

    See "THE MERGER--Parties to the Merger."

SPECIAL MEETING OF SHAREHOLDERS

    The Special Meeting will be held at the Mission Inn, 3649 Mission Inn Avenue, Riverside, California, on Friday, January 17, 1997 at 10:00 a.m., Pacific Standard Time. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement. See "THE SPECIAL MEETING."

VOTE REQUIRED; RECORD DATE

    Only Riverside shareholders of record at the close of business on December 12, 1996 (the "Record Date") will be entitled to vote at the Special Meeting. See "THE SPECIAL MEETING--Record Date." The affirmative vote of the holders of at least two-thirds of the outstanding shares of Riverside Stock on that date will be required to approve the Merger. See "THE SPECIAL MEETING--Vote Required."

    As of the Record Date,             shares of Riverside Stock were
outstanding, of which directors and executive officers of Riverside, together
with their affiliates beneficially owned an aggregate of             shares (not
including shares issuable upon exercise of stock options), or approximately
    % of Riverside's outstanding shares as of the Record Date. All of Riverside's directors have agreed to vote their shares in favor of the Merger Agreement and the Merger. See "SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND RIVERSIDE'S MANAGEMENT" and "CERTAIN RELATED AGREEMENTS--Shareholders' Agreement."

CONSIDERATION PAYABLE UPON CONSUMMATION OF THE MERGER

    Holders of Riverside Stock will have the opportunity to indicate their preference for receiving cash, CNC Stock, or a combination of cash and CNC Stock in the Merger. Such elections will be honored to the extent possible, provided that the CNC Stock portion of the aggregate Merger Consideration (as defined below) may not be less than the Minimum Stock Amount (as hereinafter defined) and also may not (unless CNC otherwise agrees) be more than the Maximum Stock Amount (as hereinafter defined). All shares of Riverside Stock not converted into the right to receive CNC Stock will be converted into the right to receive cash.

    By virtue of the Merger, each such share of Riverside Stock will be converted into the right to receive one of the following (the "Merger Consideration"): (1) cash in the amount of $18.00; (2) a share and/or fraction of a share of CNC Stock equal to the quotient (the "Exchange Ratio") of (A) $18.00, divided by (B) the average of the daily closing prices of a share of CNC Stock on the NYSE as reported in the Wall Street Journal for the twenty consecutive trading days ending on the third trading day immediately prior to the Effective Time (the "Final CNC Stock Price" and the "Determination Period"); provided, however, that (x) if the Final CNC Stock Price is between $19.50 and $22.50, the Exchange Ratio will be based upon a Final CNC Stock Price of $19.50 and, accordingly, will be fixed at 0.923, (y) if the Final CNC Stock Price is less than $16.00, the Exchange Ratio will be based upon a Final CNC Stock Price of $16.00 and, accordingly, will be fixed at 1.125 and (z) if the Final CNC Stock Price is more than $22.50, the Exchange Ratio will be determined by dividing $20.77 by the Final CNC Stock Price; or (3) a combination of CNC Stock (at the rate of the Exchange Ratio for a whole share of Riverside Stock) and cash (at the rate of $18.00 for each share of Riverside Stock). The number of shares and/or the fraction of a share of CNC Stock into which each share of Riverside Stock for which an effective "Stock Election" or "Combination Election" (each as hereinafter defined) is made will be converted in the Merger cannot be determined until the Effective Time.

    If the holders of Riverside Stock elect, in the aggregate, to convert their shares of Riverside Stock into a number of shares of CNC Stock that exceeds the Maximum Stock Amount, certain holders of Riverside Stock chosen by random selection will receive a lesser number of shares of CNC Stock and a greater amount of cash than they elected, so that the number of shares of CNC Stock issued to Riverside shareholders is approximately equal to the Maximum Stock Amount. If the holders of Riverside Stock elect, in the aggregate, to convert their shares of Riverside Stock into a number of shares of CNC Stock that is less than the Minimum Stock Amount, certain holders of Riverside Stock chosen by random selection will receive a greater number of shares of CNC Stock and a smaller amount of cash than they elected, so that the number of shares of CNC Stock issued to Riverside shareholders is approximately equal to the Minimum Stock Amount.

    See "THE MERGER--Consideration Payable Upon Consummation of the Merger."

EFFECT OF THE MERGER

    At the Effective Time (see "THE MERGER--Effective Time"), Riverside will merge into City National, with City National being the surviving bank. See "THE MERGER--Effect of the Merger." For information on how Riverside shareholders will be able to exchange certificates representing shares of Riverside Stock for the new certificates representing shares of CNC Stock (and cash in lieu of fractional shares), and/or cash to be issued to them, see "THE MERGER--Surrender of Riverside Stock Certificates."

REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS

    The Riverside Board of Directors has unanimously approved the Merger Agreement as being advisable and in the best interests of Riverside and its shareholders and recommends that the shareholders of Riverside vote for the approval of the Merger Agreement. See "THE MERGER--Background of and

Reasons for the Merger--Recommendation of the Riverside Board of Directors." For information on the interests of certain officers and directors of Riverside in the Merger, see "THE MERGER--Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

    Alex. Brown & Sons Incorporated ("Alex. Brown") has served as financial advisor to Riverside in connection with the Merger, and has rendered to the Riverside Board of Directors its opinion that as of October 14, 1996, the date of the meeting at which the Board of Directors of Riverside approved the Merger Agreement, the consideration to be received by Riverside's shareholders as a result of the Merger was fair, from a financial point of view, to such shareholders. Alex. Brown has also delivered a written confirmation dated
December   , 1996 of its October 14, 1996 written opinion to the Riverside Board of Directors. For additional information, see "THE MERGER--Opinion of Financial Advisor." The opinion of Alex. Brown is attached as Appendix E to this Proxy Statement/Prospectus. Shareholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered and limitations on the reviews undertaken, in connection therewith.

EFFECTIVE TIME

    If the Merger is approved by the shareholders of Riverside, subject to certain conditions described herein, the Effective Time of the Merger (as hereinafter defined) is currently expected to occur in the first quarter of 1997. The Effective Time will occur on the date the certificate of merger is deemed to be effective by the OCC. It is expected that the Effective Time will be at 6:00 p.m. Pacific Time on the first Friday (unless such day is a holiday, in which case it will be the preceding business day) that is both after satisfaction of each of the conditions set forth in Article VII of the Merger Agreement (see "THE MERGER--Conditions to Consummation of the Merger"), and no less than four business days after the occurrence of the Election Deadline (as hereinafter defined).

CONDITIONS; REGULATORY APPROVALS

    Consummation of the Merger is subject to various conditions, including (1) receipt of the shareholder approval solicited hereby; (2) receipt of required regulatory approvals; (3) that at the close of business on the last day of the month preceding the Effective Time, the "Adjusted Stockholders' Equity" of Riverside shall have been not less than an amount equal to Riverside's stockholders equity at September 30, 1996, PLUS $223,000 for each calendar month from September 30, 1996 through the month-end immediately prior to the Effective Time; (4) that at the close of business on the last day of the month preceding the Effective Time, total deposits of Riverside and its subsidiaries shall be not less than 90% of the average of total deposits for Riverside for the month ended August 31, 1996, excluding from such deposits all deposits of title insurance and escrow companies and similar accounts; (5) receipt of certain opinions of counsel regarding, among other matters, certain tax aspects of the Merger; and (6) satisfaction of certain other closing conditions. "Adjusted Stockholders Equity" is defined as the stockholders' equity of Riverside as reflected on the financial statement delivered pursuant to Section 7.2(e) of the Merger Agreement subject to certain adjustments as described in that section.

    The Merger is subject to prior approval by the OCC, and CNC has submitted an application seeking such approval. See "THE MERGER--Conditions to Consummation of the Merger," "--Regulatory Approvals," and "--Conduct of Business Pending the Merger."

CONDUCT OF BUSINESS PENDING THE MERGER

    The Merger Agreement contains certain restrictions on the conduct of Riverside's business and the conduct of CNC's business prior to the Effective Date. The purposes of these restrictions are (1) to ensure that Riverside is in substantially the same condition at the Effective Time as it was in on October 15, 1996,
the date of the Merger Agreement, (2) to ensure that the Effective Time is not unnecessarily delayed and (3) to ensure that CNC does not impair the value of CNC Stock.

    See "THE MERGER--Conduct of Business Pending the Merger."

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by the shareholders of Riverside, (1) by the mutual agreement of Riverside and CNC, (2) by Riverside if both (A) the Final CNC Stock Price is less than $13.50, and (B) the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average "Index Price" (as hereinafter defined) during the "Determination Period" (as hereinafter defined) by the Index Price on October 10, 1996, based on the Standard & Poor's Bank Index, (3) by CNC under certain specified circumstances, or (4) by either CNC or Riverside under certain specified circumstances, including the failure of the Merger to be effective by June 30, 1997, unless such failure is due to the breach of any covenant or obligation contained in the Merger Agreement by the party seeking to terminate. See "THE MERGER--Amendment and Termination."

    Following the Special Meeting, in the event (1) the Final CNC Stock Price is less than $13.50, and (2) the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average "Index Price" (defined as the average closing price of the banks and bank holding companies included in the Standard & Poor's Bank Index) during the Determination Period by the Index Price on October 10, 1996, then the Riverside Board of Directors will have the discretion, without the necessity of a further vote of the Riverside shareholders, to determine whether or not to proceed with the Merger. In exercising such discretion, the Riverside Board of Directors anticipates that it would review current information and consider a variety of factors including those which it considered in making its initial decision to enter into the Merger Agreement. Based thereon, the Board of Directors may determine not to exercise Riverside's right to terminate the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    As of the Record Date, the directors and executive officers of Riverside
beneficially owned             shares of Riverside Stock, not including shares
such persons may acquire through the exercise of vested stock options. All of such shares will be converted into the right to receive cash or CNC Stock or both at the Effective Time in the same manner as will the shares of Riverside Stock held by all other Riverside shareholders. In addition, directors and executive officers of Riverside held as of such date options to purchase 383,800 shares of Riverside Stock, which will be exercised, or will be canceled in exchange for certain cash payments or for substitute options to purchase CNC Stock, in connection with the Merger. Immediately after the Effective Time, former directors and executive officers of Riverside as a group will own less than 1% of the outstanding shares of CNC Stock.

    Each Riverside employee offered employment with City National following the Merger and each non-employee Riverside director who holds vested Riverside Stock options will have the right to exchange such options for vested options to purchase CNC Stock, subject to aggregate limits on the amount of such substitute options to be issued.

    The Merger Agreement provides that all rights to indemnification now existing in favor of the directors and officers of Riverside and its subsidiaries in effect as of the date of the Merger Agreement with respect to matters occurring before the Effective Time of the Merger will survive the Merger and will continue in full force and effect for a period of six years following the Effective Time of the Merger. CNC and City National have also agreed that during such six-year period, to the fullest extent permitted by applicable law, regulations and their respective organizational documents or bylaws as in effect on October 15, 1996, CNC and City National will indemnify, defend and hold harmless individuals who were directors or officers of Riverside and its subsidiaries on October 15, 1996 or immediately prior to the Effective Time of the Merger for any claim or loss arising out of their actions while a director or officer of Riverside and that CNC and City National will pay the expenses, including attorneys' fees, of such individuals in advance of the final resolution of any claim, provided that such individual first executes an undertaking acceptable to each of CNC and City National to return such advances in the event it is finally concluded that such indemnification is not allowed under applicable law.

    Pursuant to an employment agreement to be entered into upon consummation of the Merger, Mr. Robinson, the President and Chief Executive Officer of Riverside, will become an Executive Vice President of City National and a member of its Executive Committee for an initial period of two years.

    See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    It is intended that the Merger will be treated as a tax-deferred reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, for federal income tax purposes, (1) no gain or loss will be recognized by either Riverside, CNC or City National as a result of the Merger and (2) in general, holders of Riverside Stock will not recognize gain or loss to the extent that they receive solely CNC Stock in exchange for Riverside Stock. Riverside shareholders who receive cash in exchange for some or all of their Riverside shares will generally be required to recognize taxable income as a result of the Merger. Riverside has received an opinion from Munger, Tolles &, Olson, counsel to CNC ("Tax Counsel"), to the effect that the Merger will be treated as a tax deferred reorganization under
Section 368(a) of the Code. Consummation of the Merger is conditioned upon receipt by Riverside of an updated opinion from Tax Counsel confirming the tax treatment of the Merger. See "THE MERGER--Certain Federal Income Tax Considerations" and "--Conditions to Consummation of the Merger."

ACCOUNTING TREATMENT

    The Merger will be accounted for by CNC under the purchase method of accounting. See "THE MERGER--Accounting Treatment."

SHAREHOLDERS' AGREEMENT

    Each of the directors of Riverside have agreed, pursuant to a Shareholders' Agreement, to vote all shares of Riverside Stock owned or acquired by him or her, in favor of the Merger and the Merger Agreement and the other matters contemplated by the Merger Agreement.

    In addition, the directors have agreed to vote their shares of Riverside Stock against any extraordinary corporate transactions, changes in the majority of the Board of Riverside or certain other material changes.

    See "CERTAIN RELATED AGREEMENTS--Shareholders' Agreement."

STOCK OPTION AGREEMENT

    Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to CNC to enter into the Merger Agreement, CNC and Riverside entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which Riverside granted CNC an option to purchase up to 421,778 shares of the outstanding Riverside Stock (or such other number of shares of Riverside Stock as shall represent 19.9% of the then outstanding Riverside Stock) at a price per share of $14.50. The exercise of the option granted to CNC in the Stock Option Agreement is subject to, among other things, (1) obtaining any required regulatory approvals and (2) certain preemptive rights of Riverside shareholders. See "CERTAIN RELATED AGREEMENTS--Stock Option Agreement."

DISSENTERS' RIGHTS

    In the event that Riverside shareholders do not wish to accept the Merger Consideration for their shares of Riverside Stock pursuant to the Merger Agreement, such holders have the right to dissent from the Merger and seek an appraisal of their shares in accordance with Section 215a of Title 12 of the United States Code ("Section 215a"), in which event such holders will be entitled, upon compliance with the requirements thereof, to receive an amount equal to the fair market value of their shares as of the Effective Time. Such fair market value as determined pursuant to Section 215a may be the same as, or may be less or more than, $18.00 per share. See "DISSENTERS' RIGHTS--Appraisal Rights of Dissenting Shareholders."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

    Riverside shareholders' rights are currently governed by the National Bank Act and Riverside's Articles of Association and Bylaws. Upon consummation of the Merger, holders of Riverside Stock receiving CNC Stock will become stockholders of CNC and their rights as such will be governed by Delaware law and the CNC Certificate of Incorporation (the "CNC Certificate") and CNC's Bylaws (the "CNC Bylaws"). See "COMPARISON OF RIGHTS OF HOLDERS OF RIVERSIDE COMMON STOCK AND CNC COMMON STOCK."

MARKETS AND MARKET PRICES

    The CNC Stock is listed on the NYSE under the symbol "CYN" and the Riverside Stock is quoted in the Nasdaq National Market System under the symbol "RNRC." The closing price per share of CNC Stock, as reported on the NYSE Composite Tape, and the closing price per share of Riverside Stock as reported on the Nasdaq National Market System as of October 15, 1996, the last trading day before the day on which the Merger Agreement was publicly announced, and as of
December   , 1996 were as follows:

                                           CNC STOCK   RIVERSIDE STOCK
                                          -----------  ---------------
October 15, 1996........................   $   17.75      $   17.75
December   , 1996.......................

    The shares of CNC Stock issued in connection with the Merger will be listed on the NYSE. See "MARKETS AND MARKET PRICES."

SELECTED CONSOLIDATED FINANCIAL DATA

    The following sets forth selected consolidated historical financial and other data for CNC and its consolidated subsidiaries and Riverside and its consolidated subsidiaries as of, and for each of the five years ended, December 31, 1995 and as of, and for the nine months ended, September 30, 1995 and 1996. Such data should be read in conjunction with, and is qualified in its entirety by, the more detailed information, Management's Discussion and Analysis of Financial Condition and Results of Operations and consolidated financial statements and notes thereto accompanying this Proxy Statement/Prospectus and in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    CNC. The selected consolidated balance sheet data for the years ended December 31, 1993, 1994 and 1995 and consolidated statement of operations data for the years ended December 31, 1993 through 1995 are derived from the consolidated financial statements of CNC incorporated in this Proxy Statement/ Prospectus by reference, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected consolidated balance sheet data presented below as of December 31, 1991 and 1992 and consolidated statement of operations data presented below for the years ended December 31, 1991 and 1992, are derived from financial statements of CNC not included herein which have been audited by other independent certified public accountants. The selected consolidated balance sheet data as of September 30, 1995 and 1996 and selected consolidated statement of operations data for the nine months ended September 30, 1995 and 1996 have been derived from CNC's unaudited consolidated financial statements. Operating results for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996 or any future period.

                                      CNC
                         SELECTED FINANCIAL INFORMATION
                  DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                AS OF OR FOR THE
                                          -----------------------------
                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                          -----------------------------
                                              1996            1995
                                          -------------   -------------
STATEMENT OF OPERATIONS DATA:
Interest income.........................  $     208,626   $     157,601
Interest expense........................         61,212          38,497
                                          -------------   -------------
Net interest income.....................        147,414         119,104
Provision for credit losses(1)..........       --              --
Noninterest income (other than gains and
  losses on securities transactions)....         32,373          26,079
Gains (losses) on securities
  transactions..........................            322             498
Noninterest expense (other than ORE and
  consolidation charge)(1)..............        104,874          87,897
Consolidation charge....................       --              --
ORE expense (income)(1).................           (227)             16
                                          -------------   -------------
Income (loss) from continuing operations
  before taxes..........................         75,462          57,768
Income taxes (benefit)..................         25,794          22,307
                                          -------------   -------------
Income (loss) from continuing
  operations............................         49,668          35,461
Income from discontinued operations.....       --              --
                                          -------------   -------------
Net income (loss).......................  $      49,668   $     351,461
                                          -------------   -------------
                                          -------------   -------------
PER SHARE DATA:
Income (loss) per share from continuing
  operations............................  $        1.10   $        0.77
Net income (loss) per share.............           1.10            0.77
Cash dividends declared.................           0.27            0.19
Book value per share....................           8.78            8.00
Shares used to compute income (loss) per
  share.................................     44,986,000      45,927,000
BALANCE SHEET DATA--AT PERIOD END:
Assets..................................  $   3,946,555   $   3,067,640
Loans(1)................................      2,674,242       1,900,793
Securities..............................        853,682         728,901
Inerest-earning assets(1)...............      3,661,156       2,827,860
Deposits................................      2,940,169       2,071,527
Shareholders' equity....................        385,383         362,919
BALANCE SHEET DATA--AVERAGE BALANCES:
Assets..................................  $   3,770,215   $   2,768,797
Loans(1)................................      2,478,361       1,701,203
Securities..............................        843,731         711,093
Interest-earning assets(1)..............      3,454,772       2,545,901
Deposits................................      2,823,941       2,036,775
Shareholders' equity....................        367,207         346,075
ASSET QUALITY:
Nonaccrual loans(1).....................  $      42,616   $      35,160
ORE(1)..................................         17,156           4,179
                                          -------------   -------------
    Total nonaccrual loans and ORE......  $      59,772   $      39,339
                                          -------------   -------------
                                          -------------   -------------
Assets held for accelerated
  disposition...........................  $    --         $    --
                                          -------------   -------------
                                          -------------   -------------
PERFORMANCE RATIOS:
Return on average assets................           1.76%           1.71%
Return on average shareholders'
  equity................................          18.07           13.70
Net interest spread(1)..................           4.49            4.92
Net interest margin(1)..................           5.86            6.31
Average shareholders' equity to average
  assets................................           9.74           12.50
Dividend payout ratio...................          23.89           24.27
ASSET QUALITY RATIOS:
Nonaccrual loans to total loans(1)......           1.59%           1.85%
Nonaccrual loans and ORE to total
  assets(1).............................           1.51            1.28
Allowance for credit losses to total
  loans(1)..............................           4.81            5.87
Allowance for credit losses to
  nonaccrual loans(1)...................         301.74          317.13
Net charge offs (recoveries) to average
  loans(1)..............................           0.16           (0.49)


                                                                     YEAR ENDED DECEMBER 31,
                                          -----------------------------------------------------------------------------

                                              1995            1994            1993            1992            1991
                                          -------------   -------------   -------------   -------------   -------------
STATEMENT OF OPERATIONS DATA:
Interest income.........................  $     217,594   $     181,825   $     169,792   $     233,049   $     360,834
Interest expense........................         55,331          38,414          41,996          84,433         180,319
                                          -------------   -------------   -------------   -------------   -------------
Net interest income.....................        162,263         143,411         127,796         148,616         180,515
Provision for credit losses(1)..........       --                 7,535          60,163         128,878         118,600
Noninterest income (other than gains and
  losses on securities transactions)....         35,162          36,180          45,810          45,365          43,332
Gains (losses) on securities
  transactions..........................           (596)         (3,383)       --                 1,629        --
Noninterest expense (other than ORE and
  consolidation charge)(1)..............        118,684         121,296         129,226         150,546         148,302
Consolidation charge....................       --              --                12,000        --              --
ORE expense (income)(1).................           (608)         (5,297)         (4,489)          8,788           1,948
                                          -------------   -------------   -------------   -------------   -------------
Income (loss) from continuing operations
  before taxes..........................         78,753          52,674         (23,294)        (92,602)        (45,003)

Income taxes (benefit)..................         29,961          15,511          (9,260)        (32,450)        (22,387)

                                          -------------   -------------   -------------   -------------   -------------
Income (loss) from continuing
  operations............................         48,792          37,163         (14,034)        (60,152)        (22,616)

Income from discontinued operations.....       --              --                 7,128             804           1,396
                                          -------------   -------------   -------------   -------------   -------------
Net income (loss).......................  $      48,792   $      37,163   $      (6,906)  $     (59,348)  $     (21,220)

                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
PER SHARE DATA:
Income (loss) per share from continuing
  operations............................  $        1.06   $        0.81   $       (0.35)  $       (1.87)  $       (0.70)

Net income (loss) per share.............           1.06            0.81           (0.17)          (1.84)          (0.66)

Cash dividends declared.................           0.26            0.05        --              --                  0.32
Book value per share....................           8.19            7.32            6.62            7.07            8.91
Shares used to compute income (loss) per
  share.................................     45,886,000      45,626,000      39,580,000      32,240,000      32,214,000
BALANCE SHEET DATA--AT PERIOD END:
Assets..................................  $   4,157,551   $   3,012,775   $   3,100,626   $   3,514,102   $   4,571,262
Loans(1)................................      2,346,611       1,643,918       1,628,803       2,167,992       2,662,077
Securities..............................        975,407         749,435         904,481         443,922         731,196
Inerest-earning assets(1)...............      3,784,245       2,716,524       2,838,698       3,105,978       4,040,757
Deposits................................      3,248,035       2,417,762       2,526,767       2,911,276       3,664,219
Shareholders' equity....................        366,957         330,721         298,074         227,944         287,064
BALANCE SHEET DATA--AVERAGE BALANCES:
Assets..................................  $   2,849,807   $   2,831,471   $   2,944,461   $   3,918,949   $   4,605,075
Loans(1)................................      1,758,671       1,537,997       1,762,663       2,403,657       2,869,081
Securities..............................        705,122         854,823         517,059         548,734         665,071
Interest-earning assets(1)..............      2,624,436       2,594,241       2,623,164       3,550,920       4,180,860
Deposits................................      2,062,412        2341,175       2,380,106       3,133,109       3,706,621
Shareholders' equity....................        350,551         313,196         260,649         259,629         318,776
ASSET QUALITY:
Nonaccrual loans(1).....................  $      48,124   $      58,801   $      79,303   $     253,089   $     199,431
ORE(1)..................................          7,439           4,726           2,052           8,637          26,368
                                          -------------   -------------   -------------   -------------   -------------
    Total nonaccrual loans and ORE......  $      55,563   $      63,527   $      81,355   $     261,726   $     225,799
                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
Assets held for accelerated
  disposition...........................  $    --         $    --         $      17,450   $    --         $    --
                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
PERFORMANCE RATIOS:
Return on average assets................           1.71%           1.31%          (0.23)%         (1.51)%         (0.46)%

Return on average shareholders'
  equity................................          13.92           11.87           (2.65)         (22.84)          (6.65)

Net interest spread(1)..................           4.84            4.60            4.12            3.44            3.30
Net interest margin(1)..................           6.26            5.57            4.92            4.30            4.47
Average shareholders' equity to average
  assets................................          12.30           11.06            8.85            6.62            6.92
Dividend payout ratio...................          24.53            6.17        --              --                    (2)

ASSET QUALITY RATIOS:
Nonaccrual loans to total loans(1)......           2.05%           3.58%           4.87%          11.67%           7.49%

Nonaccrual loans and ORE to total
  assets(1).............................           1.34            2.11            2.62            7.45            4.94
Allowance for credit losses to total
  loans(1)..............................           5.60            6.41            6.78            6.28            4.72
Allowance for credit losses to
  nonaccrual loans(1)...................         273.28          179.15          139.34           53.77           63.06
Net charge offs (recoveries) to average
  loans(1)..............................          (0.40)           0.83            4.78            4.93            1.84

------------------------------
(1) Data for years prior to 1995 have been reclassified to reflect adoption of Statements of Financial Accounting Standards 114 and 118.

(2) Not meaningful.

    RIVERSIDE. The selected consolidated balance sheet data presented below for the years ended December 31, 1994 and 1995 and consolidated statement of operations data presented below for the years ended December 31, 1994 and 1995 are derived from the consolidated financial statements of Riverside incorporated in Riverside's Annual Report on Form 10-KSB for the year ended December 31, 1995 provided with this Proxy Statement/Prospectus, which financial statements have been audited by McGladrey & Pullen, LLP, independent certified public accountants. The selected consolidated balance sheet data presented below as of December 31, 1993 and the related consolidated statement of operations data are derived from financial statements of Riverside not included herein which have been audited by McGladrey & Pullen, LLP, independent certified public accountants. The selected consolidated balance sheet data presented below as of December 31, 1991 and 1992 and consolidated statement of operations data presented below for the years ended December 31, 1991 and 1992 are derived from financial statements of Riverside not included herein which have been audited by other independent certified public accountants. The selected consolidated balance sheet data as of September 30, 1996 and 1995 and consolidated statement of operations data for the nine months ended September 30, 1995 and 1996 have been derived from Riverside's unaudited consolidated financial statements. Operating results for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996 or any future period.

                                   RIVERSIDE
                         SELECTED FINANCIAL INFORMATION
                  DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                            AS OF OR FOR THE
                                               ---------------------------------------------------------------------------
                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,
                                                                                    YEAR ENDED DECEMBER 31,
                                               --------------------  -----------------------------------------------------
                                                 1996       1995       1995       1994       1993       1992       1991
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Interest income..............................  $  12,689  $  12,235  $  16,420  $  13,866  $  13,249  $  16,894  $  20,530
Interest expense.............................      3,851      3,700      4,988      3,763      3,723      5,669      9,055
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income..........................      8,838      8,535     11,432     10,103      9,526     11,225     11,475
Provision for credit losses..................         75        135        180        270      1,257      2,030        340
Noninterest income (other than gains and
  losses on securities transactions).........      1,704      2,279      2,885      3,186      3,696      5,025      2,753
Gains (losses) on securities transactions....     --         --            (15)    --         --         --         --
Noninterest expense (other than ORE).........      6,749      7,476      9,806     10,766     14,555     11,127     10,141
ORE expense (income).........................         55        183        268        185      1,810        775        150
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before taxes...................      3,663      3,020      4,048      2,068     (4,400)     2,318      3,597
Income taxes (benefit).......................      1,431      1,031      1,420        715     (1,701)       872      1,354
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)............................  $   2,232  $   1,989  $   2,628  $   1,353  $  (2,699) $   1,446  $   2,243
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
Net income (loss) per share..................  $    0.96  $    0.91  $    1.19  $    0.64  $   (1.28) $    0.68  $    1.05
Cash dividends declared......................       0.42       0.25       0.37     --           0.25       0.25       0.25
Book value per share.........................      10.40       9.60      10.01       8.73       8.38       9.82       9.37
Shares used to compute income (loss) per
  share......................................  2,287,000  2,231,000  2,204,000  2,105,000  2,105,000  2,138,000  2,142,000
BALANCE SHEET DATA--AT PERIOD END:
Assets.......................................  $ 248,358  $ 218,097  $ 222,391  $ 203,459  $ 204,877  $ 223,018  $ 229,816
Loans........................................    167,015    135,314    144,012    137,129    139,953    139,937    152,886
Securities...................................     29,798     39,828     36,543     37,825     30,535     38,530     26,176
Interest-earning assets......................    213,813    190,142    189,555    174,954    176,408    187,967    196,062
Deposits.....................................    219,425    192,060    198,420    182,365    175,018    193,157    200,287
Shareholders' equity.........................     22,629     20,245     21,216     18,375     17,646     20,674     20,076
BALANCE SHEET DATA--AVERAGE BALANCES:
Assets.......................................  $ 220,084  $ 210,208  $ 211,100  $ 203,613  $ 204,668  $ 226,116  $ 229,969
Loans........................................    148,299    133,718    134,852    132,709    131,048    143,353    157,386
Securities...................................     33,821     38,833     38,964     32,480     32,096     30,462     21,442
Interest-earning assets......................    190,747    183,072    183,766    175,238    174,674    196,380    200,664
Deposits.....................................    194,679    187,251    187,838    180,005    176,216    196,359    200,607
Shareholders' equity.........................     21,789     19,369     19,634     17,979     19,619     20,839     19,164
ASSET QUALITY:
Nonaccrual loans.............................  $   1,651  $   3,393  $   2,329  $   2,933  $   3,033  $   5,152  $   1,029
ORE..........................................      3,153      2,068      2,901      1,512      3,840      3,525      2,250
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total nonaccrual loans and ORE...............  $   4,804  $   5,461  $   5,230  $   4,445      6,873  $   8,677  $   3,279
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
PERFORMANCE RATIOS:
Return on average assets.....................       1.35%      1.27%      1.24%      0.66%     (1.32)%      0.64%      0.98%
Return on average shareholders' equity.......      13.68      13.73      13.38       7.53     (13.76)      6.94      11.70
Net interest spread..........................       5.12       5.25       5.23       4.92       4.66       4.81       4.36
Net interest margin..........................       6.19       6.23       6.23       5.78       5.49       5.79       5.82
Average shareholders' equity to average
  assets.....................................       9.90       9.21       9.30       8.83       9.59       9.22       8.33
ASSET QUALITY RATIOS:
Nonaccrual loans to total loans..............       0.99%      2.51%      1.62%      2.14%      2.17%      3.68%      0.67%
Nonaccrual loans and ORE to total assets.....       1.93       2.50       2.35       2.18       3.35       3.89       1.43
Allowance for credit losses to total loans...       1.58       1.88       1.80       1.94       2.09       2.40       1.39
Allowance for credit losses to nonaccrual
  loans......................................     159.90      75.07     111.21      90.56      96.60      65.16     207.00
Net charge offs (recoveries) to average
  loans......................................       0.02       0.24       0.18       0.41       1.29       0.56       0.05

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following tables present selected pro forma condensed combined financial data as of September 30, 1996 and for the year ended December 31, 1995 and for the nine months ended September 30, 1996 as if the Merger and the Ventura Merger had been effective on January 1, 1995 and January 1, 1996, respectively, after giving effect to the purchase accounting and other merger-related adjustments described in the respective Notes to Pro Forma Condensed Combined Financial Statement. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." The Low Range, Medium Range and High Range selected pro forma condensed combined financial data, respectively, reflect the Merger and the Ventura Merger being completed at an assumed Final CNC Stock Price equal to $13.50 per share, $17.475 per share, and $19.50 per share with respect to the Ventura Merger and $13.90 per share, $17.475 per share and $19.10 per share with respect to the Merger. Actual results within each of the Low, Medium and High Ranges will vary from those presented if the Final CNC Stock Price is other than those assumed in the tables. See "THE MERGER--Consideration Payable Upon Consummation of the Merger." The selected pro forma condensed combined financial information tables are intended for illustrative purposes only and are not necessarily indicative of the future financial positions or future results of operations of CNC after the Merger and the Ventura Merger or of the financial position or results of operations that would have actually occurred had the Merger and the Ventura Merger been in effect as of the dates or the period presented.

                               CNC AND RIVERSIDE

                                                            LOW RANGE (1)                 MEDIUM RANGE (1)
                                                    -----------------------------   -----------------------------
                                                    AT OR FOR THE                   AT OR FOR THE
                                                     NINE MONTHS    FOR THE YEAR     NINE MONTHS    FOR THE YEAR
                                                        ENDED           ENDED           ENDED           ENDED
                                                    SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
                                                        1996            1995            1996            1995
                                                    -------------   -------------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets......................................  $  4,180,112                    $  4,185,394
Net loans.........................................     2,710,027                       2,710,027
Securities........................................       883,481                         883,481
Deposits..........................................     3,159,594                       3,159,594
Stockholders' equity..............................       393,211                         398,493

STATEMENT OF INCOME DATA:
Total interest income.............................  $    220,230    $    232,303    $    220,230    $    232,445
Total interest expense............................        65,063          60,319          65,063          60,319
Provision for loan losses.........................            75             180              75             180
                                                    -------------   -------------   -------------   -------------
Net interest income after provision for loan
  losses..........................................       154,994         171,804         155,092         171,946
Other income......................................        34,399          37,436          34,399          37,436
Other expense.....................................       113,440         130,802         113,660         131,096
                                                    -------------   -------------   -------------   -------------
Income before income taxes........................        75,953          78,438          75,831          78,286
Income tax expense................................        26,167          29,974          26,208          30,034
                                                    -------------   -------------   -------------   -------------
Net income........................................  $     49,786    $     48,464    $     49,623    $     48,252
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
Cash dividend paid................................  $     12,110    $     11,968    $     12,181    $     12,030
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------

PRO FORMA PER SHARE DATA:
Net income per share..............................  $       1.09    $       1.04    $       1.08    $       1.03
Cash dividend per share...........................           .27             .26             .27             .26
Book value per share..............................          8.84         --                 8.93         --

PRO FORMA EQUIVALENT PER SHARE DATA:
Net income per share..............................  $       1.14    $       1.16    $       1.11    $       1.06
Cash dividends per share..........................           .30             .29             .28             .27
Book value per share..............................          9.95         --                 9.20         --

                                                           HIGH RANGE (1)
                                                    -----------------------------
                                                    AT OR FOR THE
                                                     NINE MONTHS    FOR THE YEAR
                                                        ENDED           ENDED
                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1996            1995
                                                    -------------   -------------

BALANCE SHEET DATA:
Total assets......................................  $  4,189,337
Net loans.........................................     2,710,027
Securities........................................       883,481
Deposits..........................................     3,159,594
Stockholders' equity..............................       402,436
STATEMENT OF INCOME DATA:
Total interest income.............................  $    220,394    $    232,682
Total interest expense............................        65,063          60,319
Provision for loan losses.........................            75             180
                                                    -------------   -------------
Net interest income after provision for loan
  losses..........................................       155,256         172,183
Other income......................................        34,399          37,436
Other expense.....................................       113,660         131,096
                                                    -------------   -------------
Income before income taxes........................        75,995          78,523
Income tax expense................................        26,278          30,134
                                                    -------------   -------------
Net income........................................  $     49,717    $     48,389
                                                    -------------   -------------
                                                    -------------   -------------
Cash dividend paid................................  $     12,233    $     12,075
                                                    -------------   -------------
                                                    -------------   -------------
PRO FORMA PER SHARE DATA:
Net income per share..............................  $       1.08    $       1.03
Cash dividend per share...........................           .27             .25
Book value per share..............................          8.99         --
PRO FORMA EQUIVALENT PER SHARE DATA:
Net income per share..............................  $       1.00    $        .95
Cash dividends per share..........................           .25             .23
Book value per share..............................          8.30         --

------------------------------
(1) The Low Range, Medium Range and High Range pro forma results reflect a Final CNC Stock Price equal to $13.50, $17.475 and $19.50, respectively, to reflect the range of possible consideration values contemplated in the Merger Agreement. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                           CNC, RIVERSIDE AND VENTURA

                                                            LOW RANGE (1)                 MEDIUM RANGE (1)
                                                    -----------------------------   -----------------------------
                                                    AT OR FOR THE                   AT OR FOR THE
                                                     NINE MONTHS    FOR THE YEAR     NINE MONTHS    FOR THE YEAR
                                                        ENDED           ENDED           ENDED           ENDED
                                                    SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
                                                        1996            1995            1996            1995
                                                    -------------   -------------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets......................................  $  4,447,244                    $  4,455,381
Net loans.........................................     2,875,474                       2,875,474
Securities........................................       940,160                         940,160
Deposits..........................................     3,397,524                       3,397,524
Stockholders' equity..............................       415,887                         424,024

STATEMENT OF INCOME DATA:
Total interest income.............................  $    235,229    $    251,841    $    235,327    $    251,983
Total interest expense............................        69,890          66,680          69,890          66,680
Provision for loan losses.........................            75             590              75             590
                                                    -------------   -------------   -------------   -------------
Net interest income after provision for loan
  losses..........................................       165,264         184,571         165,362         184,713
Other income......................................        36,174          39,682          36,174          39,682
Other expense.....................................       128,640         148,608         129,075         149,188
                                                    -------------   -------------   -------------   -------------
Income before income taxes........................        72,798          75,645          72,461          75,207
Income tax expense................................        25,000          26,139          25,041          26,209
                                                    -------------   -------------   -------------   -------------
Net income........................................  $     47,798    $     49,506    $     47,420    $     48,998
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
Cash dividend paid................................  $     12,110    $     11,968    $     12,181    $     12,030
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------

PRO FORMA PER SHARE DATA:
Net income per share..............................  $       1.01    $       1.03    $       1.00    $       1.02
Cash dividend per share...........................           .26             .25             .26             .26
Book value per share..............................          9.02         --                 9.20         --

PRO FORMA EQUIVALENT PER SHARE DATA:
Net income per share..............................  $       1.14    $       1.16    $       1.03    $       1.05
Cash dividends per share..........................           .29             .28             .27             .27
Book value per share..............................         10.15         --                 9.48         --

                                                           HIGH RANGE (1)
                                                    -----------------------------
                                                    AT OR FOR THE
                                                     NINE MONTHS    FOR THE YEAR
                                                        ENDED           ENDED
                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1996            1995
                                                    -------------   -------------

BALANCE SHEET DATA:
Total assets......................................  $  4,459,324
Net loans.........................................     2,875,474
Securities........................................       940,160
Deposits..........................................     3,397,524
Stockholders' equity..............................       427,967
STATEMENT OF INCOME DATA:
Total interest income.............................  $    235,491    $    252,220
Total interest expense............................        69,890          66,680
Provision for loan losses.........................            75             590
                                                    -------------   -------------
Net interest income after provision for loan
  losses..........................................       165,526         184,950
Other income......................................        36,174          39,682
Other expense.....................................       129,075         149,188
                                                    -------------   -------------
Income before income taxes........................        72,625          75,444
Income tax expense................................        25,111          26,309
                                                    -------------   -------------
Net income........................................  $     47,514    $     49,135
                                                    -------------   -------------
                                                    -------------   -------------
Cash dividend paid................................  $     12,233    $     12,075
                                                    -------------   -------------
                                                    -------------   -------------
PRO FORMA PER SHARE DATA:
Net income per share..............................  $       1.00    $       1.02
Cash dividend per share...........................           .27             .25
Book value per share..............................          9.28         --
PRO FORMA EQUIVALENT PER SHARE DATA:
Net income per share..............................  $        .92    $        .94
Cash dividends per share..........................           .25             .23
Book value per share..............................          8.57         --

------------------------------
(1) The Low Range, Medium Range and High Range pro forma results reflect a Final CNC Stock Price equal to $13.50, $17.475 and $19.50, respectively, for the Merger; and $13.90, $17.475 and $19.10 for the Ventura Merger, respectively, to reflect the range of possible consideration values contemplated in the Merger Agreement and the Ventura Merger Agreement. See Appendix A and "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

    The following unaudited financial information reflects certain comparative per share data relating to net income, cash dividends and book value per common share (1) on a historical basis for CNC and Riverside, (2) on a pro forma combined basis per share of CNC Stock giving effect to the Merger, (3) on a pro forma combined basis per share of CNC Stock giving effect to both the Merger and the Ventura Merger and (4) on an equivalent pro forma basis per share of Riverside Stock giving effect to the Merger and the Ventura Merger. The pro forma combined information and the Riverside pro forma equivalent information give effect to the Merger and the Ventura Merger on a purchase accounting basis and reflect the Low Range, Medium Range and High Range assumed for the Final CNC Stock Price as discussed in the Pro Forma Condensed Combined Financial Information. There can be no assurance as to what the market price of the CNC Stock will be if and when the Merger and the Ventura Merger are consummated. See "MARKETS AND MARKET PRICES." For a description of purchase accounting with respect to the Merger, see "THE MERGER--Accounting Treatment" and "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." The information shown below is for information purposes only and should be read in conjunction with the historical consolidated financial statements of Riverside and CNC, including the respective notes thereto, which, in the case of Riverside, appear as Appendix F to this Proxy Statement/Prospectus, and in the case of CNC, are incorporated by reference in this Proxy Statement/Prospectus, and, the unaudited pro forma financial statements, including the notes thereto, included in this Proxy Statement/Prospectus. Results of Riverside and CNC for the nine months ended September 30, 1996 are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole. The pro forma financial data are not necessarily indicative of results that actually would have occured had the Merger and/or the Ventura Merger been consummated on the date indicated or that may be obtained in the future. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                                                              NINE MONTHS ENDED       YEAR ENDED
                                                                             SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                                                             -------------------  -------------------
NET INCOME PER COMMON SHARE:
  CNC Historical...........................................................       $    1.10            $    1.06
  Riverside Historical.....................................................            0.96                 1.19
Pro Forma Final CNC Stock Price @ Low Range
  CNC and Riverside Combined(1)............................................            1.09                 1.04
  CNC, Riverside and Ventura Combined(2)...................................            1.01                 1.03
  Riverside pro forma equivalent(3)........................................            1.14                 1.16
Pro Forma Final CNC Stock Price @ Medium Range
  CNC and Riverside Combined(1)............................................            1.08                 1.03
  CNC, Riverside and Ventura Combined(2)...................................            1.00                 1.02
  Riverside pro forma equivalent(3)........................................            1.03                 1.05
Pro Forma Final CNC Stock Price @ High Range
  CNC and Riverside Combined(1)............................................            1.08                 1.05
  CNC, Riverside and Ventura Combined(2)...................................            1.00                 1.02
  Riverside pro forma equivalent(3)........................................            0.92                 0.94
CASH DIVIDEND PAID PER COMMON SHARE(4):
  CNC Historical...........................................................            0.27                 0.26
  Riverside Historical.....................................................            0.42                 0.37
Pro Forma Final CNC Stock Price @ Low Range
  CNC and Riverside Combined(5)............................................            0.27                 0.26
  CNC, Riverside and Ventura Combined(2)...................................            0.26                 0.25
Pro Forma Final CNC Stock Price @ Medium Range
  CNC and Riverside Combined(5)............................................            0.27                 0.26
  CNC, Riverside and Ventura Combined(2)...................................            0.26                 0.25
Pro Forma Final CNC Stock Price @ High Range
  CNC and Riverside Combined(5)............................................            0.27                 0.25
  CNC, Riverside and Ventura Combined(2)...................................            0.27                 0.25
BOOK VALUE PER COMMON SHARE (END OF PERIOD):
  CNC Historical...........................................................            8.78                 8.19
  Riverside Historical.....................................................           10.40                10.01
Pro Forma Final CNC Stock Price @ Low Range
  CNC and Riverside Combined(6)............................................            8.84
  CNC, Riverside and Ventura Combined(7)...................................            9.02
  Riverside pro forma equivalent(3)........................................           10.15
Pro Forma Final CNC Stock Price @ Medium Range
  CNC and Riverside Combined(6)............................................            8.93
  CNC, Riverside and Ventura Combined(7)...................................            9.20
  Riverside pro form equivalent(3).........................................            9.48
Pro Forma Final CNC Stock Price @ High Range
  CNC and Riverside Combined(6)............................................            8.99
  CNC, Riverside and Ventura Combined(7)...................................            9.28
  Riverside pro forma equivalent(3)........................................            8.57

--------------------------
(1) Represents the pro forma combined information of CNC and Riverside as if the Merger were consummated on January 1, 1996 and January 1, 1995, respectively, and accounted for as a purchase.

(2) Represents the pro forma combined information of CNC, Riverside and Ventura as if the Merger and the Ventura Merger were consummated on January 1, 1996 and January 1, 1995.

(3) Represents the pro forma combined information of CNC, Riverside and Ventura multiplied by the exchange ratio of a share of CNC Stock for 48% of the shares of Riverside Stock for the respective time periods and the Final CNC Stock Price.

(4) See "MARKETS AND MARKET PRICES."

(5) Represents the historical dividends paid by CNC divided by pro forma shares outstanding, including the shares of Riverside Stock which would become CNC Stock.

(6) Represents the pro forma combined information of CNC and Riverside as if the Merger were consummated on September 30, 1996 and accounted for as a purchase.

(7) Represents the pro forma combined information of CNC, Riverside and Ventura as if the Merger and the Ventura Merger were consummated on September 30, 1996 and accounted for as a purchase.

                                   THE MERGER

    THE FOLLOWING INFORMATION, INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE MERGER AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND ATTACHED HERETO AS APPENDIX A. RIVERSIDE SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

PARTIES TO THE MERGER

    CNC. CNC, a Delaware corporation, is a bank holding company which conducts a commercial banking business through its wholly owned subsidiary, City National, which is a national banking association. City National, which was founded in 1953, conducts business in Southern California and operates 21 banking offices in Los Angeles County, one in Orange County and one in San Diego County. As of September 30, 1996, CNC and City National had total assets of approximately $3.9 billion, total deposits of approximately $2.9 billion and shareholders' equity of approximately $385.4 million.

    City National is a business and private bank primarily serving middle-market companies, professional and business borrowers and associated individuals with commercial banking and fiduciary needs.

    CNC is also a party to the Ventura Agreement, which contemplates the merger of Ventura with and into CNC and the mergers of certain subsidiaries of Ventura and CNC. CNC will be the surviving entity in the Ventura Merger. Holders of Ventura common stock will receive CNC Stock and/or cash in the Ventura Merger. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

    The consummation of the Ventura Merger is subject to a number of conditions, including regulatory approval and the approval of Ventura's shareholders. The Board of Governors of the Federal Reserve System has approved the Ventura Merger. Subject to the satisfaction of such conditions, the Ventura Merger and the Merger are expected to be consummated within several weeks of each other. While it is currently expected that the Ventura Merger will be consummated prior to the Merger, there is a possibility that the Merger will be the first of the two transactions to close.

    CNC's executive offices are located at 400 North Roxbury Drive, Beverly Hills, California 90210, and its telephone number is (310) 888-6000. Additional information about CNC and City National is included in documents incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    RIVERSIDE. Riverside National Bank is a national banking association that conducts a commercial banking business in Riverside County, California. Riverside was founded in 1965 and currently operates four full service banking offices in the City of Riverside, California. As of September 30, 1996, Riverside had total assets of approximately $248.4 million, total deposits of approximately $219.4 million and shareholders' equity of approximately $22.6 million.

    Riverside offers a full range of commercial banking services primarily to the business and professional community and to individuals located in Riverside County. Its loan portfolio consists of commercial loans and lines of credit, real estate construction financing, commercial and residential real estate loans and consumer loans and credit lines. Riverside's commercial loans consist predominately of loans to small and medium-sized businesses, most of which are located or headquartered in Riverside County. Its real estate loan portfolio consists of loans to businesses and individuals to finance real estate and loans for other purposes secured primarily by real estate.

    Riverside's executive offices are located at 3484 Central Avenue, Riverside, California 92506, and its telephone number is (909) 276-8800. Additional information about Riverside is included in (1) Riverside's Annual Report on Form 10-KSB and portions of its Annual Report to Shareholders for the year ended December 31, 1995 attached as Appendix F hereto and incorporated into this Proxy Statement/Prospectus and (2) its Quarterly Report on Form 10-QSB for the period ended September 30, 1996 attached as

Appendix G hereto and incorporated into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

BACKGROUND OF AND REASONS FOR THE MERGER

    In June 1994, the Riverside Board of Directors established the Shareholder Value Committee of the Board for the purpose of considering various means of increasing shareholder value, including evaluation of possible business combination transactions. Shortly after formation of the Shareholder Value Committee, Riverside interviewed several investment banking firms and ultimately selected one such firm to assist Riverside in evaluating possible business combinations and to provide general financial advisory services to Riverside.

    Over approximately the following six months, the selected firm contacted several financial institutions regarding the possible sale of Riverside to such institutions. While continuing discussions and some exchanges of financial information occurred with two institutions (one of which institutions was itself acquired by another bank), ultimately none of the institutions that were contacted expressed more than preliminary indications of interest in Riverside. At that time, no institution indicated that it might be willing to pay more than
1.6 times book value for Riverside. Because the potential price ranges indicated were considered by the Riverside Board of Directors to be inadequate, the Board decided ultimately not to pursue a combination with any of such institutions. Among the factors affecting the Board's decision at that time was the belief that while Riverside's results of operations and asset quality had been improving since their low point in 1992, further substantial improvements were expected and the Board believed that such improvements could reasonably be expected to result in greater shareholder value, either from continued operations as an independent bank or from a sale of Riverside after such further improvements had been attained.

    On April 17, 1996, Alex. Brown met with the Riverside Board of Directors and made a presentation to the Board regarding the state of the market for bank acquisitions and general bank valuation information. The presentation was not directed toward any particular sale transaction and did not provide a specific valuation of Riverside. As part of its presentation, Alex. Brown reviewed the market valuation of the Riverside Stock, as compared to that of certain other California independent banks. Alex. Brown noted that the market valuation of the Riverside Stock lagged that of the comparison group and that Riverside might benefit from the use of a financial advisor, such as Alex. Brown, to assist it in meeting with institutional investors to heighten its visibility in the general securities investment markets. At the request of the Board, Alex. Brown began to work on an informal basis to provide general financial advisory services, primarily including assistance in preparing for presentations to be made to investment analysts in order to increase its visibility in the investment marketplace, with the objective of having its market price more adequately reflect Riverside's financial results.

    From April 1996 through August 1996, Alex. Brown had informal contacts with several financial institutions and their holding companies that it believed might have interest in a business combination involving Riverside, including relatively large commercial banking companies, smaller independent banks and two thrift institutions, regarding their general financial views and strategies, including their interest in possible business combination transactions. Based on these contacts, Alex. Brown reported to the Riverside Board that it believed that it was able to gauge the possible interest of the entities contacted in a business combination transaction with Riverside, although it had not made any formal presentations or proposals to any of such entities. Of the entities contacted, not including CNC, only three of such entities, two commercial banking companies and one thrift institution, expressed interest in a possible business combination with Riverside. However, each of these three entities stated that it would not be able to proceed at that time due to the pendency of other transactions in which the contacted institution was then involved or for other reasons. Thus, none of the three entities was willing to undertake a detailed examination of Riverside or to enter into merger discussions at that time and instead indicated that they might be interested at a point six months or longer in the future.

    CNC first indicated to Riverside's President, James Robinson, that CNC was interested in pursuing a business combination with Riverside on July 10, 1996, at which time CNC requested that Riverside provide it with certain summary financial information regarding Riverside. On August 2, 1996, Mr. Robinson met with representatives of CNC to discuss a possible combination of CNC and Riverside. At this meeting, Mr. Robinson delivered certain preliminary financial and business materials to CNC and CNC signed a confidentiality agreement pursuant to which it agreed to maintain the confidentiality of such information and to return it promptly in the event either party decided not to continue discussions. Over the next month, Mr. Robinson met with representatives of CNC on various occasions to provide further information regarding Riverside's business and markets and to discuss further the possibility of an acquisition of Riverside by CNC. All of such discussions were preliminary in nature and did not result in a general agreement being reached for the acquisition of Riverside by CNC.

    On August 21, 1996, Alex. Brown met with Riverside's Board of Directors regarding the general subject of valuation of banks in the acquisition market and regarding the specific subject of a possible transaction with CNC. In this meeting, Alex. Brown presented its analysis of a strategic merger with CNC and discussed various approaches to valuation that an acquiror might use and potential ranges of valuation for Riverside in such a transaction. Alex. Brown noted that because CNC and Riverside have similar business profiles and strategic plans, a combination of the two entities would be a good fit and would likely produce certain business synergies. Alex. Brown also indicated that an acquisition of Riverside by CNC would provide Riverside shareholders who receive CNC Stock in such a combination with a much more liquid, actively traded stock than their existing Riverside shares or the shares of any of the other entities that had expressed possible future interest in Riverside. At that meeting, the Board selected Alex. Brown to advise Riverside in the negotiation process with CNC and to deliver a fairness opinion in the event a transaction was successfully negotiated. A formal engagement letter retaining Alex. Brown as Riverside's financial advisor, dated August 30, 1996, was subsequently executed.

    On August 23, 1996, a general agreement was reached between CNC and Riverside to begin preliminary negotiations for the acquisition of Riverside by CNC. Over the next several weeks, officers of CNC and Riverside, their counsel and financial advisors engaged in numerous telephone discussions and had several meetings in order to perform further business reviews, consider organizational issues and negotiate the terms of a definitive merger agreement and related documents. During these early negotiations, CNC indicated that it was initially willing to pay $17.00 (subsequently increased to $17.50) per share of Riverside Stock, subject to a satisfactory due diligence review.

    On September 13, 1996, Alex. Brown met with officers of CNC. At that meeting, CNC indicated that it was willing to pay as much as $18.00 per share of Riverside Stock, subject to resolution of other terms and conditions. On September 18, 1996, Alex. Brown again met with the Riverside Board of Directors to discuss the possible transaction with CNC. At the conclusion of the meeting the Riverside Board authorized Alex. Brown to proceed with negotiations of a definitive acquisition agreement at a price of not less than $18.00 per share of Riverside Stock, which would be approximately equal to 1.8x the June 30, 1996 book value of Riverside. After several more weeks of negotiation, which included negotiations regarding price, the maximum amount of stock (including stock options) that CNC would be willing to issue in connection with the Merger, whether a termination fee would be payable by Riverside in the event it terminated the Merger Agreement in favor of any other transaction (CNC ultimately agreed not to insist on such a termination fee), and the terms of the Stock Option Agreement described herein and attached as Appendix C hereto that CNC required as a condition to entering into the Merger Agreement, CNC and Riverside agreed to the terms of a definitive Merger Agreement at a purchase price of $18.00 per share of Riverside Stock.

    The Riverside Board of Directors considered and approved the Merger Agreement and the related transactions on the terms described herein at a meeting held on October 14, 1996. At that meeting, Riverside's financial and legal advisors extensively reviewed with the Board of Directors, among other things, the background of the proposed transaction, the potential benefits of the transaction, financial and valuation analyses of the transaction and the terms of the proposed agreement. Alex. Brown further indicated that it was prepared to issue its opinion as financial advisor that the Merger Consideration to be received by the Riverside shareholders pursuant to the Merger Agreement was fair to the Riverside shareholders from a financial point of view and discussed the form of such opinion with the Board. The Merger Agreement was executed on October 15, 1996.

RECOMMENDATION OF THE RIVERSIDE BOARD OF DIRECTORS

    The Riverside Board of Directors believes that the terms of the Merger, which are the product of arm's length negotiations between representatives of CNC and Riverside, are fair and in the best interests of Riverside and its shareholders. In the course of reaching its determination, the Riverside Board of Directors consulted with legal counsel with respect to the legal duties of the Riverside Board of Directors, the terms of the Merger Agreement and the issues related thereto; with Alex. Brown with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational, competitive, personnel and other business matters, including Riverside's future business prospects.

    In reaching its determination to approve the Merger Agreement and related transactions, the Riverside Board of Directors considered the following factors that it deemed material:

        1. The Riverside Board of Directors analyzed information with respect to the financial condition, results of operations, cash flow, business and prospects of Riverside. In this regard, the Riverside Board of Directors also discussed the strategic alternatives of selling Riverside at the present time, growth through acquisition and sale at a future date, or continuing operations on a stand-alone basis.

        2. The Riverside Board of Directors considered the written opinion of Alex. Brown that, as of October 14, 1996, the Merger Consideration to be received by the Riverside shareholders pursuant to the Merger Agreement was fair to Riverside's shareholders from a financial point of view. See "The Merger--Opinion of Financial Advisor."

        3. The Riverside Board of Directors considered the recent market prices for Riverside Stock and CNC Stock, the relationship between such prices and certain financial data relating to the respective companies and that the Merger Consideration to be received by Riverside shareholders in the Merger represented premiums over Riverside's recent stock market prices and the per share book value. See "The Merger--Opinion of Financial Advisor." Among other things, the Directors noted that the negotiated per share Merger Consideration of $18.00 compared favorably with the $12.125 to $14.00 range of prices at which the outstanding stock of Riverside had traded in the twelve months ended September 30, 1996 and also compared favorably with the closing bid prices of $13.125 and $17.75 for Riverside's stock as of September 13, 1996 and October 15, 1996, which dates were, respectively, 32 days and one day prior to the first public announcement of the proposed transaction.

        4. The Riverside Board of Directors also considered that a significant portion of Riverside's shareholders would have the opportunity to participate in the combined company which the Riverside Board of Directors expected to have a significant potential for growth, and that there were a number of benefits that could reasonably be expected to be realized by Riverside shareholders from their continuing interest in the combined company and the expected benefits of the strategic alliance, including, but not limited to: (A) the future stock value and earnings per share prospects of the combined company, (B) the combined company's financial strength and its consequent enhanced ability to develop Riverside's business, (C) the business synergies that might be realized and consequent cost savings, and
    (D) the potential effect of the Merger on the perception of the combined company's business by the financial markets and the potential desirability of the combined company as a future acquisition candidate.

        5. The Riverside Board of Directors considered the financial condition, businesses and prospects of CNC, including, but not limited to, information with respect to its recent and historic stock price and earnings performance, and asset quality. In this connection, the Board considered, among other things, the fact that in recent periods Riverside has paid a larger cash dividend, on a per share basis and as a percentage of net earnings, than has CNC. See "SUMMARY--Comparative Per Share Data". The Board also considered, however, the respective prospects for growth in dividends of Riverside and CNC, including whether Riverside could continue to pay dividends at its existing rate or at any higher rate and CNC's publicly announced objective to increase cash dividends to the extent prudent and consistent with increases in its net earnings. The Directors also discussed the fact that individual shareholders have differing views regarding the desirability of current cash dividends, as compared with potential future increases in stock price, and the further fact that some shareholders may prefer to receive cash for their Riverside shares and to reinvest such cash in other investments yielding differing combinations of current income and possibilities for future growth in value.

        6. The Riverside Board of Directors considered the current operating environment, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries, the prospect for further changes in these industries and the increasing importance of financial resources in these industries. In this connection, the Board of Directors considered the substantial improvements in results of operations, asset quality and financial condition that Riverside had achieved over the period since 1992, as well as the potential uncertainties regarding Riverside's ability to continue such improvements and to sustain continuing growth in its operations arising from the increasing levels of competition faced by small to medium size banking organizations as well as the cyclical nature of business markets and the economy in general, including that of the Inland Empire Region of Southern California in which the Bank primarily competes.

         7. The Riverside Board of Directors considered the other terms of the Merger Agreement and the Stock Option Agreement, including that: (A) the Merger would generally be tax-free to Riverside shareholders to the extent they receive CNC Stock in the Merger, but would also permit those Riverside shareholders who prefer to receive cash for their Riverside shares to do so without payment of brokerage commissions; (B) the pricing provisions of the Merger Agreement permit Riverside shareholders, to the extent they receive CNC Stock in the Merger, to benefit from increases in CNC's stock price, but are exposed to decreases in such stock price during the valuation period for determining the amount of the consideration to be paid to Riverside shareholders, subject in both cases to the limitations set forth in the Merger Agreement; (C) the Merger Agreement provides Riverside with the ability to terminate the Merger Agreement if the CNC Final Market Price is less than $13.50 and the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price during the Determination Period by the Index Price on October 10, 1996; and (D) although CNC required the Stock Option Agreement as a condition to entering into the Merger Agreement, neither such agreement nor the Merger Agreement would prevent another party from making a proposal to acquire Riverside or prohibit the Riverside Board of Directors from entertaining, or from recommending that Riverside shareholders consider, any such proposal if the Riverside Board of Directors determines, with the advice of legal counsel, that any such action is required in the exercise of its fiduciary duties.

         8. The Riverside Board of Directors considered the detailed financial analyses, pro forma and other information with respect to Riverside and CNC presented by Alex. Brown, as well as the Riverside Board of Directors' own knowledge of the business and prospects of Riverside.

         9. The Riverside Board of Directors considered the effect on Riverside shareholder value of Riverside's continuing as a stand-alone entity as compared with the effect on such value of combining with CNC in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a standalone basis and of the combined company and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between Riverside and its financial advisors and various third parties and the belief of the Riverside Board of Directors and management that the Merger offered the best transaction available to Riverside and its shareholders.

        10. The Riverside Board of Directors considered the prospects of the Merger being approved by the appropriate regulatory authorities, which the Riverside Board of Directors considered to be favorable. See "The Merger--Regulatory Approvals."

    The above summary of the information and factors considered by the Riverside Board of Directors is not intended to be exhaustive, but is believed to include the material factors considered by the Riverside Board of Directors. In reaching its determination to approve and recommend the Merger, the Riverside Board of Directors did not assign any relative or specific weights to the foregoing factors. In addition, individual members of the Riverside Board of Directors had differing views regarding one or more of the subjects summarized above. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Alex. Brown referred to above, the Riverside Board of Directors unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreement, as being in the best interest of Riverside and its shareholders.

    FOR THE REASONS SET FORTH ABOVE, THE RIVERSIDE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF RIVERSIDE AND RIVERSIDE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF RIVERSIDE VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

    Riverside retained Alex. Brown on August 30, 1996 to act as Riverside's financial advisor in connection with the Merger and related matters, including rendering its opinion to the Board of Directors of Riverside as to the fairness, from a financial point of view, of the Merger Consideration to be received by the shareholders of Riverside pursuant to the Merger Agreement.

    At the October 14, 1996 meeting of the Riverside Board of Directors, representatives of Alex. Brown made a presentation with respect to the Merger and rendered to the Board its opinion (the "Alex. Brown Opinion") that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the consideration to be received by the shareholders of Riverside was fair, from a financial point of view, to such shareholders. The opinion was updated by delivery of a written opinion dated as of the date of this Proxy Statement/Prospectus. No procedures were prescribed or limitations were imposed by the Board upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion. The Alex. Brown Opinion was only one of many factors considered by the Riverside Board in determining to approve the Merger Agreement and the Merger. The amount of consideration payable to Riverside shareholders in the Merger was determined by arm's-length negotiations between Riverside and CNC, in consultation with their respective financial advisors and other representatives.

    THE FULL TEXT OF THE ALEX. BROWN OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX E AND IS INCORPORATED HEREIN BY REFERENCE. RIVERSIDE SHAREHOLDERS ARE URGED TO READ THE ALEX. BROWN OPINION IN ITS ENTIRETY. THE ALEX. BROWN OPINION IS DIRECTED TO THE RIVERSIDE BOARD, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OF RIVERSIDE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RIVERSIDE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE ALEX. BROWN OPINION WAS RENDERED TO THE RIVERSIDE BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE

DISCUSSION OF THE ALEX. BROWN OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ALEX. BROWN OPINION.

    In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning Riverside and CNC and certain internal financial analyses and other information furnished to it by Riverside. Alex. Brown also held discussions with members of the senior managements of Riverside and CNC regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of both Riverside and CNC, (ii) compared certain financial and stock market information for Riverside and CNC with similar information for certain banking institutions whose securities are publicly traded (see "--Analysis of Selected Publicly Traded Companies" below), (iii) reviewed the financial terms of selected business combinations which it deemed relevant, in whole or in part (see "--Analysis of Selected Precedent Transactions" below), (iv) reviewed the terms of the Merger Agreement and the Stock Option Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    In conducting its review and arriving at the Alex. Brown Opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed or discussed with it for purposes of rendering the Alex. Brown Opinion. With respect to the financial projections and other information reviewed by Alex. Brown relating to the prospects of each company (including, without limitation, projected cost savings from the Merger), Alex. Brown assumed that such financial projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the respective managements of Riverside and CNC as to the likely future financial performance of their respective companies. Alex. Brown assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a purchase) described in the Merger Agreement. Alex. Brown did not make and it was not provided with an independent evaluation or appraisal of the assets or liabilities of Riverside or CNC, nor did it review any individual loan files of Riverside or CNC. Alex. Brown is not an expert in the evaluation of allowances for credit losses, has not made an independent evaluation of the adequacy of the allowance for credit losses set forth in the balance sheets of Riverside and CNC and has assumed such allowances were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. The Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of such opinion letter.

    In arriving at its opinion, Alex. Brown was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Riverside or any of its assets.

    The following is a summary of the analyses performed and factors considered by Alex. Brown in connection with rendering the Alex. Brown Opinion.

    HISTORICAL FINANCIAL POSITION. In rendering its opinion, Alex. Brown reviewed and analyzed the historical and current financial condition of Riverside and CNC, which included (1) a review of each company's historical and recent financial statements; (2) an analysis of each company's income, growth and operating performance trends from December 31, 1992 to June 30, 1996, as well as for the first six months of 1996; and (3) an assessment of each company's capital, asset quality and loan loss reserve levels.

    HISTORICAL STOCK PERFORMANCE. Alex. Brown reviewed and analyzed the average weekly closing market prices and trading volume for Riverside and CNC Stock from October 6, 1995 to October 9, 1996. Although Alex. Brown reviewed the trading volume of Riverside and CNC Stock, it primarily focused on the relative stock price movements of the two companies. Alex. Brown compared the movement of the average weekly closing market prices of Riverside Stock and CNC Stock with the movement of the Standard & Poors 500 (the "S&P 500") composite average over the period from October 6, 1995 to October 9, 1996. Alex. Brown noted that, on a relative basis, Riverside generally underperformed the S&P

500 composite average and that CNC, in the most recent approximate six-month period, had outperformed the S&P 500 composite average. Alex. Brown also compared the movement of the average weekly closing market prices of Riverside and CNC Stock with the movement of a composite average of selected publicly trade banking institutions (see "--Analysis of Selected Publicly Traded Companies" below) over the same period. On a relative basis, Riverside generally underperformed the California Independent Banks composite average (defined below), and CNC, in the most recent approximate six-month period, performed in line with the California Independent Banks composite average and outperformed the California Business/Niche Banks composite average. This information was presented to give the Board background information regarding the respective stock prices of Riverside and CNC over the periods indicated. Alex. Brown further reviewed the liquidity of CNC Stock, noting that its average daily and weekly trading volume was significantly greater (as a percentage of shares outstanding) than that of the Riverside Stock.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. This analysis examines a company's valuation in the public markets as compared with the valuation of other selected publicly traded banking institutions. Alex. Brown, using publicly available information, compared certain financial and stock market information (based on the most commonly used valuation measurements described below) relating to Riverside and CNC with certain corresponding information from a group of publicly traded banking institutions deemed similar to Riverside and/or CNC. Such financial and stock market information included, among other things, the composition of earning assets, asset quality ratios, loan loss reserve levels, net interest margin, the ratio of fee income to total revenue, the ratio of general and administrative expenses to average assets, the efficiency ratio, the ratio of net income to average assets and average equity, capitalization ratios, and the multiple of market price to latest twelve months' ("LTM") earnings per share ("EPS") and market price to book value per share.

    The selected group of banking institutions comprised, in the case of the Riverside comparison, 11 California independent banks with total assets of between $390.0 million and $2.5 billion as of June 30, 1996 (the "California Independent Banks"). In the CNC comparison, CNC was compared against both the California Independent Banks group, as well as a second group consisting of three California banking institutions with a business banking orientation (the "California Business/Niche Banks"). Alex. Brown noted that the multiple of price to LTM EPS was 11.3x for Riverside and 13.8x for CNC, compared to a range of 10.1x to 32.3x, with a mean of 13.1x for the California Independent Banks, and a range of 9.8x to 13.3x, with a mean of 12.1x for the California Business/Niche Banks. Alex. Brown further noted that the multiple of price to book value per share was 133.1% for Riverside and 210.8% for CNC, compared to a range of 109.8% to 208.4%, with a mean of 152.2% for the California Independent Banks, and a range of 129.2% to 230.3%, with a mean of 175.2% for the California Business/Niche Banks. Based on the foregoing ratios, Alex. Brown noted that the multiples for Riverside were within the range of the multiples for California Independent Banks (based on the closing price of Riverside Stock as of September 9, 1996). Alex. Brown further noted that the multiples of CNC were generally within, or slightly higher, in certain instances, than the range of the multiples for the California Independent Banks and the California Business/Niche Banks.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Alex. Brown reviewed the financial terms, to the extent publicly available, of certain pending or completed mergers and acquisitions for acquired banking institutions since January 1, 1993 which it deemed comparable in whole or in part to the Merger (the "Selected Transactions"). Alex. Brown reviewed various financial multiples and premiums based on certain publicly available information for each of the Selected Transactions and compared them to the corresponding financial multiples and premiums for the Merger, based on the value of the consideration to be received in the Merger assuming an effective date as of October 14, 1996 (the "October 14 Value"). These transactions were analyzed based upon both the financial characteristics of the acquired banks and the acquisition price relative to the acquired bank's LTM EPS, book value, tangible book value, core deposits, assets and market value. The analysis included a review and comparison of the mean, median, high and low multiples represented by a sample of pending or completed bank acquisitions in California having transaction values less than $500 million that were announced since January 1, 1993, which data was further analyzed to review the multiples for (1) Southern California transactions; (2) California transactions for banking institutions with a return on average assets in excess of 1.00%; and (3) Southern California transactions for banking institutions with a return on average assets in excess of 1.00%. Alex. Brown determined that the Southern California transactions for banking institutions with a return on average assets in excess of 1.00% were the most relevant group against which to compare the Merger (the "Comparable Transactions"). The average price to LTM EPS, price to book value, price to tangible book value, premium to core deposits, price to assets and price to market value implied by the merger consideration for the Comparable Transactions were 14.3x, 160.8%, 160.8%, 8.5%, 17.8% and 49.6%, respectively. The October 14
Value implied a multiple of 15.1x, 177.6%, 180.9%, 10.3%, 16.2% and 33.3% (based on the closing price of Riverside Stock as of September 9, 1996), respectively. Alex. Brown noted that each of these multiples was within the range of multiples paid in the Comparable Transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Alex. Brown prepared an estimated valuation of Riverside based on the present value of the future dividend streams and the terminal value that Riverside could produce over a four and one-half year period. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate plus the estimated value of the business at some future date. Alex. Brown used estimates of projected financial performance for Riverside for the years 1996 through 2000 prepared by Riverside's management. Such estimates were based upon various factors end assumptions, many of which are beyond the control of Riverside. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results, which may be significantly more or less favorable than suggested by such projections. Such projections were also modified to present an "adjusted" case for Riverside.

    The implied future dividend stream projection was based upon the assumption that Riverside would maximize yearly dividend payments, subject to maintaining a constant year-end ratio of shareholders' equity to total assets of 7.0%. Estimated terminal values were calculated by applying multiples ranging from 10.0x to 12.0x projected net income. The dividend streams and terminal values were discounted to present values using a range of discount rates from 12.5% to 15.0%. The discounted cash flow analysis produced a range of net present values per share of Riverside Stock of approximately $14.00 to $17.00 in the expected case and approximately $13.25 to $15.75 in the adjusted case. Alex. Brown noted that discounted cash flow analysis is a widely used valuation methodology, but that such analysis relies on numerous assumptions, including dividend payout rates, terminal values and discount rates, the future values of which may differ significantly from such estimates.

    No company used in the analysis of selected publicly traded companies nor any transaction used in the analysis of selected precedent transactions summarized above is identical to Riverside, CNC or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the selected companies and the Selected Transactions and other factors that would affect the public trading value and acquisition value of the selected companies and the Selected Transactions, respectively.

    While the foregoing summary describes all analyses and factors that Alex. Brown deemed material in its presentation to the Riverside Board, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Alex. Brown Opinion. None of the analyses performed by Alex. Brown was assigned a greater significance than any other. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of Riverside and CNC. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business may actually be sold. Furthermore, no opinion is being expressed as to the prices at which shares of CNC Stock may trade at any future time.

    Pursuant to the terms of a letter agreement dated August 30, 1996 (the "Engagement Letter"), Riverside will pay Alex. Brown an aggregate fee of approximately $300,000 for acting as Financial Advisor in connection with the Merger, including rendering the Alex. Brown Opinion, against which was credited a $10,000 retainer fee paid upon execution of the Engagement Letter. Of the fee, $90,000 was paid on the delivery of the Alex. Brown Opinion, with the remainder of the fee payable upon closing of the Merger. Whether or not the Merger is consummated, Riverside also has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Riverside has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

    Riverside retained Alex. Brown to act as its advisor based upon Alex. Brown's qualifications, reputation, experience and expertise. Alex. Brown, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly traded companies in the banking industry.

EFFECT OF THE MERGER

    At the Effective Time, Riverside will merge into City National and City National will be the surviving bank. At the Effective Time, the Articles of Association and Bylaws of City National as in effect immediately prior thereto will be the Articles of Association and Bylaws of the surviving bank. In addition, the directors and officers of City National immediately prior to the Effective Time will continue as the directors and officers of the surviving bank.

CONSIDERATION PAYABLE UPON CONSUMMATION OF THE MERGER

    CONVERSION OF RIVERSIDE STOCK. Holders of Riverside Stock will have the opportunity to indicate their preferences for receiving stock, cash or a combination of stock and cash in the Merger pursuant to the election procedure described below (see "Election and Allocation Procedure"). Such elections will be honored to the extent possible, subject to the limitations described herein. All shares of Riverside Stock not converted into the right to receive CNC Stock will be converted into the right to receive cash.

    In no event will the number of shares of CNC Stock to be issued in the Merger be less than the Minimum Stock Amount. The Minimum Stock Amount requirement is intended to ensure that at least 48% (by value, as determined under the definition of "Minimum Stock Amount") of the "Total Consideration" (as defined below under "Election and Allocation Procedure") will be CNC Stock. Under some circumstances, more than 48% of the Total Consideration may be required to be paid in the form of CNC Stock in order to satisfy the Minimum Stock Amount.

    In addition, CNC is not required to provide more CNC Stock than the Maximum Stock Amount as consideration for the Merger. However, CNC may issue more CNC Stock than the Maximum Stock Amount if necessary to satisfy the Minimum Stock Amount.

    Each such share of Riverside Stock will, by virtue of the Merger, be converted into the right to receive:

        (1) a share and/or fraction of a share of CNC Stock equal to the quotient (such quotient, the "Exchange Ratio") obtained by dividing (i) $18.00 by (ii) the average of the daily closing prices of a share of CNC Stock on the NYSE as reported in the WALL STREET JOURNAL for the twenty consecutive trading days ending on the third trading day immediately prior to the Effective Time (such average, the "Final CNC Stock Price"); provided, however, that if the Final CNC Stock Price is more than $19.50 but not more than $22.50, the Exchange Ratio will be based on a Final CNC Stock Price of $19.50 and, accordingly, will be fixed at 0.923; if the Final CNC Stock Price is less than $16.00, the Exchange Ratio will be based on a Final CNC Stock Price of $16.00 and, accordingly, will be fixed at 1.125; and if the Final CNC Stock Price is more than $22.50, the Exchange Ratio will be determined by dividing $20.77 by the Final CNC Stock Price; or

        (2) cash in the amount of $18.00; or

        (3) a combination of CNC Stock (at the rate of the Exchange Ratio for each share of Riverside Stock) and cash (at the rate of $18.00 for each share of Riverside Stock).

    At the Effective Time, shares of Riverside Stock ("Cancelled Shares") that may be owned by Riverside as treasury stock or by any of its wholly owned subsidiaries or by CNC or any of its wholly owned subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be cancelled, retired and cease to exist, and no exchange or payment will be made with respect thereto. Any shares of CNC Stock owned by Riverside (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will become treasury stock of CNC.

    NO FRACTIONAL SHARES. Notwithstanding the foregoing, each holder of shares of Riverside Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CNC Stock (after taking into account all certificates delivered by such holder) will receive, cash (without interest) in lieu thereof, in an amount equal to such fractional part of a share of CNC Stock multiplied by the Final CNC Stock Price. No holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of CNC Stock.

    ELECTION AND ALLOCATION PROCEDURE. A form of transmittal letter ("Letter of Transmittal") will be mailed by IBJ Schroder Bank & Trust Company (the "Exchange Agent") at least thirty-five days prior to the anticipated Effective Time or on such other date as Riverside and CNC mutually agree (the "Mailing Date") to each holder of Riverside Stock of record as of five business days prior to the Mailing Date. Each Letter of Transmittal will permit the holder to elect (an "Election") to receive either CNC Stock (a "Stock Election") with respect to all of such holder's Riverside Stock, cash (a "Cash Election") with respect to all of such holder's Riverside Stock, or a combination of shares of CNC Stock and cash (a "Combination Election") in the proportions specified on the Letter of Transmittal. The stock and cash components of Combination Elections are referred to in the Merger Agreement and in the following description as "Combination Stock Elections" and "Combination Cash Elections" respectively. Any Riverside Stock (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline (as hereinafter defined) will be deemed to be "Undesignated Shares."

    An Election will be deemed properly made and effective only if the Exchange Agent actually receives a properly completed Letter of Transmittal by 5:00 P.M. on or before the 30th day following the Mailing Date (or such other time and date as CNC and Riverside mutually agree) (the "Election Deadline"). The Election Deadline will be specified in the Letter of Transmittal. A Letter of Transmittal will be deemed properly completed only if an Election is indicated for each share of Riverside Stock covered by such Letter of Transmittal and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Riverside Stock covered by such Letter of Transmittal, together with duly executed transmittal materials included in or required by the Letter of Transmittal.

    An Election may be revoked or changed at any time prior to the Election Deadline. In the event an Election is revoked prior to the Election Deadline, the related shares of Riverside Stock will automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline.

    If the aggregate number of shares of Riverside Stock as to which Stock Elections and Combination Stock Elections have been effectively made multiplied by the Exchange Ratio exceeds the Maximum Stock Amount (as defined below), then, to the extent necessary so that the number of shares of CNC Stock to be issued shall not be greater than the Maximum Stock Amount and the number of Eligible CNC Shares (as defined below) to be issued shall be at least equal to the Minimum Stock Amount, (1) all Cash Elections will be accepted, (2) all Undesignated Shares and Dissenting Shares will be deemed to have made Cash Elections, and (3) the Exchange Agent will select by random selection, first from holders of Riverside Stock for which Stock Elections or Combination Stock Elections have been made that, if converted into shares of CNC Stock, would not constitute Eligible CNC Shares, and second (if necessary) from among the holders of remaining shares of Riverside Stock for which Stock Elections and Combination Stock Elections have been made, shares that shall be designated as "Cash Designated Shares," and Cash Elections will be deemed to have been made with respect to all such shares.

    Correspondingly, if the aggregate number of shares of Riverside Stock as to which Stock Elections and Combination Stock Elections have been effectively made multiplied by the Exchange Ratio would not result in a number of Eligible CNC Shares being issued that is at least equal to the Minimum Stock Amount, then, to the extent necessary so that the number of Eligible CNC Shares to be issued will be at least equal to the Minimum Stock Amount (as defined below), the Exchange Agent will select by random selection, first from holders of Undesignated Shares and then (if necessary) from holders of Riverside Stock who have made Cash Elections and Combination Cash Elections, such number of such shares to receive CNC Stock as shall be necessary so that the number of Eligible CNC Shares that will be issued will equal the Minimum Stock Amount.

    For purposes of the allocation of CNC Stock and cash, the following definitions (which are more fully set forth in the Merger Agreement) will apply:

        1. "MINIMUM STOCK AMOUNT" means the lowest whole number of Eligible CNC Shares which, if multiplied by the Final CNC Stock Price, results in a dollar amount at least equal to 48% of the Total Consideration;

        2. "MAXIMUM STOCK AMOUNT" means the excess of (A) the number of shares of CNC Stock that would be issuable under the terms hereof as 60% of the Total Consideration, based on the Exchange Ratio, over (B) the number of options to purchase CNC Stock granted to Riverside employees and directors in exchange for their options to purchase Riverside Stock, which number shall not exceed 216,000;

        3. "ELIGIBLE CNC SHARES" means all shares of CNC Stock to be issued in the Merger other than shares of CNC Stock issued (A) to any holder of five percent or more of the total outstanding shares of Riverside Stock who does not provide to the Exchange Agent certain representations concerning the absence of any intent on the part of such person to enter into certain sale or other transactions concerning the CNC Stock to be received by such holder in the Merger as required by the Merger Agreement, or as to which the management of Riverside is unable as of the Effective Time to make certain representations concerning the absence of any intent on the part of such person to enter into certain sale or other transactions concerning the CNC Stock to be received by them in the Merger, as required by the Merger Agreement, (B) to any holder of less than five percent of the total outstanding shares of Riverside Stock as to which the management of Riverside is unable as of the Effective Time to make certain representations concerning the absence of any intent on the part of such person to enter into certain sale or other transactions concerning the CNC Stock to be received by them in the Merger as required by the Merger Agreement, or (C) with respect to any shares of Riverside Stock that were obtained by the holder thereof upon the exercise of options if such exercise shall have occurred subsequent to August 2, 1996 for directors and October 15, 1996 for other employees.

        4. "TOTAL CONSIDERATION" means the sum of (A) the product of (i) the Final CNC Stock Price and (ii) the number of shares of CNC Stock actually issued to holders of Riverside Stock in the Merger, (B) the amount of cash actually issued to holders of Riverside Stock in the Merger pursuant to Cash Elections and Combination Elections, (C) the amount of cash actually issued to holders of Riverside Stock in the Merger in lieu of fractional shares of CNC Stock, and (D) an amount equal to the number of Dissenting Shares as to which the holder's demand to exercise dissenter's rights shall not have been withdrawn as of the Effective Time multiplied by the greater of (x) the product of the Exchange Ratio and the Final CNC Stock Price and (y) $18.00.

        5. "DISSENTING SHARES" means shares with respect to which appraisal rights have been perfected in accordance with Section 215a.

    AS A RESULT OF THESE MAXIMUM AND MINIMUM LIMITATIONS ON THE AMOUNT OF CNC STOCK TO BE ISSUED, THERE IS NO ASSURANCE THAT HOLDERS OF RIVERSIDE STOCK WILL RECEIVE THE PRECISE ALLOCATIONS OF CNC STOCK AND/OR CASH INDICATED BY SUCH HOLDER'S ELECTION.

    For a more complete discussion of the foregoing allocation procedure see
Section 2.3 of the Merger Agreement.

    For a discussion of the rights of dissenting shareholders of Riverside, see "DISSENTERS' RIGHTS."

EFFECTIVE TIME

    The effective time of the Merger will occur when the certificate of merger is deemed to be effective by the OCC (the "Effective Time"). It is expected that the Effective Time will be at 6:00 p.m. Pacific Time on the first Friday (unless such day is a holiday, in which case it will be the preceding business day) that is both after satisfaction of each of the conditions set forth in Article VII of the Merger Agreement (see "THE MERGER--Conditions to Consummation of the Merger"), and no less than four business days after the occurrence of the Election Deadline.

    If the Merger is approved by the shareholders of Riverside, subject to the satisfaction or waiver of certain conditions described herein and the receipt of all Regulatory Approvals (as defined below), the Effective Time currently is expected to occur during the first quarter of 1997.

SURRENDER OF RIVERSIDE STOCK CERTIFICATES

    After the allocation procedures described above are completed, each holder of Riverside Stock who submits (or has submitted) a properly completed Letter of Transmittal shall be issued a certificate or certificates representing the number of shares of CNC Stock to which such holder is entitled, if any (and, if applicable, a check for the amount to be paid in lieu of any fractional share of CNC Stock), and/or the amount of cash to which such holder is entitled, if any. Holders of Riverside Stock who did not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the section pertaining to the Election) and the certificate or certificates representing Riverside Stock to the Exchange Agent in order to receive the Merger Consideration payable in respect of such shares.

    After the Effective Time, there will be no transfers on Riverside's stock transfer books of shares of Riverside Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of Riverside Stock are presented for transfer after the Effective Time, together with documents sufficient to evidence and effect such transfer, they will be cancelled and exchanged for the shares of CNC Stock and/or cash, if any, deliverable in respect thereof.

    No dividend or other distribution declared or made with respect to CNC Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate of Riverside Stock until the holder duly surrenders such certificate. Following the surrender of any such certificate, there will be paid to the holder, without interest, (1) the amount of any cash payable with respect to a fractional share of CNC Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CNC Stock and (2) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of CNC Stock.

    None of CNC, City National, Riverside, the Exchange Agent or any other person will be liable to any former holder of Riverside Stock for any shares of CNC Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to applicable unclaimed property, abandoned property, escheat or similar laws.

    If a certificate for Riverside Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    Any shares as to which dissenters' rights have been perfected will be purchased in accordance with the procedures described under "DISSENTERS' RIGHTS" and set forth in Appendix D to this Proxy Statement/Prospectus.

CONDITIONS TO CONSUMMATION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of CNC, City National and Riverside to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including the following:

        (1) Receipt of the approval of the shareholders of Riverside solicited hereby;

        (2) Receipt of all required approvals, consents or waivers of governmental authorities (the "Regulatory Approvals"), without any condition or requirement that would, in the good faith determination of CNC, be materially burdensome to CNC;

        (3) The absence of any order, injunction or decree that enjoins or prohibits the consummation of the Merger or any other transaction contemplated by the Merger Agreement;

        (4) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by the Merger Agreement;

        (5) No stop order suspending the effectiveness under the Securities Act of the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been issued and no proceedings for that purpose shall have been initiated; and

        (6) The shares of CNC Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to notice of issuance.

    For a discussion of the regulatory approvals required for consummation of the Merger, see "THE MERGER--Regulatory Approvals."

    CNC AND CITY NATIONAL CONDITIONS. The obligation of CNC and City National to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

        (1) The truth of each of the representations and warranties of Riverside contained in the Merger Agreement, in all material respects, at the Effective Time as if made on such date; the receipt by CNC and City National of an updated and current disclosure schedule; the performance by Riverside, in all material respects, of its covenants and agreements contained in the Merger Agreement; and the receipt by CNC and City National of an officer's certificate of Riverside to the foregoing effect;

        (2) The absence of any litigation or proceeding brought by any governmental agency seeking to prevent the transactions under the Merger Agreement;

        (3) Receipt by CNC and City National of the opinion of Mayer, Brown & Platt, special counsel to Riverside as to certain legal matters;

        (4) Receipt by CNC and City National of the final calculation of Riverside's fees and expenses incurred in connection with the Merger, which shall have been accrued and paid by Riverside;

        (5) At the close of business on the last day of the month preceding the Effective Time, the Adjusted Stockholders' Equity of Riverside shall have been not less than an amount equal to Riverside's stockholders' equity at September 30, 1996, PLUS $223,000 for each calendar month from September 30, 1996 through the month-end immediately prior to the Effective Time. "Adjusted Stockholders' Equity" means the stockholders' equity of Riverside as reflected on the financial statement delivered pursuant to Section 7.2(e) of the Merger Agreement PLUS severance benefits, payments for cancellation of options, certain payments in connection with vendor contracts, permitted dividends, and reasonable transaction costs, MINUS the exercise price of options exercised between September 30, 1996 and the month-end immediately prior to the Effective Time, PLUS decreases and MINUS increases in the market value of securities held for sale from September 30, 1996 through the month-end immediately prior to the Effective Time, in each case net of applicable taxes;

        (6) At the close of business on the last day of the month preceding the Effective Time, total deposits of Riverside shall be not less than 90% of the average of total deposits for Riverside during the month ended August 31, 1996, excluding from such deposits at both dates all deposits of title insurance and escrow companies and similar accounts;

        (7) There shall not have occurred any event related to the business condition (financial or otherwise), prospects, operations or properties of Riverside and its subsidiaries which would have a material adverse effect on the business, financial condition, or results of operations of Riverside;

        (8) Receipt by CNC, City National and their directors and officers of letters of Riverside's independent certified public accountants relating to the registration statement of which this Proxy Statement is a part, dated as of (A) the date of the mailing of this Proxy Statement/Prospectus to Riverside's shareholders, and (B) shortly prior to the Effective Time, with respect to certain financial information regarding Riverside in the form customarily issued by such accountants at such time in transactions of this type; and

        (9) Dissenter's rights shall not have been preserved with respect to more than 5% of the outstanding shares of Riverside Stock.

    RIVERSIDE CONDITIONS. The obligation of Riverside to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

        (1) The truth of each of the representations and warranties of CNC and City National contained in the Merger Agreement, in all material respects, at the Effective Time as if made on such date, the performance by CNC and City National, in all material respects, of their respective covenants and agreements contained in the Merger Agreement, and the receipt by Riverside of an officer's certificate of CNC and City National to the foregoing effect;

        (2) The absence of any litigation or proceeding brought by any governmental agency seeking to prevent the consummation of the transactions contemplated by the Merger Agreement;

        (3) Receipt by Riverside of an opinion from Richard H. Sheehan, Jr., counsel to CNC and City National as to certain legal matters;

        (4) Receipt by Riverside of an opinion from Munger, Tolles & Olson, special counsel to CNC and City National; and

        (5) There shall not have occurred any event related to the business condition (financial or otherwise), prospects, operations or properties of CNC and its subsidiaries that has a material adverse effect on CNC.

REGULATORY APPROVALS

    The Merger is subject to prior approval by the OCC. The Bank Merger Act prohibits the OCC from approving a bank merger (1) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) if its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OCC finds that the anticompetitive effects of the merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act and applicable regulations, the Merger may not be consummated until the 15th day following the date of receipt of OCC approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. In addition, the Bank Merger Act requires that the OCC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The OCC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the requirements of the Community Reinvestment Act are not satisfied. An application for the requisite approval of the Merger by the OCC has been submitted. No assurances can be given, however, that such approval will be received or that the Merger will be consummated.

    CNC, City National and Riverside are not aware of any other material governmental approvals or actions that are required for consummation of the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

    RIVERSIDE. The Merger Agreement contains certain restrictions on the conduct of Riverside's business pending consummation of the Merger.

    In particular, prior to the Effective Time, the Merger Agreement requires Riverside to (1) conduct its business in the usual, regular and ordinary course, consistent with past practice; (2) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and to continue to develop such customer relationships and to retain the services of its key employees; (3) maintain properties; (4) maintain insurance coverage; (5) perform, in all material respects, its obligations under material contracts, leases and documents relating to or affecting its assets, properties and business except as it may in good faith reasonably dispute; (6) charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with generally accepted accounting principles ("GAAP"), regulatory accounting principles ("RAP"), applicable law or regulations, or classified as "loss" or as directed by its regulators; (7) maintain the Allowance for Loan and Lease Losses in accordance with past practices, GAAP and RAP, (8) substantially comply with all federal and state laws and rules, regulations or orders; and (9) take no action which would reasonably be expected adversely to affect or delay the parties' ability to obtain any Regulatory Approvals or other approvals required for the Merger or to perform its covenants or agreements under the Merger Agreement on a timely basis.

    Without the prior written consent of CNC, Riverside may not take certain specified actions, including, without limitation, the following: (1) borrow money or guaranty the obligations of any other person (except for ordinary course banking transactions or certain short-term borrowings); (2) enter into transactions or make adjustments involving its stock (other than upon the exercise of options outstanding under the Option Plan or the payment to the option holder of the spread between $18.00 and the exercise price of any such option); or declare or pay dividends (other than regular quarterly dividends for the fourth quarter of 1996 and the first quarter of 1997 subject to certain restrictions); (3) transfer or encumber assets with a book value of $250,000 or more; (4) sell OREO or similarly held properties for less than 80% of book value; (5) make material investments or acquisitions; (6) enter into, renew or terminate any material contract (other than deposit and loan agreements or in the ordinary course of business with respect to certain specified contracts);
(7) alter its method of establishing interest rates for deposits; (8) increase compensation or benefits of directors, employees, former employees or retirees; agree to amend any pension, retirement, retention, "golden parachute" or other severance (other than in accordance with the Merger Agreement), deferred compensation, profit sharing or welfare benefit plan or agreement or employment agreement other than annual salary and bonus increases made in the ordinary course of business not exceeding 2% in the aggregate (based upon June 30, 1996 aggregate salary figures) or 6% for any employee; or voluntarily accelerate the vesting of any employee benefits, except for the acceleration of the vesting of options granted pursuant to the Option Plan; (9) settle claims involving material monetary damages (except to the extent fully reserved against on its books and records) or under terms containing material obligations; (10) hire additional officers or employees, or enter into new employment arrangements or relationships; (11) sell securities; (12) terminate, or suggest termination of, any deposit relationship with a title, escrow or mortgage company customer, or any major customer; (13) purchase securities other than United States treasury or agency securities maturing within three years; (14) amend its charter documents; (15) change in any material respect, or introduce services, products or campaigns or open or close any branch or facility; (16) renew, extend or materially alter any loan or forbearance agreement for a period of greater than six months, or make any loan or forbearance agreement, which would result in total obligations outstanding exceeding specified levels; and (17) reallocate or reduce any material accrual or reserve.

    CNC AND CITY NATIONAL. CNC and City National have each agreed not to (1) take any action which would reasonably be expected to delay or adversely affect the ability of CNC, City National or Riverside to obtain any necessary approvals, consents or waivers of any Governmental Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants or agreements on a timely basis under the Merger Agreement; (2) amend the CNC Certificate in any respect that materially and adversely affects the rights and privileges attendant to the CNC Stock; or (3) agree to, or make any commitment to, do any of the foregoing.

NO SOLICITATION

    Riverside has agreed in the Merger Agreement that it will not authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes a "Takeover Proposal" (as defined below), or recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal, except if Riverside's Board of Directors, after having consulted with and considered the advice of counsel, has reasonably determined in good faith that the failure to do so would cause the members of its Board of Directors to breach their fiduciary duties under applicable laws. Riverside has agreed to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the Merger Agreement with any parties other than CNC with respect to any of the foregoing. Riverside has also agreed to advise CNC immediately following the receipt by it of any Takeover Proposal and the details thereof, and advise CNC of any developments with respect to such Takeover Proposal immediately upon the occurrence thereof.

    As used herein, "Takeover Proposal" means, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Riverside or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Riverside or any of its subsidiaries other than the transactions contemplated or permitted by the Merger Agreement.

AMENDMENT AND TERMINATION

    AMENDMENT. Subject to compliance with applicable law, prior to the Effective Time, the Merger Agreement may be amended or modified by the parties thereto, except that, after the vote by the shareholders of Riverside, any amendment which reduces the amount or changes the form of the consideration to be delivered to the Riverside shareholders in the Merger will not be valid without approval of the shareholders of Riverside.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by the shareholders of Riverside as follows: (1) by mutual agreement of CNC and Riverside; (2) by CNC or Riverside in the event of an uncured material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement; (3) by CNC or Riverside if any Regulatory Approval has been denied or any governmental authority or court shall have issued a final, non-appealable order enjoining or otherwise prohibiting consummation of the Merger; (4) by CNC or Riverside in the event that the Merger is not consummated by June 30, 1997;
(5) by CNC or Riverside if any required vote of the shareholders of Riverside approving the Merger is not obtained at a duly held meeting of shareholders; (6) by CNC if the Board of Directors of Riverside shall have withdrawn, modified or changed in a manner adverse to CNC its approval or recommendation of the Merger Agreement and the Merger; (7) by Riverside, if both (A) the Final CNC Stock Price is less than $13.50, and (B) the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price during the Determination Period by the Index Price on October 10, 1996; (8) by CNC, if (A) Riverside shall have provided information to or participated in discussions with a third party relating to a Takeover Proposal, or facilitated or recommended a Takeover Proposal and shall have continued discussions with any third party concerning such Takeover Proposal for more than 10 business days after the date of receipt of such Takeover Proposal; or (B) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to Riverside which contains a proposal as to price (without regard to the specificity of such price proposal) and Riverside shall not have rejected such proposal within 10 business days of its receipt or the date its existence first becomes publicly disclosed, if earlier.

    As discussed above if (A) the Final CNC Stock Price is less than $13.50 and
(B) the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price during the Determination Period by the Index Price on October 10, 1996, the Riverside Board of Directors may, in its discretion, terminate the Merger
Agreement. On December   , 1996, the closing price for the CNC Stock was
$            . In making any such determination, the Riverside Board of
Directors anticipates that it would review current information relating to CNC and Riverside, receive presentations from its officers, financial advisor and legal counsel and consider a variety of factors including those which it considered in making its initial decision to enter into the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger." If the Merger Agreement is approved by a majority of the outstanding shares of Riverside stock, the Board of Directors of Riverside will have the power and authority, without the necessity of a further vote of the Riverside shareholders, to determine whether or not to proceed with the Merger as provided in the Merger Agreement. As such, the Board of Directors may determine not to exercise its right to so terminate the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Riverside's management and the Riverside Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Riverside generally.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Merger Agreement provides that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of Riverside and its subsidiaries as provided in their respective articles of association or articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of October 15, 1996 with respect to matters occurring before the Effective Time of the Merger will survive the Merger and will continue in full force and effect for a period of six years following the Effective Time of the Merger. The Merger Agreement also provides that during such six-year period, to the greatest extent permitted by applicable law, regulations and their respective organizational documents or bylaws as in effect on October 15, 1996, CNC and City National will indemnify, defend and hold harmless those individuals who were officers and directors of Riverside and its subsidiaries on October 15, 1996 or immediately prior to the Effective Time of the Merger for any claim or loss arising out of their actions while an officer or director, including any acts relating to the Merger Agreement, and that CNC and City National will pay, as and when incurred, the expenses, including attorneys' fees, of such individuals in advance of the final resolution of any claim, provided that such individuals must first execute an undertaking acceptable to each of CNC and City National to return such advances in the event it is finally concluded that such indemnification is not permissible under applicable law.

    STOCK OPTIONS. The stock options granted to Riverside officers, directors and employees under Riverside's existing shareholder approved stock option plans provide that any options granted prior to the dissolution or liquidation of Riverside, or a reorganization, merger or consolidation of Riverside with one or more corporations as a result of which Riverside will not be the surviving or resulting entity (each a "Terminating Event") become exercisable in full thirty days prior to the completion of any such Terminating Event whether or not then vested. The Merger Agreement provides that the outstanding Riverside stock options (each an "Option") will be treated as follows:

        In the case of Options held by Riverside employees who are not offered a position with City National following the Merger, and for each Option that vests prior to the Effective Time of the Merger solely as the result of the fact that the Merger will constitute a Terminating Event, Riverside will offer to cancel each such Option that is outstanding and unexercised at the Effective Time, whether or not then vested, in exchange for the payment to the holder of such Option of an aggregate amount in cash equal to the positive difference between (1) $18.00 multiplied by the number of shares of Riverside Stock covered by such Option, and (2) the aggregate exercise price of such Option.

        Each Riverside employee offered employment with City National following the Merger and each non-employee Riverside director who holds Options that have vested other than solely as the result of the fact that the Merger will constitute a Terminating Event will be entitled to elect to: (1) receive cash under the same terms as employees who are not offered a position with City National or (2) in exchange for terminating such Option, receive a fully vested option to purchase CNC Stock; provided, that the aggregate number of shares of CNC Stock represented by all of such substitute options may not exceed 216,000, of which 166,000 shares will initially be reserved for Riverside employees and 50,000 shares will initially be reserved for non-employee directors. The number of shares of CNC Stock for which each such substitute option will be exercisable will be equal to the number of shares of Riverside Stock that was subject to the related Riverside stock option immediately prior to the Effective Time multiplied by the Exchange Ratio; and the per share exercise price of such substitute options will be determined by dividing the per share exercise price under the related Riverside option by the Exchange Ratio. The substitute options will have terms of one year in the case of options issued to non-employee directors of Riverside and terms of three years in the case of options issued to Riverside employees, and will otherwise contain terms and conditions substantially identical to options issued by CNC to its other employees pursuant to the CNC stock option plan.

    EMPLOYEE BENEFIT PLANS. All employees of Riverside continuing in the employ of CNC or City National will be entitled to participate in stock plans, bonus plans and all other benefit plans of CNC or City National on the same basis as other similarly situated employees of CNC or City National. Each of these employees will be credited for eligibility, participation, vesting and benefit accrual purposes (subject to certain limitations) with such employee's respective years of past service with Riverside as though they had been employees of CNC or City National.

    Pursuant to the Merger Agreement, CNC and City National have agreed to permit Riverside to amend its severance policies to provide for enhanced severance payments. Riverside will be responsible for paying the severance payments as set forth in the amended severance policies to employees of Riverside who are not offered continued employment in an equivalent or substantially similar position with CNC or City National following the Effective Time of the Merger.

    SEVERANCE AGREEMENT AND EMPLOYMENT AGREEMENT. Riverside entered into a Severance Agreement with Mr. James A. Robinson in July 1996 (the "Severance Agreement"), which agreement was a continuation on substantially similar terms of the severance agreement entered into between Mr. Robinson and Riverside in November 1993. Upon a "Change in Control" Mr. Robinson is entitled under his Severance Agreement to receive two full years of compensation at his then current annual rate of compensation plus two times the average of his annual bonus for the two full years preceding such "Change in Control." The amount that would be payable under the terms of the Severance Agreement upon completion of the Merger is $840,000 . At the request of CNC, Mr. Robinson has agreed to enter into an employment agreement (the "Employment Agreement") with City National pursuant to which Mr. Robinson would be employed by City National in the capacity of Executive Vice President of City National and a member of its Executive Committee for an initial term of two years. It is expected that Mr. Robinson will also serve as Chairman of the City National Inland Empire Board of Advisors, which is an advisory board to be comprised of business persons in Riverside County and other portions of the Inland Empire Region that City National intends to establish in connection with its acquisition of Riverside. Pursuant to the Employment Agreement, Mr. Robinson would agree to deferral of the payment to him of the severance amount to which he is entitled under his Severance Agreement with Riverside and would receive salary for his service with City National at an annual rate of $140,000 per year. He would also be entitled to incentive compensation of up to an additional $140,000 in each of the two years of his employment agreement with City National, provided that no incentive compensation will be payable to Mr. Robinson unless he remains with City National for the two-year period of his proposed Employment Agreement. Mr. Robinson would also be entitled to such fringe benefits and perquisites as are provided to other officers of City National with positions of similar authority and responsibility.

    With respect to Mr. Robinson's options to purchase shares of Riveside Stock, CNC and Mr. Robinson have agreed as follows: (1) each of the 105,000 options to purchase shares of Riverside Stock which will be exercisable at the Effective Time will be converted into an option and/or fraction of an option to purchase CNC Stock in accordance with the Exchange Ratio; (2) 22,500 of Mr. Robinson's remaining options to purchase CNC Stock will each be converted into an option and/or fraction of an option to purchase CNC Stock in accordance with the Exchange Ratio and will vest on the first anniversary of the Effective Time;

(3) the remaining 22,500 of Mr. Robinson's options to purchase CNC Stock will each be converted into the option and/or fraction of an option to purchase CNC Stock in accordance with the Exchange Ratio and will vest on the second anniversary of the Effective Time; (4) each of the above-mentioned 150,000 options to purchase Riverside Stock which will be converted into a number of options to purchase CNC Stock calculated in accordance with the Exchange Ratio will expire on the third anniversary of the Effective Time; and (5) as an employee of City National, Mr. Robinson will have the opportunity to participate in City National's stock option plan at a level commensurate with his title and position.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain of the material federal income tax consequences of the Merger. It is intended to provide only a general summary and does not include a complete analysis of all the potential federal income tax consequences or consequences that may vary with or are contingent upon the individual circumstances of particular Riverside shareholders such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, any Riverside shareholders who, at the Effective Time, already own CNC Stock, persons who acquired their Riverside shares pursuant to the exercise of employee stock options, and other special status taxpayers. This discussion does not address any aspects of state, local, or foreign tax laws or any federal tax laws other than those pertaining to income tax. Riverside shareholders who are individuals should be aware that the federal income tax rate on long-term capital gains of individuals is significantly lower than the tax rate that may apply to ordinary income or short-term capital gains of individuals, and that the amount of long-term capital gain, short-term capital gain or ordinary income that may be realized by a particular Riverside shareholder as a result of the Merger may vary depending on a shareholder's particular circumstances. Each Riverside shareholder is advised to consult his or her own tax advisor concerning the specific tax consequences of the Merger to such shareholder.

    No ruling has been requested from the Internal Revenue Service (the "Service") with respect to any of the matters discussed in this summary.

    It is a condition to the obligation of Riverside to consummate the Merger that Riverside receive an opinion from Tax Counsel concluding that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. Riverside has received such an opinion from Tax Counsel, subject to confirmation at the Effective Time. The tax consequences discussed below are based on the assumption that the Merger does so qualify. Riverside shareholders should be aware that the opinion of Tax Counsel represents the best judgment of such counsel, but is not binding on the Service or the courts.

    The following summary and the opinion of Tax Counsel are based on certain assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger and on certain representations made by Riverside, certain shareholders of Riverside, CNC and City National with respect to the Merger, including representations regarding intended actions of CNC and certain Riverside shareholders following the Merger. If any of these factual assumptions or representations is inaccurate, the tax consequences of the Merger could differ from those described in this summary and the opinion of Tax Counsel.

    The treatment of the Merger as a tax-deferred reorganization will depend upon, among other things, whether the shareholders of Riverside maintain a sufficient continuity of stock ownership interest in CNC after the Merger. Prior to its adoption of its current policy that it will not issue "comfort rulings" regarding certain corporate reorganizations, the Service took the position for purposes of issuing advance rulings under Section 368(a)(1)(A) of the Code that the shareholders of an acquired corporation (such as Riverside) had to maintain a continuing equity ownership interest in the acquiring corporation (such as CNC) equal to at least 50% of the value of their equity ownership interest in the acquired corporation. The case law standard is less stringent than the Service's advance rulings standard, which expressly did not define the lower limits of "continuity of interest" as a matter of substantive law. Tax Counsel's opinion relies on the continuity of shareholder interest standard under the decided cases rather than the Service's advance rulings standard. It is anticipated that the Merger will satisfy the continuity of shareholder interest requirement as reflected in the case law, but it is possible that post-merger sales, exchanges or other transactions affecting CNC Stock undertaken by the former Riverside shareholders could disqualify the Merger as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. In that case, the Merger would constitute a fully taxable transaction for Riverside and its shareholders and City National would succeed to Riverside's tax liability (if any) resulting from the Merger.

    Subject to the assumptions discussed above, the federal income tax consequences of the Merger to a shareholder of Riverside will depend on whether the shareholder receives cash, shares of CNC Stock, or both in exchange for his or her shares of Riverside Stock. The consideration to be received in the Merger by each Riverside shareholder will depend, in part, on certain elections available to the shareholders. If a shareholder of Riverside (who does not otherwise actually or constructively own any stock of CNC) receives cash in exchange for all shares of Riverside Stock actually owned by him or her, the federal income tax consequences will also depend on whether any shares of Riverside Stock constructively owned by that shareholder (pursuant to the constructive ownership rules of Section 318 of the Code) are exchanged for cash or for shares of CNC Stock. The federal income tax consequences of the Merger to a Riverside shareholder who receives only cash in the Merger but who also owns CNC Stock (either actually or constructively pursuant to Section 318 of the Code), or who receives both cash and CNC Stock in the Merger, may depend on whether the distribution of cash to such shareholder has the effect of the distribution of a dividend to such shareholder (see "Impact of Section 302 of the Code"). In short, the tax consequences of the Merger to a Riverside shareholder who receives only cash in the Merger may depend on (1) the nature of the consideration received in the Merger by certain individuals and entities owning Riverside shares if the shares owned by such persons are attributed to the Riverside shareholder (as described under "Constructive Ownership" below), and (2) whether the particular Riverside shareholder owns any CNC Stock, either actually or constructively (as described under "Constructive Ownership"), other than as a result of participating in the Merger.

    RECEIPT OF CNC STOCK FOR ALL RIVERSIDE STOCK ACTUALLY OWNED. A shareholder of Riverside who receives shares of CNC Stock in exchange for all the shares of Riverside Stock actually owned by that shareholder will recognize no gain or loss as a result of the Merger (except with respect to any cash received in lieu of a fractional share). The basis of the CNC Stock received by that shareholder (including any fractional interests deemed received) will be the same as the basis of the shares of the Riverside Stock exchanged therefor, and the holding period of those shares of CNC Stock will include the holding period of the Riverside Stock surrendered in the exchange, provided the latter shares were held by the shareholder as a capital asset at the Effective Time. The foregoing result will be obtained regardless of whether the shareholder is treated as owning other shares under the constructive ownership rules described in "Constructive Ownership" below.

    RECEIPT OF CASH FOR ALL RIVERSIDE STOCK ACTUALLY OWNED. If cash is received for all shares of Riverside Stock actually owned by a shareholder of Riverside, that shareholder will recognize gain or loss in an amount equal to the difference between the amount of cash received by the shareholder and his or her tax basis for the shares of Riverside Stock exchanged. That gain or loss generally will be capital gain or loss if the shares of Riverside Stock are held as a capital asset at the Effective Time and will be long-term capital gain or capital loss if the Riverside shareholder's holding period for his or her Riverside shares is more than one year at the Effective Time. The Code imposes significant limitations on the ability of an individual holder to offset capital losses against ordinary income, and corporate holders may not offset capital losses against ordinary income to any extent. If, however, any such shareholder of Riverside constructively owns shares of Riverside Stock (pursuant to the constructive ownership rules of Section 318 of the Code) that are exchanged for shares of CNC Stock in the Merger or owns shares of CNC Stock actually or constructively after the Merger, the consequences to such shareholder may be similar to the consequences described below under the heading "RECEIPT OF BOTH SHARES OF CNC STOCK AND CASH FOR RIVERSIDE STOCK ACTUALLY OWNED," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such shareholder's gain. Because the tax treatment applicable to a shareholder in the situation described in the immediately preceding sentence is not free from doubt, a shareholder in that situation is urged to consult his or her own tax advisor regarding the tax consequences to such shareholder.

    RECEIPT OF BOTH SHARES OF CNC STOCK AND CASH FOR RIVERSIDE STOCK ACTUALLY OWNED. A shareholder of Riverside who, in the Merger, receives both shares of CNC Stock and cash (other than cash received in lieu of a fractional share of CNC Stock) in exchange for all of the shares of Riverside Stock actually owned by that shareholder, will not be permitted to recognize any loss as a result of the Merger, but will be required to recognize gain (if any) equal to the lesser of: (1) the amount of cash so received; and (2) the gain realized (i.e., the amount by which the sum of the amount of cash so received and the fair market value on the date of the Merger of the shares of CNC Stock received, including any fractional interest, exceeds that shareholder's basis for the shares of Riverside Stock surrendered). For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on a particular block of shares of Riverside Stock cannot be used to offset a gain recognized on another block of shares of Riverside Stock. Any shareholder who holds shares of Riverside Stock with differing tax bases is urged to consult his, her or its own tax advisor regarding the tax consequences of the Merger.

    The characterization of any recognized gain as capital gain or ordinary (dividend) income will depend upon whether the receipt of cash by that shareholder has the effect of a distribution of a dividend under Section 302 of the Code with respect to CNC Stock. See "Impact of Section 302 of the Code" below. In general, Section 302 of the Code sets forth three tests for determining the character of the gain. Provided that any one of the three tests for sale or exchange treatment is satisfied, the gain so recognized will be capital gain if that shareholder's shares of Riverside Stock, are held as a capital asset at the time of the Merger. If none of the three sale or exchange tests is satisfied, the entire amount of gain required to be recognized by that shareholder will be treated as a dividend to the extent of the shareholder's ratable share of the earnings and profits of Riverside (or possibly the earnings and profits of Riverside and CNC) accumulated through the date of the Merger, and any remaining amount of recognized gain will be characterized in accordance with the preceding sentence. The tax basis of the shares of CNC Stock received by such a shareholder will be the same as the tax basis of the shares of Riverside Stock surrendered in exchange therefor, increased by the amount recognized as either dividend income or capital gain, and decreased by the amount of cash received, other than cash received in lieu of a fractional share of CNC Stock, and by any basis allocable to such a fractional share of CNC Stock. The holding period of the shares of CNC Stock received by that shareholder in the Merger will include the holding period of the shares of Riverside Stock exchanged therefor, provided the shares of Riverside Stock are held as a capital asset at the time of the Merger.

    IMPACT OF SECTION 302 OF THE CODE. The manner in which Section 302 of the Code is applied depends upon whether a Riverside shareholder receives only cash or both cash and shares of CNC Stock in exchange for the shares of Riverside Stock actually owned by that shareholder and on whether such Riverside shareholder constructively owns (1) other shares of Riverside Stock that are exchanged for CNC Stock in the Merger or (2) other shares of CNC Stock, or actually owns other shares of CNC Stock. The receipt of cash by a shareholder of Riverside who receives only cash in exchange for his or her shares of Riverside Stock will be considered to be in connection with a sale or exchange and not to have the effect of a distribution of a dividend under Section 302 only if, after giving effect to the constructive ownership rules of Section 318 of the Code and, if applicable, the exception thereto provided in Section 302(c)(2) of the Code, the receipt of that cash is: (A) "not essentially equivalent to a dividend," (B) a "substantially disproportionate redemption" with respect to that shareholder, or (C) a "complete termination" of the "shareholder's interest" in all the shares of Riverside Stock actually and constructively owned by that shareholder.

    The determination of whether any of the three tests of Section 302 for sale or exchange treatment is satisfied is made by treating the exchange as if all the shares of Riverside Stock actually and constructively owned by the shareholder had been exchanged solely for shares of CNC Stock, and the shares of CNC Stock that were not in fact received had then been redeemed by CNC for cash (the "hypothetical redemption of CNC Stock"). The rules of Section 302 are then applied by comparing a shareholder's hypothetical stock ownership in CNC before the hypothetical redemption of CNC Stock with that shareholder's stock ownership in CNC after the Merger.

    Whether the receipt of cash by a shareholder of Riverside will be "not essentially equivalent to a dividend" depends on the facts and circumstances of the individual shareholder of Riverside. The receipt of cash by a Riverside shareholder in exchange for the shares of Riverside Stock actually owned by that shareholder should not be taxable as a dividend if the shareholder's relative stock interest in CNC is minimal, the shareholder exercises no control over CNC's affairs, and the hypothetical redemption of CNC shares described above causes the shareholder to undergo some reduction in equity interest in CNC (taking into account the hypothetical redemption of CNC Stock) in relation to all CNC shareholders taken as a group. It is not clear what constitutes a "minimal" stock interest for this purpose, nor how much reduction in relative equity interest is required. Because of the uncertainty in this area, shareholders are strongly urged to consult their own tax advisors as to whether their receipt of cash qualifies for capital gain treatment under this test.

    Whether the receipt of cash by a shareholder of Riverside will constitute a "substantially disproportionate redemption" within the meaning of Section 302 of the Code is determined by the application of certain numerical tests. If cash is received for shares of Riverside Stock actually owned by a shareholder, those numerical tests are applied as follows: First, immediately, after the exchange, the shareholder must own, both actually and constructively, less than 50% of the total combined voting power of all classes of CNC Stock entitled to vote. Second, the ratio that the voting stock of CNC owned, both actually and constructively, by the shareholder immediately after the hypothetical redemption bears to all the voting stock of CNC outstanding at that time must be less than 80% of the ratio that the voting stock of CNC owned, both actually and constructively, by the shareholder immediately before the hypothetical redemption of CNC Stock described above bears to all the voting stock of CNC outstanding at that time. In making the calculations required to determine whether the hypothetical redemption of CNC Stock is "substantially disproportionate," the constructive ownership rules described below apply. See "Constructive Ownership" below.

    The receipt of cash by a shareholder of Riverside will be a "complete termination of interest" only if the shareholder receives cash for all of the shares of Riverside Stock actually and constructively owned by that shareholder at the Effective Time. For these purposes, the attribution rules of Section 318 of the Code will apply as described below. However, Section 302(c)(2) provides that, for the purpose of determining whether there is a "complete termination of interest," the family attribution rules of Section 318(a)(1) of the Code (described in "Constructive Ownership" below) will not apply if certain conditions are met. If those conditions are met, a Riverside shareholder will not be deemed to own shares of Riverside Stock owned or deemed to be owned by family members for the purpose of determining whether there is a complete termination of that shareholder's interest.

    The Merger Agreement permits Riverside shareholders to make certain elections regarding their preference for receiving cash and CNC Stock in the Merger. In planning which election to make, shareholders of Riverside should take into account the rules regarding Section 302 of the Code described above. The factors determining whether a particular shareholder will obtain sale or exchange treatment (as opposed to dividend treatment) with respect to any cash received must be analyzed on a shareholder-by-shareholder basis. In addition, the relative benefits of receiving sale or exchange treatment (as opposed to dividend treatment) with respect to any cash received must be determined and weighed on a shareholder-by-shareholder basis. In planning for such an election, each shareholder should consult with his or her own tax advisor.

    CONSTRUCTIVE OWNERSHIP. Under Section 318 of the Code, a shareholder of Riverside will be deemed to own Riverside Stock that is owned or deemed to be owned by certain members of his family and other related parties including, for example, certain entities in which the shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations) as well as shares of Riverside Stock that the shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right held by the shareholder (or a related person). Similarly, a shareholder of CNC, including a former shareholder of Riverside after the Merger, will be deemed to own CNC Stock that is owned or deemed to be owned as described in the preceding sentence, including any CNC Stock received in exchange for Riverside Stock as a result of the Merger. Because application of these constructive ownership rules could affect the application of Section 302 to a shareholder of Riverside, each shareholder should consult his or her own tax advisor with respect to the application of the constructive ownership rules to his or her particular circumstances prior to making an election pursuant to the terms of the Merger.

    FRACTIONAL SHARES. Any shareholder of Riverside who receives cash in lieu of a fractional share of CNC Stock will be treated as if that shareholder had received the fractional share of CNC Stock in the Merger, and such fractional share was then redeemed by CNC.

    OTHER CONSIDERATIONS APPLICABLE TO SHAREHOLDERS OF RIVERSIDE. Shareholders of Riverside will be required to provide their social security numbers or their taxpayer identification numbers or, in some circumstances, certain other information to the Exchange Agent in order to avoid the "backup withholding" requirements that might otherwise apply under the Code. If a Riverside shareholder is subject to backup withholding, tax will be withheld at the rate of 31% on the cash consideration received by such shareholder in the Merger. Any amount paid as backup withholding will be credited against the holder's federal income tax liability. Riverside shareholders who receive CNC Stock must also comply with the information reporting requirements of the Treasury regulations under Section 368 of the Code.

    SHARES ISSUED IN CONNECTION WITH STOCK OPTIONS OR THE PERFORMANCE OF SERVICES. The preceding discussion of federal income tax consequences may not be applicable to a shareholder of Riverside who acquired shares of Riverside
Stock: (1) pursuant to the exercise of any incentive stock option that was granted less than two years prior to the Effective Time; (2) pursuant to the exercise of an incentive stock option that was exercised less than one year prior to the Effective Time; or (3) in connection with the performance of services where the shares of Riverside Stock continue to be subject to a "substantial risk of forfeiture" (or are substantially non-vested), as of the Effective Time. Such a shareholder of Riverside may be treated as having received compensation (taxable as ordinary income) as a result of the Merger. Accordingly, any such shareholder should consult his or her own tax advisor with respect to the federal income tax consequences of the Merger.

    FEDERAL INCOME TAX TREATMENT OF DISSENTERS. Any shareholder of Riverside who effectively dissents from the Merger (see "DISSENTERS' RIGHTS--Appraisal Rights of Dissenting Shareholders," below) and who receives cash for his or her shares will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) the shareholder's tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on the length of time the shares are held by the dissenter, whether the shares are held as a capital asset, and whether the dissenter actually owns CNC Stock or is deemed to own shares of Riverside Stock or CNC Stock pursuant to the attribution rules of Section 318 of the Code. In certain circumstances, a dissenter can be deemed for tax purposes to own shares that are actually owned by a non-dissenter that is related to the dissenter, or to own shares of CNC Stock, with the possible result that the cash received upon the exercise of the dissenter's rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Riverside Stock. See "Certain Federal Income Tax Consequences-- Constructive Ownership."

    The foregoing discussion of the expected federal income tax consequences of the Merger is based on the Code, Treasury regulations promulgated thereunder, and applicable judicial and administrative authorities, all as in effect on the date hereof. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly change these expected consequences. Any such changes may or may not be retroactive with respect to transactions prior to the date of those changes.

    THE SUMMARY FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT CONSTITUTE TAX ADVICE OR AN OPINION OF TAX COUNSEL. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER APPLICABLE TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for by CNC under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing of the Merger. Income of the combined company will not include income (or loss) of Riverside prior to the closing of the Merger. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

EXPENSES

    The Merger Agreement provides that each party will pay its own expenses in connection with the Merger Agreement. All filing and other fees paid to the SEC in connection with the issuance of CNC Stock in the Merger will be borne by CNC.

                           MARKETS AND MARKET PRICES

    The CNC Stock is listed on the NYSE under the symbol "CYN" and the Riverside Stock is quoted on the Nasdaq National Market System under the symbol "RNRC." The following table sets forth the high and low closing price per share of CNC Stock, as reported on the NYSE Composite Tape, and the high and low closing price per share of Riverside Stock, as reported on the Nasdaq National Market System for each of the periods indicated.

                                                        CNC STOCK          RIVERSIDE STOCK
                                                   --------------------  --------------------
QUARTER ENDED                                        HIGH        LOW       HIGH        LOW
                                                   ---------  ---------  ---------  ---------
1994
  March 31.......................................  $    9.25  $    7.13  $    6.75  $    5.75
  June 30........................................      11.75       8.00       7.63       5.75
  September 30...................................      12.13       9.88       8.75       7.00
  December 31....................................      11.63       8.25       8.50       6.75
1995
  March 31.......................................      12.38      10.00       8.75       6.75
  June 30........................................      11.75       9.75      10.75       8.25
  September 30...................................      15.38      11.25      13.75       9.63
  December 31....................................      14.25      12.63      13.88      13.00
1996
  March 31.......................................      14.13      12.63      14.00      13.50
  June 30........................................      16.50      13.13      14.00      13.00
  September 30...................................      19.00      14.63      14.38      12.13
  December 31 (through December   )..............

    The closing price per share of CNC Stock, as reported on the NYSE Composite Tape, and the closing price per share of Riverside Stock, as reported on the Nasdaq National Market System as of October 15, 1996, the last trading day before the day on which the Merger Agreement was first publicly announced, and
on December   , 1996 were as follows:

                                                                    CNC STOCK   RIVERSIDE STOCK
                                                                   -----------  ---------------
October 15, 1996.................................................   $   17.75      $   17.75
December   , 1996................................................

                   SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS
                            AND RIVERSIDE MANAGEMENT

    The following table sets forth certain information regarding beneficial
ownership of Riverside Stock as of December   , 1996, (i) by each person who is
known to Riverside to own beneficially more than five percent of the outstanding shares of Riverside Stock, (ii) by each of Riverside's directors, (iii) by Riverside's Chief Executive Officer and each of Riverside's three most highly compensated executive officers who served as executive officers at December 31, 1995, and (iv) by all Riverside directors and executive officers as a group.

                                                                                AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                             BENEFICIAL OWNER(1)     CLASS(2)
------------------------------------------------------------------------------  ---------------------  -------------
PRINCIPAL SHAREHOLDERS
The Midwest Bank Fund II, L.P., Banc Fund III L.P., Bank Fund III Trust, Banc
  Fund IV L.P. and Banc Fund IV Trust(3)......................................          115,026               5.26%

DIRECTORS(4)
Maryann Archaumbault..........................................................           42,332               1.94
George R. Freeman.............................................................           65,047               2.97
Dolores M. Magnuson...........................................................           86,686               3.96
James A. Robinson(5)..........................................................          120,000               5.49
Leon Sigerman(6)..............................................................           26,469               1.21
Everett L. Spriggs............................................................          199,125               9.10
Jerome H. Thompson............................................................          105,191               4.81
Roy E. Whitehead(7)...........................................................           90,000               4.11

EXECUTIVE OFFICERS(4)(8)
Richard Bissel................................................................            2,600               0.12
Michael T. Vanderpool.........................................................            9,000               0.41
Bruce Wachtel.................................................................           11,400               0.52

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 PERSONS)..................          757,850              34.65%

------------------------
(1) The number of shares for each of the directors, except Mr. Robinson, Mr. Sigerman and Mr. Whitehead, includes 25,000 shares which each has the right to acquire by exercise of options vested pursuant to Riverside's 1991 Stock Option Plan.

(2) Based on 2,187,289 shares of Riverside Stock outstanding as of December   ,
    1996.

(3) On August 20, 1996 a Schedule 13D was filed reporting ownership of Riverside Stock by the following entities: The Midwest Bank Fund II, L.P. (15,000), Banc Fund III L.P. (19,163), Bank Fund III Trust (58,735), Banc Fund IV L.P. (5,073) and Banc Fund IV Trust (17,055). Each of the above entities disclaimed or did not affirm the existence of a group. The address for each of the above entities is 208 S. LaSalle Street, Chicago, Illinois 60604.

(4) The address for each of the directors and executives officers is: c/o Riverside National Bank, 3484 Central Avenue, Riverside, California 92506.

(5) Mr. Robinson is the beneficial owner of 45,000 shares as of December   ,
    1996. Mr. Robinson was granted options in 1992, 1993, 1994 and 1995 for an aggregate of 150,000 shares, of which 75,000 are currently vested and can be exercised.

(6) Mr. Sigerman has the right to acquire 15,000 shares through the exercise of vested options under Riverside's 1991 Stock Option Plan.

(7) Mr. Whitehead beneficially owns 75,000 shares and has the right to acquire 15,000 shares through the exercise of vested options under Riverside's 1991 Stock Option Plan.

(8) The amount of shares for each of the non-director executive officers consists entirely of shares which they have the right to acquire by exercise of options vested pursuant to Riverside's Stock Option Plans.

                          CERTAIN RELATED TRANSACTIONS

SHAREHOLDERS' AGREEMENT

    In connection with the Merger Agreement, each of the directors of Riverside, together holding an aggregate of 531,725 shares of Riverside Stock (approximately 24.4% of the shares of Riverside Stock outstanding on the Record
Date), have entered into a Shareholders' Agreement with CNC dated as of October 15, 1996 (the "Shareholders' Agreement") attached hereto as Appendix B. Pursuant to the Shareholders' Agreement, such persons have agreed to vote or cause to be voted all shares of Riverside Stock owned or acquired by them, in favor of the Merger and the Merger Agreement and the other matters contemplated by the Merger Agreement. In addition, such persons have agreed to vote or cause to be voted all of their shares of Riverside Stock, except with the prior written consent of CNC, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving CNC or its subsidiaries; (2) any sale, lease or transfer of a material amount of the assets of Riverside or its subsidiaries; (3) any change in the majority of the board of Riverside (4) any material change in the present capitalization of Riverside; (5) any amendment of the Articles of Association of Riverside; (6) any other material change in Riverside's corporate structure or business; or (7) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to CNC of the Merger or the transactions contemplated by the Merger Agreement or the Stock Option Agreement. Such persons also have agreed not to enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with such persons' obligation to vote in accordance with the above-referenced guidelines. For the purposes of this paragraph, "Termination Date" means the date that any obligation of such person under the Shareholders Agreement terminates in accordance therewith.

    Such persons also have agreed not to sell, transfer, assign or otherwise dispose of any of their shares of Riverside Stock without the prior written consent of CNC, other than shares of Riverside Stock sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy Riverside's withholding obligations with respect to any taxes resulting from such exercise or pledge, mortgage or encumber such shares of Riverside Stock.

    In addition, such persons also have indicated that their current intention is to maintain such persons' (including their affiliates') banking relationship with City National for a period of at least three years after the Merger, subject to certain exceptions.

    CNC is considering the establishment of a City National Inland Empire Board of Advisors, or a similar advisory and community liaison group, in order that City National will be able to continue visibility in Riverside County and to provide service to the community. City National's current intention is that one or more former directors of Riverside initially serve on such Board of Advisors, and each director has agreed to give due consideration to a request by CNC or City National that he or she serve on such body.

STOCK OPTION AGREEMENT

    GENERAL. Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to CNC to enter into the Merger Agreements, CNC and Riverside entered into the Stock Option Agreement, pursuant to which Riverside granted CNC an option to purchase up to 421,778 shares of the outstanding Riverside Stock (or such other number of shares of Riverside Stock as shall represent 19.9% of the then outstanding Riverside Stock) at a price per share of $14.50 (the "Option"). The consummation of a purchase or a repurchase (as described below) pursuant to the Stock Option Agreement will be subject to, among other things, obtaining any required regulatory approvals and compliance with the preemptive rights of Riverside shareholders.

    The following is a summary of certain provisions of the Stock Option Agreement which is attached hereto as Appendix C to this Proxy
Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

    EXERCISE OF THE OPTION. The Option is exercisable only upon the occurrence of certain specified events (each an "Exercise Event") inconsistent with the consummation of the Merger pursuant to the Merger Agreement. These include, but are not limited to:

        (1) a merger or consolidation of Riverside or any of its subsidiaries or a disposition of 50% or more of their consolidated assets;

        (2) the issuance, sale or disposition of securities representing 20% or more of the voting power of Riverside or any of its subsidiaries; or

        (3) the acquisition by any person or group of beneficial ownership of 20% or more of the then-outstanding shares of Riverside Stock;

    If the Merger Agreement is terminated in a manner that does not immediately render the option exercisable, the Option may thereafter become exercisable upon the occurrence of an Exercise Event, provided the option has not expired.

    EXPIRATION. The right to exercise the option expires under various circumstances, including but not limited to (1) termination of the Merger Agreement by mutual consent, (2) termination of the Merger Agreement by Riverside if the Final CNC Stock Price is less than $13.50 and the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price during the Determination Period by the Index Price on October 10, 1996 or (3) provided an Exercise Event or certain preliminary acquisitions have not occurred, termination of the Merger Agreement due to a material breach thereof, the failure to obtain Regulatory Approval or shareholder approval or the failure to consummate the Merger by June 30, 1997, or termination by CNC due to withdrawal of the endorsement of the Merger Agreement by the Riverside Board. The Option also expires eighteen months following the date it first becomes exercisable or following any termination of the Merger Agreement other than pursuant to the provisions summarized in the previous sentence.

    LIMITATION ON SPREAD VALUE. CNC may not realize Spread Value (as described below) in excess of $2,000,000. In the event the Spread Value exceeds $2,000,000 upon the exercise of the Option, the number of shares which CNC is entitled to purchase will be reduced to the extent required such that the Spread Value following such reduction is equal to or less than $2,000,000.

    "Spread Value" is precisely defined in Section 11(b) of the Stock Option Agreement, but is intended to approximate the excess of the market value of Riverside Stock subject to the Option (based on the Nasdaq National Market System closing price of Riverside Stock just prior to the date of exercise) over the option exercise price of $14.50 per share of Riverside Stock.

    ADJUSTMENT OF NUMBER OF SHARES. The number and type of securities subject to the Options and the purchase price of the shares of Riverside Stock are subject to adjustment upon any change in the Riverside Stock by reason of dividend, stock split, recapitalization, combination, exchange of shares or other similar transactions or events such that CNC will receive (upon exercise of the Option) the same number and class of securities as if the option had been exercised immediately prior to the occurrence of such transaction or event. The number of shares of Riverside Stock subject to the Option will also be adjusted in the event Riverside issues additional shares of Riverside Stock, such that the number of shares of Riverside Stock subject to the option represents 19.9% of Riverside's Stock then outstanding.

    SUBSTITUTE OPTION. In the event of certain mergers or consolidations involving Riverside or its subsidiaries or the sale or transfer of substantially all of Riverside's assets, CNC has the right to cause the option to convert into or be exchanged for a substitute option. This substitute option would be subject to exercise by CNC and repurchase by the issuer at the request of CNC, at prices, and subject to conditions, specified in the Stock Option Agreement.

    REPURCHASE AT THE OPTION OF CNC. During the 12 month period following specified "Repurchase Events," CNC has the right to require Riverside to repurchase the option and, to the extent permitted by applicable law, all shares of Riverside Stock purchased by CNC pursuant to a previous exercise of the Option. A "Repurchase Event" under the Stock Option Agreement includes: (1) the acquisition by any person or group of beneficial ownership, or the right to acquire beneficial ownership, of 50% or more of the then-outstanding shares of Riverside Stock, (2) the consummation of a transaction causing a substitute option to be issued, or (3) following an Exercise Event, the receipt by CNC of notice that regulatory approval required for the exercise of the Option and purchase of the Option shares will not be issued or granted.

    Any repurchase will be at a price specified in the Stock Option Agreement as the "Repurchase Consideration." Generally, the Repurchase Consideration equals the sum of (1) the option price paid by CNC upon exercises of the Option, (2) the excess of the Applicable Price over $14.50, multiplied by the number of shares of Riverside Stock with respect to which the Option has not been exercised or with respect to which the Option has been exercised but CNC still has beneficial ownership of the shares of Riverside Stock, multiplied by the number of all of such shares. The portion of the Repurchase Consideration in excess of the exercise price paid by CNC is limited to $2,000,000.

    Under the Stock Option Agreement, the "Applicable Price" generally refers to the highest price per share of Riverside Stock (1) paid by another party in certain Repurchase Events, (2) received by Riverside shareholders in any transaction which caused a substitute option to be issued, or (3) in the market during a specified period prior to CNC's exercise of its repurchase right. In the event of a sale of less than all of Riverside's assets, "Applicable Price" is defined with respect to market value of Riverside's remaining assets.

    REGISTRATION RIGHTS. CNC has certain rights to require registration of any shares of Riverside Stock purchased pursuant to the Stock Option Agreement under the securities laws if necessary to enable CNC to sell such shares.

    EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in Riverside from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Riverside Stock than the consideration set forth in the Merger Agreement.

RESALE OF CNC STOCK

    The shares of CNC Stock issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Riverside for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of CNC Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Riverside generally include individuals or entities that control, are controlled by or are under common control with Riverside and may include certain officers and directors of Riverside as well as principal shareholders of Riverside.

    Certain persons who Riverside believes to be affiliates of Riverside have entered into an agreement providing that such persons will not sell, assign, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of the CNC Stock to be received by such persons in the Merger except (1) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder or (2) in a transaction that, in the opinion of independent counsel reasonably satisfactory to CNC, is exempt from registration under the Act. See "Certain Related Transactions--Shareholders' Agreement."

               VOTING AT THE SPECIAL MEETING AND RELATED MATTERS

    The Board of Directors of Riverside has selected December 12, 1996 as the Record Date for the determination of the stockholders of Riverside entitled to notice of and to vote at the Special Meeting, including any postponements or adjournments thereof. Only those holders of shares of Riverside Stock of record at the close of business on the Record Date will be entitled to vote at the
Special Meeting.      shares of Riverside Stock were issued and outstanding at
the close of business on the Record Date.

    Riverside shareholders are entitled to one vote for each share of Riverside Stock held of record by them on the Record Date. Votes may be cast in person or by proxy.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Riverside Stock entitled to vote at the Special Meeting will be necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the shareholders.

    The affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of Riverside Stock entitled to vote at the Special Meeting will be required to approve the Merger. Abstentions and broker non-votes will have the same effect as a vote against the Merger. A majority of the shares of Riverside Stock present at the Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, and the Riverside Board of Directors in its discretion may, adjourn the Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies.
Proxies containing a vote against the Merger Agreement will not be used to vote in favor of any such adjournment.

    As of the Record Date, directors, executive officers and affiliates of such directors and executive officers of Riverside beneficially owned an aggregate of shares of Riverside Stock (not including shares issuable upon
exercise of stock options) or approximately      % of the shares outstanding as
of the Record Date. All of Riverside's directors have agreed to vote their approximately 531,725 shares (approximately 24.4% of the outstanding Riverside Stock) in favor of the Merger Agreement and the Merger. See "CERTAIN RELATED AGREEMENTS--Shareholder's Agreement."

    Proxies in the accompanying form that are properly executed and returned to Riverside will be voted at the Special Meeting in accordance with the shareholders' instructions contained on such proxies and may be voted in the discretion of the proxy holders named therein, on such other matters, if any, as may properly come before the Special Meeting. If a shareholder returns a proxy that is signed, dated and not marked, that shareholder will be deemed to have voted FOR the Merger.

    An executed proxy may be revoked at any time prior to its exercise by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Riverside. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the Special Meeting and elects to vote in person. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. Shareholders whose shares of Riverside Stock are not registered in their own name will need a proxy or other appropriate documentation from the record holder of such shares to vote in person at the Special Meeting.

    The expenses related to this solicitation of proxies for the Special Meeting will be borne by Riverside. Proxies will be solicited by mail and may also be solicited by telephone or other means of communication.

Officers and regular employees of Riverside may solicit proxies personally or by telephone or other means of communication, but will not receive any special compensation for such solicitation. In addition, Riverside has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of $3,500, plus reimbursement of reasonable expenses. Banks, trust companies, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses in forwarding these proxy materials to their principals.

                               DISSENTERS' RIGHTS

    Under Section 215a, Riverside shareholders who do not wish to accept the Merger Consideration for their shares of Riverside Stock pursuant to the Merger have the right to dissent from the Merger and to seek an appraisal of their shares, provided that such shareholders comply with each of the relevant provisions of Section 215a.

    The following is intended as a brief summary of the material statutory procedures to be followed by Riverside shareholders in order to dissent from the Merger and perfect their appraisal rights under Section 215a. This summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 215a, the full text of which is set forth in Appendix D hereto. Failure to follow the steps required by Section 215a for perfecting the appraisal rights provided for therein may result in the loss of such rights. Shareholders who wish to dissent from the Merger and to pursue their appraisal rights should consult their legal advisors.

    Pursuant to Section 215a(b), any Riverside shareholder who desires to exercise his or her appraisal rights must either: (1) vote against the Merger at the Special Meeting, or (2) give notice in writing to the Corporate Secretary of Riverside at Riverside National Bank, 3484 Central Avenue, Riverside, California 92506, at or prior to the Special Meeting that such shareholder dissents from the Merger. Upon satisfying either of the two conditions above and complying with the other procedures for the exercise of dissenters' rights set forth in
Section 215a, a shareholder will be entitled to receive the value of his or her shares of Riverside Stock when the Merger is approved by the OCC upon written request made to City National Corporation, at 400 North Roxbury Drive, Beverly Hills, California 90210-5021. Attn: Richard H. Sheehan, Jr., Esq. at any time before thirty days following consummation of the Merger. To be effective, any such notice must be accompanied by the surrender of his or her stock certificates representing the shares of Riverside Stock as to which appraisal rights are sought. If a shareholder fails to comply with either of these conditions and the Merger becomes effective, the shareholder will be entitled to receive the Merger Consideration as provided for in the Merger Agreement but will have no dissenters' rights with respect to his or her shares of Riverside Stock.

    Section 215a(c) provides that the value of the shares of dissenting shareholders who comply with the above requirements is to be ascertained as of the Effective Time of the Merger by an appraisal made by a committee of three persons composed of: (1) one person selected by the majority of the shares owned by all dissenting shareholders, (2) one person selected by the Board of Directors of the "receiving association," which in the case of the Merger will be deemed to be CNC, and (3) one person selected by the two appraisers selected as provided above. The valuation agreed upon by any two of the foregoing three appraisers will govern. If such valuation is not satisfactory to any dissenting shareholder, such shareholder may appeal to the OCC within five days after being notified of the appraised value so determined for such shareholder's shares. The OCC is thereupon required under Section 215a(c) to cause a reappraisal to be made of such shares, which reappraisal will be final and binding as to the value of such shares.

    If, within 90 days from the date of consummation of the Merger, one or more of the appraisers has not been selected as described above for any reason, or the appraisers fail to determine the value of such shares, the OCC must, upon written request of any interested party, cause an appraisal to be made, and such appraisal will be final and binding on all parties. The expenses of the OCC in making the appraisal or reappraisal, as the case may be, are required to be paid by the "receiving association." Unless CNC or the dissenting shareholders seek judicial review of the appraisal, the appraised value of the shares must be promptly paid to the dissenting shareholders by CNC out of the funds deposited in an escrow account established therefor.

    Section 215a further provides that the stock of the "receiving association"
(CNC) which would have been delivered to dissenting shareholders had they not requested payment pursuant to their dissenters' appraisal rights under Section 215a, must be sold at an advertised public auction. If such shares are sold at the public auction at a price greater than the amount paid to the dissenting shareholders, the excess of such sale price is required to be paid to the dissenting shareholders. CNC would, under Section 215a be entitled to purchase any of such shares at such public auction if it is the highest bidder therefor, for the purpose of reselling such shares within 30 days thereafter to such person or persons and at such price not less than the par value thereof as its Board of Directors may determine.

    In determining fair value, the OCC uses various methods to establish the market value of the shares being appraised. Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 215a could be the same as, less than or more than the Merger Consideration that would be payable to them as provided for in the Merger Agreement if they do not seek appraisal of their shares, and that investment banking opinions as to fairness from a financial point of view, including the Alex. Brown Opinion described in and attached to this Proxy Statement/Prospectus, are not opinions as to fair value under Section 215a.

    To be effective, a demand for appraisal of a Riverside shareholder's shares must be made by or in the name of the registered holder of such shares, fully and correctly, as the shareholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner of such shares if such beneficial owner does not also hold the shares as the registered holder of record. The beneficial owner must, in such cases, have the registered owner submit the required demand in respect of such shares. Persons who hold their shares of Riverside Stock in brokerage accounts or in other nominee forms and who wish to exercise appraisal rights should therefore consult with their brokers or such other nominees to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

    If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is being sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law ("DGCL") and the CNC Certificate. For a more complete discussion of certain rights associated with the CNC Stock, see "COMPARISON OF RIGHTS OF HOLDERS OF CNC STOCK AND RIVERSIDE STOCK."

COMMON STOCK

    CNC has 75,000,000 authorized shares of common stock, of which approximately 43,893,542 were issued and outstanding as of November 30, 1996 and an additional 3,576,914 shares were subject to stock options. Up to an additional 216,000 options to purchase CNC Stock may be issued in connection with the Merger. CNC Stock is traded on the NYSE under the symbol "CYN."

    The holders of CNC Stock are entitled to one vote per share on all matters requiring stockholder action. The CNC Certificate does not permit cumulative voting for directors. The holders of CNC Stock have no preemptive or other subscription rights and there are no redemption, sinking fund or conversion privileges applicable thereto. The holders of CNC Stock are entitled to receive dividends as and when declared by the board of directors out of funds legally available therefor, subject to any restrictions by its regulators. Upon liquidation, dissolution or winding up of CNC, holders of CNC Stock are entitled to share ratably in all assets remaining after payment of liabilities. All outstanding shares of CNC Stock are fully paid and nonassessable.

    The registrar and transfer agent for the CNC Stock is Continental Stock Transfer Trust Company.

PREFERRED STOCK

    CNC has 5,000,000 authorized shares of preferred stock, of which none were issued and outstanding as of November 30, 1996. The CNC Certificate of Incorporation provides that the terms, rights and preferences of any preferred stock issued in the future, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates, liquidation preference and similar matters, are to be determined by CNC's Board of Directors at the time such issuance is approved. Management does not presently know whether any shares of preferred stock will actually be issued or, if issued, what the terms, rights and preferences thereof will be. Under Delaware law, however, the holders of such preferred stock will not have any preemptive rights with respect to the future issuance of shares of common or preferred stock, unless the CNC Certificate is amended to provide for such rights. Depending on the terms, rights and preferences thereof, the issuance of any shares of preferred stock may have the effect of diluting the percentage of stock ownership and voting rights of other shareholders of CNC.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 ("Section 203") of the DGCL prevents a Delaware corporation from engaging in a "Business Combination" (defined to include a variety of transactions, including mergers, as set forth below) with an "Interested Stockholder" (generally defined as a person with 15% or more of a corporation's outstanding voting stock) for three years following the date such person became an Interested Stockholder unless: (1) before such person becomes an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder; (2) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) following the date on which such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

    Under Section 203, the restrictions described above apply to CNC unless, among other things, (1) by the affirmative vote of a majority of shares entitled to vote, it adopts an amendment to the CNC Certificate or the CNC Bylaws expressly electing not to be governed by Section 203 (such an amendment would not be effective until 12 months after its adoption and would not apply to any Business Combination between CNC and any person who became an Interested Stockholder on the date of such adoption); or (2) no class of CNC's voting stock is (A) listed on a national securities exchange, (B) authorized for quotation on an inter-dealer quotation system of a registered national securities association or (C) held of record by more than 2,000 stockholders (unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a person becomes an Interested Stockholder).

    A Business Combination is defined in Section 203 as (1) a merger or consolidation; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of the aggregate market value of either all assets of the corporation determined on a consolidated basis or all the outstanding stock of a corporation; (3) any transaction which results in the issuance or transfer by the corporation, or by certain subsidiaries thereof, of any of its stock to the Interested Stockholder, except pursuant to (A) the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any subsidiary which were outstanding prior to the time the stockholder became an Interested Stockholder or (B) a transaction which effects a pro rata distribution to all stockholders of the corporation; (4) any transaction involving the corporation or certain subsidiaries thereof which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned directly or indirectly by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustment); or (5) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

CHARTER AND BYLAW PROVISIONS

    Nominations for the election of directors of CNC may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Stockholders intending to nominate a director candidate for election must deliver written notice thereof to the Secretary of CNC not later than 60 days in advance of such meeting. Such notice must set forth certain information concerning such stockholder and the stockholder's nominee(s).

    As permitted under the DGCL, the CNC Certificate provides that the CNC Board of Directors shall consist of three classes of directors. The directors in each class serve on the CNC Board of Directors for approximately three years each. Notwithstanding the foregoing, the directors who currently serve in class one will serve through the 1997 CNC shareholders' meeting, the directors who currently serve in class two will serve through the 1998 CNC shareholders' meeting and the directors who currently serve in class three will serve through the 1999 CNC shareholders' meeting.

    The annual meeting of stockholders is required to be held each year on the third Tuesday in April or at such other date designated by the Board of Directors. Under the CNC Bylaws, a special meeting of stockholders may be called only by the President of CNC or by a majority of the Board of Directors.

    The CNC Certificate requires the approval of the holders of at least 70% of the outstanding Common Stock of CNC for certain "Business Combinations" between CNC or any subsidiary and a "Restricted Person" or its affiliates. Such business combinations include the sale or other disposition of all, substantially all, or any substantial part of the assets or business of CNC or its subsidiaries; the purchase or other acquisition of all, substantially all, or any substantial part of the assets or business of another person; a merger or consolidation; any reclassification of securities or recapitalization designed to decrease the holders of any class of CNC's voting securities if, immediately thereafter, a Restricted Person will be the owner of more than 35% of any such class; and the issuance of voting securities or rights, warrants or options to acquire any such securities of CNC or a subsidiary to a Restricted Person. The foregoing stockholder approval is not required for any business combination approved by the Board of Directors (1) at a time when such other party was not a Restricted Person or (2) in advance by the affirmative votes of at least the number of directors that is one less than the entire authorized number of directors of CNC, at a meeting called for such purpose. A "Restricted Person" is any entity or group which, during any period of 12 consecutive months, directly or indirectly acquired more than 5% of the shares of any class of voting security of CNC, except if the transaction in which such securities were acquired was approved in advance by 66 2/3% of the Board of Directors. A party ceases to be a Restricted Person at the end of 24 months following the most recent month in which such securities were acquired which, together with all other securities acquired in the immediately preceding 11 months, aggregated more than 5% of the outstanding voting securities.

    Under Delaware law, a corporation's certificate of incorporation can be amended by a majority of shares entitled to vote thereon, except as the certificate of incorporation may otherwise provide or if the amendment relates to provision requiring a greater vote. The foregoing provision contained in the CNC Certificate with respect to the requirements for a 70% stockholder vote in certain business combinations can be repealed or amended only with the approval of the holders of 70% of the outstanding CNC Stock at a meeting called for such purpose, excluding CNC Stock owned or controlled by a "Restricted Person" or its affiliates.

    The foregoing provisions of the CNC Certificate, the CNC Bylaws and Section 203 of the Delaware Code have certain anti-takeover effects. The provisions help ensure that the Board of Directors, if confronted by a surprise proposal from a third party, will have sufficient time to review the proposal and alternatives to the proposal. In addition, the provisions help to insure that the holders of CNC Stock are treated fairly in a multi-step acquisition.

    The provisions are intended to encourage persons seeking to acquire control of CNC to initiate such an acquisition through arm's-length negotiations with CNC's Board of Directors. The provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to attain control of CNC, even though such an attempt might be beneficial to CNC and its stockholders.

LIMITATION ON DIRECTOR'S LIABILITY

    CNC has entered into indemnification agreements with certain officers and directors of CNC which provide that CNC agrees to indemnify and hold harmless such officer of director to the fullest extent permissible under the CNC Certificate, its Bylaws and applicable law. The indemnification agreements provide that rights granted thereunder cannot be eliminated or lessened by amendment to the CNC Certificate or the CNC Bylaws.

    In addition, the CNC Certificate and City National's Articles of Association provide that, in the case of CNC, to the fullest extent permitted by the DGCL and, in the case of City National, except as prohibited by rules of the OCC, a director of CNC or City National shall not be liable to CNC or City National or their respective stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL currently provides that a director may be relieved of liability for a breach of fiduciary duty (including acts constituting gross negligence), except under certain circumstances, including breach of the director's duty of loyalty to a corporation or its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payment of dividend or unlawful stock purchase or redemption or any transaction from which the director derived an improper personal benefit.

        COMPARISON OF RIGHTS OF HOLDERS OF RIVERSIDE STOCK AND CNC STOCK

    If, pursuant to the terms of the Merger Agreement, a shareholder of Riverside receives CNC Stock, such shareholder will become a stockholder of CNC. Riverside is a national banking association regulated by the OCC and the rights of holders of Riverside Stock derive from Riverside's Articles of Association and Bylaws and from the National Bank Act. CNC is a Delaware corporation and the rights of holders of CNC Stock derive from the CNC Certificate and the CNC Bylaws and from the DGCL. Certain differences between the rights of holders of shares of CNC Stock and shares of Riverside Stock are summarized below.

    The following summary does not purport to be a complete statement of the rights of Riverside shareholders and CNC stockholders. The summary is qualified in its entirety by reference to the governing corporate instruments, including the aforementioned instruments of Riverside and CNC and applicable law.

PAYMENT OF DIVIDENDS

    The DGCL provides that dividends may be paid either out of a corporation's surplus (defined as the excess of the net assets of the corporation over the stated capital of the corporation), or in the event that no surplus exists, out of the net profits for the fiscal year in which the dividend is declared and/or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares. The CNC Bylaws provide that the Board of Directors may, in accordance with applicable law, declare dividends. The ability of national banking associations, such as City National and Riverside, to pay dividends is restricted by the National Bank Act. Under the National Bank Act, dividends may be paid by an association out of an association's undivided profits, except that until the surplus of an association equals its common capital, no dividends may be declared unless there has been carried to surplus not less than one-tenth of an association's net income for the preceding half year in the case of quarterly and semiannual dividends, or not less than one-tenth of an association's net income for the preceding two consecutive half-year periods in the case of annual dividends. An association must obtain the prior approval of the OCC if the total of all dividends declared by an association in any calendar year exceeds the total of its net income of such year combined with its retained total income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special meetings of the stockholders may be called by the Board of Directors or such other persons as may be authorized by the certificate of incorporation or bylaws. The CNC Bylaws provide that a special meeting may be called by the president and shall be called by the president or secretary at the written request of a majority of the Board of Directors. Riverside's Bylaws provide that special meetings may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than 25% of the stock of Riverside.

NUMBER OF DIRECTORS

    Under the DGCL, the number of directors is fixed by, or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case, a change in the number of directors can be made only by an amendment to the certificate of incorporation. The CNC Certificate provides that the CNC Board of Directors will consist of not less than five nor more than fourteen directors and that the Board of Directors will determine by resolution the actual number of directors. Currently CNC's Board of Directors consists of eleven directors. The National Bank Act provides that the number of directors of a national banking association shall not be less than five nor more than twenty-five. Riverside's Bylaws fix the number of directors of Riverside at nine. Currently, Riverside has eight directors.

RIGHTS OF STOCKHOLDERS TO DISSENT

    Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation; provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (1) listed on a national securities exchange or (2) held of record by more than 2,000 stockholders; and further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval. Notwithstanding the foregoing, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except: (A) shares of stock of the corporation surviving or resulting from such merger or consolidation; (B) shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange or held of record by more than 2,000 stockholders; (C) cash in lieu of fractional shares; or (D) any combination of the foregoing. Dissenters' appraisal rights under the National Bank Act are described in detail herein under "--Dissenting Shareholders' Rights."

INDEMNIFICATION

    The CNC Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the DGCL. Section 145 of the DGCL authorizes CNC to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the CNC Certificate provides that CNC shall eliminate the personal liability of its directors to the fullest extent permitted by the DGCL, and CNC has entered into indemnification agreements with certain of its directors providing for additional indemnification.

    Certain Federal Deposit Insurance Corporation ("FDIC") regulations prohibit CNC from indemnifying, or agreeing to indemnify any director, officer or employee against any civil money penalty or judgment resulting from any administrative or civil action instituted by a federal banking agency, or any other liability or legal expense with regard to such actions if they result in certain types of final orders or settlements. The FDIC regulations allow CNC to make reasonable indemnification payments to such persons during the course of such actions, provided the board of directors makes certain determinations and such person or persons agree to reimburse CNC for any indemnification payments that become impermissible as a result of the final outcome of the action, other than those for which CNC is reimbursed by insurance.

    The Articles of Association of Riverside provide that any person may be indemnified or reimbursed by Riverside, for any and all liability and reasonable expenses including, but not limited to, counsel fees, disbursements, and amounts paid in settlement or in satisfaction of judgments in connection with any action, suit or proceeding, administrative or investigative, including any appeal relating thereto, in which such person may be involved or threatened to be involved as a party or otherwise by reason of such person being or having been a director, officer or employee of Riverside or any person who served in any capacity in any firm, corporation, or organization at the request of Riverside; provided, however, that such person acted in good faith and for a purpose which such person reasonably believed to be in the best interest of Riverside or such other company, as the case may be; and, provided, further, that no person shall be indemnified who has been adjudged guilty of or liable for willful misconduct, gross negligence of duty or criminal acts. Indemnification will be made by Riverside if (i) authorized by the Board of Directors of Riverside acting as a quorum of directors who are not parties to such action or proceeding upon a finding that the party to be indemnified has met the preceding standard of conduct, or (ii) by the Board of Directors of Riverside upon receipt of a written legal opinion of independent counsel, other than regular counsel of Riverside, that the indemnification is proper under the circumstances because the applicable standard of conduct has been met. The termination of any claim, action, suit or proceeding, civil, administrative or investigative, by judgment, settlement (whether with or without court approval), will not create a presumption that a director, officer or employee has not met the preceding standard of conduct.

CERTAIN VOTING RIGHTS WITH RESPECT TO MERGERS

    Under the DGCL, any merger, consolidation or sale of all or substantially all of the assets of a corporation requires the approval of the holders of a majority (unless the certificate of incorporation required a higher percentage) of the outstanding shares of such corporation entitled to vote thereon. The CNC Certificate does not require a higher percentage, except with respect to certain "business combinations" with restricted persons as more particularly described below. The National Bank Act requires the affirmative vote of at least two-thirds of the outstanding capital stock of a national banking association to approve a merger, consolidation or sale of substantially all of the assets of a national banking association. Riverside's Articles of Association do not require a higher percentage.

    Notwithstanding the foregoing, the CNC Certificate requires the approval of the holders of at least 70% of the outstanding shares of CNC Stock for certain "business combinations" between CNC or any subsidiary and a "Restricted Person" (as hereinafter defined) or its affiliates. Such business combinations include the sale or other disposition of all, substantially all, or any substantial part of the assets or business of CNC or its subsidiaries; the purchase or other acquisition of all, substantially all, or any substantial part of the assets or business of another person; a merger or consolidation; any reclassification of securities or recapitalization designed to decrease the holders of any class of CNC's voting securities if, immediately thereafter, a Restricted Person will be the owner of more than 35% of any such class; and the issuance of voting securities or rights, warrants or options to acquire any such securities of CNC or a subsidiary to a Restricted Person. The foregoing stockholder approval is not required for any business combination approved by the Board of Directors (1) at a time when such other party was not a Restricted Person or (2) in advance by the affirmative votes of at least the number of directors that is one less than the entire authorized number of directors of CNC, at a meeting called for such purpose. A "Restricted Person" is any entity or group which, during any period of 12 consecutive months, directly or indirectly acquired more than 5% of the shares of any class of voting security of CNC, except if the transaction in which such securities were acquired was approved in advance by 66 2/3% of the Board of Directors. A party ceases to be a Restricted Person at the end of 24 months following the most recent month in which such securities were acquired which, together with all other securities acquired in the immediately preceding 11 months, aggregated more than 5% of the outstanding voting securities.

CUMULATIVE VOTING

    The regulations of the OCC provide that a stockholder of a national banking association may cumulate votes in the election of directors. The CNC Certificate does not provide for cumulative voting.

PREEMPTIVE RIGHTS

    The Riverside Articles of Association provide that holders of Riverside Stock have preemptive rights in the event Riverside elects to issue additional shares, except pursuant to options for shares granted to directors and employees. The CNC Certificate does not provide for preemptive rights.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

    Under the DGCL (unless otherwise provided in the certificate of incorporation or bylaws), vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors in office. Neither the CNC Certificate nor the CNC Bylaws provide otherwise. The National Bank Act provides that vacancies, including those resulting from an increase in the number of directors, may be filled by the shareholders, a majority of the board of directors remaining in office, or, if the directors remaining in office constitute less than a quorum by an affirmative vote of a majority of all the directors remaining in office.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    The DGCL provides that (unless otherwise provided in the certificate of incorporation), any action which is required to be taken or may be taken at a meeting of stockholders, may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The CNC Certificate provides that such action may be taken by the written consent of the holders of not less than a majority of the stock entitled to vote upon such action if a meeting were held. Neither the National Bank Act nor Riverside's Articles of Association or Bylaws provide for stockholder action by written consent.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND ARTICLES OF ASSOCIATION

    Under the DGCL, the CNC Certificate may be amended only if the amendment is first proposed by the CNC Board of Directors and is thereafter approved by the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provisions of the charter. Under the National Bank Act, Riverside's Articles of Association may be amended if the amendment is approved by the holders of a majority of the voting shares of stock of Riverside.

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal bylaws is vested solely in the stockholders unless the certificate of incorporation confers the power to adopt, amend or repeal bylaws upon the directors as well. The CNC Certificate provides that the CNC Bylaws may be made, altered, amended or repealed by the Board of Directors. Riverside's Bylaws provide that the Bylaws may be amended, altered or repealed, at any properly called meeting of the Board of Directors, by vote of the majority of Riverside's directors.

CLASSIFICATION OF BOARD OF DIRECTORS

    Under the DGCL, CNC is permitted to provide in its certificate of incorporation or in an initial bylaw for classification of its Board of Directors into up to three classes. The CNC Certificate provides that the CNC Board of Directors consists of three classes. The directors in each class serve on the CNC Board of Directors for approximately three years each. Notwithstanding the foregoing, the directors who currently serve in class one will serve through the 1997 CNC shareholders' meeting, the directors who currently serve in class two will serve through the 1998 CNC shareholders' meeting and the directors who currently serve in class three will serve through the 1999 CNC shareholders' meeting. Neither the National Bank Act nor Riverside's Articles of Association or Bylaws provide for a classified board of directors.

QUALIFICATION OF DIRECTORS

    The National Bank Act provides that directors of a national banking association must, among other qualifications, be a citizen of the United States and must own shares of capital stock of the association the aggregate par value of which is not less than $1,000. In addition, the Bylaws of Riverside provide that a person is not eligible to be a director or nominee for director if such person has defaulted in an obligation owing to Riverside or to any other financial institution. Neither the DGCL nor the CNC Certificate or the CNC Bylaws contain qualifications for directors.

                             VALIDITY OF CNC STOCK

    Certain legal matters concerning the CNC Stock will be passed upon for CNC by Richard H. Sheehan, Jr., Senior Vice President and General Counsel of CNC. As of November 30, 1996, Mr. Sheehan owned beneficially, directly or indirectly, approximately 2,000 shares of CNC Stock and owned options exercisable for 5,375 shares of such stock.

                                    EXPERTS

    The financial statements of Riverside incorporated by reference in this Proxy Statement/Prospectus have been audited by McGladrey & Pullen LLP, independent auditors, for the periods indicated in their report thereon which is included in Riverside's Annual Report on Form 10-KSB for the year ended December 31, 1995. The financial statements audited by McGladrey & Pullen LLP have been incorporated herein by reference in reliance on their report given on the authority of said firm as experts in accounting and auditing. Representatives of McGladrey & Pullen LLP are expected to be present at the Special Meeting and are expected to be available to respond to appropriate questions.

    The consolidated financial statements of CNC as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in this Proxy Statement/Prospectus have been incorporated herein by reference and in this Proxy Statement/Prospectus in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following sets of unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 1996 combine the historical consolidated balance sheets of CNC, Riverside and Ventura as if the Merger and the Ventura Merger had been effective on September 30, 1996, after giving effect to the purchase accounting and other merger-related adjustments described in the respective Notes to Pro Forma Condensed Combined Financial Statements. The following sets of the unaudited Pro Forma Combined Statements of Operations present the combined consolidated results of operations of CNC, Riverside and Ventura for the nine months ended September 30, 1996 and the year ended December 31, 1995 as if the Merger and the Ventura Merger had been effective on January 1, 1996 and January 1, 1995, respectively, after giving effect to the purchase accounting and other merger-related adjustments described in the respective accompanying notes.

    Under the Merger Agreement, Riverside shareholders receiving CNC Stock will receive for each share of Riverside Stock held by them that fraction of a share (or number of shares) of CNC Stock equal to the Exchange Ratio. The Exchange Ratio is determined by dividing $18.00 by the Final CNC Stock Price for Riverside, provided in the event the Final CNC Stock Price is between $19.50 and $22.50, the Exchange Ratio will be based upon a Final CNC Stock Price of $19.50 and, accordingly, will be fixed at .923 (the "High Range"). In the event the Final CNC Stock Price is above $22.50, the Exchange Ratio is determined by dividing $20.77 by the Final CNC Stock Price. In the event the Final CNC Stock Price is less than $16.00, the Exchange Ratio will be based upon a Final CNC Stock Price of $16.00 and, accordingly, will be fixed at 1.125. Riverside has the right to terminate the Merger if the Final CNC Stock Price is less than $13.50 and the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price during the Determination Period by the Index Price on October 10, 1996 (the "Low Range"). The Exchange Ratio based on the average of the closing CNC Stock prices on the twenty business days ending three business days before September 30, 1996 was 1.03 (the "Medium Range"). Pursuant to the Merger Agreement, not less than 48% of the aggregate number of issued and outstanding shares of Riverside Stock as of the Effective Time will be converted into shares of CNC Stock.

    The Low Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price of $13.50 and an Exchange Ratio of 1.125. If the Final CNC Stock Price was below $13.50 per share and the Standard & Poor's Bank Index had declined by more than 15% from its level on October 10, 1996, Riverside would have the right to terminate the Riverside Agreement, without consideration. Accordingly, this Low Range scenario reflects the lowest consideration received by those Riverside shareholders who receive CNC Stock and the lowest purchase price payable prior to Riverside having a unilateral right to terminate the Merger Agreement.

    The Medium Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price of $17.475 and an Exchange Ratio of 1.03.

    At a Final CNC Stock Price above $19.50, the consideration received by Riverside shareholders who receive CNC Stock and the purchase price continue to increase to a maximum $22.50. If the Final CNC Stock Price is more than $22.50, the Exchange Ratio will be determined by dividing $20.77 by the Final CNC Stock Price. The High Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price of $19.50 a share and an Exchange Ratio of .923 which results in the lowest purchase price payable in the High Range.

    Under the Ventura Agreement, Ventura shareholders receiving CNC Stock will receive for each share of Ventura common stock held by them, that fraction of a share of CNC Stock equal to the Ventura Exchange Ratio. The Ventura Exchange Ratio is determined by dividing $5.03 by the Final CNC Stock Price, provided in the event the Final CNC Stock Price for Ventura is more than $19.10, the Ventura Exchange Ratio will be based upon a Final CNC Stock Price for Ventura of $19.10 and, accordingly, will be fixed at .2634 (the "Ventura High Range") and in the event the Final CNC Stock Price for Ventura is less than $15.65, the Ventura Exchange Ratio will be based upon a Final CNC Stock Price for Ventura of $15.65 and, accordingly, will be fixed at .3214. Ventura has the right to terminate the Ventura Merger if the Final CNC Stock Price is less than $13.90 (the "Ventura Low Range"). The exchange ratio is based on the average of the closing CNC Stock prices on the twenty business days ending three business days before September 30, 1996 was 0.2878 (the "Ventura Medium Range"). Pursuant to the Ventura Agreement, 55% of the aggregate number of issued and outstanding shares of Ventura common stock as of the effective time for the Ventura Merger will be converted into shares of CNC Stock.

    The Low Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price for Ventura of $13.90 and a Ventura Exchange Ratio of .3214. If the Final CNC Stock Price for Ventura was below $13.90 per share, Ventura would have the right to terminate the Ventura Agreement, without payment of consideration. Accordingly, this Ventura Low Range scenario reflects the lowest consideration received by those Ventura shareholders who receive CNC Stock and the lowest purchase price payable prior to Ventura having a unilateral right to terminate the Ventura Agreement. However, if the Ventura Board of Directors does not exercise its right to terminate the Ventura Agreement in the event that the Final CNC Stock Price falls below $13.90 per share, the purchase price payable to the Ventura shareholders will be lower. See "THE MERGER--Amendment and Termination."

    The Medium Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price for Ventura of $17.475 and a Ventura Exchange Ratio of 0.2878.

    At a Final CNC Stock Price for Ventura above $19.10, the consideration received by Ventura shareholders who receive CNC Stock and the purchase price would continue to increase. The High Range Pro Forma Condensed Combined Financial Statements reflect the purchase being completed at a Final CNC Stock Price for Ventura of $19.10 and a Ventura Exchange Ratio of .2634 which results in the lowest purchase price payable within the Ventura High Range.

    Actual results within each of the Low, Medium and High Ranges for Ventura and for Riverside will vary from those presented if the Final CNC Stock Price is other than those described above.

    The sets of unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the closing. As described in the accompanying notes, estimates of the fair values of Riverside's and Ventura's assets and liabilities have been combined with the recorded values of the assets and liabilities of CNC. However, changes to the adjustments included in the unaudited pro forma combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. See "THE MERGER--Accounting Treatment." In addition, the results of operations of Riverside and Ventura subsequent to September 30, 1996 will affect the allocation of the purchase price. Accordingly, the final pro forma combined amounts will differ from those set forth in the unaudited pro forma combined financial statements.

    The sets of unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger and the Ventura Merger been in effect as of the date or for the periods presented. The unaudited pro forma condensed financial statements of CNC, Riverside and Ventura should be read in conjunction with the historical and other pro forma information, including the respective notes thereto, which in the case of CNC, are incorporated by reference in this Proxy Statement/Prospectus, and in the case of Riverside, are attached to this Proxy Statement/Prospectus.

                                   LOW RANGE
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA
                                                                                         COMBINED
                                              CNC         RIVERSIDE      PRO FORMA         WITH
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                          ------------   ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    245,706   $    24,622    $    (1,666)   $   268,262
                                                                               (400)
Interest-bearing deposits in other
  banks.................................        30,206                                      30,206
Federal funds sold and securities
  purchased under resale agreements.....        80,000        17,000        (20,351)        68,626
                                                                             (8,023)
Securities..............................       853,682        29,799                       883,481
Trading account securities..............        23,026                                      23,026
Loans...................................     2,674,242       167,014                     2,841,256
Less allowance for credit losses........       128,589         2,640                       131,229
                                          ------------   ------------   ------------   ------------
  Net loans.............................     2,545,653       164,374                     2,710,027
Premises and equipment, net.............        23,364         5,888           (400)        28,852
Customers' acceptance liability.........         3,654                                       3,654
Other real estate.......................        17,156         3,153                        20,309
Deferred tax asset......................        65,147           477         (5,202)        60,422
Goodwill................................                                      8,941          8,941
Other intangible assets.................        11,764           387         12,300         24,451
Other assets............................        47,197         2,658                        49,855
                                          ------------   ------------   ------------   ------------
  Total assets..........................  $  3,946,555   $   248,358    $   (14,801)   $ 4,180,112
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $  1,274,831   $    70,422                   $ 1,345,253
Interest bearing deposits...............     1,665,338       149,003                     1,814,341
                                          ------------   ------------                  ------------
  Total deposits........................     2,940,169       219,425                     3,159,594
Federal funds purchased and securities
  sold under repurchase agreements......       203,051                                     203,051
Other short-term borrowings.............       328,632         4,073                       332,705
Long-term debt..........................        34,800                                      34,800
Other liabilities.......................        50,866         2,231          1,500         53,097
                                                                             (1,500)
Acceptances outstanding.................         3,654                                       3,654
                                          ------------   ------------   ------------   ------------
  Total liabilities.....................     3,561,172       225,729        --           3,786,901
                                          ------------   ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred Stock.........................       --            --             --             --
Common stock............................       414,327        22,629        (22,391)       414,565
Treasury shares, at cost................       (28,944)                       7,590        (21,354)
                                          ------------   ------------   ------------   ------------
  Total shareholders' equity............       385,383        22,629        (14,801)       393,211
                                          ------------   ------------   ------------   ------------
  Total liabilities and shareholders'
    equity..............................  $  3,946,555   $   248,358    $   (14,801)   $ 4,180,112
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

                                                                          COMBINED
                                                                            WITH
                                            VENTURA       PRO FORMA      VENTURA &
                                           HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                          ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    10,588    $      (582)   $   277,668
                                                                (600)
Interest-bearing deposits in other
  banks.................................                                     30,206
Federal funds sold and securities
  purchased under resale agreements.....       27,950        (20,889)        75,687

Securities..............................       56,679                       940,160
Trading account securities..............                                     23,026
Loans...................................      170,397                     3,011,653
Less allowance for credit losses........        4,950                       136,179
                                          ------------   ------------   ------------
  Net loans.............................      165,447                     2,875,474
Premises and equipment, net.............        2,110           (500)        30,462
Customers' acceptance liability.........                                      3,654
Other real estate.......................        2,437                        22,746
Deferred tax asset......................        1,170         (7,149)        54,443
Goodwill................................                       8,232         17,173
Other intangible assets.................                      14,400         41,351
                                                               2,500
Other assets............................        5,339                        55,194
                                          ------------   ------------   ------------
  Total assets..........................  $   271,720    $    (4,588)   $ 4,447,244
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $    73,256                   $ 1,418,509
Interest bearing deposits...............      164,674                     1,979,015
                                          ------------                  ------------
  Total deposits........................      237,930                     3,397,524
Federal funds purchased and securities
  sold under repurchase agreements......                                    203,051
Other short-term borrowings.............                                    332,705
Long-term debt..........................                                     34,800
Other liabilities.......................        4,445          4,400         59,623
                                                              (2,319)
Acceptances outstanding.................                                      3,654
                                          ------------   ------------   ------------
  Total liabilities.....................      242,375          2,081      4,031,357
                                          ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred Stock.........................      --             --             --
Common stock............................       29,345        (28,023)       415,887
Treasury shares, at cost................                      21,354              0
                                          ------------   ------------   ------------
  Total shareholders' equity............       29,345         (6,669)       415,887
                                          ------------   ------------   ------------
  Total liabilities and shareholders'
    equity..............................  $   271,720    $    (4,588)   $ 4,447,244
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------

   See accompanying Notes to Unaudited Low Range Pro Forma Condensed Combined
                             Financial Statements.

                                   LOW RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                                        PRO FORMA
                                                                                                                      COMBINED WITH
                                       CNC       RIVERSIDE     PRO FORMA     PRO FORMA      VENTURA      PRO FORMA      VENTURA &
                                   HISTORICAL   HISTORICAL    ADJUSTMENTS     COMBINED    HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
INTEREST INCOME:
  Interest and fees on loans.....   $ 165,029    $  10,688                   $  175,717    $  12,374                    $  188,091
  Interest on federal funds sold
    and securities purchased
    under resale agreements......       2,958          343        (1,183)         2,118        1,162          (871)          2,409
  Interest on securities.........      39,238        1,658                       40,896        2,432                        43,328
  Interest on trading account
    securities...................       1,401                                     1,401                                      1.401
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
    Total........................     208,626       12,689        (1,183)       220,132       15,968          (871)        235,229
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
INTEREST EXPENSE:
  Interest on deposits...........      40,409        3,800                       44,209        4,827                        49,036
  Interest on federal funds
    purchased and securities sold
    under repurchase
    agreements...................      10,176                                    10,176                                     10,176
  Interest on other short-term
    borrowings...................       9,188           51                        9,239                                      9,239
  Interest on long-term debt.....       1,439                                     1,439                                      1,439
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
    Total........................      61,212        3,851                       65,063        4,827                        69,890
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
  NET INTEREST INCOME............     147,414        8,838        (1,183)       155,069       11,141          (871)        165,339
  PROVISION FOR CREDIT LOSSES....           0           75             0             75            0             0              75
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
  Net interest income after
    provision for credit
    losses.......................     147,414        8,763        (1,183)       154,994       11,141          (871)        165,264
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
NONINTEREST INCOME...............      32,695        1,704                       34,399        1,775                        36,174
NONINTEREST EXPENSE..............     104,647        6,804         1,989        113,440       13,040         2,160         128,640
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
Income before taxes..............      75,462        3,663        (3,172)        75,953         (124)       (3,031)         72,798
Income taxes.....................      25,794        1,431        (1,058)        26,167         (146)       (1,021)         25,000
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
NET INCOME.......................   $  49,668    $   2,232     $  (2,114)    $   49,786    $      22     $  (2,010)     $   47,798
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
                                   -----------  -----------  -------------  ------------  -----------  -------------  --------------
NET INCOME PER SHARE.............   $    1.10                                $     1.09                                 $     1.01
                                   -----------                              ------------                              --------------
                                   -----------                              ------------                              --------------
Shares (in thousands) used to
  compute Net Income/Share.......      44,986                        690         45,676                      1,631          47,307
                                   -----------               -------------  ------------               -------------  --------------
                                   -----------               -------------  ------------               -------------  --------------

   See accompanying Notes to Unaudited Low Range Pro Forma Condensed Combined
                             Financial Statements.

                                   LOW RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              CNC         RIVERSIDE      PRO FORMA      PRO FORMA
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ------------   ------------   ------------   ------------
INTEREST INCOME:
  Interest and fees on loans............  $   168,862    $    13,354                   $   182,216
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        7,013            572         (1,711)         5,874
  Interest on securities................       39,704          2,494                        42,198
  Interest on trading account
    securities..........................        2,015                                        2,015
                                          ------------   ------------   ------------   ------------
    Total...............................      217,594         16,420         (1,711)       232,303
                                          ------------   ------------   ------------   ------------
INTEREST EXPENSE:
  Interest on deposits..................       32,039          4,905                        36,944
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................       17,855              1                        17,856
  Interest on other short-term
    borrowings..........................        4,378             82                         4,460
  Interest on long-term debt............        1,059                                        1,059
                                          ------------   ------------   ------------   ------------
    Total...............................       55,331          4,988                        60,319
                                          ------------   ------------   ------------   ------------
  NET INTEREST INCOME...................      162,263         11,432         (1,711)       171,984
  PROVISION FOR CREDIT LOSSES...........            0            180              0            180
                                          ------------   ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................      162,263         11,252         (1,711)       171,804
                                          ------------   ------------   ------------   ------------
NONINTEREST INCOME......................       34,566          2,870                        37,436
NONINTEREST EXPENSE.....................      118,076         10,074          2,652        130,802
                                          ------------   ------------   ------------   ------------
Income before taxes.....................       78,753          4,048         (4,363)        78,438
Income taxes............................       29,961          1,420         (1,407)        29,974
                                          ------------   ------------   ------------   ------------
NET INCOME..............................  $    48,792    $     2,628    $    (2,956)   $    48,464
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
NET INCOME PER SHARE....................  $      1.06                                  $      1.04
                                          ------------                                 ------------
                                          ------------                                 ------------
Shares (in thousands) used to compute
  Net Income/Share......................       45,886                           690         46,576
                                          ------------                  ------------   ------------
                                          ------------                  ------------   ------------

                                                                         PRO FORMA
                                                                          COMBINED
                                                                            WITH
                                            VENTURA       PRO FORMA      VENTURA &
                                           HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                          ------------   ------------   ------------
INTEREST INCOME:
  Interest and fees on loans............  $    16,375                   $   198,591
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        1,816         (1,260)         6,430
  Interest on securities................        2,607                        44,805
  Interest on trading account
    securities..........................                                      2,015
                                          ------------   ------------   ------------
    Total...............................       20,798         (1,260)       251,841
                                          ------------   ------------   ------------
INTEREST EXPENSE:
  Interest on deposits..................        6,357                        43,301
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................                                     17,856
  Interest on other short-term
    borrowings..........................            4                         4,464
  Interest on long-term debt............                                      1,059
                                          ------------   ------------   ------------
    Total...............................        6,361                        66,680
                                          ------------   ------------   ------------
  NET INTEREST INCOME...................       14,437         (1,260)       185,161
  PROVISION FOR CREDIT LOSSES...........          410              0            590
                                          ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................       14,027         (1,260)       184,571
                                          ------------   ------------   ------------
NONINTEREST INCOME......................        2,246                        39,682
NONINTEREST EXPENSE.....................       14,937          2,869        148,608
                                          ------------   ------------   ------------
Income before taxes.....................        1,336         (4,129)        75,645
Income taxes............................       (2,432)        (1,403)        26,139
                                          ------------   ------------   ------------
NET INCOME..............................  $     3,768    $    (2,726)   $    49,506
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
NET INCOME PER SHARE....................                                $      1.03
                                                                        ------------
                                                                        ------------
Shares (in thousands) used to compute
  Net Income/Share......................                       1,631         48,207
                                                         ------------   ------------
                                                         ------------   ------------

   See accompanying Notes to Unaudited Low Range Pro Forma Condensed Combined
                             Financial Statements.

NOTES TO THE UNAUDITED LOW RANGE PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS

RIVERSIDE BALANCE SHEET

    Assuming a Final CNC Stock Price for Riverside of $13.50, the total consideration value paid to existing Riverside shareholders is $36,202,000, with total cash consideration of $20,351,000 and the balance in CNC Stock.

    The cash payment of $20,351,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price for Riverside which is the average of the CNC Stock closing price in the twenty day period ending three business days before the Effective Time. For the purpose of the Low Range Pro Forma Financial Statements, the stock portion of the total consideration value is comprised of the issuance of the remaining 579,826 shares of CNC Stock held as treasury stock as of September 30, 1996 and the purchase of an additional 594,284 shares of CNC Stock on the open market for issuance to Riverside shareholders. The issuance of the treasury stock is recorded as a credit to shareholders' equity of $238,000 and a credit to treasury stock of $7,590,000 based on the weighted average cost of the treasury shares. The purchase of additional treasury shares is assumed to be at $13.50, the lowest purchase price payable prior to Riverside having an unilateral right to terminate the Merger Agreement, and is assumed to be funded from liquidation of Federal funds sold.

    The purchase price of $38,268,000 which includes expenses of $400,000 directly attributable to the acquisition and a $1,666,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with APB No. 16. The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $8,941,000 is expected to be amortized over ten years. Total core deposit intangibles of approximately $12,300,000 is expected to be amortized over seven years

                                                                          ADJUSTMENTS RELATED
                                                                                  TO
                                                                             ACQUISITIONS
                                                                         ---------------------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Assets/Liabilities
  Cash.................................................................       $    (2,066)
  Core deposit intangibles.............................................            12,300
  Fixed assets.........................................................              (400)
  Deferred taxes created by core deposit intangibles...................            (5,202)
  Shareholders' equity for option payment, net of tax..................              (959)
  Remaining unallocated purchase price (Goodwill)......................       $     8,941

    Included in the purchase price is $400,000 in direct costs to be paid immediately prior to the Effective Time and an additional $1,500,000 liability incurred in connection with existing severance contracts and with the termination of contracts. Included in the total adjustment to Other Liabilities is a $1,500,000 reduction in income taxes currently payable to reflect the tax benefit related to the $1,500,000 liability incurred, the $400,000 fixed asset writeoff and the $1,666,000 payment made immediately prior to the Effective Time to cash out certain of the Riverside stock options (approximately 183,000 shares) held by Riverside's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $1,183,000 and $1,711,000 for the nine-month period and 12-month periods beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposit intangibles and goodwill for the nine-month period beginning January 1, 1996 of $1,318,000 and $671,000, respectively and for the 12-month periods beginning January 1, 1995 of $1,758,000 and $894,000, respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Riverside will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

    (d)  The pro forma combined net income per common share data are based on
(i) combined historical income of Riverside and CNC assuming the Merger and the Ventura Merger are accounted for as a purchase and (ii) pro forma combined equivalent of the Riverside Stock converted (as adjusted for an exchange ratio of 1.125 of a share of CNC Stock for each share of Riverside Stock) and CNC Stock as of September 30, 1996 and December 31, 1995.

VENTURA BALANCE SHEET

    Assuming a Final CNC Stock Price for Ventura of $13.90, the total consideration value paid to existing Ventura shareholders is $43,305,000, with total cash consideration of $20,889,000 and the balance in CNC Stock.

    The cash payment of $20,889,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price for Ventura which is the average of the CNC Stock closing price in the twenty business day period ending three business days before the effective time of the Ventura Merger. For the purpose of the Low Range Pro Forma Financial Statements, the stock portion of the total consideration value is satisfied by the issuance of 1,631,374 shares of CNC Stock held as treasury stock and recorded as a credit to shareholders' equity of $1,321,000 and to treasury shares of $21,354,000 based on the weighted average cost of the treasury shares.

    The purchase price of $44,747,000 which includes expenses of $600,000 directly attributable to the acquisition and a $582,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended ("APB No. 16"). The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $8,232,000 is expected to be amortized over ten years. Total core deposit intangibles of $14,400,000 is expected to be amortized over seven years.

                                                                          ADJUSTMENTS RELATED
                                                                                  TO
                                                                             ACQUISITIONS
                                                                         ---------------------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Assets/liabilities
  Cash.................................................................       $    (1,182)
  Core deposit intangibles.............................................            14,400
  Servicing rights for SBA loans.......................................             2,500
  Fixed assets.........................................................              (500)
  Deferred taxes created by core deposit intangibles and servicing
    rights for SBA loans...............................................            (7,149)
  Other liabilities....................................................             2,081
  Shareholders' equity for option payment, net of tax..................              (338)
  Remaining unallocated purchase price (Goodwill)......................       $     8,232

    Included in the purchase price is $600,000 in direct costs to be paid immediately prior to the effective time of the Ventura Merger and an additional $4,400,000 liability incurred in connection with the termination of contracts and leases and existing severance contracts. Included in the total adjustment to Other Liabilities is a $2,319,000 reduction in income taxes currently payable to reflect the tax benefit related to the $4,400,000 liability incurred, the $500,000 in fixed asset writeoffs and the $582,000 payment made immediately prior to the effective time of the Ventura Merger to cash out unexercised stock options held by Ventura's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $871,000 and $1,260,000 for the nine-month period and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposit intangibles and goodwill for the nine-month period beginning January 1, 1996 of $1,543,000 and $617,000, respectively and for the 12-month period beginning January 1, 1995 of $2,046,000 and $823,000, respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Ventura will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

                                  MEDIUM RANGE
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA
                                                                                         COMBINED
                                              CNC         RIVERSIDE      PRO FORMA         WITH
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                          ------------   ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    245,706   $    24,622    $    (1,666)   $   268,262
                                                                               (400)
Interest-bearing deposits in other
  banks.................................        30,206                                      30,206
Federal funds sold and securities
  purchased under resale agreements.....        80,000        17,000        (20,351)        70,973
                                                                             (5,676)
Securities..............................       853,682        29,799                       883,481
Trading account securities..............        23,026                                      23,026
Loans...................................     2,674,242       167,014                     2,841,256
Less allowance for credit losses........       128,589         2,640                       131,229
                                          ------------   ------------   ------------   ------------
  Net loans.............................     2,545,653       164,374                     2,710,027
Premises and equipment, net.............        23,364         5,888           (400)        28,852
Customers' acceptance liability.........         3,654                                       3,654
Other real estate.......................        17,156         3,153                        20,309
Deferred tax asset......................        65,147           477         (5,202)        60,422
Goodwill................................                                     11,876         11,876
Other intangible assets.................        11,764           387         12,300         24,451
Other assets............................        47,197         2,658                        49,855
                                          ------------   ------------   ------------   ------------
  Total assets..........................  $  3,946,555   $   248,358    $    (9,519)   $ 4,185,394
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $  1,274,831   $    70,422                   $ 1,345,253
Interest bearing deposits...............     1,665,338       149,003                     1,814,341
                                          ------------   ------------                  ------------
  Total deposits........................     2,940,169       219,425                     3,159,594
Federal funds purchased and securities
  sold under repurchase agreements......       203,051                                     203,051
Other short-term borrowings.............       328,632         4,073                       332,705
Long-term debt..........................        34,800                                      34,800
Other liabilities.......................        50,866         2,231          1,500         53,097
                                                                             (1,500)
Acceptances outstanding.................         3,654                                       3,654
                                          ------------   ------------   ------------   ------------
  Total liabilities.....................     3,561,172       225,729             --      3,786,901
                                          ------------   ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred Stock.........................            --            --             --             --
Common stock............................       414,327        22,629        (19,339)       417,617
Treasury shares, at cost................       (28,944)                       9,820        (19,124)
                                          ------------   ------------   ------------   ------------
  Total shareholders' equity............       385,383        22,629         (9,519)       398,493
                                          ------------   ------------   ------------   ------------
Total liabilities and shareholders'
  equity................................  $  3,946,555   $   248,358    $    (9,519)   $ 4,185,394
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    10,588    $      (582)   $   277,668
                                                                (600)
Interest-bearing deposits in other
  banks.................................                                     30,206
Federal funds sold and securities
  purchased under resale agreements.....       27,950        (20,889)        78,034

Securities..............................       56,679                       940,160
Trading account securities..............                                     23,026
Loans...................................      170,397                     3,011,653
Less allowance for credit losses........        4,950                       136,179
                                          ------------   ------------   ------------
  Net loans.............................      165,447                     2,875,474
Premises and equipment, net.............        2,110           (500)        30,462
Customers' acceptance liability.........                                      3,654
Other real estate.......................        2,437                        22,746
Deferred tax asset......................        1,170         (7,149)        54,443
Goodwill................................                      11,087         22,963
Other intangible assets.................                      14,400         41,351
                                                               2,500
Other assets............................        5,339                        55,194
                                          ------------   ------------   ------------
  Total assets..........................  $   271,720    $    (1,733)   $ 4,455,381
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $    73,256                   $ 1,418,509
Interest bearing deposits...............      164,674                     1,979,015
                                          ------------                  ------------
  Total deposits........................      237,930                     3,397,524
Federal funds purchased and securities
  sold under repurchase agreements......                                    203,051
Other short-term borrowings.............                                    332,705
Long-term debt..........................                                     34,800
Other liabilities.......................        4,445          4,400         59,623
                                                              (2,319)
Acceptances outstanding.................                                      3,654
                                          ------------   ------------   ------------
  Total liabilities.....................      242,375          2,081      4,031,357
                                          ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred Stock.........................           --             --             --
Common stock............................       29,345        (22,938)       424,024
Treasury shares, at cost................                      19,124              0
                                          ------------   ------------   ------------
  Total shareholders' equity............       29,345         (3,814)       424,024
                                          ------------   ------------   ------------
Total liabilities and shareholders'
  equity................................  $   271,720    $    (1,733)   $ 4,455,381
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------

 See accompanying Notes to Unaudited Medium Range Pro Forma Condensed Combined
                             Financial Statements.

                                  MEDIUM RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              CNC         RIVERSIDE      PRO FORMA      PRO FORMA
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ------------   ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $   165,029    $    10,688                   $   175,717
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        2,958            343         (1,085)         2,216
  Interest on securities................       39,238          1,658                        40,896
  Interest on trading account
    securities..........................        1,401                                        1,401
                                          ------------   ------------   ------------   ------------
    Total...............................      208,626         12,689         (1,085)       220,230
                                          ------------   ------------   ------------   ------------
Interest expense:
  Interest on deposits..................       40,409          3,800                        44,209
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................       10,176                                       10,176
  Interest on other short-term
    borrowings..........................        9,188             51                         9,239
  Interest on long-term debt............        1,439                                        1,439
                                          ------------   ------------   ------------   ------------
    Total...............................       61,212          3,851                        65,063
                                          ------------   ------------   ------------   ------------
  Net interest income...................      147,414          8,838         (1,085)       155,167
  Provision for credit losses...........            0             75              0             75
                                          ------------   ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................      147,414          8,763         (1,085)       155,092
                                          ------------   ------------   ------------   ------------
Noninterest income......................       32,695          1,704                        34,399
Noninterest expense.....................      104,647          6,804          2,209        113,660
                                          ------------   ------------   ------------   ------------
Income before taxes.....................       75,462          3,663         (3,294)        75,831
Income taxes............................       25,794          1,431         (1,017)        26,208
                                          ------------   ------------   ------------   ------------
Net income..............................  $    49,668    $     2,232    $    (2,277)   $    49,623
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
Net income per share....................  $      1.10                                  $      1.08
                                          ------------                                 ------------
                                          ------------                                 ------------
Shares (in thousands) used to compute
  Net Income/Share......................       44,986                           874         45,860
                                          ------------                  ------------   ------------
                                          ------------                  ------------   ------------

                                                                         PRO FORMA
                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $    12,374                   $   188,091
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        1,162           (871)         2,507
  Interest on securities................        2,432                        43,328
  Interest on trading account
    securities..........................                                      1,401
                                          ------------   ------------   ------------
    Total...............................       15,968           (871)       235,327
                                          ------------   ------------   ------------
Interest expense:
  Interest on deposits..................        4,827                        49,036
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................                                     10,176
  Interest on other short-term
    borrowings..........................                                      9,239
  Interest on long-term debt............                                      1,439
                                          ------------   ------------   ------------
    Total...............................        4,827                        69,890
                                          ------------   ------------   ------------
  Net interest income...................       11,141           (871)       165,437
  Provision for credit losses...........            0              0             75
                                          ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................       11,141           (871)       165,362
                                          ------------   ------------   ------------
Noninterest income......................        1,775                        36,174
Noninterest expense.....................       13,040          2,375        129,075
                                          ------------   ------------   ------------
Income before taxes.....................         (124)        (3,246)        72,461
Income taxes............................         (146)        (1,021)        25,041
                                          ------------   ------------   ------------
Net income..............................  $        22    $    (2,225)   $    47,420
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
Net income per share....................                                $      1.00
                                                                        ------------
                                                                        ------------
Shares (in thousands) used to compute
  Net Income/Share......................                       1,461         47,321
                                                         ------------   ------------
                                                         ------------   ------------

 See accompanying Notes to Unaudited Medium Range Pro Forma Condensed Combined
                             Financial Statements.

                                  MEDIUM RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              CNC         RIVERSIDE      PRO FORMA      PRO FORMA
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ------------   ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $   168,862    $    13,354                   $   182,216
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        7,013            572         (1,569)         6,016
  Interest on securities................       39,704          2,494                        42,198
  Interest on trading account
    securities..........................        2,015                                        2,015
                                          ------------   ------------   ------------   ------------
    Total...............................      217,594         16,420         (1,569)       232,445
                                          ------------   ------------   ------------   ------------
Interest expense:
  Interest on deposits..................       32,039          4,905                        36,944
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................       17,855              1                        17,856
  Interest on other short-term
    borrowings..........................        4,378             82                         4,460
  Interest on long-term debt............        1,059                                        1,059
                                          ------------   ------------   ------------   ------------
    Total...............................       55,331          4,988                        60,319
                                          ------------   ------------   ------------   ------------
  Net interest income...................      162,263         11,432         (1,569)       172,126
  Provision for credit losses...........            0            180              0            180
                                          ------------   ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................      162,263         11,252         (1,569)       171,946
                                          ------------   ------------   ------------   ------------
Noninterest income......................       34,566          2,870                        37,436
Noninterest expense.....................      118,076         10,074          2,946        131,096
                                          ------------   ------------   ------------   ------------
Income before taxes.....................       78,753          4,048         (4,515)        78,286
Income taxes............................       29,961          1,420         (1,347)        30,034
                                          ------------   ------------   ------------   ------------
Net income..............................  $    48,792    $     2,628    $    (3,168)   $    48,252
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
Net income per share....................  $      1.06                                  $      1.03
                                          ------------                                 ------------
                                          ------------                                 ------------
Shares (in thousands) used to compute
  Net Income/Share......................       45,886                           874         46,760
                                          ------------                  ------------   ------------
                                          ------------                  ------------   ------------

                                                                         PRO FORMA
                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $    16,375                   $   198,591
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        1,816         (1,260)         6,572
  Interest on securities................        2,607                        44,805
  Interest on trading account
    securities..........................                                      2,015
                                          ------------   ------------   ------------
    Total...............................       20,798         (1,260)       251,983
                                          ------------   ------------   ------------
Interest expense:
  Interest on deposits..................        6,357                        43,301
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................                                     17,856
  Interest on other short-term
    borrowings..........................            4                         4,464
  Interest on long-term debt............                                      1,059
                                          ------------   ------------   ------------
    Total...............................        6,361                        66,680
                                          ------------   ------------   ------------
  Net interest income...................       14,437         (1,260)       185,303
  Provision for credit losses...........          410              0            590
                                          ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................       14,027         (1,260)       184,713
                                          ------------   ------------   ------------
Noninterest income......................        2,246                        39,682
Noninterest expense.....................       14,937          3,155        149,188
                                          ------------   ------------   ------------
Income before taxes.....................        1,336         (4,415)        75,207
Income taxes............................       (2,432)        (1,393)        26,209
                                          ------------   ------------   ------------
Net income..............................  $     3,768    $    (3,022)   $    48,998
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
Net income per share....................                                $      1.02
                                                                        ------------
                                                                        ------------
Shares (in thousands) used to compute
  Net Income/Share......................                       1,461         48,221
                                                         ------------   ------------
                                                         ------------   ------------

 See accompanying Notes to Unaudited Medium Range Pro Forma Condensed Combined
                             Financial Statements.

NOTES TO THE UNAUDITED MEDIUM RANGE PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS

RIVERSIDE BALANCE SHEET

    Assuming a Final CNC Stock Price of $17.475, the total consideration value paid to the existing Riverside shareholders is $39,137,000, with total cash consideration of $20,351,000 and the balance in CNC Stock.

    The cash payment of $20,351,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price which is the average of the CNC Stock closing price in the twenty day period ending three business days before the Effective Time. For the purpose of the Medium Range Pro Forma Financial Statements, the stock portion of the total consideration value is comprised of the issuance of the remaining 750,199 shares of CNC Stock held as treasury stock as of September 30, 1996 and the purchase of an additional 324,809 shares of CNC Stock on the open market for issuance to Riverside shareholders. The issuance of the treasury stock is recorded as a credit to shareholders' equity of $3,290,000 and a credit to treasury stock of 9,820,000 based on the weighted average cost of the treasury shares. The purchase of additional treasury shares is assumed to be at $17.475, and is assumed to be funded from liquidation of Federal funds sold.

    The purchase price of $41,203,000 which includes expenses of $400,000 directly attributable to the acquisition and a $1,666,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with APB No. 16. The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $11,876,000 is expected to be amortized over ten years. Total core deposit intangibles of approximately $12,300,000 is expected to be amortized over seven years.

                                                                                    ADJUSTMENTS RELATED
                                                                                            TO
                                                                                       ACQUISITIONS
                                                                                   ---------------------
                                                                                        (DOLLARS IN
                                                                                        THOUSANDS)
Assets/liabilities
  Cash...........................................................................        $  (2,066)
  Core deposit intangibles.......................................................           12,300
  Fixed assets...................................................................             (400)
  Deferred taxes created by core deposit intangibles.............................           (5,202)
  Shareholders' equity for option payment, net of tax............................             (959)
  Remaining unallocated purchase price (Goodwill)................................        $  11,876

    Included in the purchase price is $400,000 in direct costs to be paid immediately prior to the Effective Time and an additional $1,500,000 liability incurred in connection with existing severance contracts and with the termination of contracts. Included in the total adjustment to Other Liabilities is a $1,500,000 reduction in income taxes currently payable to reflect the tax benefit related to the $1,500,000 liability incurred, the $400,000 fixed asset writeoff and the $1,666,000 payment made immediately prior to the Effective Time to cash out certain of the Riverside stock options (approximately 183,000 shares) held by Riverside's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $1,085,000 and $1,596,000 for the nine-month period and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposit intangibles and goodwill for the nine-month period beginning January 1, 1996 of $1,318,000 and $891,000, respectively and for the 12-month period beginning January 1, 1995 of $1,758,000 and $1,188,000, respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Riverside will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

    (d) The pro forma combined net income per common share data are based on (i) combined historical income of Riverside and CNC assuming the Merger and the Ventura Merger are accounted for as a purchase and (ii) pro forma combined equivalent of the Riverside Stock converted (as adjusted for an exchange ratio of 1.03 of a share of CNC Stock for each share of Riverside Stock) and CNC Stock as of September 30, 1996 and December 31, 1995.

VENTURA BALANCE SHEET

    Assuming a Final CNC Stock Price of $17.475, the total consideration value paid to Ventura shareholders is $46,420,000, with total cash consideration of $20,889,000 and the balance in CNC Stock.

    The cash payment of $20,889,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price for Ventura which is the average of the CNC Stock closing price in the twenty business day period ending three business days before the effective time of the Ventura Merger. For the purpose of the Medium Range Pro Forma Financial Statements, the stock portion of the total consideration value is satisfied by the issuance of 1,461,001 shares of CNC Stock held as treasury stock and recorded as a credit to shareholders' equity of $6,407,000 and to treasury shares of $19,124,000 based on the weighted average cost of the treasury shares.

    The purchase price of $47,602,000 which includes expenses of $600,000 directly attributable to the acquisition and a $582,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with APB No. 16. The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $11,087,000 is expected to be amortized over ten years. Total core deposit intangibles of $14,400,000 is expected to be amortized over seven years.

                                                                                    ADJUSTMENTS RELATED
                                                                                             TO
                                                                                        ACQUISITIONS
                                                                                    --------------------
                                                                                        (DOLLARS IN
                                                                                         THOUSANDS)
Assets/liabilities
  Cash............................................................................       $   (1,182)
  Core deposit intangibles........................................................           14,400
  Servicing rights for SBA loans..................................................            2,500
  Fixed assets....................................................................             (500)
  Deferred taxes created by core deposit intangibles and servicing rights for SBA
    loans.........................................................................           (7,149)
  Other liabilities...............................................................            2,081
  Shareholders' equity for option payment, net of tax.............................             (338)
  Remaining unallocated purchase price (Goodwill).................................       $   11,087

    Included in the purchase price is $600,000 in direct costs to be paid immediately prior to the Effective Time and an additional $4,400,000 liability incurred in connection with the termination of contracts and leases and existing severance contracts. Included in the total adjustment to Other Liabilities is a $2,319,000 reduction in income taxes currently payable to reflect the tax benefit related to the $4,400,000 liability incurred, the $500,000 in fixed asset writeoffs and the $582,000 payment made immediately prior to the Effective Time to cash out unexercised stock options held by Ventura's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $871,000 and $1,260,000 for the nine-month period and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposits intangibles and goodwill for the nine-month period beginning January 1, 1996 of $1,543,000 and $832,000 respectively and for the 12-month period beginning January 1, 1995 of $2,046,000 and $1,109,000 respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Ventura will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

                                   HIGH RANGE
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA
                                                                                         COMBINED
                                              CNC         RIVERSIDE      PRO FORMA         WITH
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS     RIVERSIDE
                                          ------------   ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    245,706   $    24,622    $    (1,666)   $   268,262
                                                                               (400)
Interest-bearing deposits in other
  banks.................................        30,206                                      30,206
Federal funds sold and securities
  purchased under resale agreements.....        80,000        17,000        (20,351)        74,916
                                                                             (1,733)
Securities..............................       853,682        29,799                       883,481
Trading account securities..............        23,026                                      23,026
Loans...................................     2,674,242       167,014                     2,841,256
Less allowance for credit losses........       128,589         2,640                       131,229
                                          ------------   ------------   ------------   ------------
    Net loans...........................     2,545,653       164,374                     2,710,027
Premises and equipment, net.............        23,364         5,888           (400)        28,852
Customers' acceptance liability.........         3,654                                       3,654
Other real estate.......................        17,156         3,153                        20,309
Deferred tax asset......................        65,147           477         (5,202)        60,422
Goodwill................................                                     11,876         11,876
Other intangible assets.................        11,764           387         12,300         24,451
Other assets............................        47,197         2,658                        49,855
                                          ------------   ------------   ------------   ------------
    Total assets........................  $  3,946,555   $   248,358    $    (5,576)   $ 4,189,337
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $  1,274,831   $    70,422                   $ 1,345,253
Interest bearing deposits...............     1,665,338       149,003                     1,814,341
                                          ------------   ------------                  ------------
    Total deposits......................     2,940,169       219,425                     3,159,594
Federal funds purchased and securities
  sold under repurchase agreements......       203,051                                     203,051
Other short-term borrowings.............       328,632         4,073                       332,705
Long-term debt..........................        34,800                                      34,800
Other liabilities.......................        50,866         2,231          1,500         53,097
                                                                             (1,500)
Acceptances outstanding.................         3,654                                       3,654
                                          ------------   ------------   ------------   ------------
    Total liabilities...................     3,561,172       225,729        --           3,786,901
                                          ------------   ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred stock.........................       --            --             --             --
Common stock............................       414,327        22,629        (17,023)       419,933
Treasury shares, at cost................       (28,944)                      11,447        (17,497)
                                          ------------   ------------   ------------   ------------
    Total shareholders' equity..........       385,383        22,629         (5,576)       402,436
                                          ------------   ------------   ------------   ------------
    Total liabilities and shareholders'
      equity............................  $  3,946,555   $   248,358    $    (5,576)   $ 4,189,337
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
ASSETS
Cash and due from banks.................  $    10,588    $      (582)   $   277,668
                                                                (600)
Interest-bearing deposits in other
  banks.................................                                     30,206
Federal funds sold and securities
  purchased under resale agreements.....       27,950        (20,889)        81,977

Securities..............................       56,679                       940,160
Trading account securities..............                                     23,026
Loans...................................      170,397                     3,011,653
Less allowance for credit losses........        4,950                       136,179
                                          ------------   ------------   ------------
    Net loans...........................      165,447                     2,875,474
Premises and equipment, net.............        2,110           (500)        30,462
Customers' acceptance liability.........                                      3,654
Other real estate.......................        2,437                        22,746
Deferred tax asset......................        1,170         (7,149)        54,443
Goodwill................................                      11,087         22,963
Other intangible assets.................                      14,400         41,351
                                                               2,500
Other assets............................        5,339                        55,194
                                          ------------   ------------   ------------
    Total assets........................  $   271,720    $    (1,733)   $ 4,459,324
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
LIABILITIES
Demand deposits.........................  $    73,256                   $ 1,418,509
Interest bearing deposits...............      164,674                     1,979,015
                                          ------------                  ------------
    Total deposits......................      237,930                     3,397,524
Federal funds purchased and securities
  sold under repurchase agreements......                                    203,051
Other short-term borrowings.............                                    332,705
Long-term debt..........................                                     34,800
Other liabilities.......................        4,445          4,400         59,623
                                                              (2,319)
Acceptances outstanding.................                                      3,654
                                          ------------   ------------   ------------
    Total liabilities...................      242,375          2,081      4,031,357
                                          ------------   ------------   ------------
SHAREHOLDERS' EQUITY
Preferred stock.........................      --             --             --
Common stock............................       29,345        (21,311)       427,967
Treasury shares, at cost................                      17,497              0
                                          ------------   ------------   ------------
    Total shareholders' equity..........       29,345         (3,814)       427,967
                                          ------------   ------------   ------------
    Total liabilities and shareholders'
      equity............................  $   271,720    $    (1,733)   $ 4,459,324
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------

  See accompanying Notes to Unaudited High Range Pro Forma Condensed Combined
                             Financial Statements.

                                   HIGH RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              CNC         RIVERSIDE      PRO FORMA      PRO FORMA
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ------------   ------------   ------------   ------------
INTEREST INCOME:
  Interest and fees on loans............  $   165,029    $    10,688                   $   175,717
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        2,958            343           (921)         2,380
  Interest on securities................       39,238          1,658                        40,896
  Interest on trading account
    securities..........................        1,401                                        1,401
                                          ------------   ------------   ------------   ------------
    Total...............................      208,626         12,689           (921)       220,394
                                          ------------   ------------   ------------   ------------
INTEREST EXPENSE:
  Interest on deposits..................       40,409          3,800                        44,209
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................       10,176                                       10,176
  Interest on other short-term
    borrowings..........................        9,188             51                         9,239
  Interest on long-term debt............        1,439                                        1,439
                                          ------------   ------------   ------------   ------------
    Total...............................       61,212          3,851                        65,063
                                          ------------   ------------   ------------   ------------
  NET INTEREST INCOME...................      147,414          8,838           (921)       155,331
  PROVISION FOR CREDIT LOSSES...........            0             75              0             75
                                          ------------   ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................      147,414          8,763           (921)       155,256
                                          ------------   ------------   ------------   ------------
NONINTEREST INCOME......................       32,695          1,704                        34,399
NONINTEREST EXPENSE.....................      104,647          6,804          2,209        113,660
                                          ------------   ------------   ------------   ------------
Income before taxes.....................       75,462          3,663         (3,130)        75,995
Income taxes benefit....................       25,794          1,431           (947)        26,278
                                          ------------   ------------   ------------   ------------
NET INCOME..............................  $    49,668    $     2,232    $    (2,183)   $    49,717
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
NET INCOME PER SHARE....................  $      1.10                                  $      1.08
                                          ------------                                 ------------
                                          ------------                                 ------------
Shares (in thousands) used to compute
  Net Income/Share......................       44,986                           985         45,971
                                          ------------                  ------------   ------------
                                          ------------                  ------------   ------------

                                                                         PRO FORMA
                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
INTEREST INCOME:
  Interest and fees on loans............  $    12,374                   $   188,091
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        1,162           (871)         2,671
  Interest on securities................        2,432                        43,328
  Interest on trading account
    securities..........................                                      1,401
                                          ------------   ------------   ------------
    Total...............................       15,968           (871)       235,491
                                          ------------   ------------   ------------
INTEREST EXPENSE:
  Interest on deposits..................        4,827                        49,036
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................                                     10,176
  Interest on other short-term
    borrowings..........................                                      9,239
  Interest on long-term debt............                                      1,439
                                          ------------   ------------   ------------
    Total...............................        4,827                        69,890
                                          ------------   ------------   ------------
  NET INTEREST INCOME...................       11,141           (871)       165,601
  PROVISION FOR CREDIT LOSSES...........            0              0             75
                                          ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................       11,141           (871)       165,526
                                          ------------   ------------   ------------
NONINTEREST INCOME......................        1,775                        36,174
NONINTEREST EXPENSE.....................       13,040          2,375        129,075
                                          ------------   ------------   ------------
Income before taxes.....................         (124)        (3,246)        72,625
Income taxes benefit....................         (146)        (1,021)        25,111
                                          ------------   ------------   ------------
NET INCOME..............................  $        22    $    (2,225)   $    47,514
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
NET INCOME PER SHARE....................                                $      1.00
                                                                        ------------
                                                                        ------------
Shares (in thousands) used to compute
  Net Income/Share......................                       1,337         47,308
                                                         ------------   ------------
                                                         ------------   ------------

  See accompanying Notes to Unaudited High Range Pro Forma Condensed Combined
                             Financial Statements.

                                   HIGH RANGE
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              CNC         RIVERSIDE      PRO FORMA      PRO FORMA
                                           HISTORICAL     HISTORICAL    ADJUSTMENTS      COMBINED
                                          ------------   ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $   168,862    $    13,354                   $   182,216
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        7,013            572    $    (1,332)         6,253
  Interest on securities................       39,704          2,494                        42,198
  Interest on trading account
    securities..........................        2,015                                        2,015
                                          ------------   ------------   ------------   ------------
    Total...............................      217,594         16,420         (1,332)       232,682
                                          ------------   ------------   ------------   ------------
Interest expense:
  Interest on deposits..................       32,039          4,905                        36,944
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................       17,855              1                        17,856
  Interest on other short-term
    borrowings..........................        4,378             82                         4,460
  Interest on long-term debt............        1,059                                        1,059
                                          ------------   ------------   ------------   ------------
    Total...............................       55,331          4,988                        60,319
                                          ------------   ------------   ------------   ------------
  Net interest income...................      162,263         11,432         (1,332)       172,363
  Provision for credit losses...........            0            180              0            180
                                          ------------   ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................      162,263         11,252         (1,332)       172,183
                                          ------------   ------------   ------------   ------------

Noninterest income......................       34,566          2,870                        37,436
Noninterest expense.....................      118,076         10,074          2,946        131,096
                                          ------------   ------------   ------------   ------------
Income before taxes.....................       78,753          4,048         (4,278)        78,523
Income taxes............................       29,961          1,420         (1,247)        30,134
                                          ------------   ------------   ------------   ------------
Net income..............................  $    48,792    $     2,628    $    (3,031)   $    48,389
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------
Net income per share....................  $      1.06                                  $      1.03
                                          ------------                                 ------------
                                          ------------                                 ------------
Shares (in thousands) used to compute
  Net Income/Share......................       45,886                           985         46,871
                                          ------------                  ------------   ------------
                                          ------------                  ------------   ------------

                                                                         PRO FORMA
                                                                          COMBINED
                                            VENTURA       PRO FORMA     WITH VENTURA
                                           HISTORICAL    ADJUSTMENTS    & RIVERSIDE
                                          ------------   ------------   ------------
Interest income:
  Interest and fees on loans............  $    16,375                   $   198,591
  Interest on federal funds sold and
    securities purchased under resale
    agreements..........................        1,816    $    (1,260)         6,809
  Interest on securities................        2,607                        44,805
  Interest on trading account
    securities..........................                                      2,015
                                          ------------   ------------   ------------
    Total...............................       20,798         (1,260)       252,220
                                          ------------   ------------   ------------
Interest expense:
  Interest on deposits..................        6,357                        43,301
  Interest on federal funds purchased
    and securities sold under repurchase
    agreements..........................                                     17,856
  Interest on other short-term
    borrowings..........................            4                         4,464
  Interest on long-term debt............                                      1,059
                                          ------------   ------------   ------------
    Total...............................        6,361                        66,680
                                          ------------   ------------   ------------
  Net interest income...................       14,437         (1,260)       185,540
  Provision for credit losses...........          410              0            590
                                          ------------   ------------   ------------
  Net interest income after provision
    for credit losses...................       14,027         (1,260)       184,950
                                          ------------   ------------   ------------
Noninterest income......................        2,246                        39,682
Noninterest expense.....................       14,937          3,155        149,188
                                          ------------   ------------   ------------
Income before taxes.....................        1,336         (4,415)        75,444
Income taxes............................       (2,432)        (1,393)        26,309
                                          ------------   ------------   ------------
Net income..............................  $     3,768    $    (3,022)   $    49,135
                                          ------------   ------------   ------------
                                          ------------   ------------   ------------
Net income per share....................                                $      1.02
                                                                        ------------
                                                                        ------------
Shares (in thousands) used to compute
  Net Income/Share......................                       1,337         48,208
                                                         ------------   ------------
                                                         ------------   ------------

  See accompanying Notes to Unaudited High Range Pro Forma Condensed Combined
                             Financial Statements.

NOTES TO THE UNAUDITED HIGH RANGE PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS

RIVERSIDE BALANCE SHEET

    Assuming a Final CNC Common Stock Price of $19.50, the total consideration value paid to existing Riverside shareholders is $39,137,000, with total cash consideration of $20,351,000 and the balance in CNC Stock.

    The cash payment of $20,351,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price which is the average of the CNC Stock closing price in the twenty day period ending three business days before the Effective Time. For the purpose of the High Range Pro Forma Financial Statements, the stock portion of the total consideration value is comprised of the issuance of the remaining 874,498 shares of CNC Stock held as treasury stock as of September 30, 1996 and the purchase of an additional 88,874 shares of CNC Stock on the open market for issuance to Riverside shareholders. The issuance of the treasury stock is recorded as a credit to shareholders' equity of $5,606,000 and a credit to treasury stock of $11,447,000 based on the weighted average cost of the treasury shares. The purchase of additional treasury shares is assumed to be at $19.50, and is assumed to be funded from liquidation of Federal funds sold.

    The purchase price of $41,203,000 which includes expenses of $400,000 directly attributable to the acquisition and a $1,666,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with APB No. 16. The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $11,876,000 is expected to be amortized over ten years. Total core deposit intangibles of approximately $12,300,000 is expected to be amortized over seven years.

                                                                                    ADJUSTMENTS RELATED
                                                                                             TO
                                                                                        ACQUISITIONS
                                                                                    --------------------
                                                                                        (DOLLARS IN
                                                                                         THOUSANDS)
Assets/liabilities
  Cash............................................................................       $   (2,066)
  Core deposit intangibles........................................................           12,300
  Fixed assets....................................................................             (400)
  Deferred taxes created by core deposit intangibles..............................           (5,202)
  Shareholders' equity for option payment, net of tax.............................             (959)
  Remaining unallocated purchase price (Goodwill).................................       $   11,876

    Included in the purchase price is $400,000 in direct costs to be paid immediately prior to the Effective Time and an additional $1,500,000 liability incurred in connection with existing severance contracts and with the termination of contracts. Included in the total adjustment to Other Liabilities is a $1,500,000 reduction in income taxes currently payable to reflect the tax benefit related to the $1,500,000 liability incurred, the $400,000 fixed asset writeoff and the $1,666,000 payment made immediately prior to the Effective Time to cash out certain of the Riverside stock options (approximately 183,000 shares) held by Riverside's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $921,000 and $1,332,000 for the nine-month period and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposit intangibles and goodwill for the nine months beginning January 1, 1996 of $1,318,000 and $891,000, respectively and for the 12-month period beginning January 1, 1995 of $1,758,000 and $1,188,000, respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Riverside will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

    (d) The pro forma combined net income per common share data are based on (i) combined historical income of Riverside and CNC assuming the Merger and the Ventura Merger are accounted for as a purchase and (ii) pro forma combined equivalent of the Riverside Stock converted (as adjusted for an exchange ratio of 0.923 of a share of CNC Stock for each share of Riverside Stock) and CNC Stock as of September 30, 1996 and December 31, 1995.

VENTURA BALANCE SHEET

    Assuming a Final CNC Stock Price of $19.10, the total consideration value paid to existing Ventura shareholders is $46,420,000, with total cash consideration of $20,889,000 and the balance in CNC Stock.

    The cash payment of $20,889,000 will be paid from Federal funds sold. The number of shares to be tendered will be contingent upon the Final CNC Stock Price for Ventura which is the average of the CNC Stock closing price in the twenty business day period ending three business days before the effective time of the Ventura Merger. For the purpose of the High Range Pro Forma Financial Statements, the stock portion of the total consideration value is satisfied by the issuance of 1,336,702 shares of CNC Stock held as treasury stock and recorded as a credit to shareholders' equity of $8,034,000 and to treasury shares of $17,497,000 based on the weighted average cost of the treasury shares.

    The purchase price of $47,602,000 which includes expenses of $600,000 directly attributable to the acquisition and a $582,000 payment to cash out existing unexercised stock options is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at September 30, 1996 in accordance with APB No. 16. The table below reflects the adjustment of certain assets and liabilities to estimated fair value and the resultant goodwill. Total goodwill of approximately $11,087,000 is expected to be amortized over ten years. Total core deposit intangibles of $14,400,000 is expected to be amortized over seven years.

                                                                                    ADJUSTMENTS RELATED
                                                                                             TO
                                                                                        ACQUISITIONS
                                                                                    --------------------
                                                                                        (DOLLARS IN
                                                                                         THOUSANDS)
Assets/liabilities
  Cash............................................................................       $   (1,182)
  Core deposit intangibles........................................................           14,400
  Servicing rights for SBA loans..................................................            2,500
  Fixed assets....................................................................             (500)
  Deferred taxes created by core deposit intangibles and servicing rights for SBA
    loans.........................................................................           (7,149)
  Other liabilities...............................................................            2,081
  Shareholders' equity for option payment net of tax..............................             (338)
  Remaining unallocated purchase price (Goodwill).................................       $   11,087

    Included in the purchase price is $600,000 in direct costs to be paid immediately prior to the effective time of the Ventura Merger and an additional $4,400,000 liability incurred in connection with the termination of contracts and leases and existing severance contracts. Included in the total adjustment to Other Liabilities is a $2,319,000 reduction in income taxes currently payable to reflect the tax benefit related to the $4,400,000 liability incurred, the $500,000 in fixed asset writeoffs and the $582,000 payment made immediately prior to the effective time of the Ventura Merger to cash out unexercised stock options held by Ventura's employees and directors.

STATEMENT OF INCOME

    (a) Decrease in interest on Federal funds sold is due to the utilization of Federal funds sold to fund the cash portion of the purchase price. The loss in interest income is estimated to be $871,000 and $1,260,000 for the nine-month period and 12-month period beginning January 1, 1996 and January 1, 1995, respectively.

    (b) Non-interest expense includes the amortization of core deposit intangibles and goodwill for the nine-month period beginning January 1, 1996 of $1,543,000 and $832,000 respectively and for the 12-month period beginning January 1, 1995 of $2,046,000 and $1,109,000 respectively.

    (c) Additional income tax expense is computed using a 42.3% tax rate. The tax attributes of Ventura will carry over to CNC including all assets and liabilities and are recorded at amounts previously reflected, adjusted for purchase price allocations.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                           CITY NATIONAL CORPORATION
                               CITY NATIONAL BANK
                                      AND
                            RIVERSIDE NATIONAL BANK
                                OCTOBER 15, 1996

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE I THE MERGER AND RELATED TRANSACTIONS.......................................................................   A-1
  1.1     Structure of the Merger...................................................................................   A-1
  1.2     Closing...................................................................................................   A-2
  1.3     Effective Time............................................................................................   A-2
  1.4     Effects of the Merger.....................................................................................   A-2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS................................
                                                                                                                       A-2
  2.1     Effect on Capital Stock...................................................................................   A-2
          (a)   Common Stock of CNC.................................................................................   A-2
          (b)   Common Stock of RNB.................................................................................   A-2
          (c)   Dissenting Common Stock.............................................................................   A-2
          (d)   Cancellation of Certain Shares......................................................................   A-2
  2.2     Conversion of RNB Common Stock............................................................................   A-2
  2.3     Election and Proration Procedures.........................................................................   A-3
          (a)   Election Forms and Types of Elections...............................................................   A-3
          (b)   Proper and Timely Election..........................................................................   A-4
          (c)   Definitions.........................................................................................   A-4
          (d)   Allocation of Aggregate Merger Consideration Among RNB Shareholders.................................   A-5
          (e)   Calculations........................................................................................   A-7
          (f)   No Fractional Shares................................................................................   A-7
  2.4     Stock Options.............................................................................................   A-7
  2.5     Adjustments for Dilution and Other Matters................................................................   A-8
  2.6     Conversion of Dissenting Common Stock.....................................................................   A-8

ARTICLE III EXCHANGE OF SHARES......................................................................................   A-9
  3.1     Exchange Procedures.......................................................................................   A-9
          (a)   Exchange Agent......................................................................................   A-9
          (b)   Exchange of Certificates and Cash...................................................................   A-9
          (c)   Affiliates..........................................................................................   A-9
  3.2     Voting and Dividends......................................................................................   A-9
  3.3     No Liability..............................................................................................  A-10
  3.4     Withholding Rights........................................................................................  A-10

ARTICLE IV CONDUCT PENDING THE MERGER...............................................................................  A-10
  4.1     Conduct of RNB's Business Prior to the Effective Time.....................................................  A-10
  4.2     Forbearance by RNB and its Subsidiaries...................................................................  A-11
  4.3     Timeliness of CNC's Consent...............................................................................  A-13
  4.4     Conduct by CNC and CNB Prior to the Effective Time........................................................  A-13

ARTICLE V REPRESENTATIONS AND WARRANTIES............................................................................  A-14
  5.1     Representations and Warranties of RNB.....................................................................  A-14
          (a)   RNB Capital Stock...................................................................................  A-14
          (b)   Authority...........................................................................................  A-14
          (c)   Subsidiaries........................................................................................  A-14
          (d)   Approvals...........................................................................................  A-14
          (e)   No Violations.......................................................................................  A-15
          (f)   Community Reinvestment Act..........................................................................  A-15
          (g)   Reports.............................................................................................  A-15
          (h)   Financial Statements................................................................................  A-15

                                                                                                                      PAGE
                                                                                                                      ----
          (i)   Absence of Certain Changes or Events................................................................  A-16
          (j)   Taxes...............................................................................................  A-16
          (k)   Absence of Claims; Litigation.......................................................................  A-16
          (l)   Regulatory Actions..................................................................................  A-16
          (m)   Certain Agreements..................................................................................  A-17
          (n)   Labor Matters.......................................................................................  A-17
          (o)   Employee Benefit Plans..............................................................................  A-17
          (p)   Insider Loans; Other Transactions...................................................................  A-18
          (q)   Title to Assets.....................................................................................  A-18
          (r)   Knowledge as to Conditions..........................................................................  A-18
          (s)   Compliance with Laws................................................................................  A-18
          (t)   Fees................................................................................................  A-19
          (u)   Environmental.......................................................................................  A-19
          (v)   Allowance for Possible Loan Losses..................................................................  A-20
          (w)   Performance of Obligations..........................................................................  A-20
          (x)   Insurance...........................................................................................  A-21
          (y)   Listing of Loans....................................................................................  A-21
          (z)   Derivative Transactions.............................................................................  A-21
          (aa)  Trust Administration................................................................................  A-21
          (bb)  Contingent Liabilities..............................................................................  A-21
          (cc)  Statements True and Correct.........................................................................  A-21
          (dd)  Additional Tax Representation.......................................................................  A-22
  5.2     Representations and Warranties of CNC and CNB.............................................................  A-22
          (a)   CNC Capital Stock...................................................................................  A-22
          (b)   CNB Capital Stock...................................................................................  A-23
          (c)   Authority...........................................................................................  A-23
          (d)   Approvals...........................................................................................  A-23
          (e)   No Violations.......................................................................................  A-23
          (f)   Financial Statements................................................................................  A-24
          (g)   Absence of Certain Changes or Events................................................................  A-24
          (h)   Absence of Claims; Litigation.......................................................................  A-24
          (i)   Regulatory Actions..................................................................................  A-24
          (j)   Knowledge as to Conditions..........................................................................  A-24
          (k)   Compliance with Laws................................................................................  A-24
          (l)   Fees................................................................................................  A-25
          (m)   Community Reinvestment Act..........................................................................  A-25
          (n)   Statements True and Correct.........................................................................  A-25
          (o)   Tax Representation..................................................................................  A-25
          (p)   CNC Common Stock....................................................................................  A-26

ARTICLE VI COVENANTS................................................................................................  A-26
  6.1     Regulatory Matters........................................................................................  A-26
  6.2     Stockholders' Approvals...................................................................................  A-27
  6.3     Legal Conditions to Merger................................................................................  A-27
  6.4     Information...............................................................................................  A-27
          (a)   CNC's Right to Access and Information...............................................................  A-27
          (b)   RNB's Right to Access and Information...............................................................  A-28
          (c)   Customer Calls......................................................................................  A-28
          (d)   Confidentiality.....................................................................................  A-28
  6.5     Employee Benefits.........................................................................................  A-28

                                                                                                                      PAGE
                                                                                                                      ----
  6.6     Certain Filings, Consents and Arrangements................................................................  A-29
  6.7     Timeliness and Compliance of RNB Reports and Filings......................................................  A-29
  6.8     Timeliness and Compliance of CNC and CNB Reports and Filings..............................................  A-29
  6.9     Additional Agreements; Parties............................................................................  A-29
  6.10    Publicity.................................................................................................  A-29
  6.11    Notification of Certain Matters...........................................................................  A-30
  6.12    Pre-Closing Adjustments...................................................................................  A-30
  6.13    Director Resignations.....................................................................................  A-30
  6.14    Human Resources Issues....................................................................................  A-30
  6.15    Assistance with Third-Party Agreements....................................................................  A-30
  6.16    Notices and Communications................................................................................  A-31
  6.17    Insurance Policies Assignment.............................................................................  A-32
  6.18    Additional Agreements; Officers and Directors.............................................................  A-32
  6.19    Affiliates and Five Percent Shareholders..................................................................  A-32
  6.20    Cooperation...............................................................................................  A-32
  6.21    Indemnification of Directors and Officers.................................................................  A-32
  6.22    Shareholders' Agreement...................................................................................  A-32
  6.23    Coordination of Dividends.................................................................................  A-33
  6.24    Sale of Certain Securities................................................................................  A-33
  6.25    Vacation Time and Accrual.................................................................................  A-33

ARTICLE VII CONDITIONS TO CONSUMMATION..............................................................................  A-33
  7.1     Conditions to Each Party's Obligations....................................................................  A-33
  7.2     Conditions to Obligations of CNC and CNB..................................................................  A-34
  7.3     Conditions To Obligations of RNB..........................................................................  A-35

ARTICLE VIII TERMINATION............................................................................................  A-36
  8.1     Termination...............................................................................................  A-36
  8.2     Effect of Termination.....................................................................................  A-37

ARTICLE IX OTHER MATTERS............................................................................................  A-37
  9.1     Certain Definitions; Interpretations......................................................................  A-37
  9.2     Non-Survival of Representations, Warranties and Covenants.................................................  A-38
  9.3     Waiver and Modification...................................................................................  A-38
  9.4     Counterparts..............................................................................................  A-39
  9.5     Governing Law, Jurisdiction and Venue.....................................................................  A-39
  9.6     Notices...................................................................................................  A-39
  9.7     Entire Agreement..........................................................................................  A-40
  9.8     Binding Effect; Assignment................................................................................  A-40
  9.9     Severability..............................................................................................  A-40
  9.10    No Third Party Beneficiaries..............................................................................  A-40
  9.11    Specific Performance......................................................................................  A-40
  9.12    Expenses..................................................................................................  A-40

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of the 15th day of October, 1996 (the "AGREEMENT"), by and between City National Corporation, a Delaware corporation ("CNC"), City National Bank, a national banking association formed pursuant to the laws of the United States ("CNB"), and Riverside National Bank, a national banking association formed pursuant to the laws of the United States ("RNB"), is entered into with reference to the following:

        A. CNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "BOARD OF GOVERNORS"); and CNB and RNB are national banking associations subject to primary regulation by the Office of the Comptroller of the Currency ("OCC");

        B. The Boards of Directors of CNC, CNB and RNB have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for in this Agreement;

        C. The parties hereto desire to effect a business combination through a merger (the "MERGER"), which will be structured so that RNB will be merged into CNB and that CNB will be the surviving association in the Merger;

        D. As a condition and inducement to CNC and CNB's willingness to enter into this Agreement, RNB and CNC are entering into, immediately after the execution and delivery hereof, a Stock Option Agreement (the "STOCK OPTION AGREEMENT") dated as of the date hereof and substantially in the form of Exhibit A hereto, pursuant to which RNB shall grant to CNC an option to purchase shares of the common stock, $1.25 par value per share, of RNB (the "RNB COMMON STOCK");

        E. The Merger requires certain shareholder and regulatory approvals and may be effected only after the necessary approvals have been obtained;

        F. For federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

        G. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

        H. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that CNC and CNB by reason of this Agreement shall not, until consummation of the Merger, control, and shall not be deemed to control, RNB or any of its Subsidiaries (as defined in Section 9.1), directly or indirectly, and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of RNB or any of its Subsidiaries.

    NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER AND RELATED TRANSACTIONS

    SECTION 1.1 STRUCTURE OF THE MERGER. At the effective time of the Merger, RNB will merge with and into CNB, with CNB being the surviving corporation (hereinafter sometimes called the "SURVIVING BANK"), pursuant to the provisions of, and with the effect provided in, all applicable banking laws of the United States and shall continue its corporate existence under the laws of the United States. The name of the Surviving Bank shall be "CITY NATIONAL BANK."

    SECTION 1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place as of 6:00 P.M. Pacific time, on the first Friday (unless such date is a holiday, in which case it will be the preceding Business Day (as defined in Section 9.1)) that is both (a) after satisfaction or waiver of each of the conditions set forth in Article VII; and (b) no less than four Business Days after the occurrence of the Election Deadline (as defined in Section 2.3).

    SECTION 1.3 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate of merger (the "CERTIFICATE OF MERGER") which shall be filed with the OCC on the date of Closing. The term "EFFECTIVE TIME" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

    SECTION 1.4  EFFECTS OF THE MERGER.

    (a) At the Effective Time, (i) RNB shall be merged with and into CNB and the separate corporate existence of RNB shall cease, (ii) the Articles of Association of CNB as in effect immediately prior to the Effective Time shall be the Articles of Association of Surviving Bank, and (iii) the Bylaws of CNB as in effect immediately prior to the Effective Time shall be the Bylaws of Surviving Bank.

    (b) At and after the Effective Time, the Merger will have the effects set forth in the applicable federal banking laws.

                                   ARTICLE II
                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

    SECTION 2.1 EFFECT ON CAPITAL STOCK. Subject to the other provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of stock of RNB, CNC and CNB:

        (a) COMMON STOCK OF CNC. Each share of the common stock, $1.00 par value per share, of CNC (the "CNC COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of CNC Common Stock, and shall not be affected by the Merger;

        (b) COMMON STOCK OF RNB. Each share of RNB Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive CNC Common Stock and/or cash as provided in Section 2.2(a);

        (c) DISSENTING COMMON STOCK. Each share of RNB Common Stock that is a dissenting share pursuant to the provisions of Section 215a of the National Bank Act ("DISSENTING COMMON STOCK") shall not be converted into, or represent a right to receive, CNC Common Stock or cash hereunder unless and until such shares have lost their status as Dissenting Common Stock, at which time such shares shall be converted into cash and/or CNC Common Stock pursuant to Section 2.6 hereof. The purchase of Dissenting Common Stock, if any, shall be made pursuant to the provisions of Section 215a of the National Bank Act.

        (d) CANCELLATION OF CERTAIN SHARES. Any shares of RNB Common Stock held by CNC (or any of its wholly owned Subsidiaries) or RNB (or any of its wholly owned Subsidiaries), other than those held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    SECTION 2.2  CONVERSION OF RNB COMMON STOCK.

    (a) Subject to the other provisions of this Article II, each share of RNB Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Common Stock and Common

Stock described in Section 2.1(d)) shall, by virtue of the Merger, be converted into the right to receive, at the election of the holder thereof as provided in
Section 2.3, either:

        (i) a share and/or fraction of a share of CNC Common Stock per share of RNB Common Stock equal to the quotient (such quotient, the "EXCHANGE RATIO") of (A) $18.00, divided by (B) the average of the daily closing prices of a share of CNC Common Stock on the New York Stock Exchange as reported in the WALL STREET JOURNAL for the twenty consecutive trading days ending on and including the third trading day immediately prior to the Effective Time (such average, the "FINAL CNC STOCK PRICE" and such period, the "DETERMINATION PERIOD"); provided, that in the event that the Final CNC Stock Price shall be more than $19.50 but equal to or less than $22.50 (the "INTERIM CEILING PRICE"), the Exchange Ratio shall be 0.923, and in the event that the Final CNC Stock Price shall be less than $16.00 ("FLOOR PRICE"), the Exchange Ratio shall be 1.125; and provided further, that in the event that the Final CNC Stock Price shall be more than $22.50, the Exchange Ratio shall be $20.77 divided by the Final CNC Stock Price; or

        (ii) cash in the amount of $18.00 per share of RNB Common Stock (such amount, the "PER SHARE CASH CONSIDERATION"); or

        (iii) a combination of CNC Common Stock and cash in the per share amounts set forth in Subsections 2.2(a)(i) and (a)(ii) above;

    (b) At the Effective Time, the stock transfer books of RNB shall be closed as to holders of RNB Common Stock immediately prior to the Effective Time and no transfer of RNB Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Article III of this Agreement to the Exchange Agent (as defined in Section 2.3), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of CNC Common Stock, if any, and/or a check representing the amount of cash, if any, into which the RNB Common Stock represented thereby was converted in the Merger, plus payment for any fractional share of CNC Common Stock that the holder of such certificates would have otherwise been entitled to receive as a result of such conversion.

    SECTION 2.3  ELECTION AND PRORATION PROCEDURES.

    (a) ELECTION FORMS AND TYPES OF ELECTIONS. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of RNB Common Stock shall pass, only upon proper delivery of such certificates to an exchange agent selected by CNC and reasonably acceptable to RNB (the "EXCHANGE AGENT")) in such form as CNC and RNB shall mutually agree ("ELECTION FORM") shall be mailed no less than 35 days prior to the anticipated Effective Time or on such other date as RNB and CNC shall mutually agree ("MAILING DATE") to each holder of record of RNB Common Stock as of five Business Days prior to the Mailing Date ("ELECTION FORM RECORD DATE"). CNC shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or Beneficial Owners, as defined in Section 9.1) of RNB Common Stock after the Election Form Record Date and prior to the Election Deadline (as defined below), and RNB shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the Beneficial Owner through appropriate and customary documentation and instructions) to elect (an "ELECTION") to receive either (i) CNC Common Stock (a "STOCK ELECTION") with respect to all of such holder's RNB Common Stock, (ii) cash (a "CASH ELECTION") with respect to all of such holder's RNB Common Stock, or (iii) a specified number of shares of RNB Common Stock to receive CNC Common Stock (a "COMBINATION STOCK ELECTION") and a specified number of shares of RNB Common Stock to receive cash (a "COMBINATION CASH ELECTION"). Any RNB Common Stock (other than Dissenting Common Stock) with respect to which the holder (or the Beneficial Owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be "UNDESIGNATED SHARES" hereunder.

    (b) PROPER AND TIMELY ELECTION. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 P.M. Pacific Time on or before the 30th day following the Mailing Date, or such other time and date as CNC and RNB may mutually agree (the "ELECTION DEADLINE"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of RNB Common Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of RNB Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of RNB Common Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and CNC shall cause the certificates representing such shares of RNB Common Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of CNC and RNB required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither CNC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

    (c) DEFINITIONS. For purposes of this Section 2.3, the following definitions shall apply:

        (i) "TOTAL CONSIDERATION" shall mean the sum of (A) the product of (1) the Final CNC Stock Price and (2) the number of shares of CNC Common Stock actually issued to holders of RNB Common Stock in the Merger, (B) the amount of cash actually issued to holders of RNB Common Stock in the Merger pursuant to Cash Elections and Combination Cash Elections, (C) the amount of cash actually issued to holders of RNB Common Stock in the Merger in lieu of fractional shares of CNC Common Stock, and (D) an amount equal to the number of shares of Dissenting Common Stock as to which the holder's demand to exercise dissenter's rights shall not have been withdrawn as of the Effective Time multiplied by the greater of (1) the product of the Exchange Ratio and the Final CNC Stock Price and (2) the Per Share Cash Consideration.

        (ii) "MINIMUM STOCK AMOUNT" shall mean the lowest whole number of Eligible CNC Shares which, if multiplied by the Final CNC Stock Price, results in a dollar amount at least equal to 48 percent of the Total Consideration.

        (iii) "MAXIMUM STOCK AMOUNT" shall mean the excess of (A) the number of shares of CNC Common Stock that would be issuable under the terms hereof for 60 percent of the Total Consideration, based on the Exchange Ratio, over
    (B) the number of Substitute Options granted.

        (iv) "ELIGIBLE CNC SHARES" shall mean all shares of CNC Common Stock to be issued in the Merger other than shares of CNC Common Stock issued (A) to any holder of five percent or more of the total outstanding shares of RNB Common Stock who does not provide to the Exchange Agent a representation in the form set forth in Exhibit B hereof, or as to which the management of RNB is unable as of the Effective Time to make the representation set forth in
    Section 5.1(dd)(ii), (B) to any holder of less than five percent of the total outstanding shares of RNB Common Stock as to which the management of RNB is unable as of the Effective Time to make the representation set forth in Section 5.1(dd)(ii) hereto, or (C) with respect to any shares of RNB Common Stock which were obtained by the holder thereof upon the exercise of Employee Options or Director Options if such exercise shall have occurred subsequent to August 2, 1996 for directors and October 15, 1996 for other employees.

    (d)  ALLOCATION OF AGGREGATE MERGER CONSIDERATION AMONG RNB
SHAREHOLDERS. As promptly as practicable but not later than two business days after the Effective Time, CNC and CNB shall cause the Exchange Agent to effect the allocation among the holders of RNB Common Stock of rights to receive CNC Common Stock or cash in the Merger as follows:

        (i) If the product of (A) the aggregate number of shares of RNB Common Stock for which Stock Elections and Combination Stock Elections shall have effectively been made, and (B) the Exchange Ratio, exceeds the Maximum Stock Amount, then, to the extent necessary so that the number of shares of CNC Common Stock to be issued in the Merger shall be not greater than the Maximum Stock Amount and the number of Eligible CNC Shares to be issued in the Merger shall be at least equal to the Minimum Stock Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

           (1) shares of RNB Common Stock for which Cash Elections or Combination Cash Elections have been made and all Undesignated Shares shall be converted into the right to receive cash in an amount equal to the Per Share Cash Consideration;

           (2) the Exchange Agent shall select by random selection (as described in subsection (v) of this Section 2.3(d)), first from among the holders of RNB Common Stock for which Stock Elections or Combination Stock Elections have been made which, if converted into shares of CNC Common Stock, would not constitute Eligible CNC Shares, and second (if necessary) from among the holders of the remaining shares of RNB Common Stock for which Stock Elections and Combination Stock Elections have been made shares that shall be designated as "Cash Designated Shares," and all such Cash Designated Shares shall be converted into the right to receive cash in an amount equal to the Per Share Cash Consideration; provided that no particular holder of RNB Common Stock for which Stock Elections or Combination Stock Elections have been made shall be deemed to hold Cash Designated Shares if such designation would prevent the satisfaction of any of the conditions set forth in Article VII hereof; and

           (3) Any shares of RNB Common Stock for which Stock Elections or Combination Stock Elections have been made which are not Cash Designated Shares after completion of the foregoing selection process shall be converted into the right to receive a number of shares of CNC Common Stock determined by multiplying the number of such shares of RNB Common Stock by the Exchange Ratio.

        (ii) If the conversion of the shares of RNB Common Stock for which Stock Elections and Combination Stock Elections shall have effectively been made (based upon the Exchange Ratio), would not result in a number of Eligible CNC Shares being issued that is at least equal to the Minimum Stock Amount (which shall be determined for this purpose on the assumption that all shares of RNB Common Stock other than those for which Stock Elections or Combination Stock Elections have been made would be entitled to receive the Per Share Cash Consideration), then, to the extent necessary so that the number of Eligible CNC Shares to be issued in the Merger shall be at least equal to the Minimum Stock Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

           (1) all shares of RNB Common Stock for which Stock Elections and Combination Stock Elections have been made shall be converted into the right to receive shares of CNC Common Stock; provided, however, that to the extent that the issuance of shares of CNC Common Stock that would not qualify as Eligible CNC Shares to holders of RNB Common Stock pursuant to such elections would cause the total number of shares of CNC Common Stock issued in the Merger to exceed the Maximum Stock Amount, such holders shall instead be deemed to have made Cash Elections and shall be entitled to receive the Per Share Cash Consideration for such shares of RNB Common Stock;

           (2) the Exchange Agent shall select, by random selection (as described in subsection (v) of this Section 2.3(d)), first from among the holders of Undesignated Shares and then (if necessary) from among holders of Cash Election Shares and Combination Cash Election Shares a sufficient number of such shares ("STOCK DESIGNATED SHARES") until the number of Eligible CNC Shares that will be issued in the Merger upon the conversion of such Stock Designated Shares equals the Minimum Stock Amount, and all Stock Designated Shares shall be converted into the right to receive CNC Common Stock based on the Exchange Ratio; provided, that no particular holder of Undesignated Shares, Cash Election Shares or Combination Cash Election Shares who holds Stock Designated Shares shall be deemed to hold Stock Designated Shares if such designation would prevent the satisfaction of any of the conditions set forth in Article VII hereof; and

           (3) After completion of the foregoing selection process, the Undesignated Shares and Cash Election Shares not treated as Stock Designated Shares shall be converted into the right to receive the Per Share Cash Consideration.

       (iii) If the product of (A) the aggregate number of shares of RNB Common Stock for which Stock Elections and Combination Stock Elections shall have effectively been made, and (B) the Exchange Ratio, does not exceed the Maximum Stock Amount, and the conversion of such shares of RNB Common Stock would result in a number of Eligible CNC Shares being issued that is at least equal to the Minimum Stock Amount (which shall be determined for this purpose on the assumption that all shares of RNB Common Stock other than those for which Stock Elections or Combination Stock Elections have been made would be entitled to receive the Per Share Cash Consideration),

           (1) the shares of RNB Common Stock for which Stock Elections and Combination Stock Elections have been made shall be converted into the right to receive CNC Common Stock;

           (2) the shares of RNB Common Stock for which Cash Elections and Combination Cash Elections have been made shall be converted into the right to receive the Per Share Cash Consideration; and

           (3) the Undesignated Shares shall be converted into the right to receive CNC Common Stock or cash (based on the Exchange Ratio or the Per Share Cash Consideration, as the case may be), in the discretion of CNC, subject to the requirement of subsection (iv) of this Section 2.3(d).

        (iv) Notwithstanding any other provision of this Agreement, if, after applying the allocation rules set forth in the preceding subsections of this
    Section 2.3(d), the aggregate value of the Eligible CNC Shares that would be issued pursuant to the Merger (valued at the Final CNC Stock Price) is less than 48 percent of the Total Consideration, RNB and CNC shall be authorized to reallocate shares of CNC Common Stock and cash among the holders of the RNB Common Stock, or to vary the number of shares of CNC Common Stock to be issued in the Merger, in a manner such that the number of Eligible CNC Shares to be issued in the Merger shall be not less than the Minimum Stock Amount.

        (v) The random selection process referred to in subsections (i) and (ii) of this Section 2.3(d) shall consist of such selection processes as CNC and RNB shall determine, after consultation with the Exchange Agent, to be fair to the holders of RNB Common Stock (by giving each such holder an equal likelihood of being selected) and practicable to implement, and may include a process under which share lots comprising a fixed number of shares that may be less than all of an individual holder's shares may be selected, provided that such process is applied on a uniform basis.

        (vi) Notwithstanding any other provision of this Agreement (other than Section 2.3(d)(iv) hereof), if any share of Dissenting Common Stock loses its status as Dissenting Common Stock pursuant to Section 215a of the National Bank Act, then, as of the later of the Effective Time or the occurrence of such loss of status, such share of Dissenting Common Stock shall automatically be converted into and represent the right to receive the consideration for such shares provided in this Agreement, without interest thereon. The consideration payable for any such shares of Dissenting Common Stock shall be payable in cash, in shares of CNC Common Stock, or in such combination of cash and CNC Common Stock as shall be determined by CNC as being necessary or appropriate to preserve the status of the Merger as a "reorganization" within the meaning of section 368(a) of the Code.

    (e) CALCULATIONS. The calculations required by Subsection 2.2(a)(i) shall be prepared by CNC prior to the Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of CNC and furnished to RNB for its review and approval at least two Business Days prior to the Effective Time showing the manner of calculation in reasonable detail. Any calculation of a portion of a share of CNC Common Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent. The number of shares of CNC Common Stock to be issued as consideration in the Merger shall be deemed to be in compliance with the Maximum Stock Amount limitations set forth in this Section 2.3 if such number is an amount issuable (based on the Exchange Ratio) in exchange for not more than 10,000 shares of RNB Common Stock of the Maximum Stock Amount.

    (f) NO FRACTIONAL SHARES. Notwithstanding any other provisions of this Agreement, each holder of shares of RNB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CNC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CNC Common Stock multiplied by the Final CNC Stock Price. No holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of CNC Common Stock.

    SECTION 2.4 STOCK OPTIONS. At least 30 days prior to the anticipated Effective Time, CNC shall notify each employee of RNB whether such employee is or is not being offered employment with CNB following the Effective Time. Options granted to employees and directors of RNB (each such option a "RNB OPTION") pursuant to the 1987 Stock Option Plan, the 1991 Stock Option Plan and the 1994 Stock Option Plan (collectively the "OPTION PLANS") shall be treated as follows:

        (a) For RNB Options held by each RNB employee not offered a position with CNB following the Merger, and for each RNB option that vests prior to the Effective Time solely as a result of the Change In Control (as defined in the option plan or agreement relevant to such RNB Option), RNB shall take appropriate action such that each RNB Option held by such persons that is outstanding and unexercised at the Effective Time (whether or not such RNB Option has then vested) shall be cancelled by RNB in consideration of the payment by RNB to each holder of such RNB Options of an aggregate amount in cash equal to the positive difference, if any, between (i) the Per Share Cash Consideration amount multiplied by the number of shares of RNB Common Stock as to which such holder has RNB Options, and (ii) the aggregate exercise price of such RNB Options. At the Effective Time, each RNB Option shall terminate and be of no further force or effect, and any rights thereunder to purchase shares of RNB Common Stock or CNC Common Stock shall also terminate and be of no further force or effect; and

        (b) Subject to the limitations contained herein, each RNB employee offered employment with CNB following the Merger and each non-employee RNB director at the Effective Time who holds RNB Options will be entitled to elect, on a form to be distributed to each such employee no later than 20 days prior to the anticipated Effective Time, which form must be returned to CNC no later than 10 days prior to the anticipated Effective Time, to: (i) receive cash under the same terms as described in Subsection (a) above; or
    (ii) in exchange for terminating such RNB Option, receive a fully vested option (a "SUBSTITUTE OPTION") to purchase CNC Common Stock. The aggregate number of shares of CNC Common Stock represented by Substitute Options shall not exceed 216,000, of which 166,000 shares shall be initially reserved for RNB employees offered employment by CNB following the

    Merger, and 50,000 shares shall be initially reserved for non-employee directors of RNB, and shall not cause CNC to exceed the Maximum Stock Amount. If the persons in either group do not elect to receive the maximum number of Substitute Options initially allocated to such group, persons in the other group shall be permitted (on a pro rata basis) to elect to receive the unused Substitute Options in exchange for any unexchanged RNB Options held by them. To the extent that persons in either group elect to receive more than the maximum number of Substitute Options allocated to such group, or otherwise available to such group as provided herein, the persons in that group shall be deemed to have elected, with respect to the excess over the maximum allocation, to receive (on a pro rata basis) cash pursuant to
    Section 2.4(a) above, in order to ensure that the group as a whole does not receive more than its allocated and available share of Substitute Options.

        (c) The number of shares of CNC Common Stock subject to each Substitute Option shall be equal to the number of shares of RNB Common Stock subject to the related RNB Option immediately prior to the Effective Time, multiplied by the Exchange Ratio; and the per share exercise price under each such Substitute Option shall be determined by dividing the per share exercise price under the related RNB Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the number of shares or other securities, property or cash for which each such Substitute Option is exercisable and/or the exercise price of each such Substitute Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. Substitute Options shall have a term of one year in the case of such options issued to non-employee directors of RNB and a term of three years in the case of such options issued to RNB employees, and shall otherwise contain terms and conditions substantially identical to options issued to CNC or CNB employees pursuant to CNC's option plan.

    SECTION 2.5 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If, prior to the Effective Time, (a) RNB shall declare a stock dividend or distribution on the RNB Common Stock, or subdivide, split up, reclassify or combine the RNB Common Stock, or declare a dividend, or make a distribution, on the RNB Common Stock, in any security convertible into RNB Common Stock (provided that no such action may be taken by RNB without CNC's prior written consent as provided in Section
4.2 (b)), or (b) the outstanding shares of CNC Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in CNC's capitalization, then an appropriate adjustment or adjustments, as mutually agreed by CNC and RNB, shall be made to the Exchange Ratio, the Final CNC Stock Price, the Interim Ceiling Price and the Floor Price.

    SECTION 2.6  CONVERSION OF DISSENTING COMMON STOCK.

    (a) RNB shall give CNC prompt notice upon receipt by RNB of any written demands for appraisal rights, withdrawal of such demands, and any other documents received or instruments served relating to Dissenting Common Stock and shall give CNC the opportunity to direct all negotiations and proceedings with respect to such demands. RNB shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of CNC, settle or offer to settle such demands. Each holder of RNB Common Stock who becomes entitled, pursuant to Section 215a of the National Bank Act, to payment for his or her shares of Dissenting Common Stock shall receive payment therefor from CNC or CNB out of its historic assets and such shares of RNB Common Stock shall be canceled.

    (b) If prior to the Election Deadline any shareholder of RNB shall fail to perfect, or shall effectively withdraw or lose, his or her rights under Section 215a of the National Bank Act, the Dissenting Common Stock of such holder shall be treated for purposes of this Article II as any other shares of outstanding RNB Common Stock. If, after the Election Deadline, any holder of RNB Common Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting

Common Stock under Section 215a of the National Bank Act, each share of Dissenting Common Stock of such holder shall be converted into the right to receive the Per Share Cash Consideration or such number of shares of CNC Common Stock calculated pursuant to Subsection 2.2(a)(i) as shall be determined by CNC to be necessary or appropriate to preserve the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE III
                               EXCHANGE OF SHARES

    SECTION 3.1  EXCHANGE PROCEDURES.

    (a) EXCHANGE AGENT. No later than the Effective Time, CNC shall deposit with the Exchange Agent the number of shares of CNC Common Stock issuable in the Merger and the amount of cash payable in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to CNC Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

    (b) EXCHANGE OF CERTIFICATES AND CASH. After completion of the allocation procedure set forth in Section 2.3, each holder of a certificate formerly representing RNB Common Stock (other than Dissenting Common Stock) who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing CNC Common Stock and/or cash into which the shares of RNB Common Stock shall have been converted pursuant hereto, as well as cash in lieu of any fractional shares of CNC Common Stock to which such holder would otherwise be entitled. The Exchange Agent shall accept such RNB Common Stock certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 3.1, each certificate representing RNB Common Stock shall be deemed from and after the Effective Time to evidence only the right to receive cash and/or CNC Common Stock, as the case may be, upon such surrender. CNC shall not be obligated to deliver the consideration to which any former holder of RNB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing shares of RNB Common Stock for exchange as provided in this Article III. If any certificate for shares of CNC Common Stock, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

    (c) AFFILIATES. Certificates surrendered for exchange by any person constituting an "affiliate" of RNB for purposes of Rule 144(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged for certificates representing whole shares of CNC Common Stock until CNC has received a written agreement from such person as provided in Section 6.19.

    SECTION 3.2 VOTING AND DIVIDENDS. Former shareholders of record of RNB shall be entitled to vote after the Effective Time at any meeting of CNC stockholders the number of whole shares of CNC Common Stock into which their respective shares of RNB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing RNB Common Stock for certificates representing CNC Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of RNB Common Stock (other than shares to be canceled pursuant to

Section 2.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive shares of CNC Common Stock, cash in lieu of fractional shares and/or cash, as set forth in this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to CNC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of RNB Common Stock with respect to the shares of CNC Common Stock represented thereby, until the holder of such certificate of RNB Common Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificates of RNB Common Stock for which shares of CNC Common Stock are to be issued, there shall be paid to the holder of the certificates, without interest,
(a) the amount of any cash payable with respect to a fractional share of CNC Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CNC Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CNC Common Stock.

    SECTION 3.3 NO LIABILITY. Neither CNC, RNB nor the Exchange Agent shall be liable to any holder of shares of RNB Common Stock for any shares of CNC Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 3.4 WITHHOLDING RIGHTS. CNC or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of RNB Common Stock such amounts as CNC or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CNC or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of RNB Common Stock in respect of which such deduction and withholding was made by CNC or the Exchange Agent.

                                   ARTICLE IV
                           CONDUCT PENDING THE MERGER

    SECTION 4.1 CONDUCT OF RNB'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, RNB shall (a) conduct its business in the usual, regular and ordinary course, consistent with past practices and consistent with prudent banking practices; (b) use its best efforts to maintain and preserve intact its business organization, employees and advantageous customer relationships and to continue to develop such customer relationships and retain the services of its officers and key employees; (c) maintain and keep its properties in as good repair and condition as at present except for obsolete properties and for deterioration due to ordinary wear and tear; (d) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it; (e) perform in all material respects all of its obligations under material contracts, leases and documents relating to and affecting its assets, properties and businesses except such obligations as it may in good faith reasonably dispute; (f) charge off all loans receivable and other assets, or portions thereof, deemed uncollectible in accordance with GAAP (as defined in Section 5.1(i)), RAP (as defined in Section 9.1) or applicable law or regulation, classified as "loss" or as directed by its regulators; (g) maintain the ALLL (as defined in Section 9.1) in accordance with past practices, GAAP and RAP; (h) substantially comply with and perform all material obligations and duties imposed upon it by all federal and state laws, and rules, regulations and orders imposed by federal, state and local Governmental Authorities; and (i) take no action which would reasonably be expected adversely to affect or delay the ability of CNC, CNB or RNB to obtain any necessary approvals, consents or waivers of any Governmental Authority or other parties required for the Merger or to perform its covenants or agreements under this Agreement on a timely basis.

    SECTION 4.2 FORBEARANCE BY RNB AND ITS SUBSIDIARIES. Except as expressly provided in this Agreement or as set forth on the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, RNB shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of CNC:

        (a) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except (i) in connection with banking transactions with banking customers in the ordinary course of business, or
    (ii) for short-term borrowings (A) not in excess of the longer of thirty days or until June 30, 1997, (B) in amounts not greater than $12,500,000 in the aggregate for RNB and its Subsidiaries and (C) made at prevailing market rates and terms;

        (b) issue any capital stock; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on any capital stock (other than quarterly cash dividends on the RNB Common Stock not exceeding $0.15 per share, for the fourth quarter of 1996 and the first quarter of 1997 only, payable out of the dividendable earnings of RNB, and in accordance with Section 6.23); directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; grant any stock appreciation rights; grant any person any right to acquire any shares of its capital stock (whether pursuant to an option, warrant, right or otherwise); or issue any additional shares of capital stock; provided, however, that RNB may make a cash payment equal to the difference between the Per Share Cash Consideration and the exercise price of any option granted pursuant to the Option Plans, issue RNB Common Stock pursuant to exercise of an exercisable option granted pursuant to the Option Plans, and receive or redeem shares of RNB Common Stock pursuant to the exercise of such an option;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets with a book value of $250,000 or more, or cancel, release or assign any indebtedness of any person or any claim held by any person, except pursuant to contracts or agreements in full force and effect at the date of this Agreement or the sale of OREO or similarly held properties other than at a cash price of at least 80% of book value of such property at September 30, 1996;

        (d) except as permitted under Subsection (l) of this Section 4.2, make any material investment either by purchase of stock or securities, contributions to capital, or purchase of any properties or assets of any other person, other than the purchase of collateral for existing RNB loans in foreclosure or trustee's sales consistent with past practice.

        (e) enter into, renew or terminate any material contract or agreement, or make any material change in any of its material leases or contracts, other than (i) entering into deposit agreements or loan agreements or (ii) in the ordinary course of business consistent with past practice with respect to contracts, agreements or leases terminable on not more than 90 days notice or involving payment or payments of not more than $50,000 per annum;

        (f) alter its method of establishing interest rates for deposits;

        (g) except as required by applicable law, increase in any manner the compensation (including, without limitation, bonuses) or fringe benefits of any of its directors, employees, former employees or retirees, or pay any pension or retirement allowance, not required by any existing plan or agreement to any such directors, employees, former employees or retirees, other than annual salary and bonus increases made in the ordinary course of business not exceeding 2% in the aggregate (based upon June 30, 1996 aggregate salary figures) or 6% for any employee; become a party to, amend or commit to any pension, retirement, retention, "golden parachute" or other severance (other than in accordance with Section 6.5(c)), deferred compensation, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, former employee or retiree;

    or voluntarily accelerate the vesting of any employee benefits, except for the acceleration of the vesting of options granted pursuant to the Option Plans;

        (h) settle any claim, action or proceeding involving any liability for material monetary damages (except to the extent fully reserved against on its books and records) or enter into any settlement agreement containing material obligations; provided, however, that in the event CNC withholds consent to any settlement, CNC shall indemnify and hold harmless RNB from any liability with respect to any such claim, action or proceeding that exceeds the amount provided for in such settlement relating thereto, which indemnity obligation shall survive any termination of this Agreement;

        (i) hire additional officers or employees (except that non-officer employees may be hired to fill vacancies in existing positions), or enter into new employment arrangements or relationships with new or existing employees which have the legal effect of any relationship other than at-will employment;

        (j) sell any securities;

        (k) other than pursuant to a customer request, terminate, materially modify or suggest to a title, escrow or mortgage company customer, or to any major customer, the termination or material modification of any deposit relationship without first consulting with a designated CNC representative as to whether such relationship should be retained;

        (l) purchase any securities other than United States Treasury securities or United States government agency securities, which in either case have maturities of three years or less;

        (m) engage in trading with respect to any securities;

        (n) amend its Articles of Association or Bylaws, or change in any material way its material policies and procedures or make any material changes to its tax or financial accounting policies (except as to changes to its tax or financial accounting policies as may be required by GAAP or RAP or applicable law);

        (o) introduce any new service or products, institute any new advertising campaign, open, or apply to open or close any branch or facility, or, in general, change in any material respects its products and services from those in effect at the date of this Agreement;

        (p) (i) renew, extend the maturity of, or materially alter any of the material terms of, any loan or forbearance agreement for a period of greater than six months, or (ii) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan or forbearance agreement, without regard to the term thereof, which, in the case of (i) or (ii), when aggregated with all other loans or extensions of credit to, or forbearance agreements with, such borrower and its related interests, result in total obligations that may be outstanding following such renewal, extension or reacquisition or for which a material term may be altered in excess of: (A) if any such loans are rated "substandard" or below, $125,000, or (B) if all such loans are rated "pass," $1,000,000 for unsecured obligations or $2,000,000 for secured obligations, except for an increase of 10% over the previously existing commitment for such borrower and related interests;

        (q) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on June 30, 1996, as modified, if necessary, to become or remain in accordance with GAAP or RAP or in conformity with the recommendations of RNB's regulators; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

        (r) reallocate or reduce any material accrual or reserve, including, without limitation, any contingency reserve, litigation reserve, tax reserve, or the ALLL, by reversal or booking a negative provision, or generally change the methodology by which such accounts have been handled in past periods, unless required to do so by GAAP or RAP;

        (s) file a 1996 or 1997 (short year) income tax return on Form 1120 with the Internal Revenue Service ("IRS") or any state taxing agency or authority provided, however, that if after making a good-faith effort to obtain CNC's consent to the filing of any return, RNB must file such return by the date on which it is due (taking into account any applicable automatic extension of time to file returns), then RNB may do so without obtaining CNC's prior consent;

        (t) take any action that would reasonably be expected to adversely affect RNB's ability to perform its covenants or agreements made herein on a timely basis;

        (u) consummate a foreclosure proceeding with respect to non-residential land or properties, unless (i) a Phase I environmental report has been obtained and (ii) CNC consents in writing, which consent shall not be unreasonably withheld;

        (v) sell any charged-off loan or settle any loan with a contractual balance of $125,000 or more for less than 50% of the amount of the total obligation;

        (w) authorize or permit any of its officers, directors, employees or agents directly or indirectly to solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes a Takeover Proposal (as defined below), or to recommend or endorse any Takeover Proposal, or to participate in any discussions or negotiations, or to provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal, provided, however, that RNB may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement a Takeover Proposal, recommend or endorse any Takeover Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Takeover Proposal, if its Board of Directors, after having consulted with and considered the written advice of counsel, has reasonably determined in good faith that the failure to do so would cause the members of its Board of Directors to breach their fiduciary duties under applicable laws. RNB will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than CNC with respect to any of the foregoing. RNB shall immediately advise CNC following the receipt by it of any Takeover Proposal and the details thereof, and advise CNC of any developments with respect to such Takeover Proposal immediately upon the occurrence thereof. As used in this Agreement, "TAKEOVER PROPOSAL" shall mean, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving RNB or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, RNB or any of its Subsidiaries other than the transactions contemplated or permitted by this Agreement; and

        (x) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2.

    SECTION 4.3 TIMELINESS OF CNC'S CONSENT. For purposes of Section 4.2, any consent required from CNC, unless earlier given or denied, shall be deemed to have been given five Business Days after the time RNB shall have requested such consent in writing, unless during such five-day period CNC shall have promptly requested further information in writing reasonably necessary to allow the decision to be made, in which case such consent, unless earlier given or denied, shall be deemed to have been given three Business Days after the time such reasonably requested information has been furnished.

    SECTION 4.4 CONDUCT BY CNC AND CNB PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, CNC and CNB shall (a) not take any action which would reasonably be expected adversely to affect or delay the ability of CNC, CNB or RNB to obtain any necessary approvals, consents or waivers of any

Governmental Authority required for the transactions contemplated by this Agreement or to perform its covenants or agreements on a timely basis under this Agreement, (b) amend its Certificate of Incorporation or Articles of Association, respectively, in any respect that materially and adversely affects the rights and privileges attendant to the CNC Common Stock, or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.4.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF RNB. Prior to the date hereof, RNB has delivered to CNC a Disclosure Schedule (including exhibits thereto) setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to its representations and warranties. The mere inclusion of a fact, circumstance or event in the Disclosure Schedule shall not be deemed an admission that such item represents a material exception or that the absence of such item would cause the representation or warranty to which it relates to be untrue or incorrect.

    RNB represents and warrants to CNC that, except as set forth in the Disclosure Schedule:

    (a) RNB CAPITAL STOCK. RNB is authorized to issue 2,700,000 shares of RNB Common Stock, $1.25 par value, and is not authorized to issue any other class or series of capital stock, or any other securities giving the holder thereof the right to vote on any matters on which stockholders of RNB can vote. As of the date hereof, 2,176,089 shares of RNB Common Stock are issued. No shares are reserved for issuance under the 1987 Stock Option Plan and a total of 459,000 shares are reserved for issuance under the 1991 Stock Option Plan and the 1994 Stock Option Plan. No shares are reserved for issuance pursuant to any other stock option, restricted stock, stock appreciation rights, dividend reinvestment or similar plan or plans. All outstanding shares of capital stock of RNB are duly authorized, validly issued and outstanding, fully paid and nonassessable.

    (b) AUTHORITY. RNB has the power and authority, and is duly qualified in all jurisdictions where such qualification is required (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 9.1) on RNB), to carry on its business as it is now being conducted and to own all of its material properties and assets. RNB has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on the RNB.

    (c) SUBSIDIARIES. RNB's only subsidiaries are Inland Data Services, Inc. and Trust Deed Services, Inc., each of which is a wholly owned subsidiary of RNB. RNB does not own, directly or indirectly, any equity portion or voting interest in any other corporation, partnership or other entity, except as received in satisfaction of a debt previously contracted in good faith.

    (d) APPROVALS. The execution by RNB of this Agreement has been authorized by all necessary corporate action, including, but not limited to, a vote by its board of directors (which approval includes a resolution recommending that this Agreement and the Merger be approved by the stockholders of RNB) subject to adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of RNB. Subject to shareholder approval and to receipt of required approvals, consents or waivers of Governmental Authorities referred to in Section 7.1(b), this Agreement is a valid and binding agreement of RNB, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (including those of federally insured financial institutions) and general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law.

    (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by RNB does not, and the consummation of the Merger will not, constitute (i) a breach or violation of, or a default under any applicable law, rule or regulation or any material judgment, decree, order, governmental permit or license, or material indenture, agreement or instrument of RNB, or to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on RNB or would materially hinder or delay the Merger, or (ii) a breach or violation of, or a default under, its Articles of Association or Bylaws; and the consummation of the Merger will not require any approval, consent or waiver under any such law, any rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (A) the shareholder approval referred to in Section 7.1(a), (B) the required approvals, consents and waivers of Governmental Authorities referred to in Section 7.1(b), (C) the approvals, consents or waivers as are required under the federal and state securities or Blue Sky laws,
(D) any other material approvals or consents or waivers of third parties as set forth in the Disclosure Schedule, and (E) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on RNB or would not materially hinder or delay the Merger.

    (f) COMMUNITY REINVESTMENT ACT. RNB received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. RNB has not been advised of any supervisory concerns regarding compliance with the Community Reinvestment Act.

    (g) REPORTS. RNB and each of its Subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1991 with (i) the OCC, (ii) any state regulatory authority, (iii) the Securities and Exchange Commission (the "SEC"), (iv) the Federal Deposit Insurance Corporation (the "FDIC") and (v) any self-regulatory organization (collectively, "GOVERNMENTAL AUTHORITIES") and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of RNB, (x) no Governmental Authority has initiated any proceeding or, to the best knowledge of RNB, investigation, into the business or operations of RNB since January 1, 1991 and (y) RNB is not a party to any cease and desist order, written agreement, memorandum of understanding or any similar regulatory action or order with any Federal or state Governmental Authorities, nor a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolution at the request of, any of its regulators, nor been advised that any such issuance or request is contemplated. There is no material unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of RNB by any Governmental Authority with respect to any report or statement relating to any examinations of RNB. The deposits of RNB are insured by the FDIC in accordance with the Federal Deposit Insurance Act, up to applicable limits.

    (h) FINANCIAL STATEMENTS. As of their respective dates, none of RNB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (the "1995 10-K") or Quarterly Report on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996 (the "JUNE 30 10-Q"), nor any other document filed or to be filed prior to the Effective Time subsequent to December 31, 1995 under
Section 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each in the form (including exhibits) filed with the OCC and as amended (collectively, the "RNB REPORTS"), contained or will contain at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in the RNB Reports (including any related notes and schedules) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flows or equivalent statements contained or incorporated by reference in the RNB Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with the published rules and regulations of the SEC and the OCC and generally accepted accounting principles ("GAAP") consistently applied and applicable to banks during the periods involved, except as may be noted therein. The books and records of RNB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and RAP and other applicable legal and accounting requirements and reflect only actual transactions.

    (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the June 30 10-Q or the Disclosure Schedule, since December 31, 1995, there have not been
(i) any changes in the business, assets, financial condition or results of operations of RNB and its Subsidiaries that, individually or in the aggregate, have had a Material Adverse Effect on RNB and its Subsidiaries; (ii) any amendments to the Articles of Association or Bylaws of RNB; (iii) any declarations, setting aside or payment of any dividend or any other distribution in respect of the capital stock of RNB; or (iv) any changes by RNB in accounting principles or methods or tax methods, except as required or permitted by, the Financial Accounting Standards Board or by any Governmental Authorities having jurisdiction over RNB.

    (j) TAXES. Subject to Section 4.2(s), RNB has, or will have, timely filed all Tax Returns (as defined in Section 9.1) required to have been filed prior to the Effective Time (taking into account valid extensions), and all such returns and reports are correct and complete in all material respects. RNB has delivered or made available to CNC true and complete copies of all such Tax Returns for 1993, 1994 and 1995. The Disclosure Schedule sets forth those California Tax Returns and Federal Tax Returns that have been audited, those Tax Returns that currently are the subject of audit, and those Tax Returns for which the statute of limitations for the assessment of Taxes (as defined in Section 9.1) has not run. All Taxes (including, but not limited to, any interest, penalty or addition thereto) due, or required to be withheld and paid over as of the date hereof as shown on such returns have been paid. To RNB's knowledge, RNB has not requested any extension of time within which to file a return or report that has not since been timely filed. No deficiency in any Taxes, assessments or governmental charges has been proposed, asserted or assessed against RNB that has not been settled and paid. Except as set forth in the Disclosure Schedule, no extension of the time within which any Tax may be assessed is in effect or pending. To RNB's knowledge, RNB has no liability for Taxes, including employment taxes, of any other person under Treasury Regulation Section1.1502-6, as a transferee or successor, or otherwise. Except as set forth in the Disclosure Schedule, RNB has not made, nor is it obligated to make, nor is it a party to any agreement that could reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Code Section 280G.

    (k) ABSENCE OF CLAIMS; LITIGATION. No legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature are pending or, to RNB's knowledge, threatened, against RNB which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on RNB or materially to hinder or delay consummation of the Merger. RNB is not in default with respect to any material judgment, order, writ, injunction, decree, regulatory restriction or award of any court, arbitrator or governmental agency, authority or instrumentality. The Disclosure Schedule contains a complete listing of litigation pending or, to RNB's knowledge, threatened against RNB as of September 30, 1996, to which RNB is a party and which names RNB as a defendant or cross-defendant and the amount reserved for litigation matters in the aggregate.

    (l) REGULATORY ACTIONS. As of the date hereof and to RNB's knowledge, RNB is not the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts (as defined in Section 5.1(s)). Except as set forth in the Disclosure Schedule, to the knowledge of RNB, each material violation, criticism, or exception by any governmental authority with respect to any examinations of RNB has been resolved or is in the process of resolution.

    (m) CERTAIN AGREEMENTS. RNB is not a party to an oral or written (i) consultant agreement, not terminable on 90 days' or less notice and involving the payment of more than $50,000 per annum, (ii) agreement with any executive officer or other key employee, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement, (iii) agreement with or with respect to any executive officer providing any term of employment or compensation guarantee extending for a period longer than six months, or (iv) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of the Merger. CNC has been provided with a complete and accurate listing of the names and current annual salary rates of all persons employed by RNB and each of its Subsidiaries, showing for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1995, the names of all of the directors and officers of RNB and each of its Subsidiaries, and the names of all persons, if any, holding tax or other powers of attorney for the RNB and each of its Subsidiaries.

    (n) LABOR MATTERS. Neither RNB nor any of its Subsidiaries is party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor organization, nor is any of them the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or labor dispute involving RNB or any of its Subsidiaries. RNB considers its employee relations and those of each of its Subsidiaries to be satisfactory.

    (o) EMPLOYEE BENEFIT PLANS. A list of all Employee Plans (as hereinafter defined) is set forth in the Disclosure Schedule. RNB has delivered or made available to CNC true and complete copies of the following documents, as they may have been amended to the date hereof, embodying or relating to Employee
Plans: Each of the Employee Plans, including all amendments thereto, any related trust agreements, insurance policies or any funding agreements; the most recent determination letter from the IRS with respect to each of the Employee Plans; the actuarial evaluation, if any, for the most recent plan year prepared for each of the Employee Plans; the current summary plan description of each of the Employee Plans; and the most recent annual return/report on IRS Forms 5500, 5500-C or 5500-R for each of the Employee Plans for which such report was prepared.

    Except as set forth in the Disclosure Schedule:

        (i) each of the Employee Plans has been administered in substantial compliance with any applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code;

        (ii) each of the Employee Plans for which RNB has claimed a deduction under Code Section 404, as if such Employee Plan were qualified under Code
    Section 401(a), has received a favorable determination letter from the IRS as to the tax qualification of such Employee Plan, and to the knowledge of RNB such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend, such Employee Plan;

       (iii) to RNB's knowledge, neither RNB nor any of its Subsidiaries, nor any other "disqualified person" or "party in interest" (as defined in Code
    Section 4975 and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has engaged in any "prohibited transaction" (as defined in Code Section 4975 or Sections 406 or 407 of ERISA) that could reasonably be expected to subject RNB or any of its Subsidiaries to any material tax, penalty or liability under Code Section 4975 or Title I of ERISA;

        (iv) no Employee Plan is a Multiple Employer Plan within the meaning of Code Section 413 or a Multiemployer Plan within the meaning of Section 3(37) of ERISA;

        (v) neither RNB nor any of its Subsidiaries has incurred, or has any knowledge of any pending, material tax, penalty or liability under Code
    Section 4972 with respect to any Employee Plan;

        (vi) continuation health care coverage requirements and notice requirements under Code Section 4980B and Sections 601 through 608 of ERISA have been satisfied in all material respects with respect to all current or prior employees of RNB and any Subsidiaries and any "qualified beneficiary" of any such employees (within the meaning of Code Section 4980B(g)); and

       (vii) no Employee Plan provides for retiree medical benefits.

    For purposes hereof, the term "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other material written or formal plan or contract involving direct or indirect compensation under which RNB or any Subsidiary has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including, but not limited to, each retirement, employee stock ownership, cash or deferred, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom" stock or stock appreciation rights plan, each other program providing payment or reimbursement for or of medical, dental or visual care, counselling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

    (p) INSIDER LOANS; OTHER TRANSACTIONS. RNB has previously provided CNC with a listing, current as of September 30, 1996, of all extensions of credit made to RNB and each of its Subsidiaries and each of its and their executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation "O"), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects. Neither RNB nor any Subsidiary owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of RNB or any Subsidiary (other than for compensation for current services not yet due and payable, and reimbursement of expenses arising in the ordinary course of business).

    (q) TITLE TO ASSETS. RNB and each of its Subsidiaries has good and marketable title to all of its material properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), including, without limitation, all personal and intangible properties reflected in the audited financial statements included in the 1995 10-K and the June 30 10-Q, or acquired subsequently thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (1) as noted in the audited financial statements included in the 1995 10-K, the June 30 10-Q or as set forth in the Disclosure Schedule, (2) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for Taxes not yet due, (3) pledges of assets in the ordinary course of business to secure public deposits, (4) for those assets and properties disposed of for fair value in the ordinary course of business since the date of the 1995 10-K and the June 30 10-Q, (5) defect and irregularities of title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and
(6) any other liens, mortgages, security interests, encumbrances or charges of any kind, which individually do not exceed $50,000 in amount. Without limiting the above, RNB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to itself use without payment all material patents, copyrights, trade secrets, trade names, service marks, logos and trademarks used in its business, and none of them has received any notice of conflicts with respect thereto that asserts the rights of others.

    (r) KNOWLEDGE AS TO CONDITIONS. Each of RNB and its Subsidiaries knows of no reason why the approvals, consents and waivers of Governmental Authorities referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    (s) COMPLIANCE WITH LAWS. Neither RNB nor any of its Subsidiaries is in material violation in respect of any federal, state or local laws, rules, regulations or orders applicable to it or by which its properties may be bound, except such violations as would not have a Material Adverse Effect on RNB. Without limiting the scope of the previous sentence, each of RNB and its Subsidiaries is not in material violation of Regulations B, D, E, Z or DD adopted by the Board of Governors, the Equal Credit Act (15 U.S.C.
Section 1691, ET SEQ.), the Fair Housing Act (420 U.S.C. Section 3601, ET SEQ.), the Bank Secrecy Act (31 U.S.C. Section 5322, ET SEQ.), the Home Mortgage Disclosure Act (12 U.S.C. Section 2801, ET SEQ.) (collectively, the "FAIR LENDING ACTS"), or those provisions of the United States Code providing penalties for the laundering of monetary instruments (18 U.S.C. Section 1956) or engaging in monetary transactions in property derived from specified unlawful activity (18 U.S.C. Section 1957).

    (t) FEES. Other than financial advisory services performed for RNB by Alex. Brown & Sons Incorporated, neither RNB nor any of its Subsidiaries nor any of its or their officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    (u)  ENVIRONMENTAL.

        (i) To RNB's knowledge, all of the properties and operations of RNB and each of its Subsidiaries are in compliance in all material respects with all material Environmental Laws (as defined below) applicable to such properties and operations.

        (ii) To RNB's knowledge, RNB and each of its Subsidiaries has obtained all material permits, licenses, and authorizations which are required for RNB's operations under Environmental Laws.

       (iii) Except as set forth in the Disclosure Schedule, to RNB's knowledge, no Hazardous Substances (as defined below) exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of RNB or any of its Subsidiaries except in accordance in all material respects with Environmental Laws. Neither RNB nor any of its Subsidiaries has any knowledge that any prior owners, occupants or operators of any such property or any other property in which it has a security interest, ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted or discharged from, such properties any Hazardous Materials except in accordance in all material respects with Environmental Laws, or that any prior or present owners, occupants or operators of any properties in which it holds a security interest, mortgage or other lien or interest, deposited or disposed of, in, on or under or handled and/or processed on, or released, emitted or discharged from, such properties any Hazardous Material except in accordance in all material respects with Environmental Laws. The use which RNB and each of its Subsidiaries has made, makes and intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in, or from any of such properties except in accordance in all material respects with applicable Environmental Laws.

        (iv) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other Governmental Authority pending, or, to the knowledge of RNB or any of its Subsidiaries, threatened against RNB or any of its Subsidiaries relating in any way to any material violation of any applicable Environmental Law. To the knowledge of RNB, none of RNB or its Subsidiaries has any material liability for remedial action with respect to a violation of an Environmental Law, nor has it received any written requests for information relating to any material violations of any Environmental Law from any Governmental Authority with respect to the condition, use, or operation of any of its properties nor has any of them received any notice from any Governmental Authority or any written notice from any other person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

        (v) As used in this Section, the term "Environmental Law" means any and all Federal, state and local laws, regulations, and requirements pertaining to health, safety and the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act of 1975, 42 U.S.C. Section 6901, ET SEQ. ("RCRA"), the Occupational Safety and Health Act, 29 U.S.C. Section 651, ET SEQ. (as it relates to the use of, or exposure to, Hazardous Substances), the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ., the Toxic Substance Control Act, 15 U.S.C. Section 2601, ET SEQ., the Carpenter-Presley-Tanner Hazardous Substance Account Act, as amended, Chapter 6.8 of the California Health and Safety Code, Section 25300, ET SEQ., and the Hazardous Waste Control Law, Chapter 6.5 of the California Health and Safety Code, Section 25100, ET SEQ. (the latter two statutes being referred to herein as the "STATE ACTS"), and any and all regulations promulgated thereunder, and all similar laws, regulations, and requirements of any Governmental Authority, agency having jurisdiction over the environmental activities of RNB or any of its Subsidiaries, or of its or their properties, as such laws, regulations, and requirements may be in effect on the date hereof.

        (vi) As used in this Section, the term "properties" shall include: all real estate property now or previously owned or leased by RNB and each of its Subsidiaries, property as to which RNB or any of its Subsidiaries holds any security interest, deed of trust, mortgage or other lien, and any property to which RNB or any of its Subsidiaries could be deemed an "owner" or "operator" under any applicable Environmental Law.

       (vii) As used in this Section, the term "Hazardous Substance" shall mean
    (A) any "hazardous waste" as defined by CERCLA and the State Acts, as such acts are in effect on the date hereof, and any and all regulations promulgated thereunder; (B) any "hazardous substance" as such term is defined by CERCLA; (C) any "regulated substance" as defined by the State Acts; (D) asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Governmental Authorities; (E) polychlorinated biphenyls;
    (F) petroleum products; (G) "hazardous chemicals" or "extremely hazardous substances" in quantities sufficient to require reporting, registration, notification and/or optional treatment or handling under the Emergency Planning and Community Right to Know Act of 1986, as amended; (H) any "hazardous chemical" in levels that would result in exposure greater than is allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970; (I) any substance that requires reporting, registration, notification, removal, abatement and/or special treatment, storage, handling or disposal, under Sections 6, 7 and 8 of the Toxic Substance Control Act (15 U.S.C. Section 2601); (J) any toxic or hazardous chemical described in 29 C.F.R. 1910.1000-1047 in levels that would result in exposure greater than those allowed by the permissible exposure limits pursuant to such regulations; and (K) any (1) "hazardous waste," (2) "solid waste" capable of causing a "release or threatened release" that present an "imminent and substantial endangerment" to the public health and safety of the environment, (3) "solid waste" that is capable of causing a "hazardous substance incident," (4) "solid waste" with respect to which special requirements are imposed by applicable Governmental Authorities upon the generation, transportation thereof as such terms are defined and used within the meaning of the State Acts or (E) any "pollutant" or "toxic pollutant" as such term is defined in the Federal Clean Water Act, 33 U.S.C. Sections 1251-1376, as amended, by Public Law 100-4, February 4, 1987, and the regulations promulgated thereunder, including 40 C.F.R. Sections 122.1 and 122.26.

    (v) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The ALLL for RNB is adequate in accordance with GAAP and RAP.

    (w) PERFORMANCE OF OBLIGATIONS. RNB and each of its Subsidiaries has performed in all material respects all of the obligations required to be performed by it to date, and is not in material default under, or in material breach of, any term or provision of any contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute such default or breach. The Disclosure Schedule contains a list of all contracts to which RNB and each of its Subsidiaries is a party, except for contracts terminable without penalty on not more than 90 days' notice or involving the payment of not more than $50,000 per annum, deposit agreements and loan agreements.

    (x) INSURANCE. RNB and each of its Subsidiaries has in effect policies of insurance with respect to its assets and business against such casualties and contingencies and in such types and forms as in the judgment of its management are appropriate for its business, operations, properties and assets. RNB has made available to CNC copies of all policies of insurance and bonds carried and owned by RNB or any of its Subsidiaries as of the date hereof, which copies are complete and accurate in all material respects, and which are listed in the Disclosure Schedule. Neither RNB nor any of its Subsidiaries is in default under any such policy of insurance or bond such that it is reasonably likely to be cancelled. No notice of cancellation or material amendments has been received with respect to existing material policies and no coverage thereunder with respect to any material claims is being disputed.

    (y) LISTING OF LOANS. Copies, in writing, have been made available to CNC of the detailed listing of all loans and notes receivable of RNB and each of its Subsidiaries as of September 30, 1996, including participations, with the outstanding principal balance of each such loan and note receivable, and the past due status of any loan or note receivable, and such copies reflect correctly the detail of trial balance totals in all material respects as of the date of such reports.

    (z) DERIVATIVE TRANSACTIONS. Neither RNB nor any of its Subsidiaries is a party to a transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments.

    (aa) TRUST ADMINISTRATION. Neither RNB nor any Subsidiary presently exercises trust powers, including, but not limited to, trust administration, and has not exercised such trust powers for a period of at least seven years prior to the date hereof. The term "trusts" as used in this Subsection 5.1(aa) includes (i) any and all common law or other trusts between an individual, corporation or other entities and RNB or any of its Subsidiaries, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, INTER VIVOS, and charitable trust indentures; (ii) any and all decedents' estates where RNB or any of its Subsidiaries is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator DE BONIS NON, administrator DE BONIS NON with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where RNB or any of its Subsidiaries is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity, and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which RNB or any of its Subsidiaries is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

    (bb) CONTINGENT LIABILITIES. RNB has no actual knowledge of any facts, other than those reflected in the financial statements included in the RNB Reports or the contracts, litigation and other matters listed in the Disclosure Schedules, that indicate the existence of a contingent liability of RNB or any of its Subsidiaries (whether or not disclosure or accrual is required pursuant to GAAP) as to which there is a reasonable possibility of a Material Adverse Effect on RNB.

    (cc) STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by RNB for inclusion in the S-4 or the Proxy Statement/Prospectus (each as defined in Section 6.1(a)), or incorporated by reference therein, or any other document to be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement/ Prospectus, when it is first mailed to the shareholders of RNB, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the S-4, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of

RNB, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the RNB shareholders' meeting.

    (dd)  ADDITIONAL TAX REPRESENTATION.

        (i) The terms of this Agreement reflect arm's length negotiations between unrelated parties, and, accordingly, RNB believes that the fair market value of the CNC Common Stock and other consideration to be received by each RNB shareholder in the Merger will be approximately equal to the fair market value of the RNB stock surrendered in the exchange.

        (ii) To the best of the knowledge of the management of RNB, and after due inquiry of each shareholder of RNB who owns 5% or more of the stock of RNB, there is no plan or intention on the part of the shareholders of RNB to sell, exchange or otherwise dispose of any shares of CNC Common Stock received in the Merger.

       (iii) CNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by RNB immediately prior to the Merger. For purposes of this representation, any amounts paid by RNB to dissenters, amounts paid by RNB to shareholders who receive cash or other property, RNB assets used to pay its reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by RNB immediately preceding the Merger and all assets disposed of by RNB prior to or contemporaneously with the Merger and in contemplation thereof (including, without limitation, any asset disposed of by RNB, other than in the ordinary course of business or other than in exchange for cash which will be transferred to CNB in the Merger, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with CNC and CNB regarding the Merger and ending on the effective date of the Merger), will be included as assets of RNB held immediately prior to the Merger.

        (iv) The liabilities of RNB to be assumed by CNB in the Merger and the liabilities to which the transferred assets of RNB are subject were incurred by RNB in the ordinary course of its business.

        (v) RNB and the shareholders of RNB will pay their respective expenses, if any, incurred in connection with the Merger.

        (vi) There is no intercorporate indebtedness existing between CNC and RNB or between CNB and RNB.

       (vii) RNB is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

      (viii) RNB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        (ix) The fair market value of the assets of RNB to be transferred to CNB in the Merger will equal or exceed the sum of the liabilities assumed by CNB, plus the amount of liabilities, if any, to which the transferred assets are subject.

        (x) RNB operates at least one significant historic line of business, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section1.368-1(d).

    SECTION 5.2 REPRESENTATIONS AND WARRANTIES OF CNC AND CNB. CNC and, as applicable, CNB, represent and warrant to RNB that:

        (a) CNC CAPITAL STOCK. CNC is authorized to issue 75,000,000 shares of CNC Common Stock, $1.00 par value, 5,000,000 shares of preferred stock, no par value, and is not authorized to issue any other class or series of capital stock, or any other securities giving the holder thereof the right to vote on any matters on which stockholders of CNC can vote. As of August 31, 1996, 46,088,181 shares of CNC Common Stock were issued and outstanding, 2,211,200 shares of CNC Common Stock were held as treasury stock, and no shares of preferred stock were outstanding. All outstanding shares of CNC Common Stock outstanding are and all shares to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable, and are not, or will not be, subject to preemptive rights. CNC has provided RNB with true and correct copies of its Certificate of Incorporation and Bylaws, including any amendments thereto or restatements thereof.

        (b) CNB CAPITAL STOCK. CNB is authorized to issue 900,000 shares of common stock, $100 par value per share, and is not authorized to issue any other class or series of capital stock or any other securities or options convertible into or exercisable or exchangeable for common stock of CNB. As of October 11, 1996, CNB has outstanding 900,000 shares of common stock, all of which are owned by CNC. Immediately prior to the Effective Time, CNC will be in "control" of CNB within the meaning of section 368(c)(1) of the Code. CNB has no present plan or intent to issue additional shares of its stock in a manner that would result in CNC's losing "control" of CNB within the meaning of Section 368(c)(1) of the Code.

        (c) AUTHORITY. CNC and CNB have the power and authority, and each is duly qualified in all jurisdictions where such qualification is required (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect on CNC or CNB, respectively), to carry on their businesses as they are now being conducted and to own all of their material properties and assets. Each of CNC and CNB has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its respective properties and assets and to carry on its respective businesses as these are now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on CNC or CNB, respectively.

        (d) APPROVALS. The execution by CNC and CNB of this Agreement have been authorized by all necessary corporate actions of CNC and CNB, including, but not limited to, a vote by their boards of directors. No vote, consent or approval of the shareholder of CNB or the shareholders of CNC is required to authorize this Agreement or the consummation of the Merger. Subject to receipt of the required approvals, consents or waivers of Governmental Authorities referred to in Section 7.1(b), this Agreement is a valid and binding agreement of CNC and CNB enforceable against CNC and CNB in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights, and general equity principles.

        (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by CNC and CNB does not, and consummation of the Merger will not, constitute (i) a breach or violation of, or a default under, any applicable law, rule or regulation or any material judgment, decree, order, governmental permit or license, or material indenture, agreement or instrument of CNC or CNB, or to which CNC or CNB (or their properties) is subject, which breach, violation or default would have a Material Adverse Effect on CNC or would materially hinder or delay the Merger or (ii) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of CNC or the Articles of Association or Bylaws of CNB; and the consummation of the Merger will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (A) the required approvals, consents and waivers of Governmental Authorities referred to in
    Section 7.1(b); and (B) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on CNC or CNB or would not materially hinder or delay the Merger.

        (f) FINANCIAL STATEMENTS. As of their respective dates, none of CNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 or Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, nor any other document filed or to be filed prior to the Effective Time subsequent to December 31, 1993 under Section 13(a), 13(d), 14 or 15(d) of the Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "CNC REPORTS"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in the CNC Reports (including any related notes and schedules) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flows or equivalent statements contained or incorporated by reference in the CNC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with the published rules and regulations of the SEC and GAAP consistently applied and applicable to bank holding companies during the periods involved, except as may be noted therein. The books and records of CNC have been, and are being maintained in all material respects in accordance with GAAP and RAP and other applicable legal and accounting requirements and reflect only actual transactions.

        (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in CNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, since December 31, 1995, there have not been any changes in the business, assets, financial condition or results of operations of CNC and its Subsidiaries that, individually or in the aggregate, have had a Material Adverse Effect on CNC.

        (h) ABSENCE OF CLAIMS; LITIGATION. No legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature are pending or to CNC's knowledge, threatened against CNC or its Subsidiaries which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on CNC or materially to hinder or delay consummation of the Merger.

        (i) REGULATORY ACTIONS. Neither CNC nor CNB is a party to any cease and desist order, written agreement, memorandum of understanding or any similar regulatory action or order with any Federal or state governmental authorities, nor a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolution at the request of any of its regulators, nor been advised that any such issuance or request is contemplated. As of the date hereof, and to CNC's knowledge, neither CNC nor CNB is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts. Each material violation, criticism, or exception by any Governmental Authority with respect to any examinations of CNC or CNB has been resolved or is in the process of resolution.

        (j) KNOWLEDGE AS TO CONDITIONS. Neither CNC nor CNB knows of any reason why the approvals, consents and waivers of Governmental Authorities referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

        (k) COMPLIANCE WITH LAWS. CNC and its Subsidiaries are not in material violation in any respect of any material Federal, state or local laws, rules, regulations or orders applicable to them or by which their properties may be bound, except such violations as would not have a Material Adverse Effect on CNC or CNB. Without limiting the scope of the previous sentence, neither CNC nor CNB is in material violation of Regulations B, D, E, Z or DD adopted by the Board of Governors of the Federal Reserve System, the Fair Lending Acts, or those provisions of the United States Code providing penalties for the laundering of monetary instruments (18 U.S.C.
    1956) or engaging in monetary transactions in property derived from specified unlawful activity (18 U.S.C. Section1957).

        (l) FEES. Neither CNC, nor any of its Subsidiaries, officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

        (m) COMMUNITY REINVESTMENT ACT. CNB received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. CNC has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

        (n) STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by CNC for inclusion in the S-4 or the Proxy Statement/Prospectus (each as defined in Section 6.1(a)), or incorporated by reference therein, or any other document to be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement/Prospectus, when it is first mailed to the shareholders of RNB, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the S-4, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of RNB, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the RNB shareholders' meeting.

        (o) TAX REPRESENTATION. Neither CNC nor any subsidiary or affiliate thereof has any present plan or intention to reacquire any of the shares of CNC Common Stock to be issued pursuant to the Merger, whether in a private transaction or otherwise; provided, however, that CNC does intend to repurchase shares of CNC Common Stock in the open market from time to time. CNC has no plan or intention to liquidate CNB, to merge CNB with and into any other corporation in a transaction that would have the effect of disqualifying the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, to sell or otherwise dispose of the stock of CNB, or to cause CNB to sell or otherwise dispose of any of the assets of RNB acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. Following the Merger, CNB will continue the historic business of RNB or use a significant portion of RNB's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d). CNC and CNB will pay their respective expenses incurred in connection with the Merger. There is no intercorporate indebtedness existing between CNC and RNB or between CNB and RNB. Neither CNC nor CNB is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. No stock of CNB will be issued in the Merger. The CNC Common Stock and other consideration to be issued to RNB shareholders pursuant to the Merger will be issued solely on account of each RNB shareholder's interest in his, her or its RNB stock, and no part of such consideration will represent payment in respect of indebtedness, compensation, or any purpose other than payments for RNB Common Stock. None of the compensation paid or to be paid by CNB or CNC to any employee will be separate consideration for, or allocable to, any such employee's shares of RNB stock exchanged in the Merger; rather, the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the shares of CNC Common Stock to be issued to any shareholder-employee in the Merger will be separate consideration for, or allocable to, any employment agreement.

        (p) CNC COMMON STOCK. The outstanding shares of CNC Common Stock are registered with the SEC pursuant to the Securities Exchange Act of 1934, and are listed for trading on the New York Stock Exchange (the "NYSE") pursuant to the listing rules of the NYSE. CNC has filed with the NYSE all material forms and reports required to be filed by CNC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.1  REGULATORY MATTERS.

    (a) CNC and RNB shall promptly prepare and file with the SEC a registration statement on Form S-4, including the definitive proxy statement and prospectus (the "Proxy Statement/Prospectus") to be mailed to the RNB Shareholders to vote upon the Merger (the "S-4"). CNC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and RNB shall thereafter mail the Proxy Statement/Prospectus to its shareholders. CNC shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and obtain the approval for listing on the New York Stock Exchange of the shares of CNC Common Stock to be issued to holders of Common Stock in the Merger. RNB shall furnish all information concerning RNB and the holders of RNB Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of all such permits, consents, approval and authorizations to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to RNB or CNC, as the case may be, and any of their respective Subsidiaries which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) CNC and RNB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of CNC, RNB or any of their respective Subsidiaries to any Governmental Authority in connection with the transactions contemplated by this Agreement.

    (d) CNC and RNB shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the approval of any Governmental Authority required pursuant to Section 7.1(b) will not be obtained or that the receipt of any such approval will be materially delayed beyond June 30, 1997.

    SECTION 6.2 STOCKHOLDERS' APPROVALS. RNB shall duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as practicable following the date hereof for the purpose of obtaining the requisite shareholder approvals required in connection with this Agreement and the Merger. Subject to the provisions of the next sentence, RNB shall, through its Board of Directors, unanimously recommend to its stockholders approval of such matters. RNB's Board of Directors may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to CNC if such Board of Directors, after having consulted with and considered the written advice of counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the members of such Board of Directors under applicable law.

    SECTION 6.3  LEGAL CONDITIONS TO MERGER.

    (a) Each of CNC and RNB shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party which is required to be obtained by RNB or CNC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

    (b) Each of CNC and RNB agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

    SECTION 6.4  INFORMATION.

    (a) CNC'S RIGHT TO ACCESS AND INFORMATION. Upon reasonable notice, RNB shall, and shall cause each of its Subsidiaries to, afford to CNC and its representatives (including, without limitation, directors, officers, and employees, and their affiliates, and counsel, accountants and other professionals retained) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, policies, files, personnel and to such other information as such persons may reasonably request, permit such persons to inspect and make copies of all stock records, minute books, books of account, contracts, commitments and other records, furnish to CNC such counterpart originals or certified or other copies of such documents or such information with respect to its businesses and affairs as CNC may reasonably request and that RNB and its Subsidiaries may provide without violation of applicable law or regulation or jeopardy to any attorney-client or similar privilege to which RNB may be entitled as against third parties other than CNC. Without limiting the foregoing, RNB shall promptly provide CNC (i) monthly unaudited balance sheets and operating statements, loan delinquency reports, investment reports and such other reports and materials as are normally prepared and provided to the Board of Directors or senior management of RNB and (ii) each month and on the date that is five days prior to the Effective Time, a list of loans for which a Notice of Default has been filed or for which discussions have commenced that have a reasonable possibility of leading to a deed in lieu of foreclosure by the obligor thereunder. RNB shall provide CNC with as much information concerning any exit interview or similar meetings held in connection with any regulatory examinations of RNB and its Subsidiaries and, with respect to the examination findings and results, as RNB can provide without violation of law. Without limiting the generality of the foregoing, CNC shall have the right to (x) conduct a full due diligence review of the operations and assets of RNB and its Subsidiaries, (y) conduct a full credit review of RNB and its Subsidiaries and
(z) conduct a specific credit review of RNB and its Subsidiaries during the thirty days prior to the Effective Time.

    (b) RNB'S RIGHT TO ACCESS AND INFORMATION. Upon reasonable request by RNB, each of CNC and CNB shall (i) make its Chief Financial Officer and Controller available to discuss with RNB and its representatives CNC's ongoing diligence and review of RNB's operations and (ii) shall provide RNB with written information which is (A) similar to the written information that RNB reviewed in connection with this Agreement, and (B) related to CNC's and CNB's and its Subsidiaries' business condition, operations and prospects.

    (c) CUSTOMER CALLS. Prior to the Effective Time, representatives of CNC will be permitted to conduct joint calls upon customers of RNB, if accompanied by representatives of RNB, on a schedule to be agreed upon between the parties; provided, however, that in the event that either party terminates this Agreement in accordance with the terms hereof, CNC shall not, for a period of one (1) year from the date of the termination of this Agreement contact any customer of RNB not otherwise a customer of CNC or CNB contacted pursuant to this Section 6.4(c).

    (d) CONFIDENTIALITY. Neither party shall, and each shall cause its representatives not to, use any information obtained pursuant to this Section
6.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information, documents and trade secrets obtained pursuant to this Section 6.4 unless such information (i) becomes or has become available to such party from other sources not known by such party to be bound by a confidentiality obligation, (ii) is disclosed with the prior written approval of the party to which such information pertains or (iii) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the Merger shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party that furnished the same.

    SECTION 6.5  EMPLOYEE BENEFITS.

    (a) All employees of RNB continuing in the employ of CNC or CNB shall be entitled to participate in stock plans, bonus plans and all other benefit plans of CNC or CNB on the same basis as other similarly situated employees of CNC or CNB. Each of these employees will be credited for eligibility, participation, vesting and accrual purposes (provided that no more than 1,080 hours of sick leave may be carried over into CNC's or CNB's sick leave program), with such employee's respective years of past service with RNB (or other prior service so credited by RNB) as though they had been employees of CNC.

    (b) RNB has furnished to CNC its severance policies applicable to its employees (other than as set forth in the Disclosure Schedule) and a schedule indicating the amount that would be due as a severance payment to each such employee if he or she is not offered continued employment in an equivalent or substantially similar position by CNC or CNB following the Effective Time. CNC consents to RNB amending these policies to provide enhanced severance payments consistent with policies previously provided by CNC to RNB. To the extent CNC or CNB fails to offer an employee identified on such schedule continued employment in an equivalent or substantially similar position following the Effective Time, RNB shall be responsible for paying the severance payments due such employee as set forth in its amended severance policies.

    (c) Current RNB employees who are hired by CNC following the Effective Time and who are subsequently terminated shall be entitled to severance benefits in accordance with CNC's normal severance policy for its employees.

    SECTION 6.6 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. CNC, RNB and each of their respective Subsidiaries shall (a) promptly make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of the Board of Governors, the OCC, the FDIC, the SEC, the NYSE and any other Governmental Authorities or government entities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant Federal, state or foreign law or regulation, (ii) in providing the other a reasonable opportunity to review and comment upon the publicly available portions of such filings, and (iii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of publicly available portions of all such filings and applications promptly after they are filed.

    SECTION 6.7 TIMELINESS AND COMPLIANCE OF RNB REPORTS AND FILINGS. RNB agrees that through the Effective Time of the Merger, each of its reports, and other filings required to be filed with any applicable Governmental Authority will be filed on a timely basis and will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the Governmental Authority with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such report, or other filing that is intended to present the financial position of RNB and/or any of its Subsidiaries will fairly present the financial position of such entities or entity and will be prepared in accordance with GAAP or RAP consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 6.7, RNB makes no representation or warranty with respect to any information supplied by CNC or CNB or any of the CNC Reports.

    SECTION 6.8  TIMELINESS AND COMPLIANCE OF CNC AND CNB REPORTS AND
FILINGS. CNC and CNB agree that through the Effective Time of the Merger, each of their reports, and other filings required to be filed with any applicable Governmental Authority will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the Governmental Authority with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such report, or other filing that is intended to present the financial position of CNC and CNB will fairly present the financial position of CNC and CNB, will be prepared in accordance with GAAP or RAP consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 6.8, CNC makes no representation or warranty with respect to any information supplied by RNB or RNB's Subsidiaries or any of the RNB Reports.

    SECTION 6.9 ADDITIONAL AGREEMENTS; PARTIES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from all applicable Governmental Authorities, affecting all necessary registrations, applications and filings and obtaining any required contractual consents (including consent to assignment of leases where required) and regulatory approvals.

    SECTION 6.10 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter CNC and RNB shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Authority or with any national securities exchange with respect thereto. If any party hereto, on the advice of counsel, determines that a disclosure is required by law or by any applicable self-regulatory organization, it may make such disclosure without the consent of the other parties, but only after affording the other parties a reasonable opportunity to review and comment upon the disclosure.

    SECTION 6.11 NOTIFICATION OF CERTAIN MATTERS. RNB shall give CNC, and CNC shall give RNB, prompt notice of: (a) any material change in its business, operations, or prospects, (b) any complaints, investigations or hearings (or communications indicating that same may be contemplated) of any governmental agency or Governmental Authority, (c) the institution or the threat of material litigation, or (d) any event or condition that constitutes a breach of this Agreement, or that might be reasonably expected to cause its representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time.

    SECTION 6.12 PRE-CLOSING ADJUSTMENTS. At or before the Effective Time, RNB shall make, and shall cause its Subsidiaries to make, and the Subsidiaries shall make, such accounting entries or adjustments, including charge-offs of loans, as CNC shall direct in order to implement its plans following the Effective Time or to reflect expenses and costs related to the Merger; provided, however, that (a) RNB and its Subsidiaries shall not be required to take such actions more than one day prior to the Effective Time or prior to the time CNC agrees in writing that all of the conditions to its obligation to close as set forth in Section
7.2 have been satisfied or waived, and (b) based upon consultation with counsel and accountants for RNB and its Subsidiaries, no such adjustment shall (i) require any filing with any governmental agency or authority, (ii) violate any law, rule or regulation applicable to RNB or its Subsidiaries, or (iii) otherwise materially disadvantage RNB or its Subsidiaries if the Merger were not consummated; provided that in any event, no accrual or reserve made by RNB or its Subsidiaries pursuant to this Section 6.12, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information, shall not be construed as concurrence of RNB's or its Subsidiaries' management with any such adjustments, and shall not affect the Exchange Ratio or the Per Share Cash Consideration.

    SECTION 6.13 DIRECTOR RESIGNATIONS. RNB shall use reasonable efforts to cause to be delivered to CNC at the Effective Time, the resignations of the members of the Boards of Directors of RNB and its Subsidiaries.

    SECTION 6.14 HUMAN RESOURCES ISSUES. RNB and each of its Subsidiaries agree to cooperate with CNC with respect to any formal meetings or interviews with one or more employees called or arranged by it and held for the purpose of discussing the transactions contemplated by this Agreement or their effect on such employees, with CNC given the opportunity to participate in such meetings or interviews. This section is not intended to apply to casual conversations about the transaction or informal meetings initiated by employees, or to prohibit discussion in general, but rather to allow CNC a role in the formal presentation of the transaction to employees, and an opportunity to participate in the significant, formal meetings at which the transaction is explained and discussed.

    SECTION 6.15  ASSISTANCE WITH THIRD-PARTY AGREEMENTS.

    (a) RNB and its Subsidiaries shall cooperate with and use all reasonable efforts to assist CNC in (i) gaining access to all of their third-party vendors, landlords of all of their leased properties and other parties to material agreements, promptly after the date of this Agreement, and (ii) obtaining the cooperation of such third parties in a smooth transition in accordance with CNC's timetable at or after the Effective Time.

    (b) Without limiting Section 6.15(a), RNB and its Subsidiaries shall use all commercially reasonable efforts to provide data processing and other processing support, including support from outside contractors, to assist CNC in performing all tasks reasonably required to result in a successful conversion of their data and other files and records to CNC's production environment, when requested by CNC and sufficient to ensure that a successful conversion can occur at such time as CNC requests at or after the Effective Time. All incremental out-of-pocket costs incurred by RNB in complying with this section shall be reimbursed by CNC. Among other things, RNB and its Subsidiaries shall:

        (i) cooperate with CNC to establish a mutually agreeable project plan to effectuate the conversion;

        (ii) use their commercially reasonable efforts to have RNB's and its Subsidiaries' outside contractors continue to support both the conversion effort and its needs until the conversion can be established;

       (iii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by CNC for use in planning the conversion, as soon as reasonably practicable;

        (iv) provide reasonable access to personnel at corporate headquarters, data and other processing centers, all branches and, with the consent of outside contractors, at outside contractors, to enable the conversion effort to be completed on schedule; and

        (v) to the extent reasonably practicable, give notice of termination, conditioned upon the completion of the transactions contemplated hereby, of the contracts of outside data and other processing contractors or other third-party vendors when directed to do so by CNC.

    Notwithstanding the foregoing, RNB shall not be required to give any notice of termination required by this Section 6.15, (x) more than thirty days prior to the Effective Time and (y) unless CNC states in writing that, to the best of its knowledge, all conditions to Closing set forth in Article VII have been or will be satisfied or waived; provided, however, that RNB shall take action as directed by CNC at any time (1) to terminate any contract other than that described in clause (2) hereof, if CNC indemnifies RNB for the incremental costs of obtaining a replacement contract in the event that the Merger is not consummated other than due solely to breaches of this Agreement by RNB; and (2) to terminate any of RNB's outside data processing contracts (the "DP CONTRACTS") if (A) CNC provides an undertaking to RNB in form and substance reasonably satisfactory to RNB to the effect that CNC shall, in the event that the Merger is not consummated, indemnify RNB against all losses, claims, damages or liabilities resulting from such action, and (B) CNC agrees to compensate RNB for arrangements through a third-party provider reasonably acceptable to RNB providing service levels reasonably comparable to those provided under the DP Contracts under terms no more burdensome and at a price no higher to RNB than is provided in the DP Contracts for their respective needs in the event such contracts are terminated and the Merger is not consummated, other than as a result of a failure to consummate the Merger due solely to breaches of this Agreement by RNB and further provided, that CNC's obligations under the foregoing proviso are limited to payments for one year in an aggregate amount not greater than 150% of that paid by RNB pursuant to the DP Contracts for the last twelve months for which such DP Contracts were in effect.

    (c) CNC agrees that all actions taken pursuant to this Section 6.15 shall be taken in a manner intended to minimize disruption to the customary business activities of RNB and its Subsidiaries.

    SECTION 6.16 NOTICES AND COMMUNICATIONS. RNB and its Subsidiaries shall, if requested to do so by CNC (a) cooperate with CNC by sending necessary or appropriate customer notifications and communications as prepared by CNC, and reasonably acceptable to RNB, to advise such customers of the impending transaction and of CNC's plans following the Effective Time, and (b) take or cause to be taken at the direction of and as agent for CNC, following the receipt of all approvals of Governmental Authorities pursuant to Section 7.1(b) all actions necessary to comply with the provisions of the Worker

Adjustment and Retraining Notification Act, as amended (12 U.S.C Section 2101, et seq.), with respect to all employees of RNB and its Subsidiaries covered by such act who are to be terminated by CNC within sixty days following the Effective Time, including the issuance of notices to such employees.

    SECTION 6.17 INSURANCE POLICIES ASSIGNMENT. RNB and its Subsidiaries agree to make commercially reasonable efforts to obtain consent to partial or complete assignments of any of their insurance policies if requested to do so by CNC, to the extent necessary to maintain the benefits to CNC of such policies as they apply to RNB and its Subsidiaries. RNB and its Subsidiaries shall also inform CNC no later than the Effective Time of any material unfiled insurance claims of which they have knowledge and for which they believe coverage exists.

    SECTION 6.18 ADDITIONAL AGREEMENTS; OFFICERS AND DIRECTORS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest CNC with full title to all properties, assets, rights, approvals, immunities and franchises of RNB, the proper officers and directors of each party to this Agreement shall take all necessary or appropriate action.

    SECTION 6.19  AFFILIATES AND FIVE PERCENT SHAREHOLDERS.

    (a) At least 40 days prior to the Effective Time, RNB shall deliver to CNC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of RNB, "affiliates" of RNB for purposes of Rule 145 under the Securities Act. RNB shall use commercially reasonable efforts to cause each such affiliate to deliver to CNC prior to the Effective Time a written "Affiliates" agreement, in customary form, providing that such person shall dispose of the CNC Common Stock to be received by such person in the Merger only in accordance with applicable law.

    (b) Prior to the Effective Time, RNB shall use commercially reasonable efforts to cause each person, or "group" of persons (as described in Section 13(d) of the 1934 Act and the regulations adopted thereunder), who holds more than five percent (5%) of the outstanding RNB Common Stock (regardless of whether such person is an "affiliate") to deliver to the law firm of Munger, Tolles and Olson, pursuant to Section 7.3(d) a letter stating that such stockholder(s) have no present intention to dispose of the CNC Common Stock he, she or they will receive in the Merger.

    SECTION 6.20 COOPERATION. RNB shall cooperate with CNC and CNB in all reasonable respects in accomplishing the Bank Mergers.

    SECTION 6.21 INDEMNIFICATION OF DIRECTORS AND OFFICERS. CNC and CNB agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of RNB and its Subsidiaries as provided in their respective articles of association, articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six (6) years following the Effective Time. CNC and CNB further agree that, during such six
(6) year period, to the greatest extent permitted by applicable law, regulations and their respective organizational documents or bylaws as in effect of the date hereof, they shall indemnify, defend and hold harmless individuals who were officers and directors of RNB and its Subsidiaries as of the date hereof or immediately prior to the Effective Time for any claim or loss arising out of their actions while a director or officer, including any acts relating to this Agreement, and shall pay, as and when incurred, the expenses, including attorneys' fees, of such individual in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to each of CNC and CNB to return such advances in the event it has finally concluded such indemnification is not allowed under applicable law.

    SECTION 6.22 SHAREHOLDERS' AGREEMENT. RNB will use all reasonable efforts to cause the directors of RNB, to execute and deliver to CNC simultaneous with the execution of this Agreement, one or more shareholders' agreements substantially in the form of Exhibit C hereto, committing such persons, among other things, to vote their shares of RNB Common Stock in favor of the Merger at the shareholders' meeting held for that purpose, granting a proxy for such shares to CNC, and to certain representations and covenants concerning the ownership of RNB Common Stock and the CNC Common Stock to be received in the Merger.

    SECTION 6.23 COORDINATION OF DIVIDENDS. RNB shall coordinate with CNC the declaration of any dividends that may be allowed hereunder in respect of RNB Common Stock and the record date and payment dates relating thereto, it being the intention of the parties that holders of RNB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of RNB Common Stock and any shares of CNC Common Stock any such holder will receive in exchange therefor in the Merger.

    SECTION 6.24 SALE OF CERTAIN SECURITIES. During the period between the time the conditions required by Sections 7.1(a), (b) and (e) are met, and the Effective Time, RNB, upon the written request of CNC, shall sell such securities in its held-for-sale portfolio as CNC shall reasonably request, upon terms and conditions and for a price, reasonably satisfactory to both parties.

    SECTION 6.25  VACATION TIME AND ACCRUAL.

    (a) Prior to December 31, 1996, RNB shall use its reasonable best efforts to cause each of its, and each of its subsidiaries', employees to use all of their accrued vacation time for all times prior to December 31, 1996.

    (b) Commencing January 1, 1997, RNB shall, and shall cause each of its Subsidiaries to, accrue vacation pay for each of its and their employees in accordance with GAAP.

                                  ARTICLE VII
                           CONDITIONS TO CONSUMMATION

    SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of CNC and CNB on the one hand, and of RNB on the other hand, to close the Merger shall be subject to the satisfaction or waiver by both parties prior to the Effective Time of the following conditions:

        (a) The Agreement and the Merger shall have been approved by RNB and CNC in accordance with applicable law, including the approval and adoption by the requisite affirmative votes of the holders of RNB Common Stock entitled to vote thereon.

        (b) CNC shall have procured, as necessary, the required approval, consent or waiver with respect to the Agreement and the Merger by the Board of Governors, the OCC, and the FDIC and, in all such cases, all applicable statutory waiting periods shall have expired; the parties shall have procured all other regulatory approvals, consents or waivers of Governmental Authorities that are necessary or appropriate to the consummation of the Merger; and no approval, consent or waiver referred to in this Section 7.1(b) shall be deemed to have been received if it shall include any condition or requirement that would, in the good faith determination of CNC, be a Burdensome Condition on CNC.

        (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement.

        (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

        (e) The S-4 covering all of the shares of CNC Common Stock to be issued in the Merger shall have become effective under the Securities Act and no stop order suspending the effectiveness of such S-4 shall have been issued and no proceedings for that purpose shall have been initiated.

        (f) The shares of CNC Common Stock to be issued in the Merger shall be approved for listing on the New York Stock Exchange, subject to notice of issuance.

    SECTION 7.2 CONDITIONS TO OBLIGATIONS OF CNC AND CNB. The obligations of CNC and CNB to close the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) Each of the representations and warranties of RNB contained in this Agreement shall, in all material respects, be true at the Effective Time as if made on such date (or on the date when made in the case of any representation or warranty which relates to an earlier date). The Disclosure Schedule shall be updated and made current to such date as close to the Effective Time as is reasonable for each type of disclosure and as is agreed upon by the parties hereto no later than thirty (30) days prior to the Effective Time; such update of the Disclosure Schedule shall not in any way affect the representations and warranties set forth in Section 5.1. RNB shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement and CNC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of RNB, at the Effective Time, to the foregoing effect.

        (b) No litigation or proceeding shall be pending against RNB or any of its Subsidiaries, brought by any Governmental Authority seeking to prevent consummation of the transactions contemplated hereby.

        (c) CNC shall have received the opinion of Mayer, Brown & Platt, special counsel to RNB, in form and substance reasonably satisfactory to CNC, to the effect that this Agreement has been duly authorized, executed and delivered by RNB, and constitutes the valid and legally binding obligation of RNB enforceable in accordance with its terms, subject to customary exceptions.

        (d) At least two days prior to the Effective Time, all attorneys, accountants, investment bankers and other advisors and agents for RNB and its Subsidiaries shall have submitted to RNB (with a copy to CNC) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, RNB shall have prepared and submitted to CNC a summary of such fees and expenses for the transaction. At the Effective Time (i) such advisors shall have submitted their final bills for such fees and expenses to RNB and its Subsidiaries for services rendered, with a copy to be delivered to CNC, and based on such summary, RNB shall have prepared and submitted to CNC a final calculation of such fees and expenses and (ii) RNB shall have accrued and paid, and have caused its Subsidiaries to have accrued and paid, the amount of such fees and expenses as calculated above, after CNC has been given an opportunity to review all such bills and calculation of such fees and expenses. CNC shall not be liable for any such fees and expenses in the event that the Effective Time does not occur.

        (e) At least five Business Days prior to the Effective Time, RNB shall provide CNC with RNB's financial statements as of the close of business on the last day of the month prior to the Effective Time. Such financial statements shall have been prepared in all material respects in accordance with GAAP and RAP and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time, the Adjusted Stockholders' Equity of RNB shall be not less than the sum of (i) RNB's stockholders' equity as shown on its financial statements at September 30, 1996 PLUS (ii) $223,000 for each calendar month from September 30, 1996 through the last day of the month preceding the Effective Time. "ADJUSTED STOCKHOLDERS' EQUITY" shall mean the stockholders' equity of RNB as reflected on the financial statement delivered pursuant to this Section 7.2(e),

           (x) PLUS the sum of (1) all severance benefits paid or accrued pursuant to Section 6.5(b), (2) all amounts paid or accrued in connection with the cancellation of options granted pursuant to the Option Plans as permitted by Section 2.4 and 4.2(b), (3) all amounts paid or accrued in connection with taking any actions pursuant to
       Section 6.15, (4) the amount of dividends paid as permitted by Section 4.2(b), and (5) reasonable expenses of all attorneys, accountants, investment bankers and other advisors and agents for RNB for services rendered solely in connection with the transactions contemplated by this Agreement,

           (y) MINUS the exercise price of all options to purchase shares of RNB Common Stock exercised between September 30, 1996 and the date of the financial statement delivered pursuant to this Section 7.2(e), and

           (z) PLUS the amount of any decreases, and MINUS the amount of any increases, in the market value in securities held throughout the period from September 30, 1996 to the date of the financial statement delivered pursuant to this Section 7.2(e) that are marked to market in accordance with GAAP or RAP, in each case, net of applicable taxes.

        (f) At the close of business on the last day of the month preceding the Effective Time, total deposits of RNB, calculated pursuant to RAP and GAAP, shall be not less than ninety percent (90%) of the average of total deposits for RNB for the month ended August 31, 1996, excluding deposits relating to the title insurance and escrow company accounts indicated on the Disclosure Schedule, and deposits in any similar deposit accounts added between August 31, 1996 and the Effective Time.

        (g) Between the date of this Agreement and the Effective Time, there shall not have occurred any event related to the business condition (financial or otherwise), prospects, operations or properties of RNB and its Subsidiaries that has had a Material Adverse Effect on RNB.

        (h) CNC and its directors and officers who sign the S-4 shall have received from RNB's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to RNB's shareholders, and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding RNB in the form customarily issued by such accountants at such times in transactions of this type.

        (i) Dissenters' rights shall not have been preserved with respect to more than 5% of the outstanding shares of RNB Common Stock.

    SECTION 7.3 CONDITIONS TO OBLIGATIONS OF RNB. The obligations of RNB hereunder shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) Each of the representations, warranties and covenants of CNC contained in this Agreement shall, in all material respects, be true at the Effective Time as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); CNC shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and RNB shall have received certificates signed by the Chief Financial Officer or other authorized senior officers of CNC at the Effective Time, to the foregoing effect.

        (b) No litigation or proceeding shall be pending against CNC or any of its Subsidiaries brought by any Governmental Authority seeking to prevent consummation of the transactions contemplated thereby.

        (c) RNB shall have received the opinion of Richard H. Sheehan, General Counsel to CNC, in form and substance reasonably satisfactory to RNB, to the effect that (i) this Agreement has been duly authorized, executed and delivered by CNC and constitutes the valid and legally binding obligation of CNC enforceable in accordance with its terms, subject to customary exceptions, (ii) the shares of CNC Common Stock issued as consideration in the Merger have been duly authorized, validly issued, fully paid and non-assessable, and (iii) the S-4 has been declared effective by the SEC.

        (d) RNB shall have received the opinion of Munger, Tolles & Olson, special counsel to CNC, no later than thirty (30) days from the date hereof, in form and substance reasonably satisfactory to RNB, and confirmed immediately prior to the Effective Time by such counsel, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time and which assumptions may include the fact that the terms of the Merger, including the Exchange Ratio and the Per Share Cash Consideration, were negotiated by independent parties dealing at arm's length, and that the value of the consideration to be received by each RNB shareholder in the Merger will be approximately equal to the fair market value of the RNB shares exchanged by such shareholder, that (i) the Merger will qualify as a reorganization under Section 368 of the Code; (ii) CNC, CNB and RNB will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by holders of RNB Common Stock to the extent that they receive solely shares of CNC Common Stock solely in exchange for shares of RNB Common Stock; (iv) the gain, if any, to be realized by holders of RNB Common Stock who exchange their RNB Common Stock for CNC Common Stock and cash will be the excess of
    (A) the amount of cash received plus the fair market value at the Effective Time of the CNC Common Stock received over (B) the basis of the RNB Common Stock surrendered in the exchange, and such gain will be recognized on the exchange to the extent of the cash received; (v) the basis of the shares of CNC Common Stock to be received by holders of RNB Common Stock will be the same as the basis of the RNB Common Stock surrendered in exchange therefor, adjusted as provided in Section 358(a) of the Code in the event any cash is received; and (vi) the holding period of CNC Common Stock to be received by holders of RNB Common Stock will include the holding period of the RNB Common Stock surrendered in exchange therefor, provided that the holders of RNB Common Stock held such stock as a capital asset.

        (e) RNB shall have received an updated fairness opinion of Alex. Brown & Sons Incorporated within five (5) days prior to the mailing of the Proxy Statement/Prospectus to the shareholders of RNB confirming that the consideration to be paid to the RNB shareholders in the Merger is fair from a financial point of view to such shareholders.

        (f) Between the date of this Agreement and the Effective Time there shall not have occurred any event related to the business condition (financial or otherwise), prospects, operations or properties of CNC and its Subsidiaries that has had a Material Adverse Effect on CNC.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, prior to the Effective Time:

        (a) by the mutual agreement of RNB and CNC, if the board of directors, or duly authorized committee thereof, or duly authorized officers, of each so determines;

        (b) by CNC or RNB in the event of a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein, which is not cured within 30 days after written notice of such breach is given to the party committing such breach by the other party;

        (c) by CNC or RNB by written notice to the other party if either (i) any approval, consent or waiver of a Governmental Authority required to permit consummation of the Merger shall have been denied or (ii) any Governmental Authority or court shall have issued a final, non-appealable order enjoining or otherwise prohibiting consummation of the Merger;

        (d) by CNC or RNB in the event that the Merger is not consummated by June 30, 1997, unless the failure to so consummate by such time is due to the breach of any covenant or obligation contained in this Agreement by the party seeking to terminate;

        (e) by CNC or RNB if any approval of the stockholders of RNB contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournments or postponement thereof;

        (f) by CNC if the Board of Directors of RNB shall have withdrawn, modified or changed in a manner adverse to CNC its approval or recommendation of this Agreement and the Merger;

        (g) by RNB, if both (a) the Final CNC Stock Price is less than $13.50; and (b) the number obtained by dividing the Final CNC Stock Price by $17.75 is more than 15% less than the number obtained by dividing the average Index Price for the Determination Period by the Index Price on October 10, 1996. The "Index Price" shall be the average closing price of the banks and bank holding companies included in the Standard & Poor's Bank Index.

        (h) by CNC, if (i) RNB shall have exercised a right specified in the proviso set forth in Section 4.2(w) with respect to any Takeover Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such Takeover Proposal for more than 10 Business Days after the date of receipt of such Takeover Proposal; or (ii) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to RNB which contains a proposal as to price (without regard to the specificity of such price proposal) and RNB shall not have rejected such proposal within 10 Business Days of its receipt or the date its existence first becomes publicly disclosed, if earlier.

    SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either CNC or RNB, as provided above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall (i) be without prejudice to the rights of any party hereto arising out of the willful breach by any party of any covenant or willful misrepresentation contained in this Agreement (ii) not affect Sections 6.4(d),
6.13 and 9.12 hereof which shall survive such termination and (iii) not affect any provision of this Agreement which expressly survives the termination of this Agreement. The Stock Option Agreement shall be governed by its own terms as to termination.

                                   ARTICLE IX
                                 OTHER MATTERS

    SECTION 9.1 CERTAIN DEFINITIONS; INTERPRETATIONS. As used in this Agreement, the following terms shall have the meanings indicated:

    "ACTUAL KNOWLEDGE" shall mean facts and other information which as of the date of this Agreement any senior vice president, chief financial officer, controller (and, after the date of this Agreement, shall also include any Vice President), and any officer senior to any of the foregoing of a party actually knows.

    "ALLL" shall mean the allowance for loan and lease losses, as determined in accordance with GAAP and RAP.

    "BENEFICIAL OWNER" shall have the meaning ascribed thereto in Section 13d-e of the 1934 Act.

    "BURDENSOME CONDITION" shall mean any condition or requirement included in any required regulatory approval, consent or waivers of Government Authorities which imposes any condition or restriction on CNC or CNB, including without limitation, requirements relating to the raising of additional capital or the disposition of assets, which in the good faith judgment of CNC would be materially burdensome in the context of the transactions contemplated by this Agreement.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, national holiday or any other day on which national banks operating in California are permitted or required to close.

    "CONTROL" shall, except as otherwise provided herein, have the meaning ascribed thereto in Section 2(a) of the BHCA.

    "KNOWLEDGE" or "BEST KNOWLEDGE" shall mean facts and other information which as of the date of this Agreement any senior vice president, chief financial officer, superior officer, controller (and, after the date of this Agreement, shall also include any Vice President), and any officer superior to any of the foregoing of a party knows as a result of the performance of his or her duties, or that such an officer of a bank or bank holding company similar to such party with similar duties reasonably should know in the normal course of his or her duties, and includes such diligent inquiry as is reasonable under the circumstances.

    "MATERIAL" means material to CNC or RNB (as the case may be), and its respective Subsidiaries, taken as a whole.

    "MATERIAL ADVERSE EFFECT", with respect to a person, means a material adverse effect upon (a) business, financial condition, operations, or prospects of such person and its Subsidiaries, taken as a whole, or (b) the ability of such person to timely perform its obligations under, and to timely consummate the transactions contemplated by this Agreement.

    "PERSON" includes an individual, corporation, partnership, association, trust, limited liability company or partnership or unincorporated organization.

    "RAP" shall mean regulatory accounting principles, if any, applicable to a particular person.

    "SUBSIDIARY", with respect to a person, means any other person the stock or equity of which is more than 50% owned by such person.

    "TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    The table of contents and headings contained in this Agreement offer ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term, the singular.

    SECTION 9.2  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS. Except for Articles II and III and Sections 2.4, 4.2(h), 5.2(b), 5.2(o), 5.2(p), 6.4(d), 6.5, 6.18, and 6.19, none of the respective representations, warranties, obligations, covenants, and agreements of the parties shall survive the Effective Time.

    SECTION 9.3 WAIVER AND MODIFICATION. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or by both parties or (b) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto, approved by their respective boards of directors, provided however that any amendment which reduces the amount or changes the form of the consideration to be delivered to the RNB

Shareholders in the Merger shall not be valid after the Agreement is approved by the stockholders of RNB without any subsequent approval by the stockholders of RNB.

    SECTION 9.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    SECTION 9.5 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (however, not to the exclusion of any applicable Federal law), without regard to Delaware statutes or judicial decisions regarding choice of law questions. The prevailing party shall be entitled to recover all reasonable costs and expenses, including attorneys' fees, or charges and disbursements incurred in connection with such suit.

    SECTION 9.6 NOTICES. All notices, requests, acknowledgements and other communications hereunder (collectively, "NOTICES") to a party shall be in writing and delivered by hand, federal express (or other reputable overnight delivery service), telecopy, registered mail or certified mail to such party at its address set forth below or to such other address as such party may specify by notice to the other party hereto. All Notices given by telecopy shall be deemed to have been given upon receipt of confirmation by the sender of such Notice; all other Notices shall be deemed to have been given when received.

    If to RNB to:

       Riverside National Bank
       3484 Central Avenue
       Riverside, California 92506

       Telecopy: (909) 686-0135

       Attention: James A. Robinson

       with a copy to:

       James R. Walther, Esq.
       Mayer Brown & Platt
       350 South Grand Avenue, 25th Floor
       Los Angeles, California 90071

       Telecopy: (213) 625-0248

       If to CNC or CNB, to:

       City National Corporation
       400 North Roxbury Drive
       Beverly Hills, California 90210-5021

       Telecopy: (310) 888-6704

       Attention: Frank P. Pekny

       with copies to:

       Richard H. Sheehan
       General Counsel
       City National Corporation
       400 North Roxbury Drive
       Beverly Hills, California 90210-5021

       Telecopy: (310) 888-6232

    and

       William L. Cathey, Esq.
       Munger, Tolles & Olson
       355 South Grand Avenue, 35th Floor
       Los Angeles, California 90071

       Telecopy: (213) 687-3702

    SECTION 9.7 ENTIRE AGREEMENT. Except for the agreements entered into as of this date or contemplated by this Agreement, the Stock Option Agreement, the Shareholders' Agreement and the Confidentiality Agreement between CNC and RNB dated August 2, 1996, this Agreement (including the Disclosure Schedule attached hereto and incorporated herein) represents the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

    SECTION 9.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

    SECTION 9.9 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

    SECTION 9.10 NO THIRD PARTY BENEFICIARIES. Except with respect to Sections 2.4, 6.5 and 6.19 which are intended to benefit the officers and employees of RNB and its Subsidiaries, this Agreement is made solely for the benefit of the parties to this Agreement and their respective successors and permitted assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

    SECTION 9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 9.12 EXPENSES. Subject to Section 7.2(d) hereof, and except as otherwise provided herein, each party hereto shall pay its own costs and expenses incurred in connection with the Merger, including, without limitation, attorneys' fees, charges and disbursements and filing or other fees payable in connection with all applications, notifications and report forms and notices to be filed with any Governmental Authority pursuant to the terms of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

RIVERSIDE NATIONAL BANK                CITY NATIONAL CORPORATION

By:      /s/ JAMES A. ROBINSON         By:           /s/ RUSSELL GOLDSMITH
     ------------------------------           ------------------------------------
     PRESIDENT AND CHIEF EXECUTIVE             VICE CHAIRMAN AND CHIEF EXECUTIVE
                OFFICER                                     OFFICER

                                       CITY NATIONAL BANK

                                       By:           /s/ RUSSELL GOLDSMITH
                                              ------------------------------------
                                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX B

                            SHAREHOLDERS' AGREEMENT

    THIS SHAREHOLDERS' AGREEMENT ("Agreement") is made and entered into as of October 15, 1996 by and between City National Corporation, a Delaware corporation ("CNC"), and each of the other persons signatory hereto (each a "Shareholder" and collectively the "Shareholders").

    WHEREAS, CNC, City National Bank, a national banking association ("CNB"), and Riverside National Bank, a national banking association ("RNB"), have entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of even date herewith, pursuant to which RNB will be merged with and into CNB (the "Merger"), and whereupon each share of Common Stock of RNB ("RNB Stock") will be converted into the right to receive Common Stock of CNC ("CNC Stock"), cash, or a combination of CNC Stock and cash; and

    WHEREAS, as a condition to its willingness to enter into the Merger Agreement, CNC has required that each Shareholder enter into, and each such Shareholder has agreed to enter into, this Agreement;

    NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby, severally only and not for another or jointly, represents and warrants to CNC as follows:

        (a) AUTHORITY; NO VIOLATION. Such Shareholder has all necessary power and authority to enter into and perform all of such Shareholder's obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including any voting agreement, shareholders' agreement, trust agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder (and such Shareholder's spouse, if the Shares constitute community property) and constitutes a valid and binding agreement of such Shareholder and such spouse, enforceable against such Shareholder and such spouse in accordance with its terms.

        (b) OWNERSHIP OF SHARES. Such Shareholder is the beneficial owner or record holder of the number of shares of common stock of RNB indicated under such Shareholder's name on the signature page hereto (the "Existing Shares", and together with any shares of RNB Stock acquired by such Shareholder after the date hereof, the "Shares") and, as of the date hereof, the Existing Shares constitute all the shares of RNB Stock owned of record or beneficially by the Shareholder. With respect to the Existing Shares, subject to applicable community property laws, such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in
    Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

        (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

        (d) NO INTENTION TO SELL. Such Shareholder has no present plan or intention, directly or indirectly, to sell, exchange or otherwise dispose of, reduce the risk of loss by short sale or otherwise, or enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of, any interest in the CNC Stock, if any, to be received by such Shareholder pursuant to the Merger. Such Shareholder will give this representation to enable Munger, Tolles & Olson (or such other counsel as permitted by the Merger Agreement) to opine, if required by the

    Merger Agreement, that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and further recognizes that significant adverse tax consequences might result if such representation is not true. Such Shareholder understands and agrees that, in connection with the Merger, such Shareholder will be required to restate the foregoing representation on or about the Effective Time of the Merger.

    2.  VOTING AGREEMENT, PROXY AND AGREEMENT NOT TO TRANSFER.

        (a) Each Shareholder hereby severally agrees to vote all of the Shares held by such Shareholder (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; and (ii) except with the prior written consent of CNC, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):
    (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) any sale, lease or transfer of a material amount of the assets of RNB or its subsidiaries; (C) any change in the majority of the board of RNB (D) any material change in the present capitalization of RNB;
    (E) any amendment of RNB's Articles of Association; (F) any other material change in RNB's corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to CNC of the Merger or the transactions contemplated by the Merger Agreement or the Option Agreement. Such Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        (b) Each Shareholder hereby severally grants to CNC, and appoints Russell Goldsmith, Chief Executive Officer of CNC, and Frank Pekny, Chief Financial Officer of CNC, in their respective capacities as officers of CNC, and any individual who shall succeed to any such office of CNC, and any other designee of CNC, and each of them, as such Shareholder's irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares with respect to the Merger. Such Shareholder intends this proxy to be irrevocable and coupled with an interest, and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to the Shares.

        (c) Each Shareholder hereby severally agrees not to (i) sell, transfer, assign or otherwise dispose of any of his or her Shares without the prior written consent of CNC, other than Shares sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy RNB's withholding obligations with respect to any taxes resulting from such exercise or (ii) pledge, mortgage or encumber such Shares. Any permitted transferee of Shares must become a party to this Agreement and any purported transfer of Shares to a person or entity that has not become a party hereto shall be null and void.

    3. AGREEMENT TO MAINTAIN BANKING RELATIONSHIPS. Each Shareholder hereby severally expresses his or her intent to maintain his or her, and his or her affiliated business', banking relationships with RNB after the Merger and, after the occurrence of the Bank Merger, with CNB, for a period of at least three years in a manner consistent with past practices, to the extent, in each case, that such Shareholder remains in an area then served by CNB, and further provided that the types, quality and pricing of services provided by CNB continue to be comparable to those currently provided.

    4. COMMUNITY BOARD OF ADVISORS. Following the Merger, CNC shall establish a Riverside County Board of Advisors, or similar advisory and community liaison group of prominent Riverside County citizens, in order that RNB and, following the Bank Merger, CNB, will be able to continue visibility in Riverside County and provide service to the community. CNC's current intention is that the Board of Advisors initially be comprised of approximately 6 to 8 members (including a director of CNC and one or more former directors of RNB) who will meet regularly during the year, to focus on issues relevant to the Riverside County area, and its business community and residents. If invited to join the Riverside County Board of Advisors, Shareholder agrees that he/she will meet with a representative of CNC and give due consideration to committing to participate as a member of the Board of Advisors for at least a one-year term.

    5.  AFFILIATE STATUS.

        (a) Each Shareholder hereby severally acknowledges that he/she may be deemed an "affiliate" of RNB within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein shall be construed as an admission that such Shareholder has such status. Each Shareholder represents to and covenants with CNC that he/she will not sell, assign, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, the CNC Shares he/she receives in the Merger, if any, except (i) in conformity with Rule 145 of the Securities and Exchange Commission, (ii) pursuant to an effective registration statement under the Act, or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to CNC, is exempt from registration under the Act.

        (b) Each Shareholder severally acknowledges and agrees that, shortly before the Effective Time, he/she will deliver to CNC a letter that makes the representations set forth in Section 5(a) hereof.

    6. COOPERATION. Shareholder severally agrees that he/she will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of RNB or any of its subsidiaries, or the acquisition of voting securities of RNB or any subsidiary of RNB or any business combination between RNB or any subsidiary of RNB and any person other than CNC.

    7. STOCKHOLDER CAPACITY. Each Shareholder is entering this Agreement in his capacity as the record or beneficial owner of such Shareholder's Shares, and not in his or her capacity as a director of RNB. Nothing in this Agreement shall be deemed in any manner to limit the discretion of any Shareholder to take any action, or fail to take any action, in his or her capacity as a director of RNB, that may be required of such Shareholder in the exercise of such Shareholder's duties and responsibilities as a director of RNB.

    8. TERMINATION. The obligations of the Shareholders, other than those set forth in Sections 3, 4 and 5 hereof, shall terminate upon the consummation of the Merger. If the Merger is not consummated, the obligations of the Shareholders hereunder shall terminate upon the termination of the Merger Agreement, other than those obligations set forth in Sections 2(a)(ii), 2(a)(iii)(G) and the last sentence of 2(a) hereof, and such further obligations shall survive until the Option Agreement shall have terminated or been fully performed. The "Termination Date" for any particular provision hereunder shall be the date of termination of the Shareholders' obligations for such provision.

    9. SPECIFIC PERFORMANCE. The Shareholders each acknowledge that damages would be an inadequate remedy to CNC for an actual or prospective breach of this Agreement and that the obligations of each of the Shareholders hereto shall be specifically enforceable.

    10.  MISCELLANEOUS.

        (a)  DEFINITIONAL MATTERS.

            (i) Unless the context otherwise requires, "person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

            (ii) All capitalized terms used but not defined in this Agreement shall have the respective meanings that the Merger Agreement ascribes to such terms.

           (iii) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        (c) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        (d) ASSIGNMENT. This Agreement shall not be assigned without the prior written consent of the other party hereto, except that CNC may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of CNC.

        (e) MODIFICATIONS. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

        (f) GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

        (g) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

        (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        (i) NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

    If to CNC, to:

    City National Corporation
    400 North Roxbury Drive
    Beverly Hills, California 90210-5021
    Telephone No.: (310) 888-6704

    Attention: Mr. Frank P. Pekny

    If to any of the Shareholders, to the respective addresses noted on the signature page hereto.

    11. FURTHER ASSURANCES. Each Shareholder shall execute and deliver all such further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          CITY NATIONAL CORPORATION

                                          By:        /s/ RUSSELL GOLDSMITH

                                             -----------------------------------

                                                      Russell Goldsmith
                                                   CHIEF EXECUTIVE OFFICER
                                                      AND VICE CHAIRMAN

                                          SHAREHOLDERS:

                                          __________EVERETT L. SPRIGGS__________

                                          Number of Shares: 180,000_____________

                                          Address for Notices: c/o Kinkle,
                                                               Rodiger &
                                                               Spriggs_

                                                               3333 Fourteenth
                                                               Street___________

                                                               Riverside, CA
                                                               92501____________

                                          Spouse: /s/_BETTY M. SPRIGGS__________

                                          Spouse's Name: /s/_EVERETT L.
                                                         SPRIGGS________________

                                          __________JAMES A. ROBINSON &_________
                                          __________BARBARA L. ROBINSON_________

                                          Number of Shares: 28,500______________

                                          Address for Notices: Merrill Lynch____

                                                               P.O. Box 472_____

                                                               Riverside, CA
                                                               92502____________

                                          _________/s/_JAMES A. ROBINSON________

                                          Spouse: /s/_BARBARA L. ROBINSON_______

                                          Spouse's Name: Barbara L. Robinson____

                                          _________JAMES A. ROBINSON IRA________

                                          Number of Shares: 16,500______________

                                          Address for Notices: Merrill Lynch____

                                                               P.O. Box 472_____

                                                               Riverside, CA
                                                               92502____________

                                          _________/s/_JAMES A. ROBINSON________

                                          Spouse: /s/_BARBARA L. ROBINSON_______

                                          Spouse's Name: Barbara L. Robinson____

                                          ____JAMES A. ROBINSON ROLLOVER IRA____

                                          Number of Shares: 2,000_______________

                                          Address for Notices: A.G. Edwards &
                                                               Sons, Inc.__

                                                               3737 Main Street,
                                                               #103_____________

                                                               Riverside, CA
                                                               92501____________

                                          _________/s/_JAMES A. ROBINSON________

                                          Spouse: /s/_BARBARA L. ROBINSON_______

                                          Spouse's Name: Barbara L. Robinson____

                                          ___________GEORGE R. FREEMAN__________

                                          Number of Shares: 40,047______________

                                          Address for Notices: P.O. Box 506_____

                                                               Riverside, CA
                                                               92502____________

                                          __________/s/_GEORGE FREEMAN__________

                                          Spouse: /s/_SHIRLEY FREEMAN___________

                                          Spouse's Name: Shirley Freeman________

                                          __________DOLORES M. MAGNUSON_________

                                          Number of Shares: 11,995______________

                                          Address for Notices: 5930 Maybrook
                                                               Circle___________

                                                               Riverside, CA
                                                               92506____________

                                          Spouse: ______________--______________

                                          Spouse's Name: ___________--__________

                                          ________/s/_DOLORES M. MAGNUSON_______
                                          _________/s/_JAMES L. MAGNUSON________
                                          ___/s/_ROLLIN E. MAGNUSON, JT. TEN.___

                                          Number of Shares: 49,691______________

                                          Address for Notices: 5930 Maybrook
                                                               Circle___________

                                                               Riverside, CA
                                                               92506____________

                                          Spouse: ______________--______________

                                          Spouse's Name: ___________--__________

                                          ________/s/_DOLORES M. MAGNUSON_______

                                          _____________LEON SIGERMAN____________
                                          __DOLORES M. MAGNUSON TR UA 8/21/73__
                                          ______LEON SIGERMAN FAMILY TRUST______

                                          Number of Shares: 5,469_______________

                                          Address for Notices: 1279 Prima Vera
                                                               Drive____________

                                                               Palm Springs, CA
                                                               92264____________

                                          ___________/s/_LEON SIGERMAN__________

                                          Spouse: /s/_MARILYN SIGERMAN__________

                                          Spouse's Name: Marilyn Sigerman_______

                                          ___________ROY E. WHITEHEAD___________

                                          Number of Shares: 10,000______________

                                          Address for Notices: 15900 Calumet
                                                               Ct.______________

                                                               Riverside, CA
                                                               92506____________

                                          _________/s/_ROY E. WHITEHEAD_________

                                          Spouse: /s/_VERA LORENE WHITEHEAD_____

                                          Spouse's Name: Vera Lorene Whitehead__

                                          _____VERNA LORENE WHITEHEAD TRUST_____

                                          Number of Shares: 50,000______________

                                          Address for Notices: 15900 Calumet
                                                               Ct.______________

                                                               Riverside, CA
                                                               92506____________

                                          Spouse: /s/_ROY E. WHITEHEAD__________

                                          Spouse's Name: /s/_VERA LORENE
                                                         WHITEHEAD______________

                                          ________ROY E. WHITEHEAD TRUST________

                                          Number of Shares: 15,000______________

                                          Address for Notices: 15900 Calumet
                                                               Ct.______________

                                                               Riverside, CA
                                                               92506____________

                                          _________/s/_ROY E. WHITEHEAD_________

                                          Spouse: /s/_VERA LORENE WHITEHEAD_____

                                          Spouse's Name: Vera Lorene Whitehead__

                                          __________JEROME H. THOMPSON__________

                                          Number of Shares: 105,191_____________

                                          Address for Notices: 5175 Myrtle
                                                               Ave._____________

                                                               Riverside, CA
                                                               92506____________

                                          ________/s/_JEROME H. THOMPSON________

                                          Spouse: /s/_BONNY L. THOMPSON_________

                                          Spouse's Name: Bonny L. Thompson______

                                          _____________MARYANN HOGAN____________

                                          Number of Shares: 16,523______________

                                          Address for Notices: 4123 Miramonte
                                                               Place____________

                                                               Riverside, CA
                                                               92501____________

                                          _____/s/_MARYANN HOGAN ARCHAMBAULT____

                                          Spouse: /s/_ANTHONY E. ARCHAMBAULT____

                                          Spouse's Name: Anthony E.
                                                         Archambault____________

                                          ________ANTHONY E. ARCHAMBAULT________
                                          ____& MARYANN ARCHAMBAULT, JT. TN.____

                                          Number of Shares: 809_________________

                                          Address for Notices: 4123 Miramonte
                                                               Place____________

                                                               Riverside, CA
                                                               92501____________

                                          Spouse: /s/_ANTHONY E. ARCHAMBAULT____

                                          Spouse's Name: /s/_MARYANN HOGAN
                                                         ARCHAMBAULT____________

                                   APPENDIX C
                             STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT, dated as of October 15, 1996 (the "AGREEMENT"), is made and entered into by and between City National Corporation, a Delaware corporation ("CNC"), and Riverside National Bank, a California corporation ("RNB").

    WHEREAS, CNC, City National Bank ("CNB") and RNB are concurrently herewith entering into an Agreement and Plan of Merger with respect to a business combination of CNB and RNB (the "MERGER AGREEMENT"); and

    WHEREAS, as a condition to its willingness to enter into the Merger Agreement, CNC has requested that RNB agree, and in order to induce CNC to enter into the Merger Agreement, RNB has agreed, to grant an option to CNC to purchase certain shares of common stock, $1.25 par value, of RNB (the "RNB COMMON STOCK");

    NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

    1. GRANT OF OPTION. RNB hereby grants to CNC an irrevocable option (the "OPTION") to purchase, subject to the terms hereof, up to 421,778 fully paid and nonassessable shares (the "OPTION SHARES") of RNB Common Stock, exercisable as set forth herein by payment of the Option Price, as defined in Section 4 hereof. The number of shares of RNB Common Stock that may be received upon the exercise of the Option and the Option Price is subject to adjustment as set forth herein.

    2.  EXERCISE OF OPTION.

    (a) CNC may, subject to the provisions of this Section 2 and subject to the conditions of exercise contained in Section 3 hereof, exercise the Option, in whole or in part, at any time following the occurrence of an Exercise Event, but prior to the Expiration Date (as defined in Section 3 hereof).

    (b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall CNC have a right to purchase under the terms of this Agreement more than the number of Option Shares that has a Spread Value of $2,000,000. In the event that the Spread Value exceeds $2,000,000 at the time CNC wishes to exercise the Option, the number of Option Shares that CNC is entitled to purchase on the date of the Closing (as defined herein) shall be reduced to the extent necessary to reduce the Spread Value following such reduction to an amount equal to or less than $2,000,000.

    3.  CONDITIONS OF EXERCISE; EXPIRATION.

    (a) It shall be a condition to CNC's exercise of the Option that, at the time of such exercise (i) CNC is not in breach in any material respect of any covenant or obligation set forth herein or in the Merger Agreement and (ii) there is not in effect any preliminary or permanent injunction or other order by any court of competent jurisdiction which prevents or restrains the issuance and delivery of the Option Shares.

    (b) The right to exercise any part of the Option not previously exercised shall expire, terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "EXPIRATION DATE") of (i) the Effective Time of the Merger, (ii) the date the Merger Agreement is terminated pursuant to Sections 8.1(a) or (g); (iii) the date the Merger Agreement is terminated by RNB or CNC pursuant to Sections 8.1(b), (c), (d), (e) or (f) if such date is prior to the occurrence of an Exercise Event or Preliminary Acquisition Transaction; or (iv) 18 months following the earliest to occur of (A) the date of any termination of the Merger Agreement other than as described in clauses (ii) and
(iii) of this sentence or (B) the date of the first occurrence of an Exercise Event.

    4.  MANNER OF EXERCISE.

    (a) In the event that CNC wishes to exercise the Option, in whole or in part, CNC shall send a written notice (the date of which being herein referred to as the "NOTICE DATE") to RNB, specifying the number of Option Shares to be purchased and a place and date not earlier than three nor later than ten business days following any such Notice Date for the closing of such purchase (the "CLOSING"); provided that, if prior notification to or approval of the Federal Reserve Board, the Office of the Comptroller of the Currency (the "OCC") or any other regulatory agency is required in connection with such purchase, each party shall cooperate with the other in the filing of the required notice or application for approval and shall expeditiously process the same and use its reasonable best efforts, in good faith, to obtain any required approval; and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

    (b) At any Closing, CNC will make payment to RNB for the Option Shares so purchased at such date by delivery of immediately available funds to RNB of $14.50 per Option Share (the "OPTION PRICE"). If the Option is exercised in part only, CNC shall also deliver all originally executed copies of this Agreement to RNB at the Closing in exchange for a new agreement duly authorized and executed by RNB identical to this Agreement evidencing the right to purchase the remaining balance of the Option Shares.

    (c) Upon payment of the Option Price, RNB will immediately deliver to CNC a certificate or certificates representing such Option Shares registered in the name of CNC or its assignee or designee.

    (d) Certificates for Option Shares delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and the issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

    It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if CNC shall have delivered to RNB a copy of a letter from the staff of the Securities and Exchange Commission ("SEC"), or an opinion of counsel, in form and substance reasonably satisfactory to RNB, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    5.  REGISTRATION OF SHARES.

    (a) In the event that the Option has become exercisable in accordance with
Section 2 hereof, then, as promptly as practicable upon CNC's request, but, in any event, within six months from the date of CNC's request, RNB agrees to prepare and file a registration statement ("REGISTRATION EVENT") under the Securities Act, and any applicable state securities laws, with respect to any proposed disposition by CNC of any or all of the Option Shares and to use its best efforts to cause such registration statement to become effective as expeditiously as possible and to keep such registration effective for a period of not less than ninety days, unless, in the written opinion of counsel to RNB, addressed to CNC and which shall be reasonably satisfactory in form and substance to CNC and its counsel, registration is not required for such proposed disposition of the Option Shares. Notwithstanding the foregoing, RNB shall have the right to delay (the "DELAY RIGHT") a Registration Event for a period of up to sixty (60) days in the event it receives a request from CNC to effect a Registration Event if RNB (i) is involved in a material transaction,
(ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of RNB or would require disclosure of information, the premature disclosure of which could materially adversely affect RNB or any transaction under active consideration by RNB, or (iii) reasonably requires such delay in order to prepare audited financial statements required to be included in such registration statement. For purposes of this Agreement, the term "material transaction" shall mean a transaction which would require RNB to file a current report on Form 8-K with the SEC. RNB shall have the right to exercise two (2) Delay Rights in any twelve (12) month period. All fees, expenses and charges of any kind or nature whatsoever incurred by RNB in connection with the registration of the Option Shares pursuant to this Section 5 shall be borne and paid by RNB. RNB shall indemnify and hold harmless CNC, its affiliates and its officers, directors, attorneys and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees, charges and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) required to be filed pursuant to this Section 5, other than any losses, claims, damages, liabilities and expenses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon information furnished to RNB by CNC.

    (b) CNC shall be limited to the benefit of two effective demand registrations as described in Section 5(a) to be requested during the three (3) years following the date of the first Exercise Event, but shall have an unlimited number of so-called "piggyback" registration rights. RNB agrees to enter into a Registration Rights agreement with CNC containing customary terms, including appropriate indemnities, which shall only allow underwriters the ability to cut back the number of shares CNC seeks to have registered on pro rata basis.

    6. REPRESENTATIONS AND WARRANTIES OF RNB. RNB hereby represents and warrants to, and agrees with, CNC as follows:

        (a) AUTHORITY RELATIVE TO THIS AGREEMENT. RNB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of RNB and no other corporate proceedings on the part of RNB are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by RNB and, assuming that this Agreement has been duly and validly authorized, executed and delivered by CNC, this Agreement constitutes a valid and binding agreement of RNB, enforceable against RNB in accordance with its terms.

        (b) OPTION SHARES. RNB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Expiration Date will have reserved for issuance upon exercise of the Option, 421,778 shares of RNB Common Stock, each of which, upon delivery pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not be subject to any preemptive rights. RNB will take all necessary corporate action to authorize and reserve for issuance upon exercise of the Option such additional shares as may be required pursuant to Section 9 hereof. RNB will not take, and will refrain from taking, any action which could reasonably have the effect of preventing or disabling RNB from (i) delivery of the Option Shares to CNC upon exercise of the Option or (ii) from otherwise performing its obligations under this Agreement.

        (c) CONFLICTING INSTRUMENTS; CONSENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Association or Bylaws of RNB, or of any material agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to RNB. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board and the OCC, is required of RNB in connection with the execution and delivery by RNB of this Agreement or the consummation by RNB of the transactions contemplated hereby.

        (d) NOTICE. RNB shall give notice to CNC promptly, but in any event within two business days, of RNB's first obtaining knowledge of any Exercise Event or Repurchase Event.

    7. REPRESENTATIONS AND WARRANTIES OF CNC. CNC hereby represents and warrants to RNB as follows:

        (a) AUTHORITY RELATIVE TO THIS AGREEMENT. CNC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of CNC and no other corporate proceedings on the part of CNC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by CNC and, assuming this Agreement has been duly and validly authorized, executed and delivered by RNB, this Agreement constitutes a valid and binding agreement of CNC, enforceable against CNC in accordance with its terms.

        (b) NO DISTRIBUTION. CNC will acquire the Option Shares issued upon exercise of the Option for its own account, without a view toward the distribution thereof, and will not sell such Option Shares unless such sale is registered under the Securities Act or unless an exemption from such registration is available.

    8. NOTIFICATION OF RECORD DATE; POSTPONEMENT OF MEETING. At any time during the period that this Option may become exercisable by CNC, RNB shall give CNC thirty business days' (or such shorter time as is possible under the circumstances) prior written notice of any record date, for determining the holders of record of RNB Common Stock entitled to vote on any matter, to receive any dividend or distribution, or to receive any other benefit or right, or for any other purpose that a record date is taken or declared with respect to the RNB Common Stock. In the event that CNC, in accordance with this Agreement, elects to exercise the Option granted hereunder by delivery of the notice required pursuant to Section 4 after the record date set by RNB for any shareholders' meeting, then RNB shall, upon request by CNC, cancel the scheduled meeting and its related record date and reschedule it for a later date; provided, however, that the record date for such rescheduled meeting shall be a date that is not fewer than ten nor more than thirty business days after the cancellation of the originally scheduled shareholders' meeting.

    9.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

    (a) In the event of any dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to the RNB Common Stock, the type and number of shares or securities subject to the Option, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that CNC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that CNC would have received in respect of RNB Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any shares of RNB Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 9(a)), the number of shares of RNB Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of RNB Common Stock previously issued to CNC pursuant hereto, equals 19.9% of the number of shares of RNB Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

    (b) In the event that RNB shall, prior to the Expiration Date, enter in an agreement: (i) to consolidate with or merge into any person, other than CNC or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than CNC or one of its Subsidiaries, to merge into RNB and RNB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of RNB Common Stock shall be changed into or exchanged for stock or other securities of RNB or any other person or cash or any other property or the outstanding shares of RNB Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than CNC or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of CNC, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), RNB (in each case, such person being referred to as the "SUBSTITUTE OPTION ISSUER").

    (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal or regulatory reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to CNC. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the RNB Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "SUBSTITUTE OPTION PRICE") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the RNB Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

        (i) "ACQUIRING CORPORATION" shall mean (x) the continuing or surviving corporation of a consolidation or merger with RNB (if other than RNB), (y) RNB in a merger in which RNB is the continuing or surviving person, and (z) the transferee of all or any substantial part of RNB's assets (or the assets of its Subsidiaries).

        (ii) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

       (iii) "ASSIGNED VALUE" shall mean the highest of (x) the price per share of the RNB Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than CNC or its Subsidiaries or affiliates), (y) the price per share of the RNB Common Stock to be paid by any person (other than CNC or its Subsidiaries or affiliates) pursuant to an agreement with RNB, and (z) the highest closing sale price per share of RNB Common Stock quoted on the Nasdaq National Market (or if RNB Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by
    CNC) within the six-month
    period immediately preceding the agreement; provided, that in the event of a sale of less than all of RNB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of RNB as determined in good faith by a nationally recognized investment banking firm selected by CNC and reasonably acceptable to RNB, divided by the number of shares of the RNB Common Stock outstanding at the time of such sale. In the event that an Exchange Offer is made for the RNB Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the RNB Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by CNC and RNB (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by CNC.

        (iv) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one-year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if RNB is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by RNB, the person merging into RNB or by any company which controls or is controlled by such merging person, as CNC may elect.

    (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to CNC equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by CNC.

    (g) RNB shall not enter into any transaction described in subsection (b) of this Section 9 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of RNB hereunder and take all other actions that may be necessary so that the provisions of this
Section 9 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

    10.  REPURCHASE AT THE OPTION OF CNC.

    (a) At the written request of CNC at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 10(d)), RNB shall repurchase from CNC the Option and, to the extent permitted by applicable law, all shares of RNB Common Stock purchased by CNC pursuant hereto with respect to which CNC then has Beneficial Ownership. The date on which CNC exercises its rights under this Section 10 is referred to as the "REQUEST DATE", and the Request Date must be no later than 12 months after the first occurrence of a Repurchase Event. Such repurchase shall be at an aggregate price (the "REPURCHASE CONSIDERATION") equal to the sum of:

        (i) the aggregate Option Price paid by CNC for any shares of RNB Common Stock acquired pursuant to the Option with respect to which CNC then has Beneficial Ownership;

        (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of RNB Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 9), multiplied by the number of shares of RNB Common Stock with respect to which the Option has not been exercised; and

       (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 9) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing has not occurred, payable) by CNC for each share of RNB Common Stock with respect to which the Option has been exercised and with respect to which CNC then has Beneficial Ownership, multiplied by the number of such shares; provided, that the amount calculated pursuant to clause (ii) and
    (iii) of this Section 10(a) shall not exceed $2,000,000.

    (b) If CNC exercises its rights under this Section 10, RNB shall, within ten business days after the Request Date, pay the Repurchase Consideration to CNC in immediately available funds, and contemporaneously with such payment CNC shall surrender to RNB the Option and the certificates evidencing the shares of RNB Common Stock purchased thereunder with respect to which CNC then has Beneficial Ownership, and CNC shall represent and warrant that it has sole record and Beneficial Ownership of such shares, that it has not granted any rights to purchase or otherwise acquire such shares to any person, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OCC or other regulatory authority is required in connection with the payment of all or any portion of the Repurchase Consideration, CNC shall have the ongoing option to revoke its request for repurchase pursuant to this Section 10, in whole or in part, or to require that RNB deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board, the OCC or any other regulatory authority disapproves of any part of RNB's proposed repurchase pursuant to this Section 10, RNB shall promptly give notice of such fact to CNC. If the Federal Reserve Board, the OCC or other regulatory agency prohibits the repurchase in part but not in whole, then CNC shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OCC or other regulatory agency, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and CNC shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 10(a)(ii) and the number of shares covered by the portion of the Option (if any) that has previously been repurchased. CNC shall notify RNB of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

    Notwithstanding anything herein to the contrary, all of CNC's rights with respect to any unexercised Options under this Section 10 shall terminate on the Expiration Date.

    (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of RNB Common Stock paid for any such share by the person or groups described in Section 10(d)(i), (ii) the price per share of RNB Common Stock received by holders of RNB Common Stock in connection with any merger or other business combination transaction described in Section 9(b)(i), (ii) or (iii) or (iii) the highest closing sales price per share of RNB Common Stock quoted on the Nasdaq National Market (or if RNB Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by CNC) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of RNB's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of RNB as determined in good faith by an independent national recognized investment banking firm selected by CNC and reasonably acceptable to RNB (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the RNB Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by CNC and reasonably acceptable to RNB, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, "REPURCHASE EVENT" shall occur if (i) any person (other than CNC or any Subsidiary or affiliate of CNC) shall have acquired Beneficial Ownership, or the right to acquire Beneficial Ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which Beneficially Owns or has the right to acquire Beneficial Ownership, of 50% or more of the then-outstanding shares of RNB Common Stock, (ii) any of the transactions described in Section 9(b)(i), 9(b)(ii) or 9(b)(iii) shall be consummated, or (iii) following an Exercise Event, CNC receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the exercise of the Option and purchase of the Option Shares will not be issued or granted.

    11.  DEFINITIONAL MATTERS.

    (a) Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

    (b) The following definitions shall have the meanings set forth herein.

    "ACQUISITION TRANSACTION" shall mean:

        (i) a merger, consolidation or similar transaction involving RNB or any of its Subsidiaries (other than internal transactions solely involving RNB and any of its wholly owned Subsidiaries);

        (ii) except as expressly permitted by the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of RNB or any of its Subsidiaries representing 50% or more of the consolidated assets of RNB and its Subsidiaries;

       (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of RNB or any of its Subsidiaries; or

        (iv) the acquisition by any person or group of persons (other than by CNC or any of its Subsidiaries or affiliates) of Beneficial Ownership of, or the right to acquire beneficial ownership of, 20% or more of the then-outstanding shares of RNB Common Stock.

    "PRELIMINARY ACQUISITION TRANSACTION" shall mean:

        (i) the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than CNC or any Subsidiary or affiliate of CNC) of, or the filing by any person (other than CNC or any Subsidiary or affiliate of CNC) of a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of RNB Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then-outstanding shares of RNB Common Stock (such an offer being referred to herein as a "TENDER OFFER" or an "EXCHANGE OFFER," respectively); or

        (ii) the shareholders of RNB shall have voted and failed to approve the Merger and the Merger Agreement at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Merger Agreement, or the withdrawal or modification of the recommendation of RNB's Board of Directors of the Merger and/or the Merger Agreement that the shareholders of RNB approve the Merger and Merger Agreement, in each case, after there shall have been a public announcement that any person (other than CNC or any Subsidiary of or affiliate CNC) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, the Change in Bank Control Act of 1978, or any other federal or state banking law or regulation, for approval to engage in an Acquisition Transaction.

    "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWNS" shall be defined by, or have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

    "EXERCISE EVENT" means the (i) occurrence of an Acquisition Transaction;
(ii) the public authorization, recommendation or endorsement by RNB of an Acquisition Transaction; (iii) a public announcement by RNB of an intention to authorize, recommend or announce an Acquisition Transaction described in paragraphs (i) (ii) or (iii) of the definition of Acquisition Transaction; (iv) the entering into by RNB of any agreement with any person or group of persons to effect an Acquisition Transaction; or (v) the termination by RNB of the Merger Agreement pursuant to Section 8.1(i) thereof.

    "PERSON" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    "SPREAD VALUE" shall mean the difference between (i) the product of (1) the sum of the total number of Option Shares CNC (x) intends to purchase at a Closing pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option, and (2) the closing price of RNB Common Stock as quoted on the Nasdaq National Market on the last trading day immediately preceding the Closing Date, and (ii) the product of (1) the total number of Option Shares CNC (x) intends to purchase on the day of the Closing pursuant to the exercise of the Option and (y) previously purchased pursuant to the prior exercise of the Option and (2) the applicable Option Price of such Option Shares.

    12. CONSENTS. Each of the parties hereto will use its best efforts to consummate and make effective the transactions contemplated by this Agreement.

    13. FURTHER ASSURANCES. RNB and CNC will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    14.  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement and the Merger Agreement
(a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto and (c) shall not, without the express written consent of the other party hereto, be assigned by operation of law or otherwise; provided, however, that CNC may assign its rights and obligations to any wholly owned Subsidiary of CNC, but such assignment shall not relieve CNC of its obligations hereunder if such assignee does not perform such obligations.

    15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement or of any provision of the Merger Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

    16. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

                                          If to CNC:

                                          City National Corporation
                                          400 North Roxbury Drive
                                          Beverly Hills, California 90210-5021

                                          Telecopy No. (310) 888-6704
                                          Attention: Frank P. Pekny

                                          with a copy to:

                                          City National Corporation
                                          400 North Roxbury Drive
                                          Beverly Hills, California 90210-5021

                                          Telecopy No. (310) 888-6232
                                          Attention: Richard H. Sheehan, Esq.

                                          If to RNB:

                                          Riverside National Bank
                                          3484 Central Avenue
                                          Riverside, California 92506

                                          Telecopy No. (909) 686-0135
                                          Attention: James A. Robinson

                                          With a copy to:
                                          Mayer Brown & Platt
                                          350 South Grand Avenue, 25th Floor
                                          Los Angeles, California 90071

                                          Telecopy No. (213) 625-0248
                                          Attention: James R. Walther, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    18. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    19. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person or any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    20. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. EXPENSES. Except as set forth in Section 5 hereof, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                CITY NATIONAL CORPORATION
                                a Delaware corporation

                                By:            /s/  RUSSELL GOLDSMITH
                                     ------------------------------------------

                                RIVERSIDE NATIONAL BANK
                                a national banking association

                                By:            /s/  JAMES A. ROBINSON
                                     ------------------------------------------

                                   APPENDIX D
                                  SECTION 215a

               SECTION 215a OF TITLE 12 OF THE UNITED STATES CODE

MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS

(a) APPROVAL OF COMPTROLLER, BOARD AND SHAREHOLDERS; MERGER AGREEMENT; NOTICE; CAPITAL STOCK; LIABILITY OF RECEIVING ASSOCIATION

    One or more national banking associations or one more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the character of the receiving association. The merger agreement shall--

        (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

        (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;

        (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

        (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(b)  DISSENTING SHAREHOLDERS

    If a merger shall be voted for at the called meetings by the necessary majorites of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be apporved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiveing association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)  VALUATION OF SHARES

    The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;

(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS; APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

    If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e) STATUS OF RECEIVING ASSOCIATION; PROPERTY RIGHTS AND INTERESTS VESTED AND HELD AS FIDUCIARY

    The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f)  REMOVAL AS FIDUCIARY; DISCRIMINATION

    Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(g)  ISSUANCE OF STOCK BY RECEIVING ASSOCIATION; PREEMPTIVE RIGHTS

    Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.

                                                                      APPENDIX E

        [LETTERHEAD]

                                                                October 14, 1996

The Board of Directors
Riverside National Bank
3484 Central Avenue
Riverside, CA 92506

Dear Sirs and Madams:

    City National Corporation ("City") and Riverside National Bank ("Riverside") have entered into an Agreement and Plan of Merger dated as of October 14, 1996 (the "Agreement") providing for the merger of Riverside with and into City National Bank (the "Merger"). Pursuant to the Agreement, each share of Riverside common stock, par value $1.25 per share ("Riverside Common Stock"), will be converted into $18.00 per share in cash, or, to the extent Riverside shareholders elect to receive some or all of the consideration in City common stock, par value $1.00 per share ("City Common Stock"), into approximately $18.00 in value of City Common Stock, subject to certain adjustments and limitations set forth in the Agreement. You have requested our opinion as to whether the consideration to be received by the holders of Riverside Common Stock is fair, from a financial point of view, to such holders.

    Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Riverside in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon consummation of the Merger. Alex. Brown regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry.

    In connection with this opinion, we have reviewed certain publicly available financial information concerning Riverside and City and certain internal financial analyses and other information furnished to us by Riverside and City. We have also held discussions with members of the senior management of Riverside and City regarding the business and prospects of their respective financial institutions. In addition, we have (i) reviewed the reported price and trading activity of the Riverside Common Stock and the City Common Stock, (ii) compared certain financial and stock market information of Riverside and City, respectively, with similar information of certain comparable companies whose securities are publicly traded, (iii) reviewed the Agreement, (iv) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (v) reviewed the potential pro forma impact of the Merger on City's financial condition, operating results and per share figures and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of Riverside and City (including, without limitation, projected cost savings from the Merger), we have assumed that such information reflects the best currently available estimates and judgments of the respective managements of Riverside and City as to the likely future financial performance of Riverside and City. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of Riverside or City, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

    Our opinion expressed herein was prepared for the use of the Board of Directors of Riverside and does not constitute a recommendation to Riverside's shareholders as to how they should vote at the shareholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the holders of Riverside Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,
                                          ALEX. BROWN & SONS INCORPORATED

                                          By: /s/ JEAN-LUC SERVAT
                                          --------------------------------------
                                            Jean-Luc Servat
                                            Managing Director

                                   APPENDIX F
             RIVERSIDE NATIONAL BANK'S ANNUAL REPORT ON FORM 10-KSB
                      FOR THE YEAR ENDED DECEMBER 31, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   OFFICE OF THE COMPTROLLER OF THE CURRENCY

                             Washington, D.C. 20919

                            ------------------------

                                  FORM 10-KSB

                       ANNUAL REPORT UNDER SECTION 13 OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                            ------------------------

                            RIVERSIDE NATIONAL BANK

                  (Exact name of bank as specified in charter)

                         A National Banking Association

3484 Central Avenue, Riverside, California 92506                         95-2312456
(Address of principal executive office) (Zip code)                      (IRS Employer
Bank's telephone number, including area code (909) 276-8800          Identification No.)

                            ------------------------

Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock, Par Value $1.25

                                (Title of Class)

                            ------------------------

    Check whether the Bank (1) has filed all reports required to be filed by
Section 13 of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the Bank was required to file such reports), and
(2) has been subject to filing requirements for the past 90 days.

                             YES  /X/       NO  / /

    Check if no disclosure of delinquent filers in response to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of Bank's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB, or any amendment to this Form 10-KSB. / /

     Bank's revenues for fiscal year ended December 31, 1995: $19,305,000.

    As of February 29, 1996, the aggregate market value of the common stock held by non-affiliates of the Bank was approximately $22,479,000.

    Number of shares of Bank common stock outstanding as of February 29, 1996:
2,129,489

    The 1995 Annual Report to shareholders, a copy of which is attached hereto, is incorporated into Parts II and III of this Form 10-KSB.

    The Proxy Statement for the 1996 Annual Shareholders Meeting, to be mailed on or about April 11, 1996, is incorporated into Part III of this Form 10-KSB.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                     --------------------------------------------
                                                                      YEAR 1995      YEAR 1995    APRIL 11, 1996
ITEM                                                                  FORM 10KSB   ANNUAL REPORT  PROXY STATEMENT
-------------------------------------------------------------------  ------------  -------------  ---------------
                              PART I
 1.  Business......................................................      3-8           5, 20            --
 2.  Properties....................................................       7             --              --
 3.  Legal Proceedings.............................................       8             --              --
 4.  Submission of Matters to a Vote of Security Holders...........       8             --              --

                              PART II

 5.  Market for the Bank's Common Stock and Related Security Holder
    Matters........................................................      8-9          5-6, 37           --
 6.  Management's Discussion and Analysis of Financial Condition
    and Results of Operation.......................................       9            5-14             --
 7.  Financial Statements and Supplementary Data...................       9            15-34            --
 8.  Disagreements on Accounting and
    Financial Disclosure...........................................       9             --              --

                             PART III

 9.  Directors, Executive Officers, Promoters, and Control Persons;
    Compliance with Section 16(a) of the Exchange Act..............       10            --              4,8
10.  Executive Compensation........................................       10            --             11-20
11.  Security Ownership of Certain Beneficial Owners and
    Management.....................................................       10            --             9-10
12.  Certain Relationships and Related Transactions................       10            31              --
13.  Exhibits, Financial Statement Schedules and Reports of Form
    8-K............................................................       10            --              --

                                     PART I

ITEM L.  BUSINESS

GENERAL

    Riverside National Bank ("Bank") commenced business as a national banking association on March 2, 1965. The Bank and its operations are subject to federal and state laws applicable to national banks and to supervision and regular examinations by the Comptroller of the Currency ("Comptroller"). The Bank is also a member of the Federal Reserve System and has its deposits insured up to the applicable limits by the Federal Deposit Insurance Corporation. At December 31, 1995, the Bank had approximately $222 million in consolidated assets, $141 million in consolidated net loans and $198 million in consolidated deposits.

    The Bank's capital base, for the purpose of computing the legal lending limit, as of December 31, 1995, was $22,946,000. This figure includes Allowances for Loan and Lease Losses but excludes goodwill. This capital base will provide the Bank with lending limits of approximately $3,442,000 unsecured and an additional $2,295,000 for certain secured loans based upon federal law. This federal law mandates that the total loans and extensions of credit by a national banking association to a person outstanding at one time and not fully secured by collateral having a market value at least equal to the amount of the loan or extension of credit shall not exceed 15 percent of the unimpaired capital and unimpaired surplus of the association. In addition, the total loans and extensions of credit by a national banking association to a person outstanding at one time and fully secured by readily marketable collateral having a market value at least equal to the amount of the funds outstanding shall not exceed 10 percent of the unimpaired capital and unimpaired surplus of the association. The Bank's directors believe that this lending limit should be sufficient to meet the needs of most of the Bank's customers. If a customer requires, and qualifies for, more credit than the Bank can extend, the Bank will attempt to arrange to sell all, or a portion, of a prospective loan to another bank so as to accommodate the customer's credit needs while remaining within its legal lending limits.

    Approximately 32 percent of the Bank's deposits are non-interest bearing demand deposits and 68 percent are interest bearing time, savings and demand deposits as of December 31, 1995. Of its interest bearing time, savings and demand deposits, approximately 51 percent are interest bearing deposits without specified maturities or contractual provisions requiring advance notice to withdraw funds.

SUBSIDIARIES OF THE BANK

    The Bank has two subsidiaries: RNB Trust Deed Services, Inc. ("RNB Trust") and Inland Data Services, Inc. ("IDS"). The Bank owns 100% of the voting stock of RNB Trust, which had assets of $2,500 as of December 31, 1995. The Bank also owns 100% of the voting stock of IDS, which had assets of $766,000 as of December 31, 1995. Both subsidiaries are discussed further in the Bank Services section below.

BANK SERVICES

    The Bank, as an independent commercial bank, offers a full range of commercial banking services primarily to the business and professional community and individuals located in Riverside County.

    The Bank offers a wide range of deposit options. These include personal and business checking accounts and savings accounts, interest-bearing negotiable order of withdrawal ("NOW") accounts, money market accounts and time certificates of deposit. Most of the Bank's deposits are attracted from individuals and from small and medium-sized business-related sources. In addition, the Bank attracts some deposits from municipalities and other governmental groups.

    The Bank engages in the full complement of lending activities, including commercial and consumer loans, and short-term real estate loans, with particular emphasis on small and medium-sized professional firms, retail and wholesale outlets, and light manufacturing concerns. Consumer lending activities include loans for aircraft, automobiles and recreational vehicles, home improvements, debt consolidation and other personal needs. Real estate loans include secured short-term "swing" loans and construction loans. At December 31, 1995, commercial loans, real estate loans and consumer loans constituted approximately 30%, 62% and 8%, respectively, of the Bank's total loan portfolio.

    In the normal course of business, the Bank makes various commitments. At December 31, 1995, and 1994, commitments aggregated approximately $34.4 million and $35.2 million, respectively. As of December 31, 1995, management anticipates that 50% of these commitments will be exercised within 1996. See Note 9 of the Notes to the Bank's Consolidated Financial Statements.

    The Bank continues to actively offer the services of its Mortgage Loan and Appraisal Departments, and "RNB Trust". These departments and subsidiary were established in 1985. RNB Trust's services, which are provided to the Bank, include preparing and filing reconveyances and related documents and acting as trustee under deeds of trust executed in conjunction with the making of real estate loans by the Bank.

    Until June 30, 1994, IDS provided full financial computer processing services, primarily to the Bank. On July 1, 1994, IDS sold all of its assets, except for certain software, to Ideal Data Solutions ("Ideal"). The Bank now outsources its item processing needs to Ideal and data processing functions to FiServe. All of the accounts of IDS for 1995 are included in the consolidated financial statements of Riverside National Bank.

    The Bank also offers a wide range of specialized services designed to attract and service the needs of commercial customers and account holders. These services include cashier's checks, traveler's checks, money orders and foreign drafts. The Bank does not operate a trust department; however, it makes arrangements with its correspondent bank to offer trust services to the Bank's customers on request. Neither the Bank's business nor liquidity is seasonal, and there has been no material effect upon the Bank's capital expenditures, earnings or competitive position as a result of compliance with federal, state or local environmental regulation.

SOURCES OF BUSINESS

    Management obtains sufficient market penetration from existing customers, referrals, advertising and through the personal solicitation by the Bank's officers, directors and shareholders. All loan and business development officers are responsible for making regular calls on potential customers to solicit business and on existing customers to obtain referrals. Promotional efforts are directed toward residents and small-to-medium sized businesses. The Bank's customers are able to deal with bankers who have commercial and real estate loan experience, lending authority, and the time to quickly and competently serve customer banking needs.

    The risk of nonpayment (or deferred payment) of loans is inherent to banking and the lending of money. The Bank's marketing focus, directed toward local residents and small-to-medium sized businesses, may, however, involve certain lending risks not inherent in loans to larger companies. The smaller companies may have shorter operating histories, less sophisticated internal record keeping and financial planning capabilities, and greater debt-to-equity ratios.

    Management of the Bank carefully evaluates all loan applicants and attempts to minimize its credit risk exposure by use of thorough loan application, underwriting and approval procedures.

    It is the policy of the Bank to offer loans on fair and equitable terms to all credit worthy borrowers without regard to sex, marital status, race, color, religion, national origin, handicap, age (provided the applicant has the capacity to enter into a binding contract), receipt of income derived in whole or in part from public assistance programs, or the fact that the applicant may have in good faith exercised any right under the Consumer Protection Act. The Bank's primary consideration in extending credit is the creditworthiness of the applicant.

    Most of the Bank's business originates from within Riverside County. The Bank's primary business is community-based commercial banking, serving small-to-medium size businesses, professionals, retired individuals, employees and residents in the Riverside area, plus real estate owners throughout the Inland Empire and Orange County.

COMPETITION

    The banking business in California generally, and in the Bank's market areas specifically, is highly competitive with respect to both loans and deposits. The Bank competes for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than the Bank. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the advent of interstate banking, bank holding companies headquartered outside of California may enter the California market and provide further competition for the Bank.

    Many of the major commercial banks operating in the Bank's market areas offer certain services, such as trust and international banking services, which the Bank does not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve the needs of larger customers. Among the advantages which major insured depository institutions have over the Bank are their abilities to: finance extensive advertising campaigns; allocate their investment assets to regions of highest yield and demand; offer certain services (such as trust and international banking services) which are not offered directly by the Bank; access to international money markets, and; offer loans with substantially higher limits than the Bank.

    In addition to competition from insured depository institutions, principal competitors for deposits and loans have been mortgage brokerage companies, insurance companies, brokerage houses, credit card companies, and even retail establishments offering new investment vehicles such as money market funds, mutual funds, as well as traditional bank-like services such as check access to money market funds, or cash advances on credit card accounts.

GOVERNMENT SUPERVISION AND REGULATION

    As a national bank, the Bank is subject to supervision and examination by the Comptroller of the Currency ("OCC"). The Bank is insured by, therefore subject to regulations of, the Federal Deposit Insurance Corporation ("FDIC"). The Bank is also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be made, limitations on the types of investments that may be made and services that may be offered, and restrictions on locations of branch offices. Numerous consumer laws and regulations also affect the operations of the Bank including, among others, disclosure requirements, and limitations with respect to deposit accounts. The banking agencies, together with the Departments of Justice and Housing and Urban Development, have announced that they intend to enforce more rigorously compliance with the Community Reinvestment Act and antidiscrimination and other fair lending laws and regulations.

    DIVIDENDS

    As a national bank, the Bank is subject to restrictions on its ability to pay dividends. In general, the Bank may pay dividends out of its net profits. However, the Bank may not, without the prior approval of the Comptroller, pay dividends in any calendar year in excess of net profits for that year and retained net profits from the two preceding years. Under such restrictions as of December 31, 1995, the Bank was able to pay dividends of $.365 per share to its stockholders. In addition, the Comptroller and the FDIC have authority to prohibit banks from engaging in unsafe or unsound practices in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice, and the regulatory agencies have indicated their view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of the Bank to pay dividends in the future is presently, and could be further, influenced, among other things, by applicable capital guidelines or by bank regulatory and supervisory policies. (See Part II, Item 5, "Dividends".)

    FDIC ASSESSMENTS

    In late 1995, the FDIC reduced the amount of assessments paid by individual insured depository institutions retroactive to May 1995. The assessment amount is based on relative risk as measured by regulatory capital ratios and certain other factors. Current regulations provide for a minimum assessment of $500 per quarter, and a maximum of 27 cents per $100 of eligible deposits. A significant increase in the assessment rate or a special additional assessment with respect to insured deposits could have an adverse impact on the results of operations and capital levels of the Bank.

    CAPITAL ADEQUACY

    The Comptroller has adopted risk-based capital adequacy guidelines for national banks. Under the guidelines, "Tier 1 capital" and "total capital," as a percentage of risk-weighted assets and certain off-balance sheet instruments, must be at least 4% and 8%, respectively.

    The Comptroller has also imposed a minimum leverage ratio of Tier 1 capital to adjusted total assets equal to at least 3%. However, banks that do not meet certain criteria (including excellent asset quality, high liquidity, low interest rate exposure, good earnings, and having the highest regulatory rating), as well as banks with supervisory, financial or operational weaknesses or experiencing or anticipating significant growth, are expected to maintain a Tier l capital to adjusted total assets ratio equal to at least 4%.

    At December 31, 1995, the Bank had the following capital ratios: total capital to risk-weighted assets 13.09%; Tier 1 capital to risk-weighted assets 11.84%; and leverage ratio 9.52%.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") required each federal banking agency, including the Comptroller, to revise its risk-based capital standards within 18 months of the enactment of the statute into law on December 19, 1991 in order to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risk of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. In August 1992, the Comptroller, the Federal Reserve Board and the FDIC issued a joint advance notice of proposed rulemaking, soliciting comments on a proposed framework for implementing these revisions. Based on comments received, the federal banking agencies in September 1993 issued proposed rules whereby exposures to interest rate risk would be measured as the effect that a specified change in market interest rates would have on the net economic value of a bank. This economic perspective considers the effect that changing market interest rates may have on the value of a bank's assets, liabilities, and off-balance-sheet positions. The banking agencies propose to measure an institution's exposure using either a standardized, supervisory model or each bank's own internal model. In either case, the results could be used in one of two ways when assessing capital adequacy for interest rate risk. One approach would be to reduce an institution's risk-based capital ratios by an amount based on the level of measured risk. The other would be to use the measured exposure as only one of several factors in assessing the need for capital. The Bank cannot assess at this point the impact the proposals would have on its capital requirements. Additional proposals, including proposals which concern the risks of credit concentrations and nontraditional activities, are currently pending, and there is no assurance that the adoption of these or other proposals implementing FDICIA will not increase the Bank's capital requirements.

    PROMPT CORRECTIVE ACTION

    The Comptroller and the other federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized". Under regulations adopted by the Comptroller and the other federal banking agencies, a bank is considered "well capitalized" if it has (i) a total risk-based capital ratio of 10% or greater, (ii) a Tier 1 risk-based capital ratio of 6% or greater, (iii) a leverage ratio of 5% or greater, and
(iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. At December 31, 1995, the Bank exceeded the required ratios for classification as "well capitalized."

    Generally, as an institution is deemed to be less than well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things: requiring an insured financial institution to adopt a capital restoration plan; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval.

    GOVERNMENTAL POLICIES

    The operations of financial institutions may be affected by legislative changes. For example, Congress is presently considering various administration proposals, including proposals to consolidate the bank regulatory agencies and to amend various consumer protection laws. In addition, Congress is considering various issues relating to the separation of banking and commerce including, for example, banks' mutual fund activities. Financial institutions' operations also may be affected by the policies of various regulatory authorities. In particular, banks are affected by the credit policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are: open market operations in U.S. Government securities; changes in the discount rate on bank borrowings; and changes in reserve requirements on bank deposits.

    These instruments of monetary policy are used in varying combinations to influence the overall level of bank loans, investments and deposits, the interest rates charged on loans and paid for deposits, the price of the dollar in foreign exchange markets, and the level of inflation. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banking institutions in the past and are expected to continue to do so in the future. It is not possible to predict the nature of future changes in monetary and fiscal policies, or the effect that they may have on the Bank's business and earnings.

EMPLOYEES

    At December 31, 1995, the Bank employed a total of 150 employees, including 113 full-time employees, equaling 129.3 full-time equivalent employees.

ITEM 2.  PROPERTIES

    The Bank currently has four banking offices: the Main Office, located at 3484 Central Avenue, Riverside, California, 92506; the University Branch, located at 1485 University Avenue, Riverside, California, 92507; the Arlington Branch, located at 10725 Magnolia Avenue, Riverside, California, 92505; and the Magnolia Branch, located at 6814 Magnolia Avenue, Riverside, California, 92506.

    The principal executive offices and main office of the Bank are owned by the Bank and are located at 3484 Central Avenue, Riverside, California. The Bank occupies the premises for its Arlington Office under a lease expiring August 28, 2009. The Bank owns its University and Magnolia Branch offices and property adjacent to the University Branch office for future expansion of that facility.

    The Bank's total occupancy expense, exclusive of furniture and equipment expense, for the year ended December 31, 1995, was approximately $1.01 million. Management believes that its existing and proposed facilities are adequate for its present purposes and anticipated growth in the foreseeable future. For additional information concerning properties, see Notes 6 and 9 of Notes to the Bank's Consolidated Financial Statements.

ITEM 3.  LEGAL PROCEEDINGS.

    Management is not aware of any material pending legal proceeding to which it is a party, other than ordinary, routine litigation incidental to the business of banking.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    No matters were submitted to a vote of the security holders during the fourth quarter of 1995.

                                    PART II

ITEM 5.  MARKET FOR THE BANK'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS.

MARKET INFORMATION

    As of February 29, 1996, 2,129,489 shares of the Bank's Common Stock were outstanding. The Bank's common stock is traded on the NASDAQ National Market System, under the symbol RNRC. An average of 49,148 shares of the Bank's common stock traded per month during 1995. The following investment firms make a market in the Bank's common stock:

Keefe, Bruyette and Woods, Inc.           J. Alexander Securities, Inc.
2 World Trade Center, 85th Floor          523 West Sixth Street, Ste. 606
New York, NY 10048                        Los Angeles, CA 90014

Hoefer and Arnett, Inc.                   GBS Financial Corporation
353 Sacramento Street, 10th Floor         2909 Community Avenue
San Francisco, CA 94111                   La Crescenta, CA 91214

    The high and low bid quotations for the Bank's common stock for each full quarterly period for fiscal years 1994 and 1995 are listed in the chart below:

QUARTER ENDING                               HIGH         LOW
----------------------------------------  ----------   ----------
 3/31/94................................   6 3/4        5 3/4
 6/30/94................................   7 5/8        5 3/4
 9/30/94................................   8 3/4            7
12/31/94................................   8 1/2        6 3/4
 3/31/95................................   8 3/4        6 3/4
 6/30/95................................  10 3/4        8 1/4
 9/30/95................................  13 3/4        9 5/8
12/31/95................................  13 7/8           13

HOLDERS

    The number of holders of record of the Bank's common stock was 1,192 as of December 31, 1995.

DIVIDENDS

    The Bank paid cash dividends of $.365 per share in 1995, and no cash dividends in 1994. Any future dividends will be determined by the Board of Directors subject to limitations, if any, imposed by the Office of the Comptroller of Currency (OCC) after consideration of numerous factors including, but not limited to, earnings and financial condition of the Bank and the capital needs for growth and expansion.

    Subsequent to December 31, 1995, the Bank declared a cash dividend of $.12 per share on January 17, 1996.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

    Management's discussion and analysis of the financial condition and results of operations is set forth in the Bank's 1995 Annual Report to shareholders, attached hereto and incorporated by this reference, at pages 5 through 14.

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    The Bank's consolidated financial statements, schedules, and notes to consolidated financial statements for the year ended December 31, 1995, are set forth in the Annual Report to shareholders, attached hereto and by this reference made a part hereof, at pages 16 through 34. The "Independent Auditor's Report" for the years ended December 31, 1995, and 1994 is set forth in the Annual Report to shareholders, attached hereto and by this reference made a part hereof, at page 15, and at page 18 of this Form 10-KSB.

ITEM 8.  DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    None.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

    Information on the Bank's directors and executive officers, and Compliance with Section 16(a) of the Exchange Act is found in the Proxy Statement for the 1996 Annual Shareholders Meeting, ("Proxy Statement") expected to be mailed by April 11, 1996, those parts of which are incorporated by this reference and made a part thereof.

ITEM 10.  EXECUTIVE COMPENSATION.

    Information on executive officers' compensation is found in the Proxy Statement, those parts of which are incorporated by this reference and made a part thereof.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The Proxy Statement contains a table disclosing the security ownership of certain beneficial owners and managment. That section of the Proxy Statement is incorporated by this reference and made a part hereof.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Note 12 of the Notes to the Bank's Consolidated Financial Statements contained in the 1995 Annual Report to Shareholders, a copy of which is attached hereto, and that portion of which is incorporated by this reference, discusses the Bank's loans and other transactions with related parties.

    The legal fees, referenced in Footnote 12, were paid to a law firm of which Bank Chairman of the Board of Directors Everett L. Spriggs is managing partner, and were for legal services provided to the Bank.

ITEM 13.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

A.  THE FOLLOWING DOCUMENTS ARE FILED AS PART OF THIS FORM 10-KSB:

    1.  FINANCIAL STATEMENTS

    The following financial statements of the Bank and the Auditor's Report thereon included in the Bank's 1995 Annual Report to shareholders are attached hereto and incorporated by this reference. Page number references are to the Bank's Annual Report to shareholders.

                                                                          PAGE(S)
                                                                          ------
The Independent Auditor's Report (Also included at page 18 of this Form     15
  10-KSB)...............................................................

Consolidated Balance Sheets-December 31, 1995 and 1994..................    16

Consolidated Statements of Income for the years ended December 31, 1995     17
  and 1994..............................................................

Consolidated Statements of Changes in Stockholders' Equity for the years    18
  ended December 31, 1995 and 1994......................................

Consolidated Statements of Cash Flows for the years ended December 31,      19
  1995 and 1994.........................................................

Notes to Consolidated Financial Statements..............................  20-34

    2.  EXHIBITS

    The following is a list of those exhibits filed as part of this Form 10-KSB.

2.1        Articles of Association, and amendments thereto.............................          *

2.1.1      Articles Amendment dated September 21, 1994.................................          +

2.2        Bylaws, and amendments thereto..............................................          *

2.2.9      Bylaws amendment dated February 15, 1995....................................         16

5.1.3      1991 Stock Option Plan......................................................         **

5.1.4      1994 Stock Option Plan......................................................          +

5.2        Riverside National Bank Profit Sharing Plan, as amended.....................          *

5.2.1      Riverside National Bank 401(k) Profit Sharing Plan..........................          +

5.4        Riverside National Bank Deferred Compensation Arrangement...................          +

23         Consent of Independent Auditor's............................................         17

------------------------

 * Filed as Exhibits 2.1, 2.2 and 5.2 to the Annual Report on Form F-2 for the fiscal year ended December 31, 1989 which are incorporated herein by this reference.

** Filed as Exhibit 5.1.3 to the Annual Report on Form F-2 for the fiscal year ended December 31, 1991 which is incorporated herein by this reference.

 + Filed as Exhibits 2.1.1, 5.1.4, 5.2.1 and 5.4 to the Annual Report on Form
   10-K for the fiscal year ended December 31, 1994 which is incorporated herein by this reference.

B.  REPORTS FILED ON FORM 8-K:

    The Bank filed one report on Form 8-K on October 18, 1995, in connection with a cash dividend of $.12 per share approved by the Bank's Board of Directors on October 18, 1995. This cash dividend, payable to shareholders of record November 1, 1995, was paid November 15, 1995.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          RIVERSIDE NATIONAL BANK

DATE: March 20, 1996            BY: /s/ JAMES A. ROBINSON
                                    ------------------------------------------
                                    James A. Robinson
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacity and on the date indicated.

           SIGNATURES                       TITLE                   DATE
--------------------------------  --------------------------  -----------------

     /s/ EVERETT L. SPRIGGS
--------------------------------  Chairman of the Board and        3-20-96
       Everett L. Spriggs           Director

    /s/ MARYANN ARCHAMBAULT
--------------------------------  Director                         3-20-96
      Maryann Archambault

     /s/ GEORGE R. FREEMAN
--------------------------------  Director                         3-20-96
       George R. Freeman

    /s/ DOLORES M. MAGNUSON
--------------------------------  Director                         3-20-96
      Dolores M. Magnuson

     /s/ JAMES A. ROBINSON
--------------------------------  President, Chief Executive       3-20-96
       James A. Robinson            Officer and Director

       /s/ LEON SIGERMAN
--------------------------------  Director                         3-20-96
         Leon Sigerman

     /s/ JEROME H. THOMPSON
--------------------------------  Director                         3-20-96
       Jerome H. Thompson

      /s/ ROY E. WHITEHEAD
--------------------------------  Director                         3-20-96
        Roy E. Whitehead

       /s/ JERRY THINNES          Senior Vice President and
--------------------------------    Principal Financial            3-20-96
         Jerry Thinnes              Officer

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Riverside National Bank
Riverside, California

    We consent to the incorporation by reference in the Form 10-KSB of Forms S-8, dated August 8, 1995 and December 18, 1995, with respect to the financial statements of Riverside National Bank and subsidiaries, incorporated by reference in the Annual Report on Form 10-KSB as of and for the years ended December 31, 1995 and 1994.

                                          /s/ McGladrey & Pullen, LLP

Riverside, California
March 20, 1996

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS FROM PAGES 5-14 OF
                 THE RIVERSIDE NATIONAL BANK 1995 ANNUAL REPORT

                                    OVERVIEW

    Riverside National Bank, a national banking association, was founded in March of 1965. The Bank is a full service commercial bank which provides a broad range of services through its four banking offices in Riverside, California. The Bank's primary investment vehicle is its loan portfolio. Investment securities and short term investments are secondary investment vehicles which provide liquidity while earning a return on funds which are not currently employed in the loan portfolio. Funding of the Bank's assets consists almost entirely of retail and business deposits.

    The Bank's loan portfolio consists of commercial loans and lines of credit, real estate construction financing, commercial and residential real estate loans, and consumer loans and credit lines. The commercial loan portfolio consists of loans to small and medium sized businesses, most of which are located or headquartered in Riverside County. The real estate loan portfolio consists of loans to businesses and individuals to finance real estate and loans for other purposes secured by real estate. The majority of those loans are for terms of five years and are amortized over periods from twenty to thirty years with balloon payoffs. The consumer loan portfolio consists mostly of loans to individuals for aircraft financing and for home equity loans and lines of credit.

    Riverside National Bank offers a wide variety of deposit products, including regular and interest bearing checking accounts, money market savings accounts, savings accounts, and certificates of deposit. The Bank is relationship oriented, focusing on providing a complete package of business and retail banking services to its customers. This focus provides a stable base of funding for the Bank's assets and reduces fluctuations in periods of changing interest rates. The Bank does not employ brokered deposits in its deposit portfolio.

    The following discussion presents financial data and other information regarding the Bank. Most dollar amounts have been rounded to three significant digits, with some amounts rounded to higher precision when appropriate. Interest rates are expressed to the nearest one hundredth of a percent. Percentage changes are rounded to the nearest one tenth of a percent and are often computed from numbers rounded with more precision than those presented here.

    The Bank recorded net income of $2.63 million, or $1.19 per share, for the year ended December 31, 1995, an increase of 94%, or $1.28 million, over net income of $1.35 million, or $0.64 per share, recorded in 1994. Return on average assets (ROA) was 1.24% for the year ended December 31, 1995, compared to 0.66% for the year ended December 31, 1994. Return on average equity (ROE) was 13.38% for the year ended December 31, 1995, compared to ROE of 7.53% in 1994.

    Total assets were $222 million at December 31, 1995, an increase of 9.3% compared to $203 million a year earlier. Total deposits increased 8.8% from $182 million at December 31, 1994, to $198 million at December 31, 1995. Total loans were $144 million at December 31, 1995, an increase of 5.0% from $137 million a year earlier.

    The Bank's total shareholders' equity at December 31, 1995 was $21.2 million, up 15.5% from the $18.4 million reported a year earlier. Total qualifying capital at year end 1995 was $22.5 million yielding a ratio of total qualifying capital to risk weighted assets of 13.09%, well above the 10% standard set by the Comptroller of the Currency to be considered a well capitalized bank.

    Common stock of Riverside National Bank is traded on the NASDAQ National Market System under the trading symbol RNRC. The average number of shares of the Bank's stock traded per month during 1995 was 49,148. As of December 31, 1995, there were approximately 1,100 holders of record of the Bank's common stock.

                             RESULTS OF OPERATIONS

NET INTEREST INCOME

    Net interest income is the difference between the Bank's total interest revenue, consisting of interest earned on its loans, securities and other earning assets, and the Bank's total interest expense, consisting of interest accrued on deposits and other interest bearing liabilities. Net interest income was $11.43 million in 1995, compared to $10.10 million in 1994. An analysis of the Bank's average balance sheet, net interest income and interest yields appears in Schedule III.

                                  SCHEDULE III
  ANALYSIS OF AVERAGE BALANCE SHEET, NET INTEREST INCOME, AND INTEREST YIELDS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                         1995                          1994
                                                              ---------------------------   ---------------------------
                                                              AVERAGE                TE     AVERAGE                TE
                                                              BALANCE   INTEREST   YIELD    BALANCE   INTEREST   YIELD
                                                              --------  --------   ------   --------  --------   ------
Assets
  Investment Securities
    Taxable.................................................  $ 38,964  $  2,494   6.40%    $ 32,480  $  1,782   5.49%
    Tax exempt..............................................         0         0    N/A            0         0    N/A
  Bank Certificates of Deposit..............................         0         0    N/A        3,893        99   2.54%
  Federal Funds Sold........................................     9,950       572   5.75%       6,156       262   4.26%
  Gross Loans (1)...........................................   134,852    13,354   9.91%     132,709    11,723   8.85%
                                                              --------  --------   ------   --------  --------   ------
  Total Earning Assets......................................   183,766  $ 16,420   8.94%     175,238  $ 13,866   7.92%
                                                              --------  --------   ------   --------  --------   ------
                                                                        --------   ------             --------   ------
  Total Non-Earning Assets..................................    27,334                        28,375
                                                              --------                      --------
  Total Assets..............................................  $211,100                      $203,613
                                                              --------                      --------
                                                              --------                      --------

Liabilities and Stockholders' Equity
  Demand Deposits...........................................  $ 55,010                      $ 56,099
  Savings Deposits..........................................    73,495  $  1,707   2.32%      70,434  $  1,560   2.21%
  Time Deposits.............................................    59,333     3,198   5.39%      53,472     2,144   4.01%
                                                              --------  --------   ------   --------  --------   ------
  Total Deposits............................................   187,838     4,905   2.61%     180,005     3,704   2.06%
                                                              --------  --------   ------   --------  --------   ------
  Other Borrowings..........................................     1,566        83   5.30%       1,557        59   3.79%
                                                              --------  --------   ------   --------  --------   ------
  Interest Bearing Liabilities..............................   134,394  $  4,988   3.71%     125,463  $  3,763   3.00%
                                                              --------  --------   ------   --------  --------   ------
                                                                        --------   ------             --------   ------
  Other Liabilities.........................................     2,062                         4,072
  Stockholders' Equity......................................    19,634                        17,979
                                                              --------                      --------
  Total Liabilities and Stockholders' Equity................  $211,100                      $203,613
                                                              --------                      --------
                                                              --------                      --------
  Net Interest Income.......................................            $ 11,432                      $ 10,103
  Net Interest Spread (TE)..................................                       5.23%                         4.92%
  Net Interest Margin (TE)..................................                       6.23%                         5.78%

------------------------

(1) Nonaccrual loan balances are included in the average balances. Interest on nonaccrual loans is included to the extent recognized on the Bank's financial statements.

Note: TE refers to yields that have been adjusted to present tax exempt income at the fully taxable equivalent yield.

    Schedule IV presents the Bank's interest variances for the years ended December 31, 1995 and 1994. Increases in yields on loans accounted for the majority of the $1.63 million increase in interest revenues on loans. The reference rate, the index which controls most of the Bank's variable rate loans, averaged 8.83% during 1995 compared to 7.14% in 1994. Increases in both the volume of and yields on the Bank's investments contributed an additional $923 thousand to the increase in net interest income. Those increases were partially offset by increases in interest expense of $901 thousand due to higher deposit rates and $324 thousand due to increases in the level of interest bearing liabilities.

    Net interest income increased in 1994 compared to 1993 primarily due to increases in interest rates and secondarily to reductions in the levels of nonperforming assets.

                                  SCHEDULE IV
                         INTEREST VARIANCE ANALYSIS (1)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                               1995 COMPARED TO 1994    1994 COMPARED TO 1993
                                                              -----------------------  -----------------------
                                                              TOTAL    TOTAL   TOTAL   TOTAL    TOTAL   TOTAL
                                                              VOLUME    RATE   CHANGE  VOLUME   RATE    CHANGE
                                                              ------   ------  ------  ------   -----   ------
Increase (Decrease) due to:
Interest Revenues:
  Taxable Investment Securities.............................   $388    $  324  $  712   $ 25    $  73    $ 98
  Tax Exempt Investment Securities..........................      0         0       0     (5)       0      (5)
  Bank Certificates of Deposit..............................    (99)        0     (99)   (36)      (2)    (38)
  Federal Funds Sold........................................    198       112     310     (2)      83      81
  Loans.....................................................    192     1,439   1,631    144      337     481
                                                              ------   ------  ------  ------   -----   ------
                                                               $679    $1,875  $2,554   $126    $ 491    $617
Interest Expense:
  Savings Deposits..........................................   $ 69    $   78  $  147   $(12)   $ (71)   $(83)
  Time Deposits.............................................    255       799   1,054     12       93     105
  Other Borrowings..........................................      0        24      24      1       17      18
                                                              ------   ------  ------  ------   -----   ------
                                                               $324    $  901  $1,225   $  1    $  39    $ 40
                                                              ------   ------  ------  ------   -----   ------

Net Interest Income.........................................   $355    $  974  $1,329   $125    $ 452    $577
                                                              ------   ------  ------  ------   -----   ------
                                                              ------   ------  ------  ------   -----   ------

------------------------

(1) The change in net interest income attributable to simultaneous changes in both volume level and net interest spread was allocated to the two factors on a pro rata basis.

NONINTEREST INCOME

    Total noninterest income totaled $2.89 million in 1995, a decrease of $300 thousand, or 9.4%, from $3.19 million in the prior year. Loan fees and servicing fees relating to FNMA loans decreased by $237 thousand. That decrease was due to a soft market for mortgage refinancing which resulted from interest rate and real estate market conditions. Revenues relating to other real estate owned
(OREO) declined $234 thousand from 1994 levels. OREO revenues relate primarily to gains on the sale of properties acquired through foreclosure. Those effects were partially offset by increases in legal settlements from $274 thousand in 1994 to $460 thousand in 1995.

NONINTEREST EXPENSE

    The Bank's total noninterest expense declined $862 thousand, or 7.9%, to $10.09 million for the year ended December 31, 1995. Salaries and benefits declined $488 thousand and occupancy and equipment expenses declined $171 thousand in comparison with the prior year. The outsourcing of data processing services contributed savings of $371 thousand and $224 thousand, respectively, to those categories of expense. The remaining savings in salaries and benefits were derived primarily from the results of the reengineering project which was implemented in 1993 and 1994. The FDIC assessment decreased by $256 thousand in 1995 compared to the prior year. Based on the assessment rate announced by the FDIC, the assessment expense will decline by another $236 thousand in 1996. Consulting fees declined by $199 thousand in 1995. 1994 expense included consulting fees of $140 thousand for the reengineering project and $50 thousand in connection with the data processing conversion.

    Data processing expense increased by $279 thousand due to outsourcing, as data processing services are now paid to an outside provider. When personnel, occupancy, equipment and other costs associated with the former data processing subsidiary are considered, the outsourcing of data processing services has created a net annual savings to the Bank of over $300 thousand.

                              FINANCIAL CONDITION

    Riverside National Bank had total assets of $222 million at December 31, 1995. That figure represents an increase of 9.3% over total assets of $203 million on the same date in 1994. The Bank's deposit base was $16.1 million higher on the last day of 1995 when compared with the same date in 1994. $6.95 million of that increase was employed in the Bank's loan portfolio, while $9.00 million represented an increase in short term investments.

    The allowance for credit losses (ACL) was $2.59 million, or 1.80% of outstanding loans, at December 31, 1995, compared to $2.66 million, or 1.94% of outstanding loans, at year end 1994. Management believes that the ACL at December 31, 1995 is adequate to provide for the losses inherent in the portfolio at that date.

LIQUIDITY AND INTEREST RATE RISK MANAGEMENT

    In the regular course of business the Bank must ensure that sufficient liquid funds are available to meet customer needs for borrowing and deposit withdrawals. Liquidity is managed through various methods, including monitoring the Bank's level of liquid assets as a percentage of deposits, liabilities and assets, and by forecasting the Bank's future funding sources in relation to known and potential liquidity needs. At the end of 1995, the Bank had a ratio of gross loans to total deposits of 72.6%, compared to 75.2% a year earlier. Cash, cash equivalents, and unpledged securities represented 26.9% of assets at December 31, 1995, compared to 22.3% a year earlier.

    Interest rate risk management is the process of measuring and managing the Bank's exposure to fluctuations in market values of its assets and liabilities and especially to fluctuations in future net interest income levels that can result from changes in prevailing interest rates. Changes in the prevailing interest rates will not have an equal impact on interest income and interest expense due to several factors. Those factors include differences in the volume of interest sensitive assets and liabilities and the relative magnitude and timing of changes in rates on the various balance sheet components. The Bank attempts to match the repricing of assets and liabilities on the balance sheet to the extent possible. Management understands that risk is inherent in the business of banking. The process of interest rate risk management ensures that interest rate risk within the Bank's balance sheet is identified and is not excessive.

    Schedule V presents the interest rate sensitivity of all interest earning assets and interest bearing liabilities of the Bank as of December 31, 1995, along with the interval and cumulative gaps between the repricing of such assets and liabilities.

                                   SCHEDULE V
                           INTEREST RATE SENSITIVITY
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                             AT LEAST
                                                                AT LEAST      1 YEAR
                                                   UP TO        3 MONTHS      UP TO 5      5 YEARS
                                                 3 MONTHS     UP TO 1 YEAR     YEARS      AND OVER      TOTAL
                                               -------------  ------------  -----------  -----------  ----------
Interest Earning Assets:
  Securities and Fed Funds Sold..............  $    9,502      $   8,562    $  27,266    $     213    $   45,543
  Loans......................................      71,996         31,484       24,171       16,361       144,012
                                               -------------  ------------  -----------  -----------  ----------
    Total....................................  $   81,498      $  40,046    $  51,437    $  16,574    $  189,555
                                               -------------  ------------  -----------  -----------  ----------
Interest Bearing Liabilities:
  Time Deposits:
    TCD's Under $100,000.....................  $   16,135      $  15,583    $   4,379    $      18    $   36,115
    TCD's $100,000 and Over..................      17,115         11,010        1,987            0        30,112
  Savings....................................      15,979              0            0            0        15,979
  Money Market Accounts......................      27,806              0            0            0        27,806
  Now Accounts...............................      24,762              0            0            0        24,762
  TT&L Liability.............................         687              0            0            0           687
                                               -------------  ------------  -----------  -----------  ----------
      Total..................................  $  102,484      $  26,593    $   6,366    $      18    $  135,461
                                               -------------  ------------  -----------  -----------  ----------
                                               -------------  ------------  -----------  -----------  ----------
  Rate Sensitivity Gap
    Interval.................................  $  (20,986)     $  13,453    $  45,071    $  16,556
                                               -------------  ------------  -----------  -----------
                                               -------------  ------------  -----------  -----------
    Cumulative...............................  $  (20,986)     $  (7,533)   $  37,538    $  54,094
                                               -------------  ------------  -----------  -----------
                                               -------------  ------------  -----------  -----------
  Ratio of Cumulative Gap to Total Assets....       (9.44)%        (3.39)%      16.88%       24.32%
                                               -------------  ------------  -----------  -----------
                                               -------------  ------------  -----------  -----------

CAPITAL

    The maintenance of adequate capital is vital to the financial well being of the Bank. Capital facilitates growth and expansion and serves as a cushion against potential losses. The assessment of capital adequacy depends on a variety of factors, including the nature, mix and quality of assets, liquidity, stability and level of earnings, competitive forces, economic conditions, and the strength of management. Management believes the Bank's current capital position is strong and will support current business activity and future growth. Management has no plan for significant capital expenditures in 1996.

    Shareholders' equity totaled $21.2 million at December 31, 1995, up $2.84 million, or 15.5%, from $18.4 million at December 31, 1994. Net income of $2.63 million was the main component of the increase. Also, the Bank had an unrealized gain on its available for sale securities (net of the tax effect) of $450 thousand at year end compared to an unrealized loss of $427 thousand in 1994, yielding an increase in capital of $877 thousand. Approximately $224 thousand of that increase was due to the reclassification of securities from held to maturity status in December 1995. The payment of cash dividends totaling $771 thousand served to partially offset the increases in capital. At December 31, 1995, the Bank's tier 1 capital stood at $20.4 million yielding a ratio of core capital to risk weighted assets (RWA) of 11.84%, and total qualifying capital stood at $22.5 million yielding a ratio of total qualifying capital to RWA of 13.09%. The Bank's tier 1 leverage ratio was 9.52% on the same date. Those ratios were 11.17%, 12.42%, and 8.90% on the same date a year earlier.

INVESTMENT PORTFOLIO

    Management maintains the Bank's portfolio of investment securities with an emphasis on asset quality and liquidity. Bank policy prohibits the use of derivative investment products and sets strict limitations on investments in municipal bonds, bankers' acceptances, commercial paper and certificates of deposit. The use of mutual or other investment funds is allowed only if all of the underlying investments in the fund are in accordance with Bank policy. The Bank had no investments in any of the above assets at December 31, 1995.

    Management elected to reclassify all securities previously accounted for as held to maturity as available for sale in accordance with the issuance of Financial Accounting Standards Board Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities. That election, made in December 1995, increased the carrying value of the Bank's investment portfolio by $379 thousand before taxes. The distribution of the Bank's investment securities held as of December 31, 1995 and 1994 is presented on Schedule VI. A presentation which allocates the Bank's investment securities between available for sale and held to maturity at year end 1995 and 1994 appears in Note 3 of the notes to consolidated financial statements. A schedule of maturities of securities as of December 31, 1995 also appears in Note 3 of the notes to consolidated financial statements.

                                  SCHEDULE VI
                    CARRYING VALUE OF INVESTMENT SECURITIES
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                            1995       1994
                                                                          ---------  ---------
Investment Securities
  U.S. Treasury Securities..............................................  $  16,065  $  23,604
  U.S. Government Agency Obligations....................................     20,265     14,001
  Other.................................................................        213        220
                                                                          ---------  ---------
    Total Investment Securities.........................................  $  36,543  $  37,825
                                                                          ---------  ---------
                                                                          ---------  ---------

LOAN PORTFOLIO

    The year-end composition of outstanding loans by type of loan or borrower for the period 1991 through 1995 is presented in Schedule VII. In addition to loans outstanding, the Bank has commitments in the form of lines of credit and letters of credit. Lines of credit may either be revolving or non-revolving. Such commitments totaled $34.4 million at December 31, 1995, compared to $35.2 million on the same date in 1994.

    The loan portfolio contains about $36.7 million in fixed rate loans, $105.6 million in variable rate loans, and $2.3 million in loans which have been placed on nonaccrual status. Historically, the majority of the Bank's variable rate loans have been tied directly to Bank of America's prime rate (BofA prime). During 1995, Riverside National Bank adopted a new "reference rate". That rate is tied to the national prime rate as published in the Wall Street Journal (WSJ prime). The Wall Street Journal derives their rate based on the corporate rates posted by 75% of the nation's 30 largest banks. Virtually all of the Bank's new and renewing variable rate commercial loans are being tied to the Wall Street Journal rate. As of December 31, 1995, the Bank had $43 million in loans tied to the BofA prime and $27 million tied to the WSJ prime. The remaining $36 million in variable rate loans were tied to other money rates or to lagging prime indexes.

                                  SCHEDULE VII
                         COMPOSITION OF LOAN PORTFOLIO
                           FOR THE PERIOD 1991 - 1995
                             (DOLLARS IN THOUSANDS)

                                                                           AS OF DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1995        1994        1993        1992        1991
                                                       ----------  ----------  ----------  ----------  ----------
Real Estate Loans
  Construction.......................................  $   10,388  $    7,381  $    8,168  $   18,039  $   23,626
  Secured............................................      78,878      71,309      65,278      67,363      78,929
  Held For Sale......................................           0           0       3,736       1,813       3,671
                                                       ----------  ----------  ----------  ----------  ----------
                                                           89,266      78,690      77,182      87,215     106,226
Commercial, Industrial and Agricultural..............      43,868      45,605      46,070      27,613      15,680
Loans to Individuals.................................      11,481      13,333      16,419      23,310      27,568
Lease Financing Receivables..........................           0         232         713       2,106       3,415
Other Loans..........................................          33          12          14          34          41
                                                       ----------  ----------  ----------  ----------  ----------
  Total Loans........................................  $  144,648  $  137,872  $  140,398  $  140,278  $  152,930
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

DEPOSITS

    Information regarding average balances, interest expense, and average interest rates on the Bank's deposits is presented on Schedule III. Information regarding repricing of deposits appears in Schedule V. A schedule of the maturities of certificates of deposit $100 thousand and over appears in Note 7 of the notes to consolidated financial statements.

                                 RISK ELEMENTS

GENERAL

    The California economy has been in a recovery phase for the past two to three years. However, that recovery has been slow. The Inland Empire region has had particular difficulty recovering from the effects of reductions in government spending on defense, over-built commercial real estate, high housing costs, and relocations of businesses to other states. While there has been moderate economic growth and a decline in the unemployment rate, real estate values have continued to decline. The number of good credit opportunities for the Bank continues to be negatively impacted by the economic conditions.

    Management does not attempt to accurately predict the timing or duration of future economic conditions. They attempt to mitigate risk by using strict credit quality guidelines, diversifying the loan portfolio and limiting activities to industries where the Bank has the proper expertise to make informed credit decisions. However, due to the nature of community banking and the credit opportunities within the Inland Empire region, a certain level of credit concentration is unavoidable. The future performance of Riverside National Bank is largely dependent on the strength and vitality of the local real estate market and the local, statewide and national economies.

    The financial strength of the banking industry as a whole has improved markedly over the past two years. Banking industry profits are at record levels and the improvement in asset quality in the industry has prompted regulators of the BIF (Bank Insurance Fund) to make sharp reductions in FDIC assessment levels. Those reductions were made in September of 1995 and were retroactive to June 1, 1995.

NONPERFORMING LOANS

    Nonperforming loans include nonaccrual loans and loans which have become contractually past due for ninety days or more with respect to principal or interest. Schedule VIII presents the nonperforming assets of Riverside National Bank as of December 31 of each year from 1991 through 1995.

    It is the policy of the Bank to discontinue the accrual of interest income on loans for which reasonable doubt exists with respect to the timely collection of interest or principal due to the inability of the borrower to comply with existing loan repayment terms. Generally, this action is taken when the loans become past due by 90 days. However, loans may be placed on nonaccrual status either earlier or later when conditions warrant.

    The Bank employs one of two methods for recognition of interest on nonaccrual loans. The first method applies all monies received first to principal until all principal is recovered and is employed when full repayment of the loan is in question. Income is recognized to the extent that payments are received after all principal is recovered. The second method is used when the loan is well secured and payments are being received. It applies monies received first to unpaid interest due at the time of the payment, and second, to reduce the outstanding principal balance on the loan. In either method, interest is recognized only when received by the Bank.

    Management's placement of a loan on nonaccrual status does not necessarily indicate that the principal is uncollectible in whole or in part.

    The Financial Accounting Standards Board issued Statement No. 114, which was adopted by the Bank in 1995. That Statement created a category of loans called "impaired" loans. A loan is considered impaired when it is possible the creditor will be unable to collect the contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are required to be measured on the present value of expected cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair market value of the collateral if the loan is collateral dependent. An estimate of the potential impact of impaired credits on the Bank's allowance for credit losses (ACL) is made and used in the calculation of the sufficiency of the ACL. At December 31, 1995, the Bank identified loans totaling $983 thousand as impaired against which $206 thousand was included in the calculation of the sufficiency of the ACL at that date.

OTHER REAL ESTATE OWNED

    Other Real Estate Owned (OREO) represents real property which has been transferred to the Bank in satisfaction of loan obligations on which the property was used as collateral. Information regarding the levels of OREO at each of the past five year ends is presented on Schedule VIII. The Bank's policy regarding the disposition of OREO is to sell the properties as quickly as practical while minimizing any possible losses on the disposal of the properties. The net book value of OREO was $2.90 million at December 31, 1995 compared to $1.51 million a year earlier. Those values are net of allowances for losses on the disposal of properties of $476 thousand and $365 thousand, respectively. Such allowances were taken pursuant to appraisals or other indications of the market value of the assets subsequent to the time those assets were foreclosed upon.

                                 SCHEDULE VIII
                          NONPERFORMING LOANS AND OREO
                           FOR THE PERIOD 1991 - 1995
                             (DOLLARS IN THOUSANDS)

                                                                            AS OF DECEMBER 31,
                                                      ---------------------------------------------------------------
                                                         1995         1994         1993         1992         1991
                                                      -----------  -----------  -----------  -----------  -----------
Nonaccrual Loans....................................  $   2,329    $   2,933    $   3,033    $   5,152    $   1,029
Loans Past Due 90 Days or More and Still Accruing...        701           22        1,232        3,147            0
                                                      -----------  -----------  -----------  -----------  -----------
  Total Nonperforming Loans.........................      3,030        2,955        4,265        8,299        1,029
                                                      -----------  -----------  -----------  -----------  -----------
  % of Total Loans..................................       2.10%        2.15%        3.05%        5.93%        0.67%
                                                      -----------  -----------  -----------  -----------  -----------
Other Real Estate Owned.............................      2,901        1,512        3,840        3,525        2,250
                                                      -----------  -----------  -----------  -----------  -----------
  Total Nonperforming Assets........................  $   5,931    $   4,467    $   8,105    $  11,824    $   3,279
                                                      -----------  -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------  -----------
  % of Total Loans and OREO.........................       4.04%        3.22%        5.64%        8.24%        2.11%
                                                      -----------  -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------  -----------

LOAN CHARGE-OFFS AND PROVISION FOR CREDIT LOSSES

    The Bank recorded a provision for credit losses of $180 thousand in 1995 as compared to $270 thousand in 1994. Net charge-offs totaled $246 thousand in 1995 compared to $544 thousand in the prior year. Schedule IX presents the activity in the Allowance for Credit Losses from 1991 through 1995, showing the provisions, charge-offs and recoveries for each of those years.

                                  SCHEDULE IX
                   SUMMARY OF THE ALLOWANCE FOR CREDIT LOSSES
                           FOR THE PERIOD 1991 - 1995
                             (DOLLARS IN THOUSANDS)

                                               1995          1994          1993          1992          1991
                                           ------------  ------------  ------------  ------------  ------------
Total Loans at End of Period.............  $  144,012    $  137,129    $  139,953    $  139,937    $  152,886
                                           ------------  ------------  ------------  ------------  ------------
Average Total Loans Outstanding..........  $  134,852    $  132,709    $  131,048    $  143,353    $  157,386
                                           ------------  ------------  ------------  ------------  ------------
Allowance for Credit Losses (ACL) at
 Beginning of Period.....................  $    2,656    $    2,930    $    3,357    $    2,130    $    1,870
Provision for Credit Losses..............         180           270         1,257         2,030           340
Charge-offs:
  Business...............................          22           107           198            17            11
  Real Estate............................         267           478         1,367           710           127
  Consumer...............................          41            81           177           121            56
                                           ------------  ------------  ------------  ------------  ------------
Total Charge-offs........................         330           666         1,742           848           194
                                           ------------  ------------  ------------  ------------  ------------
Recoveries:
  Business...............................          20            66            18            21            15
  Real Estate............................          46            39            17             0            68
  Consumer...............................          18            17            23            24            31
                                           ------------  ------------  ------------  ------------  ------------
Total Recoveries.........................          84           122            58            45           114
                                           ------------  ------------  ------------  ------------  ------------
Net Loan Charge-offs.....................         246           544         1,684           803            80
                                           ------------  ------------  ------------  ------------  ------------
Allowance for Credit Losses (ACL) at End
 of Period...............................  $    2,590    $    2,656    $    2,930    $    3,357    $    2,130
                                           ------------  ------------  ------------  ------------  ------------
Net Charge-offs to Average Total Loans...        0.18%         0.41%         1.29%         0.56%         0.05%
ACL to End of Period Loans...............        1.80%         1.94%         2.09%         2.40%         1.39%
                                           ------------  ------------  ------------  ------------  ------------

ALLOWANCE FOR CREDIT LOSSES

    The allowance for credit losses (ACL) provides for the estimated risk of credit losses inherent in the lending activities of the Bank. The ACL is increased by the provision for credit losses and by recoveries on loans previously charged off. It is decreased by loan charge-offs as they are recognized. The adequacy of the ACL is ultimately determined by the amount of actual future losses sustained and there is, therefore, no precise method of determining the exact proper level of the ACL at any given time.

    Management assesses the adequacy of the ACL using a systematic and thorough analysis of a variety of portfolio quality factors. Changes in underwriting standards, staff and management were considered along with the estimated effects of changes in the local economy, concentrations of credit, projected losses and delinquent loan trends. These factors are used to adjust the risk weightings applied to the Bank's current problem loan portfolio and to the portfolio as a whole. Additionally, these quantitative factors are applied to an evaluation of the weighted average historical loss analysis. The above analysis and a comparison against peer group data is then used to make a final determination of the adequacy of the ACL.

    The Bank has also established internal credit underwriting policies and a loan approval system that provides a strong foundation to assess and control risk in the portfolio. It has also established a risk rating, or loan grading, system and a loan review program to identify and monitor problem loans and asset quality in a timely and accurate manner.

    Based on its analysis at December 31, 1995, management believes the ACL is adequate to cover losses inherent in loans and commitments outstanding at December 31, 1995.

CREDIT ADMINISTRATION

    Sound credit quality is vital to the continued success of a financial institution. It allows the Bank to maintain a stable positive income stream and is important with respect to attracting and retaining depositors and borrowing customers. Management has strict policies designed to assure credit quality and minimize the level of nonperforming loans and loan losses. The policies require prudent review of all new credits as well as ongoing reviews of the loans in the portfolio to identify and monitor possible deterioration in asset quality. In addition, the Bank utilizes an independent external credit review firm to validate the results of the Bank's self-evaluation process.

OFF-BALANCE SHEET CREDIT COMMITMENTS AND CONTINGENT OBLIGATIONS

    In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    The Bank had outstanding commitments to extend credit of $34.0 million and outstanding letters of credit of $412 thousand at December 31, 1995. Such commitments totaled $34.5 million and $643 thousand, respectively, at December 31, 1994. Additional information regarding commitments and contingencies is presented in Note 9 of the notes to consolidated financial statements which are included as part of this report.

EFFECTS OF INFLATION

    The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money due to inflation. There is a presentation of the fair value of the financial assets and liabilities of the Bank in Note 16 of the notes to consolidated financial statements.

    Virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on a financial institution's performance than the effect of general levels of inflation.

EFFECT OF ACCOUNTING PRONOUNCEMENTS

    In March 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Statement No. 121 will first be required for the

Bank's year ending December 31, 1996. Based on its preliminary analysis, the Bank does not anticipate that the adoption of Statement No. 121 will have a material impact on the financial statements.

    In May 1995, the FASB issued Statement No. 122, Accounting for Mortgage Servicing Rights, an Amendment of Financial Accounting Standards Board Statement No. 65. Statement No. 122 requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. Statement No. 122 will first be required for the Bank's year ending December 31, 1996. The Bank has not addressed the potential future impact of the application of this Statement.

    In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans such as a stock purchase plan. The statement generally suggests, but does not require, stock-based compensation transactions be accounted for based on the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. An enterprise may continue to follow the requirements of Accounting Principles Board (APB) Opinion No. 25, which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value at the measurement date. If an enterprise elects to follow APB Opinion No. 25, it must disclose the pro forma effects on the net income as if compensation were measured in accordance with the suggestions of Statement No. 123. The Bank has not determined if it will continue to follow APB Opinion No. 25 or follow the guidance of Statement No.
123. However, adoption of this pronouncement in 1996 is not expected to have a material impact on the financial statements.

      CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND NOTES THERETO FROM

         PAGES 16-34 OF THE RIVERSIDE NATIONAL BANK 1995 ANNUAL REPORT

                            RIVERSIDE NATIONAL BANK

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994
                                     ASSETS

                                                                                        1995            1994
                                                                                   --------------  --------------
Cash and cash equivalents, including $9,000,000 of federal funds sold in 1995
  (Note 2).......................................................................  $   32,462,000  $   16,830,000
Securities (Note 3)
  Held-to-maturity securities (fair value 1994 $17,862,000)......................        --            18,499,000
  Available-for-sale securities..................................................      36,543,000      19,326,000
Loans, net of allowance for credit losses and deferred loan fees 1995 $2,590,000
  and $636,000; 1994 $2,656,000 and $743,000, respectively (Notes 4, 5 and 12)...     141,422,000     134,473,000
Bank premises and equipment, net (Note 6)........................................       6,117,000       6,494,000
Other real estate owned, net (Note 5)............................................       2,901,000       1,512,000
Accrued interest receivable......................................................       1,823,000       1,668,000
Deferred tax assets (Note 8).....................................................         229,000         768,000
Income tax refund claim receivable...............................................          76,000       3,078,000
Other assets.....................................................................         818,000         811,000
                                                                                   --------------  --------------
      Total assets...............................................................  $  222,391,000  $  203,459,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits (Notes 3 and 7):
    Demand.......................................................................  $   63,646,000  $   56,917,000
    Savings and NOW..............................................................      68,547,000      67,027,000
    Other time...................................................................      66,227,000      58,421,000
                                                                                   --------------  --------------
      Total deposits.............................................................     198,420,000     182,365,000

  Other borrowed funds...........................................................         687,000       1,342,000
  Accrued interest payable and other liabilities.................................       2,068,000       1,377,000
                                                                                   --------------  --------------
      Total liabilities..........................................................     201,175,000     185,084,000
                                                                                   --------------  --------------
Commitments and Contingencies (Notes 9 and 11)

Stockholders' Equity (Notes 10 and 13)
  Common stock, $1.25 par value; 2,700,000 shares authorized.....................       2,649,000       2,683,000
  Additional paid-in capital.....................................................       4,323,000       4,520,000
  Retained earnings..............................................................      13,794,000      11,937,000
  Unrealized gain (loss) on available-for-sale securities, net (Note 3)..........         450,000        (427,000)
  Less cost of 41,000 common shares acquired for treasury........................        --              (338,000)
                                                                                   --------------  --------------
      Total stockholders' equity.................................................      21,216,000      18,375,000
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity.................................  $  222,391,000  $  203,459,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See Notes to Consolidated Financial Statements.

                            RIVERSIDE NATIONAL BANK

                       CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                         1995           1994
                                                                                     -------------  -------------
Interest income on:
  Loans............................................................................  $  13,354,000  $  11,723,000
  Securities.......................................................................      2,494,000      1,782,000
  Federal funds sold...............................................................        572,000        262,000
  Deposits in other financial institutions.........................................       --               99,000
                                                                                     -------------  -------------
    Total interest income..........................................................     16,420,000     13,866,000
                                                                                     -------------  -------------
Interest expense on:
  Deposits.........................................................................      4,905,000      3,704,000
  Other borrowed funds.............................................................         83,000         59,000
                                                                                     -------------  -------------
    Total interest expense.........................................................      4,988,000      3,763,000
                                                                                     -------------  -------------
    Net interest income............................................................     11,432,000     10,103,000

Provision for credit losses (Note 5)...............................................        180,000        270,000
                                                                                     -------------  -------------
    Net interest income after provision for credit losses..........................     11,252,000      9,833,000
                                                                                     -------------  -------------
Other income:
  Service charges and other fees...................................................      1,616,000      1,562,000
  Other (Note 14)..................................................................      1,269,000      1,624,000
                                                                                     -------------  -------------
                                                                                         2,885,000      3,186,000
                                                                                     -------------  -------------
Other expenses:
  Salaries, wages and employee benefits............................................      5,024,000      5,512,000
  Occupancy and equipment expenses.................................................      1,671,000      1,842,000
  Other (Note 14)..................................................................      3,394,000      3,597,000
                                                                                     -------------  -------------
                                                                                        10,089,000     10,951,000
                                                                                     -------------  -------------
    Income before income taxes.....................................................      4,048,000      2,068,000

Income tax expense (Note 8)........................................................      1,420,000        715,000
                                                                                     -------------  -------------
    Net income.....................................................................  $   2,628,000  $   1,353,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Earnings per common share and common equivalent share..............................  $        1.19  $        0.64
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Shares used in computing earnings per common share and common equivalent share.....      2,203,659      2,105,489
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Dividends per common share.........................................................  $        0.37  $    --
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See Notes to Consolidated Financial Statements.

                            RIVERSIDE NATIONAL BANK

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                                             UNREALIZED
                                                                                                             GAIN (LOSS)
                                                    COMMON STOCK             ADDITIONAL                     AVAILABLE FOR
                                            -----------------------------      PAID-IN        RETAINED          SALE
                                               SHARES         PAR VALUE        CAPITAL        EARNINGS       SECURITIES
                                            -------------   -------------   -------------   -------------   -------------
Balance, December 31, 1993................      2,146,489   $   2,683,000   $  4,520,000    $  10,584,000   $    197,000
    Net income............................       --              --              --             1,353,000        --
    Net change in unrealized gain (loss)
      on available-for-sale securities
      (Note 3)............................       --              --              --              --             (624,000)
                                            -------------   -------------   -------------   -------------   -------------
Balance December 31, 1994.................      2,146,489       2,683,000      4,520,000       11,937,000       (427,000)
    Net income............................       --              --              --             2,628,000        --
    Cash dividends declared ($.37 per
      share)..............................       --              --              --              (771,000)       --
    Common stock sold under stock
      option..............................         14,000          17,000         90,000         --              --
    Retirement of Treasury Stock..........        (41,000)        (51,000)      (287,000)        --              --
    Net change in unrealized gain (loss)
      on available-for-sale securities
      (Note 3)............................       --              --              --              --              877,000
                                            -------------   -------------   -------------   -------------   -------------
Balance December 31, 1995.................      2,119,489   $   2,649,000   $  4,323,000    $  13,794,000   $    450,000
                                            -------------   -------------   -------------   -------------   -------------
                                            -------------   -------------   -------------   -------------   -------------


                                              TREASURY
                                                STOCK           TOTAL
                                            -------------   -------------
Balance, December 31, 1993................  $    (338,000)  $  17,646,000
    Net income............................       --             1,353,000
    Net change in unrealized gain (loss)
      on available-for-sale securities
      (Note 3)............................       --              (624,000)
                                            -------------   -------------
Balance December 31, 1994.................       (338,000)     18,375,000
    Net income............................       --             2,628,000
    Cash dividends declared ($.37 per
      share)..............................       --              (771,000)
    Common stock sold under stock
      option..............................       --               107,000
    Retirement of Treasury Stock..........        338,000        --
    Net change in unrealized gain (loss)
      on available-for-sale securities
      (Note 3)............................       --               877,000
                                            -------------   -------------
Balance December 31, 1995.................  $    --         $  21,216,000
                                            -------------   -------------
                                            -------------   -------------

                See Notes to Consolidated Financial Statements.

                            RIVERSIDE NATIONAL BANK

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                               1995            1994
                                                                                           -------------  --------------
Cash Flows From Operating Activities
  Net income.............................................................................  $   2,628,000  $    1,353,000
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation and amortization........................................................        566,000         523,000
    Provision for credit losses..........................................................        180,000         270,000
    Net amortization and accretion of bond premiums and discounts........................        257,000         290,000
    Provision for losses on other real estate owned......................................        244,000          47,000
    Deferred income taxes................................................................          8,000       3,338,000
    (Increase) decrease in income tax refund claim receivable............................      3,002,000      (3,078,000)
    (Gain) loss on sale of other real estate owned.......................................         75,000        (204,000)
    Originations and purchases of loans held for sale....................................       --             3,736,000
    (Increase) decrease in interest receivable and other assets..........................       (163,000)        183,000
    Increase (decrease) in accrued interest and other liabilities........................        691,000      (8,052,000)
                                                                                           -------------  --------------
    Net cash provided by (used in) operating activities..................................      7,488,000      (1,594,000)
                                                                                           -------------  --------------
Cash Flows From Investing Activities
  Net decrease in interest bearing deposits in other financial institutions..............       --             5,920,000
  Purchase of securities to be held to maturity..........................................     (3,597,000)    (10,285,000)
  Purchase of available-for-sale securities..............................................     (2,053,000)    (16,775,000)
  Proceeds from maturities of securities held to maturity................................      2,000,000       5,500,000
  Proceeds from maturities of available-for-sale securities..............................      2,000,000      13,000,000
  Proceeds from sales of available-for-sale securities...................................      4,084,000        --
  Change in loans made to customers, net.................................................     (9,673,000)     (1,123,000)
  Proceeds from sale of other real estate owned..........................................        836,000       2,152,000
  Purchases of bank premises and equipment...............................................       (304,000)     (1,128,000)
  Proceeds from sales of bank premises and equipment.....................................        115,000         238,000
                                                                                           -------------  --------------
    Net cash (used in) investing activities..............................................     (6,592,000)     (2,501,000)
                                                                                           -------------  --------------
Cash Flows From Financing Activities
  Net increase in deposits...............................................................     16,055,000       7,347,000
  (Decrease) in other borrowed funds.....................................................       (655,000)     (1,442,000)
  Proceeds from issuance of common stock.................................................        107,000        --
  Dividends paid.........................................................................       (771,000)       --
                                                                                           -------------  --------------
    Net cash provided by financing activities............................................     14,736,000       5,905,000
                                                                                           -------------  --------------
    Net increase in cash and cash equivalents............................................     15,632,000       1,810,000
Cash and Cash Equivalents
  Beginning..............................................................................     16,830,000      15,020,000
                                                                                           -------------  --------------
  Ending.................................................................................  $  32,462,000  $   16,830,000
                                                                                           -------------  --------------
                                                                                           -------------  --------------

                See Notes to Consolidated Financial Statements.

                            RIVERSIDE NATIONAL BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BANKING ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS: Riverside National Bank (the "Bank") provides a full range of banking services to its commercial and consumer customers through four branches located in the City of Riverside, California.

    The Bank grants commercial, residential and consumer loans to customers, substantially all of whom are middle-market businesses or residents. The Bank's business is concentrated in Southern California, and the loan portfolio includes a significant credit exposure to the real estate industry of this area. As of December 31, 1995, real estate related loans accounted for approximately 63% of total loans. Substantially all of these loans are secured by first liens with an initial loan-to-value ratio of generally not more than 80%.

    The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. The Bank's policy requires that collateral be obtained on substantially all loans. Such collateral is primarily first trust deeds on property.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Riverside National Bank and its wholly-owned subsidiaries, Inland Data Services, Inc. and Trust Deed Services, Inc. These entities are collectively referred to herein as the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and due from banks includes cash on hand, amounts due from banks and federal funds sold. Cash flows from loans originated by the Bank, deposits and federal funds purchased are reported net.

    The Bank maintains amounts due from banks which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

    HELD-TO-MATURITY SECURITIES: Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discount, computed by the interest method over their contractual lives.

    The sale of a security within three months of its maturity date or after at least 85% of the principal outstanding has been collected is considered a maturity for purposes of classification and disclosure.

    AVAILABLE-FOR-SALE SECURITIES: Securities classified as available-for-sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as increases or decreases in

                            RIVERSIDE NATIONAL BANK

NOTE 1. NATURE OF BANKING ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

    TRANSFERS: Transfers of debt securities into the held-to-maturity classification from the available-for-sale classification are made at fair value on the date of transfer. The unrealized holding gains or losses on the date of transfer are retained as a separate component of stockholders' equity and in the carrying value of the held-to-maturity securities. Such amounts are amortized over the remaining contractual lives of the securities by the interest method.

    LOANS: Loans are stated at the amount of unpaid principal, reduced by unearned fees and an allowance for credit losses.

    The allowance for credit losses is established through a provision for credit losses charged to expense. Loans are charged against the allowance for credit losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic or other conditions. In addition, the Office of the Comptroller of the Currency ("OCC"), as an integral part of their examination process, periodically reviews the Bank's allowance for credit losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

    Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

    INTEREST AND FEES ON LOANS: Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

    Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life.

    SALES OF LOANS: The Bank sells loans to FNMA and other outside investors to provide funds for additional lending and to generate servicing income. Under such agreements, the Bank continues to service the loans and the buyer receives the principal collected together with interest. Loans held for sale are valued at the lower of cost or market value.

                            RIVERSIDE NATIONAL BANK

NOTE 1. NATURE OF BANKING ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Gains and losses on sales of loans are recognized at the time of sale and are calculated based on the difference between the selling price and the book value of loans sold. Any inherent risk of loss on loans sold is transferred to the buyer at the date of sale.

    BANK PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                                                        YEARS
                                                                                      ---------
Buildings and leasehold improvements................................................   3 to 40
Equipment and furnishings...........................................................   3 to 30

    Improvements to leased property are amortized over the lesser of the term of the lease or life of the improvements.

    OTHER REAL ESTATE OWNED: Other real estate owned ("OREO") represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the carrying amounts of the related loans or the estimated fair value of the properties less estimated costs of disposal. Any write-down to estimated fair value less cost to sell at the time of transfer to OREO is charged to the allowance for credit losses. Property is evaluated regularly by management and reductions of the carrying amount to estimated fair value less estimated costs to dispose are recorded as necessary. Depreciation is recorded based on the recorded amount of depreciable assets after they have been owned for one year. Depreciation and additions to or reductions from valuation allowances are recorded in income.

    INTANGIBLES: Goodwill is amortized over 20 years using the straight-line method. At December 31, 1995, the unamortized balance of $410,000 is included in other assets in the accompanying consolidated balance sheet.

    INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    FAIR VALUE OF FINANCIAL INSTRUMENTS: Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction at either December 31, 1995 or 1994. The estimated fair value amounts for 1995 and 1994 have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

                            RIVERSIDE NATIONAL BANK

NOTE 1. NATURE OF BANKING ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The information in Note 16 should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only required for a limited portion of the Bank's assets.

    This disclosure of fair value amounts does not include the fair values of any intangibles, including core deposit intangibles, purchased mortgage servicing rights, and credit card intangibles.

    Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimate, comparisons between the Bank's disclosures and those of other banks may not be meaningful.

    The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

        CASH AND SHORT-TERM INSTRUMENTS: The carrying amounts reported in the consolidated balance sheets for cash and due from banks and federal funds sold approximate their fair values.

        SECURITIES: Carrying amounts approximate fair values for securities available for sale. Fair values for securities held to maturity are based on quoted market prices.

        LOANS: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. At December 31, 1995 and 1994, variable rate loans comprised approximately 72% and 70% of the loan portfolio, respectively. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

        OFF-BALANCE-SHEET INSTRUMENTS: Fair values for off-balance-sheet instruments (guarantees, letters of credit and lending commitments) are based on quoted fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

        DEPOSIT LIABILITIES: Fair values disclosed for savings and demand deposits equal their carrying amounts, which approximate the amount payable on demand. The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawals of fixed-rate certificates of deposit are not expected to be significant.

        BORROWINGS: The fair values of all short-term borrowings approximate their carrying amounts.

        ACCRUED INTEREST RECEIVABLE AND PAYABLE: The fair values of both accrued interest receivable and payable approximate their carrying amounts.

    RECLASSIFICATIONS: Certain of the 1994 amounts have been reclassified to conform with the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity.

    EARNINGS PER SHARE: Earnings per share of common stock are based on the weighted average number of common shares and common equivalent shares outstanding.

                            RIVERSIDE NATIONAL BANK

NOTE 1. NATURE OF BANKING ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF: In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Statement No. 121 will first be required for the Bank's year ending December 31, 1996. Based on its preliminary analysis, the Bank does not anticipate that the adoption of Statement No. 121 will have a material impact on the financial statements.

    ACCOUNTING FOR MORTGAGE SERVICING RIGHTS: In May 1995, the FASB issued Statement No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, AN AMENDMENT OF FINANCIAL ACCOUNTING STANDARDS BOARD STATEMENT NO. 65. Statement No. 122 requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. Statement No. 122 will first be required for the Bank's year ending December 31, 1996. The Bank has not addressed the potential future impact of the application of this Statement.

    ACCOUNTING FOR STOCK-BASED COMPENSATION: In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans such as a stock purchase plan. The statement generally suggests, but does not require, stock-based compensation transactions be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. An enterprise may continue to follow the requirements of Accounting Principles Board ("APB") Opinion No. 25, which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value at the measurement date. If an enterprise elects to follow APB Opinion No. 25, it must disclose the pro forma effects on net income as if compensation were measured in accordance with the suggestions of Statement No. 123. The Bank has not determined if it will continue to follow APB Opinion No. 25 or follow the guidance of Statement No. 123. However, adoption of this pronouncement in 1996 is not expected to have a material impact on the financial statements.

NOTE 2. RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Bank is required to maintain reserve balances in cash or on deposit with Federal Reserve Banks. The total of those reserve balances was approximately $3,068,000 as of December 31, 1995.

NOTE 3. SECURITIES

    Carrying amounts and fair values of securities being held to maturity as of December 31, 1994 is summarized as follows:

                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES        VALUES
                                                             -------------  -----------  -----------  -------------
U.S. Treasury securities and obligations of other U.S.
  Government corporations and agencies.....................  $  18,279,000   $  --        $ 637,000   $  17,642,000
Other......................................................        220,000      --           --             220,000
                                                             -------------  -----------  -----------  -------------
                                                             $  18,499,000   $  --        $ 637,000   $  17,862,000
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                            RIVERSIDE NATIONAL BANK

NOTE 3. SECURITIES (CONTINUED)
    Securities being held to maturity with a carrying amount of $8,843,000 at December 31, 1994, were pledged as collateral on public deposits and for other purposes as required or permitted by law. There were no securities being held to maturity at December 31, 1995.

    Carrying amounts and fair values of available-for-sale securities as of December 31, 1995 and 1994 are summarized as follows:

                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES        VALUES
                                                             -------------  -----------  -----------  -------------
1995
U.S. Treasury securities and obligations of other U.S.
  Government corporations and agencies.....................  $  35,567,000   $ 763,000    $  --       $  36,330,000
Other......................................................        213,000      --           --             213,000
                                                             -------------  -----------  -----------  -------------
                                                             $  35,780,000   $ 763,000    $  --       $  36,543,000
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------
1994
U.S. Treasury securities and obligations of other U.S.
  Government corporations and agencies.....................  $  19,972,000   $  --        $ 646,000   $  19,326,000
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

    Available-for-sale securities with a carrying amount of $9,205,000 at December 31, 1995 were pledged as collateral on public deposits and for other purposes as required or permitted by law. There were no available-for-sale securities pledged at December 31, 1994.

    The amortized cost and fair value of investment securities as of December 31, 1995 by contractual maturities are shown below.

                                                                      AVAILABLE-FOR-SALE
                                                                 ----------------------------
                                                                   AMORTIZED        FAIR
                                                                     COST          VALUES
                                                                 -------------  -------------
Due in one year or less........................................  $   9,017,000  $   9,064,000
Due after one year through five years..........................     26,550,000     27,266,000
Other..........................................................        213,000        213,000
                                                                 -------------  -------------
                                                                 $  35,780,000  $  36,543,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    There was a gross realized loss of $15,000 from the sale of available-for-sale securities for the year ended December 31, 1995. There were no gross realized gains or losses from the sale of available-for-sale securities for the year ended December 31, 1994, and no gross realized gains for the year ended December 31, 1995.

    On December 21, 1995, the Bank reassessed the appropriateness of the classification of all securities in accordance with the issuance of Financial Accounting Standards Board Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. As a result, the Bank transferred $19,723,000 of securities previously classified as held-to-maturity into available-for-sale securities at their fair value and recognized a pre-tax unrealized holding gain of $379,000 at the date of transfer (included with the caption "unrealized gain (loss) on available-for-sale securities in stockholders' equity").

                            RIVERSIDE NATIONAL BANK

NOTE 4. LOANS

    The composition of the Bank's loan portfolio is as follows:

                                                                        DECEMBER 31,
                                                               ------------------------------
                                                                    1995            1994
                                                               --------------  --------------
Real estate loans:
  Construction...............................................  $   10,388,000  $    7,381,000
  Residential................................................      15,886,000      18,336,000
  Commercial.................................................      62,992,000      52,973,000
                                                               --------------  --------------
                                                                   89,266,000      78,690,000

Commercial and industrial loans..............................      43,868,000      45,605,000
Loans to individuals.........................................      11,514,000      13,345,000
Leasing financing receivables................................        --               232,000
                                                               --------------  --------------
                                                                  144,648,000     137,872,000
Deduct:
  Unearned net loan fees.....................................         636,000         743,000
  Allowance for loan and lease losses........................       2,590,000       2,656,000
                                                               --------------  --------------
                                                               $  141,422,000  $  134,473,000
                                                               --------------  --------------
                                                               --------------  --------------

    ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN: On January 1, 1995, the Bank adopted FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by FASB Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURES. There was no effect on the Bank's financial statements for this change, which generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. At January 1, 1995, the Bank has classified $2,544,000 of its loans as impaired with no additional specific loss reserve allocated.

    Impairment of loans having recorded investments of $983,000 at December 31, 1995 have been recognized. The total allowance for credit losses related to these loans was $206,000 on December 31, 1995. There were no impaired loans for which there was no related allowance for credit losses at December 31, 1995. The average recorded investment for all impaired loans during 1995 was $2,708,000. Interest income of $10,500 was recognized on impaired loans in 1995 on the accrual basis. No interest was recognized using a cash-basis method of accounting on impaired loans.

    The Bank is not committed to lend additional funds to debtors whose loans have been modified due to an impairment.

    FNMA LOANS SERVICED: The Bank serviced approximately $88,964,000 and $97,154,000 of loans for FNMA as of December 31, 1995 and 1994, respectively, which are not included in the accompanying balance sheets.

                            RIVERSIDE NATIONAL BANK

NOTE 5. ALLOWANCE FOR CREDIT LOSSES AND RESERVE FOR OTHER REAL ESTATE OWNED

    Changes in the allowance for credit losses are as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1994
                                                                    ------------  ------------
Balance, beginning................................................  $  2,656,000  $  2,930,000
  Provision charged to expense....................................       180,000       270,000
  Recoveries of amounts charged off...............................        84,000       122,000
  Amounts charged off.............................................      (330,000)     (666,000)
                                                                    ------------  ------------
Balance, ending...................................................  $  2,590,000  $  2,656,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    Changes in the reserve for other real estate owned are as follows:

                                                                     YEARS ENDED DECEMBER 31,
                                                                     -------------------------
                                                                        1995          1994
                                                                     -----------  ------------
Balance, beginning.................................................  $   365,000  $  1,311,000
  Provision charged to other real estate expense...................      244,000        47,000
  Disposal of other real estate owned..............................     (133,000)     (993,000)
                                                                     -----------  ------------
Balance, ending....................................................  $   476,000  $    365,000
                                                                     -----------  ------------
                                                                     -----------  ------------

NOTE 6. BANK PREMISES AND EQUIPMENT

    The major classes of bank premises and equipment and the total accumulated depreciation and amortization are as follows:

                                                                         DECEMBER 31,
                                                                 ----------------------------
                                                                     1995           1994
                                                                 -------------  -------------
Land...........................................................  $   2,239,000  $   2,239,000
Buildings and leasehold improvements...........................      3,596,000      3,561,000
Equipment and furnishings......................................      4,066,000      4,440,000
Construction in progress.......................................        148,000         20,000
                                                                 -------------  -------------
                                                                    10,049,000     10,260,000
Less accumulated depreciation and amortization.................      3,932,000      3,766,000
                                                                 -------------  -------------
                                                                 $   6,117,000  $   6,494,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                            RIVERSIDE NATIONAL BANK

NOTE 7. DEPOSITS

    The aggregate amount of jumbo certificates of deposit, each with a minimum denomination of $100,000 was approximately $30,112,000 and $22,947,000 in 1995 and 1994, respectively. At December 31, 1995, the scheduled maturities of certificates of deposits are as follows:

YEAR ENDING DECEMBER 31,
-------------------------------------------------------------------------------
  1996.........................................................................  $  28,125,000
  1997.........................................................................      1,112,000
  1998.........................................................................        336,000
  1999.........................................................................        321,000
  2000.........................................................................        218,000
                                                                                 -------------
                                                                                 $  30,112,000
                                                                                 -------------
                                                                                 -------------

NOTE 8. INCOME TAXES

    The cumulative tax effects of the primary temporary differences are shown in the following table:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1994
                                                                    ------------  ------------
Deferred tax assets:
  Credit loss allowances..........................................  $    966,000  $    984,000
  Other real estate owned.........................................       216,000       224,000
  State net operating loss carryforward...........................       --            424,000
  Unrealized loss on available-for-sale securities................       --            294,000
  Other...........................................................       188,000       198,000
                                                                    ------------  ------------
Total deferred tax assets.........................................     1,370,000     2,124,000
                                                                    ------------  ------------
Deferred tax liabilities:
  Property and equipment..........................................       531,000       480,000
  Unrealized gain on available-for-sale securities................       345,000       --
  Other...........................................................       110,000       131,000
                                                                    ------------  ------------
Total deferred tax liabilities....................................       986,000       611,000
                                                                    ------------  ------------
Subtotal..........................................................       384,000     1,513,000

Valuation allowance for deferred tax asset........................      (155,000)     (745,000)
                                                                    ------------  ------------
Net deferred tax asset............................................  $    229,000  $    768,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The provision for income taxes charged to operations consists of the following:

                                                                    YEARS ENDED DECEMBER 31,
                                                                   ---------------------------
                                                                       1995          1994
                                                                   ------------  -------------
Current tax expense (benefit)....................................  $  1,412,000  $  (2,623,000)
Deferred tax expense.............................................         8,000      3,338,000
                                                                   ------------  -------------
                                                                   $  1,420,000  $     715,000
                                                                   ------------  -------------
                                                                   ------------  -------------

                            RIVERSIDE NATIONAL BANK

NOTE 8. INCOME TAXES (CONTINUED)
    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income as follows:

                                                                                         YEARS ENDED DECEMBER 31,
                                                                                         -------------------------
                                                                                             1995         1994
                                                                                         ------------  -----------
Computed "expected" tax expense........................................................  $  1,417,000  $   724,000

Increase (decrease) in income taxes resulting from:
  State income taxes, net of federal tax benefit and valuation allowance of $590,000
    and $400,000 in 1995 and 1994, respectively........................................        13,000     (243,000)
  Benefit of income taxed at lower rates...............................................       (41,000)     151,000
  Other................................................................................        31,000       83,000
                                                                                         ------------  -----------
                                                                                         $  1,420,000  $   715,000
                                                                                         ------------  -----------
                                                                                         ------------  -----------

NOTE 9. COMMITMENTS AND CONTINGENCIES

    CONTINGENCIES: In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

    The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instrument for these commitments is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    A summary of the contract amount of the Bank's exposure to off-balance-sheet risk as of December 31, 1995 and 1994 is as follows:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                                     -------------  -------------
Commitments to extend credit, including unsecured loan commitments of $7,337,000 in
  1995 and $8,214,000 in 1994......................................................  $  34,007,000  $  34,545,000
Standby letters of credit..........................................................        412,000        643,000
                                                                                     -------------  -------------
                                                                                     $  34,419,000  $  35,188,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a

                            RIVERSIDE NATIONAL BANK

NOTE 9. COMMITMENTS AND CONTINGENCIES (CONTINUED) case-by-case basis. If deemed necessary upon extension of credit, the amount of collateral obtained is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

    STANDBY LETTERS OF CREDIT: Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary. At December 31, 1995, approximately 61% of the standby letters of credit were collateralized.

    SALES OF LOANS: The Bank has issued various representations and warranties associated with the sale of loans. These representations and warranties may require the Bank to repurchase loans with underwriting deficiencies as defined per the applicable sales agreements. The Bank experienced no losses during the years ended December 31, 1995 and 1994 regarding these representations and warranties.

    CREDIT CARD COMMITMENTS: Credit card commitments are commitments on credit cards and are unsecured.

    LEASE COMMITMENTS: The Bank leases one branch under an operating lease expiring in 2009. Total future minimum rental commitments under this lease are $2,831,000. The following is a schedule of future minimum rental payments under this lease:

YEARS ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  1996..........................................................................  $    207,000
  1997..........................................................................       207,000
  1998..........................................................................       207,000
  1999..........................................................................       207,000
  2000..........................................................................       207,000
Thereafter......................................................................     1,796,000
                                                                                  ------------
                                                                                  $  2,831,000
                                                                                  ------------
                                                                                  ------------

    Total rent expense under lease agreements for the years ended December 31, 1995 and 1994, was $299,000 and $421,000, respectively.

NOTE 10. STOCK OPTION PLANS

    The Board of Directors has granted options to key employees and directors to purchase shares of the Bank's common stock under stock option plans which were approved by the stockholders in 1987 and 1991. The Board of Directors also approved a plan in 1994 authorizing 200,000 shares of common stock. The 1987 Plan was originally established for a maximum of 539,511 shares of the Bank's common stock. Purchase prices associated with the options range from $6.00 to $13.56 and are based on the fair market value of the Bank's stock at the time the option is granted. The options, if not exercised, will expire no later than 10 years from the date they were granted, although a shorter period may be established by the Board

                            RIVERSIDE NATIONAL BANK

NOTE 10. STOCK OPTION PLANS (CONTINUED)
at the time of grant. There are no charges or credits to income in connection with the grant or exercise of options. Other pertinent information relating to the Plan follows:

                                                                            1995       1994
                                                                          ---------  ---------
Under option, beginning of year.........................................    377,000    353,000
  Granted...............................................................    102,000     65,000
  Exercised.............................................................    (14,000)    --
  Canceled..............................................................     (6,000)   (41,000)
                                                                          ---------  ---------
Under option, end of year...............................................    459,000    377,000
                                                                          ---------  ---------
                                                                          ---------  ---------
Options exercisable, end of year........................................    302,600    222,800
                                                                          ---------  ---------
                                                                          ---------  ---------
Available to grant, end of year.........................................     80,511    176,511
                                                                          ---------  ---------
                                                                          ---------  ---------
Average price under option, end of year.................................  $    7.86  $    7.57
                                                                          ---------  ---------
                                                                          ---------  ---------
Average price of options granted, during the year.......................  $   12.34  $    7.83
                                                                          ---------  ---------
                                                                          ---------  ---------
Average price of options exercised, during the year.....................  $    7.68  $  --
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 11. EMPLOYEE BENEFIT PLANS

    PROFIT SHARING/SALARY DEFERRAL PLAN: Effective January 1, 1994, the Bank adopted a salary deferral 401(k) plan for all full-time and salaried employees who have completed six months of service. Annual contributions are limited to the maximum deductible percentage of covered employee compensation. Contributions to the plan amounted to $102,000 and $91,000 in 1995 and 1994, respectively.

    CONTIGENCY CONTRACT: On November 17, 1993, the Bank entered into a contingency contract with the Chief Executive Officer of the Bank which provides for benefits in the event that the Bank experiences a merger, acquisition, or other act wherein he is not retained as the surviving bank's Chief Executive Officer.

    DEFERRED COMPENSATION PLAN: On June 15, 1994, the Bank entered into a deferred compensation agreement with certain key executive officers of the Bank which provides for benefits upon retirement, or for his or her respective surviving spouse if he or she dies before retirement. The Bank has recorded an accrual of approximately $391,000 and $156,000 at December 31, 1995 and 1994, respectively, which represents the estimated value of the benefits earned under this agreement.

NOTE 12. LOANS AND OTHER TRANSACTIONS WITH RELATED PARTIES

    Shareholders of the Bank, and officers and directors, including their families and companies of which they are principal owners, are considered to be related parties. These related parties were loan customers of, and had other transactions with, the Bank in the ordinary course of business. In management's opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with nonrelated parties.

                            RIVERSIDE NATIONAL BANK

NOTE 12. LOANS AND OTHER TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
    LOANS: Total loans to related parties were approximately $5,494,000 and $6,751,000 at December 31, 1995 and 1994, respectively. The activity in such loans is as follows:

                                                                    YEARS ENDED DECEMBER 31,
                                                                  ----------------------------
                                                                      1995           1994
                                                                  -------------  -------------
Balance, beginning..............................................  $   6,751,000  $   7,536,000
  New loans, including renewals.................................      4,658,000      6,152,000
  Repayments....................................................     (5,915,000)    (6,937,000)
                                                                  -------------  -------------
Balance, ending.................................................  $   5,494,000  $   6,751,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    None of these loans are past due, nonaccrual, or restructured to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. There were no loans to a related party that were considered classified loans at December 31, 1995 and 1994.

    The Bank has paid approximately $73,000 and $81,000 in legal fees to a related party during the years ended December 31, 1995 and 1994, respectively.

NOTE 13. REGULATORY CAPITAL REQUIREMENTS AND SUBSEQUENT EVENT

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve qualitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1995, that the Bank meets all capital adequacy requirements to which it is subject.

    The most recent notification from the OCC, January 25, 1995, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that management believes have changed the institution's category.

                            RIVERSIDE NATIONAL BANK

NOTE 13. REGULATORY CAPITAL REQUIREMENTS AND SUBSEQUENT EVENT (CONTINUED)
    The Bank's actual capital amounts and ratios are presented in the following table:

                                                                                                           TO BE WELL CAPITALIZED
                                                                        FOR CAPITAL ADEQUACY               UNDER PROMPT CORRECTIVE
                                                ACTUAL                        PURPOSES                        ACTION PROVISIONS
                                          ------------------         ---------------------------         ---------------------------
                                            AMOUNT     RATIO            AMOUNT            RATIO             AMOUNT            RATIO
                                          -----------  -----         -------------        ------         -------------        ------
As of December 31, 1995:
  Total Capital
    (to Risk Weighted Assets)...........  $22,511,000  13.1%         =>$13,756,000        => 8%          =>$17,195,000        => 10%
  Tier I Capital
    (to Risk Weighted Assets)...........  $20,356,000  11.8%         =>$ 6,878,000        => 4%          =>$10,317,000        =>  6%
  Tier I Capital
    (to Average Assets).................  $20,356,000   9.5%         =>$ 8,566,000        => 4%          =>$10,707,000        =>  5%

As of December 31, 1994:
  Total Capital
    (to Risk Weighted Assets)...........  $20,418,000  12.4%         =>$13,156,000        => 8%          =>$16,445,000        => 10%
  Tier I Capital
    (to Risk Weighted Assets)...........  $18,362,000  11.2%         =>$ 6,578,000        => 4%          =>$ 9,867,000        =>  6%
  Tier I Capital
    (to Average Assets).................  $18,362,000   8.9%         =>$ 8,269,000        => 4%          =>$10,336,000        =>  5%

NOTE: the symbols => found in the above table represent the 'equal to or greater than'.

    Subsequent to December 31, 1995, the Bank declared a cash dividend of approximately $254,000 ($.12 per share).

                            RIVERSIDE NATIONAL BANK

NOTE 14. STATEMENT OF OPERATIONS

    Components of other noninterest income and other noninterest expense for the years ended December 31, 1995 and 1994 are as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Other noninterest income
  Gain on sale of loans...........................................  $    --       $    201,000
  Mortgage servicing fees.........................................       268,000       306,000
  Other real estate income........................................        41,000       272,000
  Insurance recovery..............................................       --            274,000
  Litigation settlement...........................................       325,000       --
  Other...........................................................       635,000       571,000
                                                                    ------------  ------------
                                                                    $  1,269,000  $  1,624,000
                                                                    ------------  ------------
                                                                    ------------  ------------
Other noninterest expense
  Business development............................................  $    391,000  $    434,000
  FDIC and regulatory assessments.................................       302,000       559,000
  Amortization/writedown of intangible assets.....................        30,000        30,000
  Legal and professional services.................................       297,000       438,000
  Office supplies and telephone...................................       467,000       515,000
  Other...........................................................     1,907,000     1,621,000
                                                                    ------------  ------------
                                                                    $  3,394,000  $  3,597,000
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 15. STATEMENT OF CASH FLOWS

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1995           1994
                                                                                       -------------  ------------
Supplemental disclosures of cash flow information:
  Cash payments (receipts) for:
    Interest.........................................................................  $   4,537,000  $  3,859,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
    Income taxes.....................................................................  $  (1,580,000) $    315,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Supplemental schedule of noncash investing and financial activities:
  Held-to-maturity securities transferred to available-for-sale (Note 3).............  $  19,723,000  $    --
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Retirement of 41,000 shares of treasury stock......................................  $     338,000  $    --
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Net change in unrealized gain (loss) on available-for-sale securities (Note 3).....  $     877,000  $   (624,000)
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Other real estate acquired in settlement of loans..................................  $   2,544,000  $    744,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Disposition of other real estate owned, financed by loans from Bank................  $    --        $  1,077,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                            RIVERSIDE NATIONAL BANK

NOTE 16. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The fair values of the Bank's financial instruments are as follows:

                                                                          DECEMBER 31,
                                                 --------------------------------------------------------------
                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                    CARRYING                        CARRYING
                                                     AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                                 --------------  --------------  --------------  --------------
Financial assets:
  Cash and cash equivalents....................  $   32,462,000  $   32,462,000  $   16,830,000  $   16,830,000
  Securities...................................      36,543,000      36,543,000      37,825,000      37,188,000
  Loans, net...................................     141,422,000     141,687,000     134,473,000     134,909,000
  Accrued interest receivable..................       1,823,000       1,823,000       1,668,000       1,668,000

Financial liabilities:
  Deposits.....................................     198,420,000     198,696,000     182,365,000     182,364,000
  Accrued interest payable.....................       1,279,000       1,279,000       1,342,000       1,342,000

Unrecognized financial instruments:
  Commitments to extend credit.................         125,000         125,000         219,000         219,000
  Standby letters of credit....................           2,000           2,000           3,000           3,000

    FAIR VALUE OF COMMITMENTS: The estimated fair value of fee income on letters of credit at December 31, 1995 and 1994, is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 1995 and 1994.

                                   APPENDIX G
                   RIVERSIDE NATIONAL BANK'S QUARTERLY REPORT
            ON FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            FORM 10-QSB.--QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             ---------------------

                                  FORM 10-QSB

_X_     QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

               FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1996

____    TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

            For the transition period from _________ to _________

            Commission file number ________________

                            ------------------------

                            RIVERSIDE NATIONAL BANK

       (Exact name of small business issuer as specified in its charter)

               CALIFORNIA                               95-2312456
----------------------------------------  --------------------------------------
      (State or other jurisdiction            (IRS Employer Identification)
   of incorporation of organization)

        3484 CENTRAL AVENUE, P.O. BOX 1279, RIVERSIDE, CALIFORNIA 92502

                    (Address of principal executive offices)

                                 (909)276-8800

                          (Issuer's telephone number)

--------------------------------------------------------------------------------

            (Former name, former address and former fiscal year, if
                           changed since last report)

    Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             YES  /X/       NO  / /

         APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS
                        DURING THE PRECEDING FIVE YEARS

    Check whether the registrant filed all documents and reports required to be filed by Section 12, 13, of 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.

                             YES  /X/       NO  / /

                      APPLICABLE ONLY TO CORPORATE ISSUERS

    State the number of shares outstanding of each of the issuer's classes of common equity, as the latest practicable date:

                    2,187,289 SHARES AS OF OCTOBER 25, 1996

    Transitional Small Business Disclosure Format (Check one):

                             YES  / /       NO  /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

    Reference is made to the Index to Financial Statements at Page 5 for a list of Financial Statements filed as part of this report.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

    Riverside National Bank recorded the highest quarterly and nine month earnings in its 31 year history. Net income for the quarter ended September 30, 1996, was $844 thousand, or $0.36 per share. That figure represents an increase of 20.4% over net income of $701 thousand, or $0.31 per share for the third quarter of 1995. Net income for the first nine months of 1996 was $2.23 million, or $0.96 per share, up 12.2% from net income of $1.99 million, or $0.91 per share, for the same period in 1995.

    Return on average assets was 1.35% and return on average equity was 13.68% for the nine months ended September 30, 1996, compared to 1.27% and 13.73%, respectively, in the prior year.

    Net interest income after the provision for credit losses increased 4.3% to $8.76 million for the nine months of 1996, from a total of $8.40 million for the same period in 1995. The increase in net interest income can be attributed to growth in the Bank's loan portfolio. Average loans outstanding for the period increased by 10.9% to $148 million, compared to $134 million in 1995.

    Noninterest income declined by $575 thousand to $1.70 million for the first nine months of 1996, compared to $2.28 million for the same period in 1995. Service charges and fees on deposit accounts declined by $81 thousand to $1.13 million. Other noninterest income was $572 thousand year to date, a decrease of $494 thousand from $1.07 million year to date 1995. 1995 results included $400 thousand in litigation settlement income.

    Total noninterest expense for the first nine months of 1996 totaled $6.80 million, a decrease of $855 thousand, or 11.2%, from $7.66 million for the first nine months of 1995. Reduced salary and benefits expense accounted for $131 thousand of that decrease. In addition, occupancy and equipment expense declined by $128 thousand, year to date, compared to the prior year. Other noninterest expense declined by $596 thousand on a year to date comparative basis. The main factors contributing to that decline were reductions in FDIC assessments of $217 thousand, expenses relating to foreclosed assets of $142 thousand, and legal fees totaling $89 thousand.

    Average total assets increased by $9.9 million for the first nine months of 1996 to $220 million compared to $210 million in 1995. Total loans averaged $148 million, up $14.6 million over 1995, while total deposits averaged $195 million, an increase of $7.4 million over 1995. Riverside National Bank had ratios of tier 1 capital to risk weighted assets of 10.85% and total qualifying capital to risk weighted assets of 12.10% at September 30, 1996. Based on those ratios and other factors, RNB is considered a well capitalized institution for regulatory purposes.

                           PART II--OTHER INFORMATION

ITEM 5.  OTHER INFORMATION.

    On October 15, 1996, the Bank entered into an agreement with City National Corporation (CNC) and City National Bank (CNB), whereby Riverside National Bank
(RNB) will merge with and into CNB, subject to, among other customary conditions, regulatory approval and approval by RNB's shareholders.

    Riverside National Bank shareholders will receive, at their election, cash, CNC stock, or a combination thereof valued at $18 per share, with a minimum of 48 percent and a maximum of 60 percent stock in the aggregate. The provisions of the merger adjust the exchange ratio based upon the market value of CNC stock during the 20 trading days prior to the effective date of the merger.

    In connection with the merger agreement, CNC and RNB entered into a Stock Option agreement which allows CNC to purchase 421,778 shares for RNB common stock at $14.50 per share. The option is exercisable by CNC upon the occurrence of certain events relating generally to the acquisition of RNB by a third party.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

    (A) There are no exhibits required to be filed as part of this report.

    (B) Reports on Form 8-K. During the third quarter of 1996, the Bank filed one report on Form 8-K, dated July 17, 1996. That report disclosed the declaration of a cash dividend of $0.15 per common share payable August 15, 1996, to shareholders of record on August 1, 1996.

                                   SIGNATURES

    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Riverside National Bank

            November 4, 1996                      /s/ JAMES A. ROBINSON
----------------------------------------  --------------------------------------
                  Date                              James A. Robinson
                                                    PRESIDENT AND CEO

            November 4, 1996                     /s/ MICHAEL J. SHONBORN
----------------------------------------  --------------------------------------
                  Date                             Michael J. Shonborn
                                               FIRST VICE PRESIDENT AND CFO

                            RIVERSIDE NATIONAL BANK
                    INDEX TO CONDENSED FINANCIAL STATEMENTS
                 FILED WITH THE QUARTERLY REPORT ON FORM 10-QSB
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1996

                                                                            PAGE
                                                                            ----
Consolidated Statements of Condition--
 September 30, 1996 and December 31, 1995.................................    6

Consolidated Statements of Operations--
 For the quarters and nine months ended September 30, 1996 and 1995.......    7

Consolidated Statements of Cash Flows--
 For the nine months ended September 30, 1996 and 1995....................    8

                     RIVERSIDE NATIONAL BANK AND SUBSIDIARY

                   CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                 (IN THOUSANDS)

                      CONSOLIDATED STATEMENTS OF CONDITION
                 AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                     ASSETS

                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1996           1995
                                                                                      -------------  ------------
Cash and due from banks.............................................................   $    24,622    $   23,462
Federal Funds Sold..................................................................        17,000         9,000
Investments.........................................................................        29,799        36,543
Loans, net of allowance for credit losses...........................................       164,374       141,422
Bank premises and equipment.........................................................         5,888         6,117
Interest receivable and other assets................................................         6,675         5,847
                                                                                      -------------  ------------
    Total Assets....................................................................   $   248,358    $  222,391
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits........................................................   $    70,422    $   63,646
Interest bearing deposits...........................................................       149,003       134,774
                                                                                      -------------  ------------
    Total deposits..................................................................       219,425       198,420
Demand notes issued to the U.S. Treasury............................................         4,073           687
Accrued interest and other liabilities..............................................         2,231         2,068
                                                                                      -------------  ------------
    Total liabilities...............................................................       225,729       201,175
                                                                                      -------------  ------------

STOCKHOLDERS' EQUITY
Common Stock........................................................................         2,720         2,649
Surplus.............................................................................         4,694         4,323
Retained Earnings...................................................................        15,122        13,794
Unrealized gain on securities available for sale....................................            93           450
                                                                                      -------------  ------------
    Total stockholders' equity......................................................        22,629        21,216
                                                                                      -------------  ------------
    Total Liabilities and Stockholders' Equity......................................   $   248,358    $  222,391
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                     RIVERSIDE NATIONAL BANK AND SUBSIDIARY

                   CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                                           3RD QUARTER   3RD QUARTER   YEAR TO DATE  YEAR TO DATE
                                                               1996          1995          1996          1995
                                                           ------------  ------------  ------------  ------------
Interest income..........................................  $      4,453  $      4,196  $     12,689  $     12,235
Interest expense.........................................         1,353         1,331         3,851         3,700
                                                           ------------  ------------  ------------  ------------
  Net interest income....................................         3,100         2,865         8,838         8,535
Provision for loan and lease losses......................             0            45            75           135
                                                           ------------  ------------  ------------  ------------
  Net interest income after provision for loan and lease
    losses...............................................         3,100         2,820         8,763         8,400
                                                           ------------  ------------  ------------  ------------
Noninterest income
Service charges on deposit accounts......................           366           402         1,132         1,213
Other operating income...................................           221           207           572         1,066
                                                           ------------  ------------  ------------  ------------
  Total noninterest income...............................           587           609         1,704         2,279
                                                           ------------  ------------  ------------  ------------
Noninterest expense
Salaries, wages and employee benefits....................         1,275         1,209         3,635         3,766
Occupancy and equipment expense..........................           404           398         1,156         1,284
Other operating expense..................................           662           752         2,013         2,609
                                                           ------------  ------------  ------------  ------------
  Total noninterest expense..............................         2,341         2,359         6,804         7,659
                                                           ------------  ------------  ------------  ------------
  Income before income taxes.............................         1,346         1,070         3,663         3,020
Provision for income taxes...............................           502           369         1,431         1,031
                                                           ------------  ------------  ------------  ------------
  Net income.............................................  $        844  $        701  $      2,232  $      1,989
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
  Earnings per common share and common share
    equivalent...........................................  $       0.36  $       0.31  $       0.96  $       0.91
                                                           ------------  ------------  ------------  ------------
  Average common shares outstanding......................     2,174,980     2,109,489     2,149,850     2,105,489
                                                           ------------  ------------  ------------  ------------
  End of period common share equivalents.................       137,353       125,514       137,353       125,514
                                                           ------------  ------------  ------------  ------------

                     RIVERSIDE NATIONAL BANK AND SUBSIDIARY

                   CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                 (IN THOUSANDS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                                                                1996       1995
                                                                                             ----------  ---------
Cash Flows From Operating Activities.......................................................  $    2,223  $   5,568
Cash Flows From Investing Activities.......................................................     (16,992)       117
Cash Flows From Financing Activities.......................................................      23,929     11,479
                                                                                             ----------  ---------
  Net increase in cash and cash equivalents................................................       9,160     17,164
Cash and Cash Equivalents
  Beginning................................................................................      32,462     16,830
                                                                                             ----------  ---------
  Ending...................................................................................  $   41,622  $  33,994
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL authorizes CNC to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonable believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The CNC Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the DGCL.

    In addition, the CNC Certificate of Incorporation provides that CNC shall eliminate the personal liability of its directors to the fullest extent permitted by the DGCL, and CNC has entered into indemnification agreements with certain of its directors providing for additional indemnification. CNC has policies of directors' and officers' liabilities insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

    Certain Federal Deposit Insurance Corporation ("FDIC") regulations prohibit CNC from indemnifying, or agreeing to indemnify any director, officer or employee against any civil money penalty or judgment resulting from any administrative or civil action instituted by a federal banking agency, or any other liability or legal expense with regard to such actions if they result in certain types of final orders or settlements. The FDIC regulations allow CNC to make reasonable indemnification payments to such person during the course of such actions, provided the board of directors makes certain determinations and such person or persons agree to reimburse CNC for any indemnification payments that become impermissible as a result of the final outcome of the action, other than those for which CNC is reimbursed by insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement or are incorporated herein by reference.

  NUMBER     EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
       4.1   CNC Certificate of Incorporation*

       4.2   CNC Bylaws**

       5     Opinion of Richard H. Sheehan, Jr., Senior Vice President and General Counsel of Registrant

       8     Tax Opinion of Munger, Tolles & Olson

      23.1   Consent of KPMG Peat Marwick LLP

      23.2   Consent of Mr. Sheehan (included within Exhibit 5)

      23.3   Consent of McGladrey & Pullen, LLP

      23.4   Consent of Munger, Tolles & Olson (included within Exhibit 8)

      99.1   Power of Attorney (see page II-4)

      99.2   Form of Letter of Transmittal and Instructions

      99.3   Form of Proxy

      99.4   Riverside's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996

      99.5   Riverside's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996

  NUMBER     EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
      99.6   Riverside's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (included as
               Appendix G to the Proxy Statement/Prospectus)

      99.7   Riverside's Current Report on Form 8-K dated January 17, 1996

      99.8   Riverside's Current Report on Form 8-K dated April 17, 1996

      99.9   Riverside's Current Report on Form 8-K dated July 17, 1996

      99.10  Riverside's Current Report on Form 8-K dated October 15, 1996

------------------------

* Incorporated by reference to CNC's Registration Statement on Form S-4 (333-16197) filed on November 15, 1996.

** Incorporated by reference to CNC's Annual Report on Form 10-K for the year ended December 31, 1994.

ITEM 22. UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on December 5, 1996.

                                CITY NATIONAL CORPORATION

                                By:            /s/ RUSSELL GOLDSMITH
                                     -----------------------------------------
                                                 Russell Goldsmith
                                           VICE CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below hereby constitutes and appoints each of Russell Goldsmith, Frank P. Pekny and Richard H. Sheehan, Jr., his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RUSSELL GOLDSMITH       Vice Chairman of the
------------------------------    Board, Chief Executive     December 5, 1996
      Russell Goldsmith           Officer and Director

                                Executive Vice President
      /s/ FRANK P. PEKNY          and Treasurer/Chief
------------------------------    Financial Officer and      December 5, 1996
        Frank P. Pekny            Principal Financial
                                  Officer

       /s/ HENG W. CHEN
------------------------------  Controller and Principal     December 5, 1996
         Heng W. Chen             Accounting Officer

      /s/ BRAM GOLDSMITH
------------------------------  Chairman of the Board        December 5, 1996
        Bram Goldsmith

  /s/ GEORGE H. BENTER, JR.
------------------------------  President and Director       December 5, 1996
    George H. Benter, Jr.

  /s/ MIRION P. BOWERS, M.D.
------------------------------  Director                     December 5, 1996
    Mirion P. Bowers, M.D.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

------------------------------  Director                     December 5, 1996
       Richard L. Bloch

   /s/ STUART D. BUCHALTER
------------------------------  Director                     December 5, 1996
     Stuart D. Buchalter

    /s/ BURTON S. HORWITCH
------------------------------  Director                     December 5, 1996
      Burton S. Horwitch

/s/ CHARLES E. RICKERSHAUSER,
             JR.
------------------------------  Director                     December 5, 1996
Charles E. Rickershauser, Jr.

      /s/ EDWARD SANDERS
------------------------------  Director                     December 5, 1996
        Edward Sanders

  /s/ ANDREA L. VAN DE KAMP
------------------------------  Director                     December 5, 1996
    Andrea L. Van De Kamp

     /s/ KENNETH ZIFFREN
------------------------------  Director                     December 5, 1996
       Kenneth Ziffren